EXECUTION COPY

Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

RIPPLEWOOD CHEMICAL HOLDING LLC,

KRATON POLYMERS LLC,

POLYMER HOLDINGS LLC

and

POLYMER ACQUISITION LLC

Dated as of November 5, 2003,

As amended and restated on December 23, 2003

i

Defined Terms

Affiliate	1

Aggregate Rollover Value	2

Agreement	1

Annual Financial Statements	13

Antitrust Division	29

Books and Records	30

Business	1

Business Day	2

Buyer	1

Buyer Material Adverse Effect	2

Cash Adjustments	2

CERCLA	20

Certificate of Merger	9

Change of Control Payments	2

Closing	9

Closing Company Debt	2

Closing Date	9

Code	2

Company	1

Company Benefit Plans	19

Company Debt	2

Company Employees	19

Company IP	16

Company Material Adverse Effect	2

Competitively Sensitive Business	25

Confidentiality Agreement	28

Consents	2

Damages	3

DLLCA	7

Effective Time	9

Employee Plans	19

Environment	3

Environmental Law	3

Environmental Liabilities and Costs	3

EPA	20

ERISA	18

Exchange Act	3

Financial Statements	13

Financing	32

FTC	29

Governmental Antitrust Authority	3

Governmental Entity	4

Ground Leased Property	4

Hart-Scott Act	12

Hazardous Substance	4

Indebtedness	4

Interim Balance Sheet	13

Interim Financial Statements	13

IRS	4

KRATON	1

Kraton do Brasil	15

KRATON Interests	4

Law	4

Leased Real Property	14

Lien	4

Management Cash Entitlement	5

Management Loan	4

Material Company Assets	14

Material Contract	15

Material Customers	22

Merger	1

Merger Consideration	8

Merger Sub	1

Mezzanine Notes	4

Obligations	5

Order	5

Other Competition Laws	5

Owned Real Property	14

Paulinia Site	5

Permits	15

Permitted Liens	14

Person	5

RCRA	20

Real Property	14

Reinvesting Manager	5

Related Party	5

Release	5

Required Consents	34

Rollover Letter Agreements	6

Rollover Value	6

SARA	20

Seller	1

Seller’s Knowledge	6

Senior Credit Facility	6

Shell	2

Shell Transaction	6

Subsidiaries	6

Subsidiary	6

Surviving Entity	7

Tax Returns	17

Taxes	17

Title Policy	33

Transactions	6

U.S. GAAP	6

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Schedules

Schedule A	Persons with Seller’s Knowledge
Schedule B	Exceptions to Company Debt
Schedule C	Paulinia Site
Schedule 2.3(a)(ii)	Penalty Fee
Schedule 2.4	Merger Consideration Allocation
Schedule 3.3	Company Contractual Consents
Schedule 3.3(b)	Change of Control Payments
Schedule 3.4	Company Governmental Consents
Schedule 3.5	Owned Subsidiaries and Securities
Schedule 3.6	Financial Statements
Schedule 3.6(a)	Undisclosed Liabilities
Schedule 3.7	Exceptions to Absence of Changes
Schedule 3.7(ii)	Operations Exceptions
Schedule 3.8(a)	Exceptions to Real and Personal Properties
Schedule 3.8(b)	Owned Real Property
Schedule 3.8(c)	Leased and Subleased Real Property
Schedule 3.9	Exceptions to Contracts
Schedule 3.9(b)	Material Contracts
Schedule 3.10	Litigation
Schedule 3.11	Exceptions to Licenses, Permits and Compliance with Laws
Schedule 3.12(a)	Intellectual Property and Material IP Agreements
Schedule 3.12(b)	Exceptions and Encumbrances to Intellectual Property
Schedule 3.12(c)	Exceptions to Use of Intellectual Property
Schedule 3.13	Exceptions to Tax Filings
Schedule 3.14(a)	Labor Controversies
Schedule 3.14(b)	Employee Benefit Plans
Schedule 3.14(b)(v)	Pension Plan Funding
Schedule 3.14(b)(vi)	Exceptions to Triggered Entitlement or Acceleration of Benefits
Schedule 3.14(b)(vii)	Employee Loans
Schedule 3.15	Exceptions to Environmental Compliance, Licenses and Permits
Schedule 3.16	Guarantees
Schedule 3.17	Finders; Brokers
Schedule 3.18	Material Customers
Schedule 3.19	Exceptions to Related Party Transactions
Schedule 3.20	Material Insurance
Schedule 3.21(b)	Material Shell Claims
Schedule 3.22(a)	Exceptions to Tangible Assets
Schedule 4.3	Buyer Contractual Consents
Schedule 4.4	Buyer Governmental Consents
Schedule 4.5	Litigation
Schedule 5.1	Exceptions to Interim Operation of the Business
Schedule 5.1(e)	Capital Expenditure Projections
Schedule 5.1(t)	Payments of Principal and Interest
Schedule 5.3(a)	Estoppel Certificates

Schedule 5.6	Exceptions to Continuing Benefits
Schedule 5.7	Affiliate Arrangements Remaining After Closing
Schedule 5.9(a)	Financing Cooperation
Schedule 6.1(b)	Primary Governmental Consents
Schedule 6.3(e)	Closing Condition Consents

Exhibits

Exhibit A	Certificate of Formation of KRATON
Exhibit B	Limited Liability Company Agreement of KRATON
Exhibit C	Commitment Letters

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger, dated as of November 5, 2003, and as amended and restated on December 23, 2003 (hereinafter this “Agreement”), is made between Ripplewood Chemical Holding LLC, a Delaware limited liability company (“Seller”), KRATON Polymers LLC, a Delaware limited liability company (“KRATON”), Polymer Holdings LLC (formerly TPG Polymer Holdings, LLC), a Delaware limited liability company (“Buyer”), and Polymer Acquisition LLC (formerly TPG Polymer Acquisition, LLC), a Delaware limited liability company (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, Seller wholly owns KRATON which, together with its Subsidiaries (KRATON and its Subsidiaries, collectively, the “Company”), is engaged, inter alia, in the global production, marketing and sale of styrenic block copolymer products (the businesses as conducted by the Company on the date of this Agreement, collectively, the “Business”);

WHEREAS, at the Effective Time (as defined herein) and subject to the terms and conditions of this Agreement, the parties intend to effect a merger of Merger Sub with and into KRATON, with KRATON being the Surviving Entity (as defined herein) (the “Merger”), resulting in KRATON becoming a wholly-owned direct subsidiary of Buyer;

WHEREAS, the parties hereto entered into the Agreement and Plan of Merger, dated as of November 5, 2003 (the “Original Merger Agreement”) and they now desire to amend and restate the Original Merger Agreement to provide, among other things, for the continued investment by certain employees of the Company in the Company; and

WHEREAS, all references herein to “the date hereof” or “the date of this Agreement” shall be deemed to refer to November 5, 2003;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms will have the respective meanings set forth below:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, Royal Dutch Petroleum Company, The Shell Transport and Trading

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Company, plc, and their respective Subsidiaries (collectively, “Shell“) shall not be deemed to be “Affiliates” of Seller or the Company.

“Aggregate Rollover Value“ shall mean the sum of the Rollover Values with respect to all Reinvesting Employees.

“Business Day” means any day other than a Saturday or Sunday or any day banks in the State of New York are authorized or required to be closed.

“Buyer Material Adverse Effect” shall mean any change or effect that would materially adversely impair or impact Buyer’s ability to perform its obligations hereunder.

“Cash Adjustments” shall mean (1) the sum of (i) the excess, if any, of Fifty Five Million Six Hundred Thousand Dollars (US$55,600,000) over the actual amount of cash of the Company as of September 30, 2003 and (ii) any cash distributions, payments in respect of Company Debt, or any payments to a Related Party made (or agreed to be made) to the extent that (A) such payments are made (or such agreements are entered into) from and after the date hereof in breach of subsections 5.1(d), 5.1(j), 5.1(t) or 5.1(u) or (B) except as set forth on Schedule 3.7(ii) (only insofar as it relates to actions described in 5.1(u)), such payments or distributions have been made (or such agreements are entered into) since September 30, 2003 and prior to the date hereof and would have been (in the absence of the consent of the Buyer) in breach of subsections 5.1(d), 5.1(j), 5.1(t) or 5.1(u), less (2) $1,500,000.

“Change of Control Payments” shall mean any payments that are required to be paid by the Company upon the execution of this Agreement or the consummation of the Transactions contemplated herein.

“Closing Company Debt” shall mean Company Debt as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Debt” shall mean, as of any date, the total Indebtedness of the Company as of such date, excluding (i) any Indebtedness owing by the Company to KRATON or any of its Subsidiaries and (ii) any Indebtedness of the Company set forth on Schedule B.

“Company Material Adverse Effect” means, when used in connection with KRATON or any of its Subsidiaries, a material adverse effect on the business, financial condition or results of operations of it and its Subsidiaries taken as a whole, excluding any effects related to or resulting from, after the date hereof, (i) events affecting the United States, European or global economy or capital or financial markets generally, (ii) changes in conditions in the petrochemical industry, (iii) changes in U.S. GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war, sabotage, terrorism, military action or any escalation or worsening thereof, or (v) this Agreement, the announcement thereof and the Transactions.

“Consents” means consents, approvals, authorizations, permits, clearances, exemptions and notices.

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“Damages” means any liabilities, penalties, fines, assessments, deficiencies, losses, judgments, liens, settlement payments, costs, expenses and fees, including, without limitation, loss in property value, fees of counsel, technical consultants, experts and contractors, and interest charges.

“Environment” means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and, the physical buildings, structures, improvements and fixtures thereon, including, without limitation, the sewer septic, waste treatment, wastewater treatment, storage and disposal systems servicing the properties.

“Environmental Law” means any applicable Law relating to: (a) the protection, conservation, management or assessment of the Environment, including without limitation, pollution, contamination, cleanup, preservation, protection, and reclamation of the Environment; (b) human health and safety, including, without limitation, occupational health and safety and the exposure of employees and other persons to any Hazardous Substance; (c) any Release or threatened Release, including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, cleanup and abatement of such Release or threatened Release; (d) the management of any Hazardous Substance including, without limitation, the manufacture, generation, processing, use, registration, distribution into commerce, handling, storage, disposal, transportation or recycling of any Hazardous Substance; and (e) to the extent relating to the protection of human health or the Environment, the physical structure or condition, or appropriate use, of a building, facility, fixture or other structure.

“Environmental Liabilities and Costs” means any Damages: (a) arising from or relating to any claim pursuant to Environmental Law for personal injury, property damage, damage to natural resources or the Environment, or the presence, or threatened or actual Release, of Hazardous Substances (whether based on negligent acts or omissions, statutory liability or strict liability without fault or otherwise), whether in connection with the business and operations of the Company, the Real Property or any real property previously owned, leased or operated by the Company, or the activities or operations presently or previously conducted thereon by the Company; (b) arising from or relating to any investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup or abatement of the presence, or any threatened or actual Release, of any Hazardous Substance, whether on-site or off-site, in connection with the Real Property or any real property previously owned, leased or operated by the Company, or the activities or operations conducted thereon; or (c) incurred by reason of the failure to comply with any applicable Environmental Law, including without limitation: (i) any fines and penalties assessed, levied or asserted against the Company; and (ii) any Damages necessary to enable the Company to comply with all applicable Environmental Laws currently in effect and requiring compliance as of the Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Antitrust Authority” means any Governmental Entity with regulatory jurisdiction over any Consent required for the consummation of the Transactions, under the Hart-Scott Act and under Other Competition Laws.

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“Governmental Entity” means any federal, state, local, domestic or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission, including the European Commission, or other governmental authority or instrumentality, whether federal, state, local, domestic or foreign.

“Ground Leased Property” means the following plant facilities operated by KRATON or its Subsidiaries pursuant to a ground lease: (a) Berre, France; (b) Pernis, the Netherlands; (c) Kashima, Japan; and (d) Wesseling, Germany.

“Hazardous Substance” means any pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate, product or by product, petroleum or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, urea formaldehyde foam insulation, or toxic, radioactive, infectious, disease-causing or hazardous substances, materials, wastes or agents, including, without limitation, all substances, materials or wastes which are identified as “hazardous” or any other term of similar import, or regulated, under any Environmental Law.

“Indebtedness” of any Person shall mean at any date, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accruals arising in the ordinary course of business, (d) all Obligations of such Person as lessee that are capitalized in accordance with applicable generally accepted accounting principles, and (e) all Obligations of such Person with respect to any financial hedging arrangements.

“IRS” shall mean the Internal Revenue Service or any successor thereof.

“KRATON Interests” means the outstanding units of limited liability company interest in KRATON.

“Law” means any federal, state, local, domestic or foreign statute or law, including common law, or ordinance, rule, regulation, code, enactment or other statutory or legislative provision.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, claim, lien, pledge, hypothecation, encumbrance, charge or security interest, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) any purchase option, call, right of first refusal, or similar right of a third party.

“Management Loan” shall mean any loan made by the Company to a manager of the Company pursuant to the KRATON Management Equity Program to finance the indirect investment in the Company by such manager.

“Mezzanine Notes” means the 13% Senior Subordinated Notes due 2011 of KRATON and KRATON Polymers Capital Corporation.

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“Obligations” shall mean with respect to any Indebtedness, any principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities payable under the documentation governing any Indebtedness.

“Order” means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award, in each case to the extent legally binding.

“Other Competition Laws” means all (i) non-U.S. Laws intended to prohibit, restrict or regulate actions having an anti-competitive effect or purposes, including, but not limited to, competition, restraint of trade, anti-monopolization, merger control or anti-trust Laws together with (ii) any related Laws, including, but not limited to, non-U.S. anti-takeover laws.

“Paulinia Site“ shall mean the land and buildings in Paulinia, Brazil, where the Company operates its plant facility, more specifically described on Schedule C.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including any Governmental Entity.

“Reinvesting Employee” shall mean each manager or employee of the Company who has executed an Acceptance of Offer to Acquire Units of KRATON Management LLC in the form attached to his or her Rollover Letter Agreement, electing to continue his or her indirect equity investment in the Company pursuant to the terms thereof.

“Reinvesting Employee Cash Entitlement” shall mean the amount of the Cash Merger Consideration that a Reinvesting Employee would have been entitled to receive on or after the Closing Date in connection with the Transaction pursuant to the terms hereof in respect of his or her indirect equity investment in the Company, had the transactions contemplated by the Rollover Letter Agreements described in Section 2.11 hereof not been effected (i.e., for purposes of this definition, the aforementioned Cash Merger Consideration shall be determined assuming that the Aggregate Rollover Value is zero).

“Related Party” means, with respect to any specified Person: (a) any Affiliate of such specified Person; (b) any Person that serves as a director, officer, partner, executor or trustee (or in similar capacity) of such Person; (c) any Person with respect to which such specified Person serves as a general partner or trustee (or in a similar capacity); and (d) any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any Related Person described in clauses (a), (b) or (c) of this definition. With respect to the Seller or the Company, Kraton JSR Elastomers K.K. and Societal S.A. shall not be considered Affiliates for purposes of the definition of “Related Party.”

“Release” means any spill, discharge, leak, emission, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any kind whatsoever of any Hazardous Substance, or noxious noise or odor, at, in, on, into or onto the Environment, including, without limitation, the movement of any Hazardous Substance through or in the Environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously

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containing any Hazardous Substance, or any release, emission or discharge as those terms are defined in any Environmental Law.

“Rollover Letter Agreements” shall mean the letter agreements among TJ Chemical Holdings LLC and the managers or employees of the Company who have executed the Acceptance of Offer to Acquire Units of KRATON Management LLC attached thereto, as accepted by Seller and Ripplewood Chemical Management LLC.

“Rollover Value” shall mean, with respect to a Reinvesting Employee, his or her Reinvesting Employee Cash Entitlement, which such Reinvesting Employee has elected to roll-over into an investment in TJ Chemical Holdings LLC pursuant to the Rollover Letter Agreements, less without duplication (A) principal of, and accrued interest through the Closing Date on, any Management Loan held by such Reinvesting Employee, (B) an additional 20% of principal of, and accrued interest through the Closing Date on, any Management Loan held by such Reinvesting Employee, and (C) the Hold-Back Amount (as defined in such Reinvesting Employee’s Rollover Letter Agreement) as advised by Seller to Buyer prior to the Closing Date, as calculated by Seller based upon the details of each Reinvesting Employee’s rollover election pursuant to the Rollover Letter Agreements provided by Buyer to Seller prior to the Closing Date.

“Seller’s Knowledge” means the actual knowledge of the Persons listed on Schedule A hereto.

“Senior Credit Facility” means the Credit Agreement, dated as of February 28, 2001, among KRATON, Seller, The Chase Manhattan Bank, as Administrative Agent and the other lenders party thereto.

“Shell Transaction” means KRATON’s acquisition of its present Subsidiaries pursuant to (i) the Master Sale Agreement, dated as of August 31, 2000, as amended, between Shell Oil Company, Shell Elastomers, Inc. and KRATON and (ii) the Sale Agreement, dated as of October 20, 2000, as amended, between Shell Petroleum N.V. and KRATON.

“Subsidiary” or “Subsidiaries” of Buyer, Seller or any other Person means any corporation, partnership, joint venture or other legal entity of which Buyer, Seller or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided however, that Kraton JSR Elastomers KK and Societal S.A. shall be deemed not to be Subsidiaries of KRATON or the Company for purposes of this Agreement.

“Transactions” means the transactions contemplated by this Agreement.

“U.S. GAAP” means United States generally accepted accounting principles as of the date hereof.

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Section 1.2. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the word “contemplated” is used in this Agreement, it shall be deemed to be preceded by the word “expressly.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

THE MERGER

Section 2.1. The Merger. (a) At the Effective Time (as defined herein), in accordance with this Agreement and the Delaware Limited Liability Company Act (the “DLLCA”), Merger Sub shall be merged with and into KRATON in the Merger, the separate existence of Merger Sub shall cease and KRATON shall continue as the surviving entity (the “Surviving Entity”) and as a wholly owned subsidiary of Buyer. From and after the Effective Time, the Surviving Entity shall possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, and shall be subject to all liabilities, obligations and penalties of KRATON and Merger Sub all with the effect set forth in the DLLCA. The certificate of formation and the limited liability company agreement of KRATON as in effect immediately prior to the Effective Time, attached hereto as Exhibit A and B respectively, shall be the certificate of formation and the limited liability company agreement of the Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity and the officers of KRATON immediately prior to the Effective Time shall be the officers of the Surviving Entity, in each case until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in accordance with the Surviving Entity’s certificate of formation and limited liability company agreement.

Section 2.2. Effect on Interests.

(a) At the Effective Time, each unit of limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into and thereafter evidence one (1) validly issued, fully paid and nonassessable unit of limited liability company interest of the Surviving Entity (collectively, “Surviving Entity Interests”).

(b) At the Effective Time, the KRATON Interests issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into and thereafter evidence the right to receive the Merger Consideration as set forth in Section 2.3. Each KRATON Interest issued and outstanding immediately prior to the Effective Time, when converted in accordance with this Section 2.2(b), shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

(c) At the Effective Time, each holder of KRATON Interests shall cease to have any rights with respect to the KRATON Interests, except the right to receive cash payable in

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accordance with Section 2.3. Payment of the Merger Consideration pursuant to Section 2.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the KRATON Interests converted in the Merger in accordance with Section 2.2(b).

Section 2.3. Merger Consideration.

(a) Amount of Merger Consideration. The aggregate consideration paid for the KRATON Interests issued and outstanding immediately prior to the Effective Time (the “Merger Consideration”) shall consist of (I) Eight Hundred Fifteen Million Dollars ($815,000,000) in cash, (i) less the sum of (a) Closing Company Debt, (b) all out-of-pocket third party legal, investment banking and other advisory costs and expenses incurred by the Company on or prior to the Closing Date in connection with the Transactions, except for such amounts that shall have been paid on or prior to September 30, 2003 and amounts which have been or are required to be paid or reimbursed by Buyer pursuant to Section 5.9, (c) 50% of all Change of Control Payments under the KRATON Polymers US LLC Benefit Restoration Plan (Pension) or KRATON Polymers US LLC Benefit Restoration Plan (Savings) to the extent such payments are payable at the Closing Date and 100% of all other Change of Control Payments and (d) Cash Adjustments (if any), (ii) plus, if the Penalty Condition is met and the Closing is delayed beyond January 15, 2004, the amount set forth on Schedule 2.3(a)(ii) in respect of periods during which the Penalty Condition is met, and (iii) less the Aggregate Rollover Value (such cash amount described in this clause (I), the “Cash Merger Consideration”), and (II) that number of units (which may be a fraction of a unit) of Surviving Entity Interests (the “KRATON Rollover Interests”) equal to the product of (i) the number of units of limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time, multiplied by (ii) a fraction, of which the numerator is the Aggregate Rollover Value, and of which the denominator is the Cash Merger Consideration. The “Penalty Condition” shall mean that all conditions to Closing set forth in Sections 6.1 and 6.3 shall have been satisfied or waived (other than those that by their terms cannot be satisfied prior to the Closing), other than the condition set forth in Section 6.3(d), unless the Seller shall have failed in any material respect to fulfill its covenants and agreements set forth in Section 5.9.

(b) Payment/Delivery of Merger Consideration. On the Closing Date, in full satisfaction of the KRATON Interests, (i) Buyer shall pay, or shall cause to be paid, the Cash Merger Consideration in immediately available federal funds to such bank accounts, in the United States, as shall be designated by Seller in writing at least one Business Day prior to Closing, and (ii) Buyer shall be deemed to deliver to the Seller all of the KRATON Rollover Interests.

Section 2.4. Merger Consideration Allocation. That portion of the Merger Consideration attributable to the U.S. inventory, U.S. accounts receivable, U.S. due from related parties, other U.S. net assets and stock of foreign subsidiaries of KRATON shall be initially allocated among such items in the manner described in the attached Schedule 2.4. Subsequent to the date hereof, Buyer and Seller shall mutually agree on the retention by the Company of an independent appraisal firm to provide for a more specific allocation of the Merger Consideration, including but not limited to the U.S. inventory and the stock of foreign subsidiaries. If the appraisal of U.S. inventory and/or the appraisal of the stock of foreign subsidiaries exceeds the U.S. inventory amount set forth on Schedule 2.4 or $255,000,000 with respect to the stock of

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foreign subsidiaries, Buyer and Seller shall mutually agree on the amount of the increased allocation to such items. The remaining portion of the Merger Consideration (and all other capitalized costs) shall be allocated to the remaining U.S. fixed assets and goodwill of KRATON in accordance with Section 1060 of the Code, and Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Seller and Buyer, and each of their respective Affiliates, shall report, act and file all tax returns required by any Governmental Entity (including, but not limited to, IRS Form 8594) in all respects and for all purposes consistent with the allocation resulting from the procedures set forth in this Section 2.4. Neither Seller nor Buyer shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.

Section 2.5. Closing. Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article VII hereof, the closing of the Transactions (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, at 10:00 a.m., New York City time, on the second Business Day after all of the conditions to the Closing set forth in Article VI hereof are satisfied or waived (other than those that by their terms cannot be satisfied prior to the Closing, but subject to the fulfillment or waiver of such conditions at the Closing), or such other date, time and place as shall be agreed upon by Seller and Buyer (the actual date being herein called the “Closing Date”).

Section 2.6. Effective Time. Upon the terms and subject to the conditions of this Agreement, as soon as practicable at or after the Closing, the parties hereto shall deliver to the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) and shall make all other filings or recordings as may be required under the DLLCA and any other applicable Law in order to effect the Merger. The Merger shall become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DLLCA or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger. The date and time at which the Merger shall so become effective is herein referred to as the “Effective Time”.

Section 2.7. Effects of the Merger. The Merger shall have the effects set forth in Section 18-209 of the DLLCA.

Section 2.8. Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered (a) the Merger Consideration as provided in Section 2.3(b) hereof and (b) such documents and instruments set forth in Section 6.2 and otherwise as counsel for Buyer and Seller mutually agree to be reasonably necessary to consummate the Transactions.

Section 2.9. Seller Actions and Deliveries. At the Closing, Seller shall cause the Company to pay and settle in full all outstanding Company Debt, including the Senior Credit Facility and Mezzanine Notes, and Seller shall deliver, or cause KRATON to deliver, to Buyer:

(a) a good standing certificate from the Secretary of State of the State of Delaware for KRATON dated as of a date no more than five Business Days prior to the Closing Date;

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(b) certificates representing all of the KRATON Interests, free and clear of all Liens, duly surrendered for conversion into the Merger Consideration;

(c) a certificate stating that, as of the Closing Date, Seller is not a foreign person, as defined in Treasury Regulations section 1.1445-2(b)(2)(i), such certification to be in form similar to that described in section 1.1445-2(b)(2)(iv)(B) of that regulation, including the additional language relating to Seller not being a disregarded entity described by Treasury Regulations section 1.1445-2(b)(2)(iii); and

(d) such other documents and instruments set forth in Section 6.3 and otherwise as counsel for Buyer and Seller mutually agree to be reasonably necessary to consummate the Transactions.

Section 2.10. Approvals. Each of Buyer and Seller hereby approves and consents to this Agreement and the Merger for all purposes of the DLLCA.

Section 2.11. Rollover.

As contemplated by the Rollover Letter Agreements, immediately following the Effective Time:

(a) Seller shall be deemed to distribute the KRATON Rollover Interests to Ripplewood Chemical Management LLC, which shall immediately thereafter be deemed to distribute the KRATON Rollover Interests to the Reinvesting Employees, with each Reinvesting Employee receiving that proportion of the KRATON Rollover Interests that his or her Rollover Value bears to the Aggregate Rollover Value;

(b) immediately thereafter, each Reinvesting Employee shall be deemed to contribute his or her KRATON Rollover Interests to KRATON Management LLC in exchange for a number of membership units of KRATON Management LLC determined by dividing that Reinvesting Employee’s Rollover Value by the value of a membership unit of TJ Chemical Holdings LLC, as determined in good faith by the board of directors of TJ Chemical Holdings LLC;

(c) immediately thereafter, KRATON Management LLC shall be deemed to contribute the KRATON Rollover Interests to TJ Chemical Holdings LLC in exchange for a number of membership units of TJ Chemical Holdings LLC equal to the aggregate number of membership units of KRATON Management LLC issued to the Reinvesting Employees;

(d) immediately thereafter, TJ Chemical Holdings LLC shall be deemed to contribute the KRATON Rollover Interests to Buyer; and

(e) immediately thereafter, Buyer shall be deemed to contribute the KRATON Rollover Interests to KRATON, which thereupon shall be deemed to cancel the KRATON Rollover Interests.

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Section 2.12. Further Assurances.

Upon request from time to time, Seller or Buyer shall execute or cause its Subsidiaries to execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of counsel for Buyer or Seller, as the case may be, to perfect or record the title of Buyer, or any successor of Buyer, to the assets transferred or to be transferred under this Agreement, or to aid in the prosecution, defense, or other litigation of any rights arising from said transfer (provided that Buyer or Seller, as the case may be, shall reimburse Seller or Buyer and their respective Affiliates for all reasonable out-of-pocket costs and expenses resulting from any such request in connection with litigation matters). In addition, if after the Closing Date it is determined within 45 days that the Merger Consideration had been erroneously computed, Buyer and Seller shall cooperate in good faith to make appropriate adjustments thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

Section 3.1. Due Organization. Each of Seller and KRATON is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of Seller and KRATON has the requisite power and authority to own, lease and operate the properties used in its business and to carry on its business as presently conducted. Except as would not have a Company Material Adverse Effect, (i) each of the Subsidiaries of KRATON is duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and (ii) each of the Subsidiaries of KRATON has the requisite power and authority to own, lease and operate the properties used in its business and to carry on its business as presently conducted. KRATON and each of the Subsidiaries of KRATON is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction wherein, by reason of the nature of the Business, the failure to be so qualified would have a Company Material Adverse Effect.

Section 3.2. Authorization and Validity of Agreement. This Agreement and the consummation of the Transactions have been duly authorized by all requisite limited liability company or other action of each of Seller and KRATON, and each of Seller and KRATON has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Seller and KRATON, and constitutes a valid and legally binding obligation of each of Seller and KRATON, enforceable in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity.

Section 3.3. Non-Contravention. The execution and delivery of this Agreement by each of Seller and KRATON and the consummation by each of Seller and KRATON of the Transactions will not (a) violate or conflict with any provision of the certificate of formation or limited liability company agreement or other constituent document of Seller or the Company and (b) assuming that all Consents set forth on Schedule 3.3 and Schedule 3.4 hereto have been obtained or made, will not (1) violate any Law or Order to which Seller or the Company is subject, or (2) result in any breach or creation of any Lien or constitute any default (with or

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without the giving of notice or the lapse of time or both), or give rise to any right of termination, cancellation or acceleration under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Seller or the Company is subject or is a party, except for any such violation, conflict, breach, default or creation of any lien, charge, encumbrance, right or modification which would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.3(b), the Company is not obligated to make any Change of Control Payments.

Section 3.4. Governmental Approvals; Consents. No claim, legal action, suit, arbitration, governmental investigation, or other legal, judicial or administrative proceeding is pending or, to Seller’s Knowledge, threatened against Seller or the Company which would prevent or delay the Transactions. Except as set forth in Schedule 3.4 hereto and except for the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott Act”), no Consent of any Governmental Entity is or has been required on the part of Seller or the Company in connection with the execution and delivery of this Agreement or the consummation of the Transactions, other than such Consents that if not obtained or made would not, in the aggregate, have a Company Material Adverse Effect or which have been obtained.

Section 3.5. KRATON Interests.

(a) The entire authorized equity interests of KRATON consists of 1,000 units of limited liability company interests, of which the only outstanding interests are the KRATON Interests (which are 100 units of limited liability company interests). The KRATON Interests have been validly issued and are fully paid and nonassessable and are owned by Seller free and clear of all Liens, other than those that will be released on or prior to the Closing Date or those created by Buyer. Except as contemplated pursuant to this Agreement, there are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any KRATON Interests or any securities convertible into or evidencing the right to purchase any KRATON Interests.

(b) Except as indicated on Schedule 3.5 hereto, neither Seller nor KRATON has any Subsidiaries or owns or holds of record and/or beneficially any shares of any class of capital stock of any corporation, or any ownership or other equity interests in any limited liability companies, partnerships, business trusts or joint ventures or other legal entity.

(c) Schedule 3.5 sets forth for each Subsidiary of KRATON (i) its name and jurisdiction of formation and (ii) the amount and type of issued and outstanding shares or other equity interests (together with the names of the holders thereof, and the amount held by each such holder). Except as set forth on Schedule 3.5, all of the issued and outstanding capital stock of each Subsidiary of KRATON has been duly authorized and is validly issued, fully paid, and nonassessable, and all of the other equity interests of each Subsidiary of KRATON has been duly authorized and is validly issued and fully paid. Except as set forth on Schedule 3.5, either KRATON and/or one or more of its Subsidiaries holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of KRATON, free and clear of any Liens. Except as contemplated hereby, neither KRATON nor any of its Subsidiaries has any obligation to sell, transfer or assign or has entered into any contract regarding the sale, transfer of assignment of any of its rights, securities or interests in any Subsidiary of KRATON or any of the other equity interests owned by KRATON or any of its Subsidiaries.

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Section 3.6. Financial Statements.

(a) Schedule 3.6 contains a copy of the audited balance sheet of KRATON and its consolidated Subsidiaries as of December 31, 2002 and the related statement of income, statement of cash flows and statement of members equity for the fiscal year ended on such date (the “Annual Financial Statements”). The Annual Financial Statements fairly present, in all material respects, the consolidated financial position, consolidated results of operations and cash flows of KRATON as of the date and for the period indicated. The Annual Financial Statements have been prepared in accordance with U.S. GAAP consistently applied and derived from the books and records of KRATON. Schedule 3.6 also contains the unaudited balance sheet of KRATON as of September 30, 2003 (the “Interim Balance Sheet”) and the related statement of income, statement of cash flows and statement of members equity for the nine-month period ended on such date (together with the Interim Balance Sheet, the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”). The Interim Financial Statements fairly present, in all material respects the consolidated financial position, consolidated results of operations and cash flows of KRATON as of such date and for the nine-month period then ended, subject to normal year-end audit adjustments. The Interim Financial Statements have been prepared in accordance with U.S. GAAP consistently applied and derived from the books and records of KRATON and are consistent with KRATON’s internal accounting practices for equivalent prior accounting periods, except as otherwise disclosed in Schedule 3.6. Except as set forth on Schedule 3.6(a), KRATON and its consolidated Subsidiaries have no liability or obligation (whether accrued, absolute, contingent or otherwise) which is not fully reflected or reserved against in the Interim Balance Sheet, that is of a nature required to be reflected on annual audited financial statements of KRATON and its consolidated Subsidiaries or in the notes thereto in accordance with U.S. GAAP, other than (i) liabilities and obligations that are reserved for or disclosed on the Interim Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business since September 30, 2003, (iii) liabilities and obligations otherwise disclosed in Schedule 3.6(a) hereto, and (iv) liabilities and obligations that individually or in the aggregate would not have a Company Material Adverse Effect.

(b) EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING PAST FINANCIAL PERFORMANCE OF THE COMPANY OR THE ASSETS OWNED OR USED BY THE COMPANY OR AS TO ANY FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS MADE AVAILABLE TO BUYER REGARDING THE COMPANY OR THE ASSETS OWNED OR USED BY THE COMPANY, AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING FUTURE FINANCIAL PERFORMANCE OF THE COMPANY OR THE ASSETS OWNED OR USED BY THE COMPANY OR AS TO ANY FINANCIAL INFORMATION OR FINANCIAL OR BUSINESS PROJECTIONS MADE AVAILABLE TO BUYER REGARDING THE COMPANY OR THE ASSETS OWNED OR USED BY THE COMPANY.

(c) As of September 30, 2003, at least $35 million in cash was held by the Company in the United States.

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Section 3.7. Absence of Changes. Except as otherwise disclosed in Schedule 3.7 hereto or as contemplated by this Agreement, since September 30, 2003, (i) the Business has been conducted in all material respects in the ordinary course consistent with past practice and (ii) through the date hereof and except as set forth on Schedule 3.7(ii), the Seller has not taken (or caused or permitted the Company to take) any action which, if it had been taken by the Seller or the Company after the date hereof, would have required the Buyer’s approval under Section 5.1 and (iii) there has been no change, event, loss or occurrence affecting the Company that has had or is reasonably likely to have a Company Material Adverse Effect.

Section 3.8. Real and Personal Properties.

(a) KRATON or its Subsidiaries has good, and insurable (to the extent title insurance is available generally in the applicable jurisdiction at commercially reasonable rates) title to, or a valid and binding leasehold interest in, the material real and personal property used by the Company in the Business, including, without limitation, the Owned Real Property, the Leased Real Property and all properties and assets reflected on the Interim Balance Sheet, except for personal properties or non-real property assets sold or otherwise disposed of in the ordinary course of business since the date of the Interim Balance Sheet (the “Material Company Assets”), all free and clear of all Liens, except (i) as set forth on Schedule 3.8(a); (ii) as disclosed in the Financial Statements; (iii) liens for taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings; (iv) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not more than 30 days past due or are being contested in good faith; (v) with respect to the personal property, liens or title retention arrangements arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (vi) with respect to real property, (A) easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements or restrictions which would be shown by an investigation of title to the extent and nature which a prudent purchaser of property in the relevant jurisdiction would carry out, (B) any conditions that may be shown by survey, title report or physical inspection (whether or not made) and (C) zoning, building and other similar restrictions, so long as none of (A) or (B) or (C) materially interfere with the present use or operation of such properties or assets of the Company in the Business; and (vii) other Liens which would not have a Company Material Adverse Effect (such Liens described in clauses (i)- (vii) hereof are referred to herein as “Permitted Liens”). Schedule 3.8(b) hereto sets forth as of the date of this Agreement a complete and correct list of all material real property owned by the Company and used in the Business (the “Owned Real Property”) and Schedule 3.8(c) hereto sets forth as of the date of this Agreement a complete list of all material real property leased by the Company and used in the Business (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). Neither Seller nor the Company has received any written notice that either the whole or any material portion of the Real Property is to be condemned, requisitioned or otherwise taken by any public authority. Neither Seller nor the Company has any knowledge of any public improvements that may result in special assessments against any of the Real Property, other than any such assessments which would not have a Company Material Adverse Effect, or that may otherwise affect any of the Real Property other than in a manner which would not have Company Material Adverse Effect.

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(b) To Seller’s Knowledge, (i) the Company has obtained all material Permits necessary for the present use and operation of each Real Property and (ii) the uses being made of each Real Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such property, and any other restrictions, covenants or conditions affecting such property.

(c) Each Owned Real Property and Ground Leased Property (including, without limitation, any sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system, and structural components located thereon) is in good, age-appropriate condition, order and repair in all respects material to its use or operation, except for any defects which would not have a Company Material Adverse Effect.

(d) Each Real Property has adequate rights of access to dedicated public ways and is served by water, electric, sewer, sanitary sewer, and storm drain facilities, except for any failures in access that would not have a Company Material Adverse Effect.

(e) Shell Petroleum N.V. has a legally binding, valid and enforceable obligation to complete the transfer of deed to the Paulinia Site to Kraton Polymers do Brasil S.A. (“Kraton do Brasil”), and upon fulfillment of the procedural requirements of Brazilian Law applicable to the transfer of deed for the Paulinia Site from Shell Petroleum N.V. to Kraton do Brasil, Kraton do Brasil will have good and insurable title to the Paulinia Site, subject only to Permitted Liens.

Section 3.9. Contracts. To Seller’s Knowledge, and as of the date of this Agreement, except as set forth on Schedule 3.9, (i) each written contract to which the Company is a party or by which it is bound, which is material to the Business, including the leases for the Leased Real Property (a “Material Contract”), is valid and binding and enforceable by the Company and in full force and effect (except to the extent that the invalidity or non-binding or unenforceable nature of any Material Contract would not have a Company Material Adverse Effect) and (ii) neither Seller nor the Company is, and to the Seller’s Knowledge, no other party is, in default (with or without the giving of notice or the lapse of time or both) in the performance of its obligations under any such Material Contract, except for defaults which would not have a Company Material Adverse Effect. Schedule 3.9(b) sets forth a true and complete list of the Material Contracts as of the date hereof, all of which have been made available to the Buyer.

Section 3.10. Litigation. Except as set forth in Schedule 3.10, there are no (a) Orders against Seller or the Company or (b) claims, actions, suits, arbitrations, proceedings or investigations pending or, to Seller’s Knowledge, threatened in law or in equity, or before any Governmental Entity, against Seller or the Company which, if determined or resolved adversely, would have a Company Material Adverse Effect.

Section 3.11. Compliance with Laws. To Seller’s Knowledge, except as disclosed on Schedule 3.11 and except for those failures to have, to be in full force and effect, to file, retain and maintain and to comply, in each case, that would not have a Company Material Adverse Effect, (i) the Company has all licenses, permits or franchises issued by any Governmental Entity and other governmental certificates, authorizations and approvals (collectively “Permits”) required by any Governmental Entity for the operation of the Business

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as conducted on the date of this Agreement; (ii) all such Permits are in full force and effect and no action, claim or proceeding is pending, nor to Seller’s Knowledge is threatened, to suspend, revoke, revise, limit, restrict or terminate any of such Permits or declare any such Permit invalid; (iii) the Company has filed all necessary reports and maintained and retained all necessary records pertaining to such Permits; and (iv) the Company is in compliance with all Permits and all Laws and Orders applicable to its existence, financial condition, operations, properties or business. The Company is and, since February 28, 2001 has been, in compliance in all material respects with the U.S. Foreign Corrupt Practices Act, as amended, and all other applicable Laws relating to improper or illegal payments, gifts, gratuities or record-keeping and accounting practices.

Section 3.12. Intellectual Property.

(a) Schedule 3.12(a) lists as of the date of this Agreement all material registered patents, trademarks, trade names, service marks, copyrights and domain names, and any applications therefor, owned by the Company. Schedule 3.12(a) also lists as of the date of this Agreement all material agreements under which the Company uses or has the right to use, or has granted to others the right to use or the option to obtain the right to use, any material intellectual property, excluding any commercially available “shrink wrap” software.

(b) Except to the extent set forth on Schedule 3.12(b) and except as would not have a Company Material Adverse Effect: (i) the Company owns or is otherwise authorized to use all material intellectual property necessary to conduct and operate the business of the Company (the “Company IP”), free of all defects, Liens, charges and other encumbrances, other than Permitted Liens; (ii) to Seller’s Knowledge, no Person is materially infringing such intellectual property; (iii) all of the registrations and applications listed on Schedule 3.12(a) as owned by the Company are unexpired and have not been abandoned, and all maintenance, renewal and other fees in respect thereof have been paid as necessary so that such registrations and applications will continue to be unexpired and not abandoned, and to Seller’s Knowledge, the Company IP (and the Company’s rights with respect thereto) is valid, subsisting and enforceable in accordance with all applicable Laws; and (iv) the Company has taken all commercially reasonable steps to protect, maintain, prosecute and safeguard such intellectual property.

(c) Except as set forth on Schedule 3.12(c) or as would not have a Company Material Adverse Effect: (i) neither the use or other exploitation by the Company of any material intellectual property, nor the conduct and operation of the businesses of the Company, or the provision of products and services therein, infringes upon, misappropriates or otherwise violates the intellectual property or other rights of any Person; and (ii) there is no pending or, to Seller’s Knowledge, threatened, lawsuit, action, claim, arbitration or proceeding, and there has been no such lawsuit, action, claim, arbitration or proceeding, since February 28, 2001, asserting that the Company’s use or exploitation of any intellectual property, or the conduct and operation of the businesses of the Company, infringes upon, misappropriates or otherwise violates the intellectual property or other rights of any Person.

(d) The Company has a practice to secure, and has secured in all material respects, valid written assignments to the Company by and from all consultants and employees

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who contribute or have contributed to the creation or development of any material intellectual property on behalf of the Company, of the rights to such contributions that the Company does not already own by operation of law, except as would not have a Company Material Adverse Effect.

(e) The Company has taken all commercially reasonable and appropriate steps to protect and preserve the confidentiality of all material trade secrets and other confidential information of the Company and, to Seller’s Knowledge, there are no unauthorized uses, disclosures or infringements of any such trade secrets by any Person, except as would not have a Company Material Adverse Effect. To Seller’s Knowledge, all use and disclosure by the Company of any material trade secrets and other confidential information owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful, except as would not have a Company Material Adverse Effect.

Section 3.13. Tax Matters. Except as set forth on Schedule 3.13 or (other than with respect to clause (g) of this Section 3.13) as would not have a Company Material Adverse Effect,

(a) There has been filed by or on behalf of the Company all material returns relating to any federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts (collectively, “Taxes”) required to be filed on or prior to the date of this Agreement by the Company with respect to the Business (the “Tax Returns”), all such Tax Returns are true, correct and complete in all material respects, and all Taxes shown as due on such Tax Returns have been or will be paid in a timely fashion, have been accrued for on the Financial Statements or are being contested in good faith either judicially or in administrative proceedings;

(b) No audit or other proceeding by any court, governmental or regulatory authority, or similar Person is pending with respect to any Taxes due from the Company with respect to the Business, and no written assessment of tax is proposed against the Company with respect to the Business;

(c) Neither Seller nor the Company is a party to or bound by (nor will it become a party to or be bound by prior to the Closing Date) any tax indemnity, tax sharing, or tax allocation agreement with respect to the Company;

(d) The Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns;

(e) No claim has ever been made in writing by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

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(f) There are no Liens with respect to any material Taxes upon any of the assets and properties of the Company;

(g) The Company has not engaged in a “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(2);

(h) The Seller is not defined as a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder;

(i) The Company has not executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of foreign, state or local law;

(j) All deficiencies relating to the income, assets or operations of the Company, proposed as a result of tax examinations or audits, have been paid or finally settled. Schedule 3.13 sets forth a list of all such deficiencies that have been paid in the past two years. There are no grounds for any liability for the Taxes of a person other than the Company under Treasury Regulations section 1.1502-6 (or any similar provision of foreign, state, or local Tax law), as transferee or successor, by contract, or otherwise; and

(k) The Company has not agreed and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party and the Company has no knowledge that the IRS or any foreign, state, or local authority has proposed any such adjustment or change in accounting method, nor does the Company have any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company.

Section 3.14. Labor and Employee Benefits.

(a) Labor Controversies. Except as described on Schedule 3.14(a) and except as would not have a Company Material Adverse Effect, (i) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) there is no unfair labor practice complaint pending or, to Seller’s Knowledge, threatened against the Company, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against the Company, (iv) within the past five years, the Company not experienced any strike or work stoppage and (v) the Company is neither a party to, nor subject to, work councils agreement or a collective bargaining agreement, and no work councils agreement or collective bargaining agreement relating to employees of the Company is currently being negotiated.

(b) Employee Benefit Plans. (i) Schedule 3.14(b) sets forth a list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all severance, retention, change in control, consulting, termination or employment plan, program or agreement, and vacation, incentive, executive compensation, retirement, profit-sharing, savings, deferred compensation, bonus, stock option, stock purchase, and restricted stock or other equity-based, life, health,

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retiree medical, disability, fringe or other compensation or benefit plan, program or policy (collectively, the “Employee Plans”) sponsored, contributed to or maintained by the Company, or with respect to which the Company has or may have any liability and/or in which present or former directors, consultants or employees of the Company (the “Company Employees”) participate (collectively, the “Company Benefit Plans”).

(ii) Except as would not reasonably be expected to have a Company Material Adverse Effect, (A) the Company Benefit Plans are in compliance with all applicable requirements of ERISA, the Code, and other applicable U.S. and non-U.S. laws and have been administered in accordance with their terms and such laws and (B) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401 of the Code or to qualify for tax approved or tax favorable status under local law outside of the United States has received a favorable determination letter as to its qualification or approval, and nothing has occurred that could reasonably be expected to affect such qualification or approval.

(iii) There are no pending or, to Seller’s Knowledge, threatened, claims and no pending or, to Seller’s Knowledge, threatened, litigation or audit with respect to any Company Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries, that would not reasonably be expected to have a Company Material Adverse Effect.

(iv) None of the Company Benefit Plans is a “multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or a “multiemployer plan” as defined in Section 3(37) of ERISA.

(v) (A) The Company has timely paid all contributions, premiums and expenses payable to or in respect of each Company Benefit Plan under the terms thereof and in accordance with applicable law and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefore has been properly and adequately accrued on the most recent Financial Statements, (B) except as disclosed in Schedule 3.14(b)(v), the Company has fulfilled its minimum funding obligations, if any, under applicable Law with respect to each Company Benefit Plan that is a “pension plan” (within the meaning of Section 3(1) of ERISA) that is maintained in, or for the benefit of employees located in, a jurisdiction other than the United States (a “Non-U.S. Pension Plan”) required to be made in connection with the Shell Transaction, (C) to Seller’s Knowledge, all transfer of assets and liabilities from a Shell “pension plan” (within the meaning of Section 3(1) of ERISA) to a Non-US Pension Plan have been completed in accordance with applicable Law, and (D) to Seller’s Knowledge, Shell has no residual claim with respect to any Non-U.S. Pension Plan.

(vi) Except as set forth on Schedule 3.14(b)(vi), the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (A) entitle any person to any increased or modified benefit or payment, (B) accelerate the vesting, payment, funding or increase the amount, of any compensation, stock-based benefit, incentive or other benefit due to any person or (C) result in the payment or series of payments to any person of an “excess parachute payment” within the meaning of Section 280G of the Code, or any other payment which is not deductible for federal income tax purposes under the Code.

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(vii) Except as set forth on Schedule 3.14(b)(vii), there is no Indebtedness owed by any current or former employee, consultant or director to the Company or any of its Subsidiaries, other than Indebtedness that will be repaid in full on the Closing Date.

(viii) None of the Seller, the Company or any of their Affiliates has announced a plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Company Benefit Plan, other than amendments required by Law.

(ix) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly, any liability under or pursuant to any provision of Title I or Title IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that would reasonably expected to have a Company Material Adverse Effect.

(x) The Seller shall or shall cause the Company to make available to the Buyer with respect to each Company Benefit Plan for which the following exists: (A) a copy of the most recent Form 5500 and most recent actuarial report; (B) a copy of the Summary Plan Description, together with each Summary of Material Modifications, required under ERISA in the past two years, and all material employee communications relating to such Company Benefit Plan; (C) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement; (D) the most recent determination letter received from the Internal Revenue Service or approval received by an equivalent non-U.S. authority with respect to each Company Benefit Plan that is intended to be a “qualified plan” under Section 401 of the Code or intended to qualify for tax approved or tax favorable status under applicable non-U.S. laws and (E) a copy of the most recent Company Benefit Plan document or agreement (or a written description with respect to any Company Benefit Plan that is not in writing).

Section 3.15. Environmental Matters. Except as set forth on Schedule 3.15, and except as would not reasonably be expected to have a Company Material Adverse Effect:

(i) The Company is not in violation or alleged violation of any applicable Environmental Law or Order pertaining to any Environmental Laws, including without limitation those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Air Act, or the Toxic Substances Control Act;

(ii) Neither Seller nor the Company has received written notice, and to Seller’s Knowledge no claim or notice is pending, from any third party, including without limitation any Governmental Entity, (A) that the Company has been identified by the United States Environmental Protection Agency (“EPA”), any other Governmental Entity or any third party as a potentially responsible party under CERCLA or any comparable state law with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B or on any comparable state list or has been identified by any relevant Governmental Entity in any foreign jurisdiction as a potentially responsible Person to bear remediation liability in respect of soil or

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groundwater contamination; (B) that any Hazardous Substance which the Company generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted an investigation and in respect of which Hazardous Substances the Company may have a remediation liability or obligation or has ordered that the Company conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Company is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding under Environmental Laws arising out of any third party’s actual or potential incurrence of costs, expenses, losses or Damages;

(iii) The Company has not Released Hazardous Substances into the Environment in violation of any Environmental Laws, or in a manner that would reasonably be expected to result in liability to the Company under any Environmental Laws, at any real property presently owned, leased or operated by the Company or to Seller’s Knowledge, any real property formerly owned, leased or operated by the Company, and to Seller’s Knowledge, no other Person has Released Hazardous Substances into the Environment at any real property presently owned, leased or operated by the Company that would reasonably be expected to result in liability to the Company under any Environmental Laws;

(iv) The business and operations of the Company at the Real Property and at any real property previously owned, leased or operated by the Company have been and are in compliance with all applicable Environmental Laws and, to the Seller’s Knowledge, there is no reason to believe that any future changes in applicable Environmental Laws will require material changes in the currently existing facilities and operations or materially limit any planned future activities or operations of the Company’s business;

(v) The Company has obtained all Permits required pursuant to any applicable Environmental Law and required for the business and operations of the Company, the Real Property or any real property previously owned, leased or operated by the Company and the activities and operations conducted thereon. The facilities and operations of the Company are in compliance with all terms and conditions of such Permits. Such Permits were validly issued and are in full force and effect, and such Permits contain no terms or conditions which would require any material changes in the facilities and operations of the Company or would materially limit any planned future operations or activities. To the extent required, all applications, notices and other documents have been filed as necessary to effect the timely renewal or issuance of such Permits. To the Seller’s Knowledge, there is no reason to believe that any Permits which are not yet required to be obtained, but which will be required in the future, will not be granted at or prior to the time when needed, free from any terms or conditions that would require material changes in the current operations, facilities or activities of the Company or materially limit any planned future activities or operations at the facilities of the Company; and

(vi) There are not presently, and to Seller’s Knowledge there is no reason to reasonably expect that there will be in the future, claims against the Company for Environmental Liabilities and Costs that, in the aggregate, would have or could reasonably be expected to have a Company Material Adverse Effect.

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This Section 3.15 contains the sole and exclusive representations and warranties of Seller relating to Environmental Laws or Hazardous Substances.

Section 3.16. Guarantees. Except as set forth on Schedule 3.16, to Seller’s Knowledge, Seller has not granted or entered into any material guarantees, indemnities, surety bonds, performance bonds, letters of credit and other credit support arrangements related to or entered into with respect to the Business.

Section 3.17. Finders; Brokers. Except for the agreements set forth on Schedule 3.17, copies of which have been provided to Buyer, neither KRATON nor any Subsidiary of KRATON is a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the execution of this Agreement or the consummation of the Transactions.

Section 3.18. Customers. Schedule 3.18 sets forth a true and complete list of the top 10 customers of the Company, based upon revenue generated in calendar year 2002 and the 9 months ended September 30, 2003, for each of the KRATON D and KRATON G product lines (the “Material Customers”). Except as set forth in Schedule 3.18, the Company is not currently, nor has it been since December 31, 2002, involved in any material dispute with a Material Customer, and the Company has not received any written or, to Seller’s Knowledge oral, notice since December 31, 2002 from any Material Customer to the effect that such customer intends to cease doing business or significantly reduce the volume of its business with the Company.

Section 3.19. Related Party Transactions. Except as set forth on Schedule 3.19, no Related Party of Seller or the Company: (a) has outstanding any Indebtedness owed to the Company; (b) is a party to any contract or formal or informal arrangement or understanding with the Company, except for compensation for services as an officer, director or employee thereof; or (c) owns any financial interest in, or is a director, officer, employee or Affiliate of, or lender to, or borrower from, or has the right to participate in the management or operations or profits of, any Person which is (i) a material competitor, supplier, customer, creditor or debtor of the Company, (ii) a party to or beneficiary of any contract with the Company, (iii) engaged in a business materially related to the business of the Company as currently conducted or (iv) participating in any transaction to which the Company is party; provided, however, that ownership of securities representing less than 10% of the outstanding voting power of any Person which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such Person.

Section 3.20. Insurance. Schedule 3.20 contains a complete and correct list and summary description of all material insurance policies maintained as of the date hereof by or on behalf of the Company. The Seller has delivered or made available to Buyer complete and correct copies of all such policies, together with all riders and amendments thereto. All such polices are in full force and effect and all premiums due thereon have been paid, except as would not have a Company Material Adverse Effect.

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Section 3.21. Shell.

(a) Seller has provided the Buyer with true and complete copies of each agreement between Shell and the Company in effect as of the date hereof, and all such agreements are valid, binding and enforceable and are in full force and effect.

(b) Except as set forth on Schedule 3.21(b), no material claim, action, arbitration, proceeding or notice of dispute has been made by Shell against the Company, no material claim, action, arbitration, proceeding or notice of dispute has been made by the Company against Shell and, to Seller’s Knowledge, no basis for any such claim exists, in each case since February 28, 2001.

Section 3.22. Tangible Assets; Sufficiency of Assets.

(a) Except as set forth on Schedule 3.22(a), the tangible assets presently and actively used in the business and operations of the Company are in good operating condition (except for normal wear and tear and those defects that would not have a Company Material Adverse Effect) and have been maintained in accordance with good manufacturing practice in the chemicals industry in all material respects.

(b) The Material Company Assets are all of the material assets that are used or held for use in, or reasonably necessary for, the conduct of the business and operations of the Company as conducted during the six-month period prior to the Closing.

Section 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller, the Company nor any other Person makes any other express or implied representation or warranty on behalf of Seller including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Company or the Business by Buyer after the Closing.

Section 3.24. Expiration of Representations and Warranties. In the absence of fraud or willful misrepresentation, the representations and warranties of Seller contained herein shall expire and be terminated and extinguished on the Closing Date, and thereafter Seller shall have no liability whatsoever with respect to any such expired representation or warranty.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

Buyer and Merger Sub jointly and severally represent and warrant to Seller that:

Section 4.1. Due Organization. Each of Buyer and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Buyer and Merger Sub has the requisite limited liability company power and authority to own, lease and operate the properties used in the Business being purchased hereunder and to carry on the Business as presently conducted. Each of Buyer and Merger Sub is duly authorized, qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction wherein, by reason of the nature of the Business, the failure to be so qualified would have a Buyer Material Adverse Effect.

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Section 4.2. Authorization and Validity of Agreement. This Agreement and the consummation of all of the Transactions have been duly authorized by the Board of Directors of each of Buyer and Merger Sub and by all other requisite corporate, shareholder, or other action of each of Buyer and Merger Sub, and each of Buyer and Merger Sub has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub, and constitutes a valid and legally binding obligation of each of Buyer and Merger Sub, respectively, enforceable in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity.

Section 4.3. Non-Contravention. The execution and delivery of this Agreement by each of Buyer and Merger Sub and the consummation by each of Buyer and Merger Sub of the Transactions will not (a) violate or conflict with any provision of the certificate of formation or limited liability company agreement of Buyer and Merger Sub, respectively, and (b) assuming that all Consents set forth on Schedule 4.3 or Schedule 4.4 hereto have been obtained or made, will not (1) violate any Law or Order to which Buyer or Merger Sub is subject, or (2) result in any breach or creation of any Lien or constitute any default (with or without the giving of notice or the lapse of time or both), or give rise to any right of termination, cancellation or acceleration under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Buyer or Merger Sub is subject or is a party, except for any such violation, conflict, breach, default or creation of any lien, charge, encumbrance right or modification which would not have a Buyer Material Adverse Effect.

Section 4.4. Governmental Approvals; Consents. Neither Buyer nor Merger Sub is subject to any Order which would prevent the consummation of the Transactions. No claim, legal action, suit, arbitration, governmental investigation, action, or other legal, judicial or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer or Merger Sub which would prevent or delay the Transactions. Except as set forth in Schedule 4.4 hereto and except for the requirements of the Hart-Scott Act, no Consent of any Governmental Entity is or has been required on the part of Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Transactions, other than such Consents that if not obtained or made would not, in the aggregate, have a Buyer Material Adverse Effect or which have been obtained.

Section 4.5. Litigation. Except as set forth in Schedule 4.5, there are no (a) Orders against Buyer or its Affiliates or (b) claims, actions, suits, arbitrations, proceedings or investigations pending or, to the knowledge of Buyer, threatened in law or in equity, or before any Governmental Entity, against Buyer or its Affiliates, (i) challenging or seeking to restrain, delay or prohibit any of the Transactions, or (ii) preventing Buyer or Merger Sub from performing in all material respects its obligations under this Agreement or the other Transaction Documents.

Section 4.6. Independent Decision. Each of Buyer and Merger Sub (a) is represented by competent legal counsel, (b) has knowledge and experience in financial and business matters, including specifically chemical businesses, (c) has the capability of evaluating the merits and risks of investing in KRATON and the Company and (d) is not in a disparate

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bargaining position with Seller. Each of Buyer and Merger Sub acknowledges that none of Seller, the Company nor any other Person have made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company that has been furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement or the Schedules or the other Transaction Documents and the schedules thereto, and none of Seller, the Company, their representatives or any other Person shall have or be subject to any liability (other than for fraud) to Buyer or Merger Sub resulting from the distribution to Buyer or Merger Sub, or Buyer’s or Merger Sub’s use, of any such information with respect to the Business and any information, documents or material made available to Buyer or Merger Sub in management presentations or in any other form in expectation of the Transactions.

Section 4.7. Financing. Buyer has available to it funds, which together with the amount of the financing arrangements contemplated by the commitment letters attached hereto as Exhibit C (collectively, the “Commitment Letters”) are sufficient (assuming such financing arrangements are funded in full) to enable Buyer to consummate the transactions contemplated hereby. Prior to the execution of this Agreement, Buyer has delivered to Seller a true and complete copy of the Commitment Letters which are in full force and effect as of the date hereof.

Section 4.8. Finders; Brokers. Buyer is not a party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses payable by the Seller, in connection with the execution of this Agreement or the consummation of the Transactions.

Section 4.9. Parent Business. The ultimate parent entity of the Buyer (within the meaning of the Hart-Scott Act) does not engage directly, or indirectly through Subsidiaries or Affiliates over which it or they exercise control, in any material respect in the manufacture, sale or distribution of polymer products of the type produced by the Company (a “Competitively Sensitive Business”).

Section 4.10. No Prior Activities. Merger Sub has not incurred nor prior to the Closing will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance hereof, and the consummation of the Transactions, including the Merger. Except as contemplated by this Agreement, Merger Sub has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking. As of the date hereof, all of the issued and outstanding limited liability company interests of Merger Sub are owned beneficially and of record by Buyer, free and clear of all Liens (other than those created by this Agreement and the Transactions).

Section 4.11. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

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Section 4.12. Expiration of Representations and Warranties. In the absence of fraud or willful misrepresentation, the representations and warranties of Buyer and Merger Sub contained herein shall expire and be terminated and extinguished on the Closing Date, and thereafter Buyer and Merger Sub shall have no liability whatsoever with respect to any such expired representation or warranty.

ARTICLE V

AGREEMENTS OF THE PARTIES

Section 5.1. Interim Operation of the Business. Except as otherwise contemplated by this Agreement or as set forth in Schedule 5.1, Seller covenants that until the earlier of the termination of this Agreement and the Closing, it will cause the Company to conduct the Business and its operations only in the ordinary course of business consistent with past practice and will cause the Company to use its reasonable best efforts to continue, in a manner consistent with the past practices of the Business, to maintain and preserve intact the Business and to keep available the services of its present officers and significant employees and to maintain its ordinary and customary relationships with its suppliers, customers and others having business relationships with it with a view toward preserving for Buyer the Business, the assets used therein and the goodwill associated therewith. Until the earlier of the termination of this Agreement and the Closing, Seller shall not, and shall cause the Company not to, without the prior written approval of Buyer (with respect to which Buyer will use its reasonable best efforts to respond to any request by Seller for such approval within three Business Days of receiving such request) or as otherwise contemplated by this Agreement (except with respect to clauses (d), (j), (t) or (u) below) or as expressly set forth in Schedule 5.1, take any of the following actions with respect to the Company or the Business:

(a) amend the certificate of formation, limited liability company agreement or other constituent document of KRATON or any material Subsidiary of KRATON, or issue or sell or encumber or agree to issue or sell or encumber any equity interests in the Company, or any securities convertible into or exchangeable for equity interests in the Company, or issue or sell any options, warrants or other rights to acquire any equity interests in the Company;

(b) sell, transfer, license, sublicense, lease, rent or otherwise dispose of or encumber any of the properties or assets pertaining to the Business, other than the sale of inventory and obsolete equipment in the ordinary course of business;

(c) cancel any debts or waive any material claims or rights pertaining to the Business, except in the ordinary course of business;

(d) make any award or grant under any Company Benefit Plan, grant or announce any increase in the compensation, bonuses or other benefits payable to any current or former directors, consultants, officers or employees of the Company, except for increases (i) in the ordinary course of business and consistent with past practice or (ii) as required by any Company Benefit Plan (as in effect on the date hereof) or applicable Law;

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(e) make any capital expenditure (on a book basis) or commitment, other than (A) in accordance with the Company’s existing capital expenditure plan as set forth on Schedule 5.1(e), or (B) to repair or maintain any assets, properties or facilities;

(f) except with respect to endorsement of negotiable instruments in the ordinary course of business, incur, assume or guarantee any Indebtedness or enter into any swap or other off-balance sheet transaction for its own account, or enter into any economic arrangement having the economic effect of any of the foregoing, except for (A) purchase money borrowings in the ordinary course of business consistent with past practice, (B) borrowings under the Senior Credit Facility and (C) refundings of existing Indebtedness in the ordinary course of business consistent with past practice;

(g) change in any material respect any tax elections (except as required by Law or U.S. GAAP) or settle or compromise any material Tax liability;

(h) enter into any employment agreement in excess of $75,000 per year or for a term longer than two (2) years or enter into, adopt or amend in any material respect (except to the extent required to comply with applicable Law) any Employee Plan;

(i) enter into, amend or terminate any Material Contract or waive or assign any material right thereunder;

(j) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of limited liability company interests, capital stock or other ownership interests of the Company, except that any wholly-owned Subsidiary of KRATON may pay dividends to KRATON or to another wholly-owned Subsidiary of KRATON; or redeem or otherwise acquire any securities of the Company;

(k) except as may be required as a result of a change in Law or in generally accepted accounting principles, including U.S. GAAP, change in any material respect any accounting, financial reporting, inventory, or credit allowance principle, practice, method or policy used by the Company;

(l) fail to exercise any veto or similar rights to prevent Kraton JSR Elastomers K.K. or Societal S.A. from operating, or approve any actions of Kraton JSR Elastomers K.K. or Societal S.A. which are, outside the ordinary course of business consistent with past practice;

(m) compromise or settle any lawsuit or claim (including any lawsuit or claim involving as a party any Governmental Entity) if such settlement involves (i) aggregate payments by the Company in respect of all such lawsuits or claims after the Closing (or forgiveness of amounts payable to the Company) in excess of $1,000,000 or (ii) any material effect on the conduct of the Company’s business or operations;

(n) fail to pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business consistent with past practice;

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(o) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

(p) fail to maintain in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

(q) fail to file any material Tax Return when due (or, alternatively, fail to file for any available extension) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

(r) exercise any efforts to sell or otherwise dispose of inventory other than in the ordinary course of business consistent with past practice;

(s) agree, whether in writing or otherwise, to do any of the foregoing;

(t) repay, repurchase or otherwise make any payments in respect of any Company Debt (or agree, whether in writing or otherwise, to do the foregoing), except for scheduled payments of principal and interest in the amounts and at the times set forth on Schedule 5.1(t); or

(u) make any loan, or redeem or purchase any of the Company’s equity interests, transfer any asset or pay any commission, salary or bonus, or pay any rent, commission or fee, or enter into or agree to enter into any transaction to, with or for the benefit of any Related Party (or agree, whether in writing or otherwise, to do the foregoing), other than the Transactions or pursuant to the transactions and agreements and in the amounts set forth on Schedule 3.19.

Section 5.2. Access to Information; Confidentiality. During the period commencing on the date hereof and ending on the earlier of the termination of this Agreement and the Closing, Seller shall, and shall cause KRATON to, (a) upon reasonable request and notice, provide Buyer and its authorized agents or representatives reasonable access to the management, facilities, properties, books and records (financial and otherwise) of the Company as well as to personnel of the Company (including officers and employees) and outside accountants and consultants and (b) furnish to Buyer (and its authorized agents and representatives) when available, but in any event within 20 Business Days after the end of each month, monthly financial reports; provided, however, that Buyer shall not be entitled to perform any drilling or other “invasive” environmental tests without the prior written consent of Seller. Subject to Section 5.4(b), Buyer and its agents and representatives will hold in confidence all confidential information obtained from Seller and KRATON, their officers, agents, representatives or employees in accordance with the provisions of the confidentiality agreement dated July 14, 2003 (the “Confidentiality Agreement”) between KRATON and Buyer or its Affiliate.

Section 5.3. Reasonable Best Efforts; Cooperation; No Inconsistent Action.

(a) Each of Seller and Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or

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advisable to consummate and make effective the Transactions, including, without limitation, (i) to obtain (A) all Consents set forth on Schedule 3.3 and Schedule 4.3 and (B) landlord (and where applicable prime landlord) estoppels relating to each of the leases for the Leased Real Property set forth on Schedule 5.3(a) and certifying the following, with respect to the applicable lease: (1) as to the validity and force and effect of the lease, (2) as to whether the lease has been supplemented or amended, (3) as to the existence of any defaults under the lease, (4) as to the existence of any offsets, counterclaims or defenses under the lease on the part of either party, and (5) as to the commencement and expiration dates of the term of each lease, (ii) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions by any Governmental Antitrust Authority (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Antitrust Authority), including filing, or causing to be filed, as promptly as practicable, any required notification and report forms (x) under the Hart-Scott Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) or (y) under other applicable non-U.S. Laws with the applicable non-U.S. Governmental Antitrust Authority, to the extent that the Seller has a legal obligation, and (iii) to obtain any Consent of any Governmental Antitrust Authority required to be obtained or made by Seller and Buyer, or any of their respective Subsidiaries or Affiliates in connection with the Transactions or the taking of any action contemplated by this Agreement. Without limitation of the foregoing, Seller, Buyer and their respective Affiliates shall not extend any waiting period or comparable period under the Hart-Scott Act or any Other Completion Laws or enter into any agreement with any Governmental Antitrust Authority not to consummate the Transactions, except with the prior written consent of the other party hereto.

(b) Without limiting the generality of the undertakings of subsection (a) of this Section 5.3 and subject to appropriate confidentiality protections, Seller and Buyer shall each furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Antitrust Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Antitrust Authority in connection with this Agreement and the Transactions. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to secure the approvals from any and all Governmental Antitrust Authorities necessary to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their reasonable best efforts to take or cause to be taken all such further action.

(c) The filing fees under the Hart-Scott Act or any Other Competition Laws, as well as the fees and disbursements of any legal counsel or other advisor jointly retained by the parties in connection with any such filings, shall be borne by Buyer; provided however, if the Agreement shall be terminated in accordance with Section 7.1, such fees and expenses shall be borne jointly by Buyer and Seller.

(d) Seller shall cause the Company to use reasonable best efforts to repatriate cash to the United States, in a tax- and cost-efficient manner, with a view to maximizing the

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amount of the Company’s cash held in the United States as directed by Buyer in writing at least 15 Business Days prior to the Closing Date.

Section 5.4. Public Announcements.

(a) The parties shall issue a joint press release, mutually acceptable to Seller and Buyer, promptly upon execution of this Agreement. Thereafter, neither party to this Agreement will issue any press release or make any other public disclosures concerning the Transactions or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this Section 5.4 will preclude any party from making any disclosures required by Law or necessary and proper in conjunction with the filing of any tax return or other document required to be filed with any Governmental Entity; provided, that the party required to make the release or statement shall allow the other party reasonable time to review and comment on such release or statement in advance of such issuance.

(b) Furthermore, notwithstanding subsection (a) above or anything in this Agreement to the contrary, each party to this Agreement (and any employee, representative, or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information to the extent such disclosure could result in a violation of any securities laws.

Section 5.5. Continuing Access to Records and Personnel. Buyer shall cause the Company to retain the material books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Company with respect to periods prior to the Closing (the “Books and Records”) for the period of time set forth in the Company’s records retention policies on the date hereof or for such longer period as may be required by Law or any applicable court order, but in any event for at least seven years unless Buyer shall, or shall cause the Company to, give at least 45 calendar days’ prior written notice to Seller of its intention to destroy such Books and Records, and Seller shall be given the opportunity, at its expense, to remove or duplicate and retain all or any part of such Books and Records as Seller may select for legitimate business reasons, such as the preparation of tax returns or the defense of litigation. Subject to the destruction of such Books and Records pursuant to the foregoing, Buyer will allow Seller reasonable access to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records, for legitimate business reasons, such as the preparation of tax returns or the defense of litigation. Buyer or the Company, as applicable, shall be entitled to recover its actual out-of-pocket costs (including, without limitation, copying costs) incurred in providing such records and/or personnel to Seller.

Section 5.6. Employee Matters.

(a) Except as set forth on Schedule 5.6, for a period of 1 year following the Closing Date, Buyer shall, or shall cause the Company to, provide the Company Employees (as a group) with employee benefits that are substantially similar in the aggregate to those provided to

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such Company Employees immediately prior to the Closing Date (excluding any equity-based compensation plans).

(b) Buyer shall pay, or cause the Company to pay, all amounts due on and after the Closing Date to any Company Employee under any bonus plan or program maintained by the Company in accordance with the terms thereof and disclosed and identified on Schedule 3.14(b).

(c) Buyer shall, or shall cause the Company to, give Company Employees full credit for all purposes, including, without limitation, eligibility and vesting and benefit accrual (except for benefit accruals under any defined benefit pension plan), under such employee benefit plans or arrangements maintained by Buyer in which such Company Employees participate for such Company Employees’ service recognized by the Company immediately prior to the Closing Date under comparable Company Benefit Plans; provided that the foregoing shall not apply to the extent it results in a duplication of benefits.

(d) Buyer shall, or shall cause the Company to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans in which such Company Employees may be eligible to participate after the Closing Date, provided that, no such waiver shall apply to a pre-existing condition of any Company Employee or dependent thereof who was, as of the Closing Date, excluded from participation in the analogous Company Benefit Plan by the nature of such pre-existing condition, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Company Employees are eligible to participate in after the Closing Date (to the same extent such credit was given under the analogous Company Benefit Plan immediately prior to the Closing Date), provided that, in each case, the foregoing shall not apply to the extent it results in a duplication of benefits.

(e) Seller shall retain all responsibility and liability with respect to all equity interests issued by Seller to employees of the Company in Seller, directly or indirectly, including, without limitation, any interests issued by investment entities established to facilitate investment by such employees in Seller.

Section 5.7. Termination of Affiliate Arrangements. Except as contemplated by this Agreement or as set forth in Schedule 5.7 hereto, on or prior to the Closing Date, the Company shall have repaid or otherwise settled all of their outstanding Indebtedness and satisfied all of their other liabilities owed to Seller or its Affiliates (other than the Company) and Seller and its Affiliates shall have repaid or otherwise settled all of their outstanding Indebtedness and satisfied all of their other liabilities owed to the Company. All agreements between the Company and Seller or its Affiliates, other than agreements and agreements listed on Schedule 5.7, shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall have been satisfied.

Section 5.8. Termination and Pay-off of Senior Credit Facility and Mezzanine Notes; Lien Release. On the Closing Date, Seller shall cause the Company to repay or otherwise settle all Company Debt, including the Senior Credit Facility and the Mezzanine Notes (all

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Company Debt so repaid or settled shall be included in the Closing Company Debt), and all Liens in connection therewith shall have been released and all such releases shall be promptly and duly recorded with all applicable Governmental Entities, including the U.S. Patent and Trademark Office, in each case at Seller’s sole expense.

Section 5.9. Financing.

(a) The Seller shall, and shall cause the Company and its Subsidiaries and their respective officers and directors to, reasonably cooperate in Buyer’s efforts to obtain the financing necessary to consummate the Transactions (the “Financing”), including by (i) providing direct contact between prospective lenders and the officers and directors of the Company and its Subsidiaries, (ii) providing assistance in preparation of confidential information memoranda and other materials to be used in connection with obtaining the Financing, (iii) entering into a loan agreement, note purchase agreement, registration rights agreement, indenture and related documents, so long as such documents provide that the Company shall not have any liability or obligation under such documents until the consummation of the Transactions, and (iv) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the seventh and eighth paragraphs of the Commitment Letter and in paragraphs 3 and 15 of Annex D to the Commitment Letter, in each case within the time periods required thereby in order to permit a Closing Date on or prior to December 31, 2003 (which obligation shall include, in all events, providing the financial information set forth on Schedule 5.9(a) on or prior to November 26, 2003) (it being understood that the failure by the Company to deliver any of the information set forth in Schedule 5.9(a) on or prior to November 26, 2003, by itself, shall only result in the failure of the Penalty Condition to be satisfied); provided that Buyer reimburses Seller for all out-of-pocket fees, costs and expenses incurred by Seller and its accountants, attorneys and representatives after the date of this Agreement in connection therewith.

(b) Buyer shall use reasonable best efforts to obtain the Financing on terms set out in the Commitment Letter or on terms no less favorable to Buyer than those set forth in the Commitment Letters.

Section 5.10. No Solicitation. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing, Seller shall not, and shall cause its Subsidiaries (including KRATON and its Subsidiaries) and their respective directors, officers, employees, agents and representatives not to (a) solicit, initiate or encourage, directly or indirectly, and inquiries, discussions, proposals or offers for, (b) continue, propose or enter into any discussions or negotiations looking toward, (c) consider any proposal for, or (d) enter into any agreement or understanding providing for, any acquisition by a third party of the capital . stock, businesses or all or a substantial part of the assets of KRATON or any of its Subsidiaries; nor shall any of such Persons provide any information to any Person (other than Buyer and their representatives, accountants, advisors, consultants and counsel) for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to any such transactions. The Seller will promptly advise Buyer of and communicate to Buyer the terms of, any such inquiry or proposal that the officers, directors, agents, representatives or employees of Seller or KRATON or any of its Subsidiaries may receive or of which such Persons may become

32

aware during the period referred to in the first sentence of this Section 5.12 and which any of the foregoing Persons believes to be a bona fide offer or a serious indication of interest.

Section 5.11. Notification of Certain Matters. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing, each party hereto shall promptly notify the other party of:

(a) any change or event, or series of changes or events having or reasonably expected to have a Company Material Adverse Effect or Buyer Material Adverse Effect, as the case may be, on it or that would be reasonably expected to cause any of the conditions in Article VI not to be satisfied or to cause the satisfaction thereof to be materially delayed;

(b) the receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions which consent (i) relates to a Material Contract or (ii) the failure to obtain would materially delay the consummation of the Transactions;

(c) the receipt of any notice or other communication from any Governmental Entity in connection with the Transactions;

(d) any claims, actions, suits, arbitrations, proceedings, inquiries or investigations commenced or, to the knowledge of the Buyer or to the Seller’s Knowledge, threatened against the Seller, Buyer or the Company which seeks to prohibit or prevent consummation of the Transactions; and

(e) any information that indicates that any representation or warranty of the Seller or the Buyer, as the case may be, contained herein will not be true and correct in any material respect as of the Closing Date;

in each case, to the extent such event or circumstance is or becomes known to the executive officers of Buyer, or is to the Seller’s Knowledge, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not be deemed to be an amendment of this Agreement or any Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

Section 5.12. Competitively Sensitive Business. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing, Buyer and its Affiliates will not acquire or agree, prior to the date 45 days after the filing by Buyer of all of the filings required by the Governmental Antitrust Authorities, to acquire any Person or otherwise invest in any Person that would adversely affect Buyer’s ability to receive the Consent of any Governmental Antitrust Authority in connection with the Transactions.

Section 5.13. Title Policy. In the event that the Buyer elects (at its own discretion) to obtain an ALTA standard owner’s policy of title insurance (the “Title Policy“) with respect to the Belpre, Ohio property, Seller and the Company agree that it shall reasonably cooperate with Buyer’s efforts to obtain such Title Policy, including, by providing affidavits, and other similar instruments as are reasonably required by the title company issuing the Title Policy

33

for the deletion of any standard or printed exceptions in the Title Policy (excluding matters relating to surveys) that are customarily deleted by virtue of a seller delivering such instruments in commercial real estate transactions in Ohio.

Section 5.14. JSR Waiver. If requested by Buyer, Seller shall, and shall cause the Company to, use its reasonable best efforts (including by traveling to Japan and taking any other actions reasonably requested by Buyer) to assist Buyer in obtaining the waiver of JSR as set forth on Schedule 3.3.

Section 5.15. Shell Earnout. Seller agrees to promptly pay any amounts that become payable under Section 2.06, 2.07 or 2.08 of (i) the Master Sale Agreement, dated as of August 31, 2000, as amended, between Shell Oil Company, Shell Elastomers, Inc. and KRATON or (ii) the Sale Agreement, dated as of October 20, 2000, as amended, between Shell Petroleum N.V. and KRATON.

Section 5.16. Limited Liability Provisions. Buyer agrees that for a period of six (6) years from the Closing Date that it will not amend or modify in any way adverse to Seller or its Affiliates the exculpation or indemnification provisions set forth in the limited liability company agreement of the Surviving Entity.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1. Conditions Precedent to Obligations of Buyer, KRATON and Seller to Effect the Merger. The respective obligations of Buyer and Seller to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Injunction, etc. At the Closing Date, there shall be no injunction, Order or Law of any nature of any court or Governmental Entity or body of competent jurisdiction in effect that restrains, enjoins or prohibits the consummation of the Transactions, including without limitation the acquisition by Buyer of KRATON.

(b) Regulatory Authorizations. The applicable waiting period specified under the Hart-Scott Act with respect to the Transactions shall have lapsed or been terminated and any Consent of a Governmental Entity specified on Schedule 6.1(b) shall have been obtained. All other Consents of any Governmental Entity required to be obtained prior to the Closing to permit the consummation of the Transactions which if not obtained would be reasonably likely to (i) subject Buyer, Seller or the Company, or any officer, director or agent of any such Person, to criminal liability, (ii) render such transfer void or voidable or (iii) have a Company Material Adverse Effect (the “Required Consents”), shall have been obtained.

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Section 6.2. Conditions Precedent to Obligation of Seller and KRATON to Effect the Merger. The obligation of Seller to consummate the Transactions is subject to fulfillment of each of the following conditions:

(a) Representations and Warranties. Buyer’s representations and warranties made in this Agreement hereto shall be true and correct in all respects (determined without regard to any materiality or “Buyer Material Adverse Effect” qualifier therein) as of the Closing Date as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and warranties (determined as aforesaid) that, in the aggregate, would not have and would not reasonably be expected to have a Buyer Material Adverse Effect, and Seller shall have received a certificate from an authorized officer of Buyer to such effect.

(b) Performance of Covenants. Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed prior to or at the Closing and Seller shall have received a certificate from an authorized officer of Buyer to such effect.

Section 6.3. Conditions Precedent to Obligation of Buyer to Effect the Merger. The obligation of Buyer to consummate the Transactions is subject to fulfillment of each of the following conditions:

(a) Representations and Warranties.

(i) Seller’s representations and warranties (other than those referred to in Section 6.3(a)(ii)) made in this Agreement shall be true and correct in all respects (determined without regard to any materiality or “Company Material Adverse Effect” qualifier therein) as of the date hereof and as of the Closing Date as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and except for such breaches of representations and warranties (determined as aforesaid) that, in the aggregate, would not have and would not reasonably be expected to have a Company Material Adverse Effect, and Buyer shall have received a certificate from an authorized officer of Seller to such effect.

(ii) Seller’s representations and warranties set forth in Section 3.5(a) (KRATON Interests) of this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made as of such date.

(b) Performance of Covenants. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed prior to or at the Closing, and Buyer shall have received a certificate from an authorized officer of Seller to such effect.

(c) Company Material Adverse Effect. Since the date of this Agreement to the Closing Date, there has been no Company Material Adverse Effect.

(d) Financing. Buyer shall have available to it the proceeds of the financing arrangements contemplated by the Commitment Letters or other financing on terms and conditions no less favorable to Buyer than those contained in the Commitment Letters.

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(e) Consents. The Company shall have obtained all Consents set forth on Schedule 6.3(e).

ARTICLE VII

TERMINATION

Section 7.1. Termination Events. Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the Transactions may be abandoned:

(a) by mutual written consent of the parties hereto;

(b) by Seller or Buyer, each in its sole discretion, if the Closing shall not have been consummated on or before March 1, 2004, unless extended by written agreement of the parties hereto; provided, however, that such date may be extended to no later than April 1, 2004 at the election of Buyer in the event that (1) all of the conditions set forth in Sections 6.1 and 6.3 other than the condition set forth in Section 6.3(e) have been satisfied or waived (other than those that by their terms cannot be satisfied prior to the Closing) and (2) the Commitment Letters shall have been amended solely such that they shall expire no sooner than April 1, 2004; provided further however, this right to terminate the Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur by such date;

(c) by Seller if any of the conditions set forth in Sections 6.1 or 6.2 shall have become incapable of fulfillment and shall not have been waived by Seller; or

(d) by Buyer if any of the conditions set forth in Section 6.1 or 6.3 shall have become incapable of fulfillment and shall not have been waived by Buyer.

provided, however, that the right to terminate this Agreement pursuant to clauses (c) or (d) above is not available to any party whose breach of its obligations under this Agreement has been the cause of the impossibility of fulfillment of such Condition.

Section 7.2. Effect of Termination. In the event of any termination of the Agreement as provided in Section 7.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or Seller; provided however, that (i) the obligations of Buyer and Seller under Sections 5.2 (as to confidentiality) and 5.4 (as to public disclosures) of this Agreement and the provisions of Article VIII of this Agreement shall remain in full force and effect and (ii) termination shall not preclude either party from suing the other party for any breach of this Agreement.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in Person or by private courier with receipt, when telefaxed and received, or five (5) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid:

If to Buyer:

Polymer Holdings LLC

c/o Texas Pacific Group

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Richard A. Ekleberry

Facsimile: 817-871-4088

with a copy (which shall not itself constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, New York 10006

Attention: Paul J. Shim, Esq.

Facsimile: 212-225-3999

If to Seller:

Ripplewood Chemical Holding LLC

c/o Ripplewood Holdings, L.L.C.

One Rockefeller Plaza, 32nd Floor

New York, New York 10020

Attention: Ian K. Snow

Facsimile: 212-582-4110

with a copy (which shall not itself constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Alan G. Schwartz, Esq.

Facsimile: 212-455-2502

or to such other address as any such party shall designate by written notice to the other parties hereto.

Section 8.2. Expenses; Transfer Taxes. Except as specifically set forth in this Agreement, Seller and Buyer shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the origination, negotiation, execution and performance of this Agreement. Buyer and Seller shall each bear one-half of the costs of all sales and transfer taxes (including all real property transfer and recording taxes), if any, which may be payable with respect to the consummation of the Transactions and to the extent any

37

exemptions from such taxes are available Buyer and Seller shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.

Section 8.3. Non-Assignability. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consent, shall be null and void; provided that the Buyer may assign its rights under this Agreement in respect of the Financing.

Section 8.4. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by each of the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 8.5. Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 8.6. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.7. Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.8. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 8.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this

38

Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.9. Entire Agreement. This Agreement, the Schedules and any exhibits hereto, and the Confidentiality Agreement referred to in Section 5.2, set forth the entire understanding of the parties hereto.

Section 8.10. Section Headings; Table of Contents. The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 8.11. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 8.13. Schedules and Exhibits. All exhibits and Schedules hereto are hereby incorporated by reference and made a part of this Agreement. With respect to the Schedules hereto, the disclosures made on any Schedule with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty to the extent that, on its face, such disclosure reasonably relates to such representation or warranty. The inclusion of any matter on any Schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or could have a Company Material Adverse Effect or constitutes a material liability with respect to the Business, the KRATON Interests, the Company, Merger Sub or Buyer.

Section 8.14. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 8.15. No Survival. The representations and warranties shall expire as of the Closing Date as set forth in Sections 3.24 and 4.13 and the covenants and agreements set

39

forth in this Agreement shall expire as of the Closing Date, except (i) those covenants and agreements that by their terms require performance after such date and (ii) the covenants and agreements contained in Article II, Sections 5.1(a), 5.1(d), 5.1(j), 5.1(o), 5.1(t), 5.1(u), 5.7, 5.8 and 5.15, and Article VIII, which to the extent they require performance prior to the Closing Date shall expire on the date nine months after the Closing.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement and Plan of Merger to be duly executed as of the date first above written.

RIPPLEWOOD CHEMICAL HOLDING LLC

By:	/s/ Ian K. Snow
Name:	Ian K. Snow
Title:

KRATON POLYMERS LLC

By:	/s/ Ian K. Snow
Name:	Ian K. Snow
Title:

POLYMER HOLDINGS LLC

By:	/s/ Richard A. Ekleberry
Name:	Richard A. Ekleberry
Title:	Vice President

POLYMER ACQUISITION LLC

By:	/s/ Richard A. Ekleberry
Name:	Richard A. Ekleberry
Title:	Vice President

1

Exhibit 2

EXECUTION COPY

DISCLOSURE SCHEDULES

These schedules (the “Schedules”) are delivered in connection with the Agreement and Plan of Merger, dated as of November 5, 2003 (the “Agreement”), by and among Ripplewood Chemical Holding LLC, a Delaware limited liability company (“Seller”), KRATON Polymers LLC (“KRATON”), TPG Polymer Holdings LLC (the “Buyer”) and TPG Polymer Acquisition LLC (“Merger Sub”). The disclosures on these Schedules are all subject to the terms of the Confidentiality Agreement, among KRATON and Buyer, dated as of July 14, 2003. Reference is made to Section 8.13 of the Agreement. Terms used but not herein defined have the meanings set forth in the Agreement.

Schedule A – Persons with Seller’s Knowledge

1.	John Georges

2.	Andrew Georges

3.	Stephen Wood

4.	Gary Spitz

5.	Richard Ott

6.	Roger Morgan

7.	Garret Davies

8.	Joseph Waiter

9.	Robert Newman

10.	Scott Lee

11.	Jeff Courtwright

12.	Pedro Lanzoni

13.	Bob Williams

2

Schedule B – Exceptions to Company Debt

1.	Paulinia Account Receivable Discount Transactions – During October 2003, KRATON Polymers do Brasil (“KPdB”) entered into Account Receivable Discount transactions with Unibanco. KPdB assigned 25 of its U.S. Dollar based foreign receivables, totaling US$691,942.66 and received R$1,974,780.61 in return. KPdB is obligated to pay interest to Unibanco during the period the Accounts Receivable are outstanding. KPdB guarantees that the bank will be paid the US$691,942.66. Therefore, should the receivables not be collected, KPdB must pay the bank and KPdB would incur a bad debt if collection efforts failed. As such, these transactions involve only KPdB’s highest quality U.S. Dollar Accounts Receivables. The Account Receivable discount transactions are booked as a reduction or credit to Accounts Receivable and an increase or debit to Cash on KPdB’s books. No loan or payable to the bank is recorded.

3

Schedule C – Paulinia Site

English Translation of Property Descriptions. (In the event of inconsistency, the original Portuguese property description will control).

ABSTRACT OF TITLE # 72838 – 2ND REAL ESTATE REGISTRY OFFICE OF THE CITY OF CAMPINAS - SP

Real Property: Parcel of Land # A1-C, originated from the subdivision of parcel of Land # A-1, which originates from the unification of the remaining sections of parcels of land # A and B, dismembered from Poço Fundo farm, in the City of Paulinia, in this judicial district, with its front facing Avenida Roberto Simonsen, No. 740, with the following description: it begins in a common location between Hércules do Brasil’s property, at Avenida Roberto Simonsen and the parcel of land under consideration, then follows in a straight line towards 29° 47’ 42” NW, for a distance of 100.00 m, bounding Avenida Roberto Simonsen; then deflects to the right and follows in a straight line towards 58° 08’ 45” SE. for a distance of 37.79 m; then deflects to the left and follows in a straight line towards 20° 31’ 25” NE, for a distance of 51.25 m; then deflects to the right and follows in a straight line towards 60° 43’ 18” NE, for a distance of 29.33 m; then deflects to the left and follows in a straight line towards 20° 05’ 49” NE, for a distance of 181.47 m; then deflects to the right and follows in a straight line towards 69° 54’ 11” SE, for a distance of 287.43 m, all bounding the remaining portion of parcel of land # A-1; then deflects to the right and follows in a straight line towards 60° 43’ 18” SW, for a distance of 410.70 m, bounding Hércules do Brasil’s property, reaching the initial location of this description, encompassing the area of 50,000.00 m2.

City Government Registration Certificate (CCPM): Not available.

ABSTRACT OF TITLE # 76702 – 2ND REAL ESTATE REGISTRY OFFICE OF THE CITY OF CAMPINAS - SP

Real Property: Industrial Building # 1.040, located at Avenida Roberto Simonsen, with 3,745.50 m2 built area, constructed in parcel of land # A1-1, which originated from the subdivision of parcel of land # A-1 – which remained from the subdivision of parcel of land # A-1, which originated from the unification of parcels of land # A and B, detached from Poço Fundo farm, in the industrial zone of the City of Paulinia, in this Judicial District, with the following description: it begins in a landmark located in the margin of Avenida Roberto Simonsen, in its intersection with the boundary between parcel of land described herein and parcel of land # A1-C; it follows towards 58° 08’ 45” SE, for 37.79 m, towards 20° 31’ 25” NE, for 51.25 m; towards 60° 43’ 18” NE, for 29.33 m; towards 20° 05’ 49” NE, for 181.47 m; towards 69° 54’ 11” SE, for 287.43m, until this pint bounding parcel of land # A1-C, it deflects to the left and follows towards 60° 43’ 18” NE, for 518.25 m, bounding Hercules do Brasil's property, then deflects to the left and follows sidelining Avenida Roberto Simonsen, in a straight line, for 261.09 m; then curves to the right for 29.68 m, then in a straight line for 159.84 m; curves to the left for 67.26m; then goes in a straight line for 85.75 m; curves to the left for 52.25 m; then goes in a straight line for 80.70 m, then curves to the right for 41.80 m; goes in a straight line for 146.50 m, curves to the left for 61.28 m; then goes in a straight line for 95.23 m, until this point bounding Avenida Roberto Simonsen; then deflects to the left and follows towards 19° 54’ 48” SW for 243.39 m, bounding parcel of land # A1-2, then follows towards 19° 54’ 48” SW for 79.92 m, bounding parcel of land # A1-B, then deflects to the left and follows towards 70° 05’ 12” SE for 12.15 m. towards 19° 54’ 48” SW for 392.90 m, towards 70° 05’ 12” NW for 31.88 m; towards 19° 54’ 48” SW for 134.64 m, until this point bounding parcel of land # A1-A; then it deflects to the left and follows towards 29° 47’ 42” SE for 302.36 m, bounding Avenida Roberto Simonsen and reaching the initial landmark of this description, encompassing the area of 614,401.23 m2.

City Government Registration Certificate (CCPM): Not available

4

ABSTRACT OF TITLE # 76703 – 2ND REAL ESTATE REGISTRY OFFICE OF THE CITY OF CAMPINAS - SP

Real Property: Parcel of Land # A1-2, originated from the subdivision of parcel of land # Al remaining from the subdivision of parcel of land # A-1, which originated from the unification of parcels of land # A and B, detached from Poço Fundo farm, in the industrial zone of the City of Paulinia, in this judicial district, with the following description: It begins in a landmark located in the margin of Avenida Roberto Simonsen, in its intersection with the boundary between the parcel of land # described herein and parcel of land # A1-1; it follows sidelining Avenida Roberto Simonsen, in a straight line, for 4.87m, then curves to the left for 56.92m, then goes in a straight line for 192.02m, then curves to the left for 171.80m; then follows in a straight line for 6.57m, until this point bounding Avenida Roberto Simonsen; it deflects to the left and follows towards 70° 05’ 12” SE for 332.43m, bounding parcel of land # A1-B; it deflects to the left and follows towards 19° 54’ 48” NE for 243.39m, bounding parcel of land # A1-1 and reaching the initial landmark of this description, encompassing the area of 53,951.71 m2.

City Government Registration Certificate (CCPM): Not available

ABSTRACT OF TITLE # 86003 – 2ND REAL ESTATE REGISTRY OFFICE

Real Property: Plot of Land # 87 of the land subdivision named POÇO FUNDO, in the City of Paulinia, Judicial District of Campinas, 2nd Real Estate District; measuring 20.00 m in two faces. It has 101.80 m in another face to 102.00 m in another face, all of its area bounding subdivisions # 86 and 88, with Atibaia River and a parcel of land with 35 “alqueires” owned by Sidnei Miya and Matsuko Koike Miya

ABSTRACT OF TITLE # 86004 – 2ND REAL ESTATE REGISTRY OFFICE

Real Property: Plot of Land # 114 of the land subdivision named POÇO FUNDO, in the City of Paulinia, Judicial District of Campinas, 2nd Real Estate District; measuring 30.00 m facing Atibaia River; 30.00 m bounding the area owned by Sinhei Miya and Masuko Koike Miya, 99.00 m on one side, with subdivision # 113, and 99.00 m on the other side, with subdivision # 115.

[Original Deeds Attached]

5

Schedule 2.3(a)(ii) – Penalty Fee

For the first week the Penalty Condition is met:	$500,000

For the second week the Penalty Condition is met:	$500,000

For the third week the Penalty Condition is met:	$750,000

For the fourth week the Penalty Condition is met:	$750,000

For the fifth week the Penalty Condition is met:	$1,000,000

6

Schedule 2.4 – Merger Consideration Allocation

Subject to Section 2.4, the Merger Consideration will be allocated to the acquired net assets as follows:

U.S. accounts receivable	Book value of assets

U.S. due from related parties	Book value of assets

U.S. inventory	Book value plus $20,000,000 fair value adjustment

U.S. other net assets	Book value of assets

Investment in Foreign Subsidiaries (value of the equity of foreign subsidiaries)	$155,000,000

The remaining Merger Consideration is expected to be allocated to U.S. fixed assets, U.S. intangible assets and U.S. goodwill

The allocation set forth above may be changed pursuant to the provisions set forth in Section 2.4 of the Agreement.

7

Schedule 3.3 – Company Contractual Consents

1.	Business Lease between Basell Polyolefine GmbH (formerly Elenac GmbH) and KRATON Polymers GmbH, dated March 31, 2000, as amended by the Amendment to the Business Lease, dated December 22, 2000.

2.	Infineum USA L.P. has informed the Company that it believes its consent is required under the Amended and Restated Belpre Facility Sharing and Operating Agreement, among Infineum USA L.P., Shell Oil Company and Shell Elastomers LLC, dated July 1, 1999.

3.	JSR has informed the Company that it believes that their right to invoke the buy/sell provision under the Joint Venture Agreement between Nihon Gosei Gum Kabushiki Kaisha and Shell Kosan Kabushiki Kaisha establishing KRATON JSR Elastomers K.K. (formerly Shell JSR Elastomers K.K.) will be triggered by the Transaction, unless waived by JSR.

4.	Purchase and Sale Agreement by and between FMC Corporation, Lithium Division and KRATON Polymers U.S. LLC, dated as of May 1, 2002.

5.	Purchase and Sale Agreement by and between FMC Corporation, Lithium Division and KRATON Polymers do Brasil, S.A., dated as of May 1, 2002.

6.	Belpre RCRA 3008(h) Administrative Order on Consent, U.S. EPA Docket No. RCRA-05-2003-0007 and RCRA Consent Agreement and Final Order, U.S. EPA Docket No. 5, RCRA ‘97-003, RCRA Consent Order. (See description in Item 2 of Schedule 3.10). Pursuant to the consent order, the Company must give notice of a transfer of ownership to the US EPA and the Ohio EPA 10 days prior to the Closing.

8

Schedule 3.3(b) – Change of Control Payments

1.	See Item #7 on Schedule 3.14(b)(vi).

2.	See Item #8 on Schedule 3.14(b)(vi).

9

Schedule 3.4 – Company Governmental Consents

Consents of the following Governmental Antitrust Authorities:

a)	Germany

b)	Brazil

c)	France

d)	South Korea

e)	Ukraine

f)	Japan

10

Schedule 3.5 – Owned Subsidiaries and Securities

Owned Subsidiaries:

1. KRATON Polymers LLC

Jurisdiction of Organization:	Delaware

Equity Issued and Outstanding:	100 units

Holder(s) of Equity:	Ripplewood Chemical Holding LLC

Liens on Equity:	Liens pursuant to the Pledge Agreement, dated as of February 28 (the “Pledge Agreement”), among RK Polymers LLC, Ripplewood Chemical Holding LLC, Elastomer Holdings LLC, Shell Elastomers LLC, RK Polymers Capital Corporation, and The Chase Manhattan Bank, which liens shall be released at Closing.

2. KRATON Polymers Capital Corporation

Jurisdiction of Organization:	Delaware

Equity Issued and Outstanding:	100 shares of common stock

Holder(s) of Equity:	KRATON Polymers LLC

Liens on Equity:	Liens pursuant to the Pledge Agreement, which liens shall be released at Closing.

3. Elastomers Holdings LLC

Jurisdiction of Organization:	Delaware

Equity Issued and Outstanding:	100 units

Holder(s) of Equity:	KRATON Polymers LLC

Liens on Equity:	Liens pursuant to the Pledge Agreement, which liens shall be released at Closing.

4. KRATON Polymers U.S. LLC

Jurisdiction of Organization:	Delaware

Equity Issued and Outstanding:	100 units

Holder(s) of Equity:	Elastomers Holdings LLC

Liens on Equity:	Liens pursuant to the Pledge Agreement, which liens shall be released at Closing.

5. KRATON Polymers Holdings B.V.

Jurisdiction of Organization:	The Netherlands

Equity Issued and Outstanding:	500 shares of EUR453.78 each

11

Holder(s) of Equity:	KRATON Polymers LLC

Liens on Equity:	Liens on 65% of the issued and outstanding equity pursuant to the Pledge Agreement, which liens shall be released at Closing.

6. KRATON Polymers Belgium S.A.

Jurisdiction of Organization:	Belgium

Equity Issued and Outstanding:	(i) 950 shares of EUR62 each (ii) 50 shares of EUR62 each

Holder(s) of Equity:	(i) KRATON Polymers Holdings B.V. (ii) KRATON Polymers Research B.V.

Liens on Equity:	None

7. KRATON Polymers do Brasil S.A

Jurisdiction of Organization:	Brazil

Equity Issued and Outstanding:	(i) 32,515,701 shares of R$1 each (ii) 1,000 shares of R$1 each

Holder(s) of Equity:	(i) KRATON Polymers Holdings B.V. (ii) KRATON Polymers Nederlands B.V.

Liens on Equity:	None

8. KRATON Polymers France S.A.S.

Jurisdiction of Organization:	France

Equity Issued and Outstanding:	3,806,500 shares of EUR15 each

Holder(s) of Equity:	KRATON Polymers Holdings B.V.

Liens on Equity:	None

9. KRATON Polymers GmbH

Jurisdiction of Organization:	Germany

Equity Issued and Outstanding:	1 share of EUR25,000

Holder(s) of Equity:	KRATON Polymers Holdings B.V.

Liens on Equity:	None

10. KRATON Polymers Iberica S.A.

Jurisdiction of Organization:	Spain

12

	Equity Issued and Outstanding:	6,011 shares of EUR10 each[1]

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

11.	KRATON Polymers Italy S.r.l.

	Jurisdiction of Organization:	Italy

	Equity Issued and Outstanding:	1 share of EUR420,000

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

12.	KRATON Polymers Japan Limited

	Jurisdiction of Organization:	Japan

	Equity Issued and Outstanding:	30,000 shares

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

13.	KRATON Polymers International Limited

	Jurisdiction of Organization:	United Kingdom

	Equity Issued and Outstanding:	2 shares of £1 each

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

14.	KRATON Polymers Nederland B. V.

	Jurisdiction of Organization:	The Netherlands

	Equity Issued and Outstanding:	100 shares of EUR1,000 each

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

15.	KRATON Polymers Norden A.B.

	Jurisdiction of Organization:	Sweden

	Equity Issued and Outstanding:	1000 shares of SEK100 each

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

1.	Of the total share capital of EUR60,110, KRATON Polymers Holdings B.V. has only paid EUR15,027.50 (25%) to KRATON Polymers Iberica S.A. As a result, KRATON Polymers Holdings B.V has an obligation to pay the remaining EUR45,082.50 (75%) to KRATON Polymers Iberica S.A.

13

16.	KRATON Polymers Research B.V.

	Jurisdiction of Organization:	The Netherlands

	Equity Issued and Outstanding:	40 shares of EUR453.78 each

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

17.	KRATON Polymers Research S.A.

	Jurisdiction of Organization:	Belgium

	Equity Issued and Outstanding:	(i) 950 shares of EUR62 each
(ii) 50 shares of EUR62 each

	Holder(s) of Equity:	(i) KRATON Polymers Holdings B.V.
(ii) KRATON Polymers Research B.V.

	Liens on Equity:	None

18.	KRATON Polymers UK Limited

	Jurisdiction of Organization:	United Kingdom

	Equity Issued and Outstanding:	2 shares of £1 each

	Holder(s) of Equity:	KRATON Polymers Holdings B.V.

	Liens on Equity:	None

19.	KRATON Polymers N.E. Europe Spolka z.o.o.

	Jurisdiction of Organization:	Poland

	Equity Issued and Outstanding:	(i) 29,994 shares of PLN100 each
(ii) 1 share of PLN100

	Holder(s) of Equity:	(i) KRATON Polymers Holdings B.V.
(ii) KRATON Polymers International Limited

	Liens on Equity:	None

14

Interests in Joint Ventures:

1.	Societal S.A.

	Jurisdiction of Organization:	Brazil

	Equity Issued and Outstanding:	(i) 140,343,090 shares of R$6.54 per 1,000 shares
(ii) 140,343,090 shares of R$6.54 per 1,000 shares

	Holder(s) of Equity:	(i) KRATON Polymers do Brasil S.A.
(ii) BASF S.A.

2.	KRATON JSR Elastomers K.K.

	Jurisdiction of Organization:	Japan

	Equity Issued and Outstanding:	(i) 15,000 shares
(ii) 15,000 shares

	Holder(s) of Equity:	(i) KRATON Polymers Holdings B.V.
(ii) Nihon Gosei Gum Kabushiki Kaisha

Other Securities:

None.

15

Schedule 3.6 – Financial Statements

1.	2002 Audited Financial Statements. Please see attached.

2.	September 30, 2003 Financial Statements. Please see attached.

16

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2002 and 2001

(With Independent Auditors’ Report Thereon)

Independent Auditor’s Report

The Board of Directors

Ripplewood Chemical Holdings LLC:

We have audited the accompanying consolidated balance sheets of Ripplewood Chemical Holdings LLC as of December 31, 2002 and 2001, and the related consolidated statements of operations, members’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2002 and the ten months ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ripplewood Chemical Holdings LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and the ten months ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

July 31, 2003

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2002 and 2001

(In thousands of U.S. dollars)

	2002	2001
Assets
Current assets:
Cash and cash equivalents	$14,305	$24,190
Receivables, net of allowances of $2,066 and $1,340	84,657	72,584
Due from related parties	9,604	16,512
Inventories of products	193,009	156,324
Inventories of materials and supplies	9,580	14,590
Other current assets	10,816	4,980

Total current assets	321,971	289,180

Property, plant, and equipment, less accumulated depreciation	261,987	274,276
Investment in joint venture	9,157	8,022
Deferred financial costs	13,370	17,133
Deferred income taxes	—	620
Other long-term assets	2,166	65

Total assets	$608,651	$589,296

Liabilities and Members’ Equity

Current liabilities:
Current portion of long-term debt	$22,599	$33,880
Accounts payable – trade	15,313	6,819
Other payables and accruals	41,434	41,178
Due to related parties	18,687	27,784
Insurance bond payable	—	1,043

Total current liabilities	98,033	110,704

Long-term debt, net of current portion	321,131	351,570
Deferred income taxes	1,831	—
Long-term liabilities	9,084	5,852

Total liabilities	430,079	468,126

Commitments and contingencies (note 6)

Members’ equity:
Preferred equity	39,742	36,780
Common equity	129,228	94,242
Accumulated other comprehensive income (loss)	9,602	(9,852)

Total members’ equity	178,572	121,170

Total liabilities and members’ equity	$608,651	$589,296

See accompanying notes to consolidated financial statements.

2

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Operations

Year ended December 31, 2002 and the

period from February 28, 2001 (inception) through December 31, 2001

(In thousands of U.S. dollars)

	2002	2001
Revenues
Sales	$620,065	$512,436
Other	8,853	10,373

Total revenues	628,918	522,809

Costs and expense:
Cost of goods sold	424,978	403,669

Gross profit	203,940	119,140
Research and development expenses	22,984	19,060
Selling, general, and administrative expenses	65,563	58,150
Depreciation	28,166	24,295
Earnings in joint venture	(1,171)	(1,045)
Interest expense	36,066	37,672

Income (loss) before income taxes	52,332	(18,992)
Income tax provision	(9,793)	(900)

Net income (loss)	42,539	(19,892)
Preferred stock dividends and warrant accretion	(7,572)	(5,200)

Net income (loss) attributable to common equity	$34,967	$(25,092)

See accompanying notes to consolidated financial statements.

3

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity and

Comprehensive Income Loss

Year ended December 31, 2002 and the

period from February 28, 2001 (inception) through December 31, 2001

(In thousands of U.S. dollars)

	Class A preferred units	Class B units	Accumulated other comprehensive income (loss)	Total
Issuance of common units, net of fees	$—	$101,000	—	$101,000
Issuance of preferred units, net of fees	38,600	—	—	38,600
Fair market value of warrants issued with preferred units	(7,020)	7,020	—	—
Fair market value of warrants issued with senior subordinated notes	—	10,420	—	10,420
Comprehensive loss:
Net loss – 2001	—	(19,892)	—	(19,892)
Other comprehensive loss:
Foreign currency adjustments	—	—	(9,852)	(9,852)

Total comprehensive loss				(29,744)
Cash contributions from members	—	2,220	—	2,220
Loans to members	—	(1,326)	—	(1,326)
Preferred units dividends	4,615	(4,615)	—	—
Warrant accretion	585	(585)	—	—

Balance, December 31, 2001	36,780	94,242	(9,852)	121,170
Comprehensive income:
Net income – 2002	—	42,539	—	42,539
Other comprehensive income:
Foreign currency adjustments	—	—	19,454	19,454

Total comprehensive income				61,993
Cash contributions from members	—	19	—	19
Cash distribution to members	(4,610)	—	—	(4,610)
Preferred units dividends	6,870	(6,870)	—	—
Warrant accretion	702	(702)	—	—

Balance, December 31, 2002	$39,742	$129,228	$9,602	$178,572

See accompanying notes to consolidated financial statements.

4

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Year ended December 31, 2002 and the

period from February 28, 2001 (inception) through December 31, 2001

(In thousands of U.S. dollars)

	2002	2001
Cash flows provided by (used in) operating activities:
Net income (loss)	$42,539	$(19,892)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	28,166	24,295
Amortization of deferred financing costs	3,763	2,867
Accretion of discount on senior subordinated notes	1,044	870
Loss on disposal of fixed sheets	126	375
Undistributed earnings in joint venture	(461)	1,251
Deferred tax provision (benefit)	2,451	(722)
Decrease (increase) in working capital:
Accounts receivable	(5,750)	13,297
Due (to) from related party	(3,963)	(8,239)
Inventories	(21,351)	47,026
Other assets	(5,374)	(5,358)
Accounts payable other payables and accruals and long-term liabilities	7,462	6,746

Net cash provided by operating activities	48,652	62,516

Cash flows provided by (used in) financing activities:
Purchase of business, including transaction costs	—	(530,100)
Purchase of property, plant and equipment	(8,172)	(9,386)

Net cash used in investing activities	(8,172)	(539,486)

Cash flows provided by (used in) financing activities:
Proceeds from debt	—	420,000
Repayment of debt	(42,764)	(25,500)
Proceeds from issuance of common equity	—	124,600
Cash contributions from (distributions to) members, net	(4,591)	2,220
Loans to members	—	(1,326)
Deferred financing costs	—	(20,000)
Proceeds from insurance bond, net	(1,043)	1,043

Net cash provided by (used in) financing activities	(48,398)	501,037
Effect of exchange rate differences on cash	(1,967)	123

Net increase (decrease) in cash and cash equivalents	(9,885)	24,190
Cash and cash equivalents, beginning of period	24,190	—

Cash and cash equivalents, end of period	$14,305	$24,190

Supplemental disclosure cash flow information:
Cash paid during the period for income taxes	$1,145	$1,166
Cash paid during the period for interest	32,669	27,297

Significant noncash transactions:
At the time of the Transaction, we recorded the fair value of the warrants attached to the Senior Subordinated Notes of $10,420 to members’ equity.
Royal Dutch/Shell Group of Companies received an equity interest of $15,000 as part of the Transaction.

See accompanying notes to consolidated financial statements.

5

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(1)	Summary of Significant Accounting Policies

(a)	Organization, Acquisition, and Description of Business

On February 28, 2001, Ripplewood Chemical Holdings LLC (Holdings and, together with its subsidiaries, unless otherwise indicated, are collectively referred to as we, our, ours, and us) purchased the KRATON Polymers Business from the Royal Dutch/Shell Group of Companies (Shell) (the Transaction). The Transaction was financed through (i) an equity investment of $141.7 million from us, (ii) borrowings under senior credit facilities at KRATON Polymers LLC, our wholly owned subsidiary (KRATON), and (iii) the offering by KRATON and one of its wholly owned subsidiaries of senior subordinated notes. KRATON’s senior credit facilities consist of a six-year, $50 million revolving credit facility and an eight-year, $300 million term loan facility. The senior subordinated notes (Notes) were sold by KRATON in the aggregate principal amount of $110 million. We financed our equity investment through the sale of $40 million of Class A Preferred Units (the Class A Units or the Preferred Equity Interests) and $101.7 million of Class B Units (the Class B Units), $15 million of which was issued to Shell as part of the consideration for the Transaction. The sources and uses of funds for the Transaction were as follows (amounts in millions):

Sources:
Revolving loans	$10.0
Term loans	300.0
Notes	110.0
Class A and B Units, net of fees and expenses	139.6

Total sources	$559.6

Uses:
Purchase of business	$520.0
Initial working capital	5.0
Fees and expenses	34.6

Total uses	$559.6

6	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

The Transaction was accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the fair value of the assets and liabilities acquired as of the date of acquisition. The purchase price allocation included an allocation of approximately $44.2 million to reflect the fair value of inventory and a write-down to the historical book value of property, plant, and equipment. The unaudited summarized pro forma balance sheet as of February 28, 2001 follows (amounts in millions):

Current assets	$338.7
Property, plant, and equipment	295.6
Other assets	29.6

Total assets	$663.9

Current liabilities	$100.7
Long-term debt	409.6
Other long-term liabilities	3.6
Members’ equity	150.0

$663.9

We manufacture styrenic block copolymers, or SBCs, at our manufacturing facilities in six countries: Belpre, Ohio; Wesseling, Germany; Berre, France; Pernis, The Netherlands; Paulinia, Brazil; and our joint venture in Kashima, Japan. SBCs are highly engineered synthetic elastomers which are used in a wide variety of products to impart flexibility, resilience, strength, durability, and processability. We generally sell our products to customers for use in industrial and consumer applications.

We are a holding company whose only material asset is our investment in KRATON.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of all of our wholly owned subsidiaries, with all significant intercompany accounts and transactions, including intercompany profits in inventory, having been eliminated.

(c)	Cash Equivalents

It is our policy to invest our excess cash in investment instruments whose value is not subject to market fluctuations, such as bank deposits, or certificates of deposit. Other permitted investments include commercial paper of major U.S. corporations with ratings of A1 by Standard & Poor’s Ratings Group or P1 by Moody’s Investor Services, Inc., loan participations of major U.S. corporations with a short term credit rating of A1/P1 and direct obligations of the U.S. government or its agencies. We consider all investments having a remaining maturity of three months or less to be cash equivalents.

7	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(d)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance based on historical write-off experience and national economic data. We review the allowance for doubtful accounts monthly. Past due balances over 90 days and above a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We do not have any off-balance sheet credit exposure related to our customers.

(e)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

(f)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Major renewals and improvements which extend the useful lives of equipment are capitalized. Repair and maintenance expenses are charged to operations as incurred. Disposals are removed at carrying cost less accumulated depreciation with any resulting gain or loss reflected in operations. We capitalize interest costs which are incurred as part of the cost of constructing major facilities and equipment. We did not record any capitalized interest in 2002 and 2001. Depreciation is provided using the straight-line method over the following estimated useful lives:

Machinery and equipment	20 years
Building and land improvements	20 years
Computer hardware/information systems	5 years
Office equipment	10 years
Research equipment and facilities	5 years
Vehicles	5 years

(g)	Investment in Joint Venture

Our 50% equity investment in a joint venture at our Kashima site is accounted for under the equity method with our share of the operating results of the joint venture recorded in earnings in joint venture in the accompanying statement of operations.

(h)	Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. We adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect our financial statements.

8	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Prior to the adoption of SFAS No. 144, we accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of.

(i)	Deferred Financing Costs

Deferred financing costs relating to long-term debt are amortized over the term of the related debt instrument using the effective interest method.

(j)	Income Taxes

We conduct operations in separate legal entities in certain non-U.S. tax jurisdictions and as a result, income tax amounts are reflected in these financial statements on a separate return basis. The U.S. operations have not provided for income taxes in the accompanying statement of operations or deferred taxes in the accompanying balance sheet as they arc a limited liability companies which are flow-through entities for federal income tax purposes. Accordingly, our members will be responsible for any federal or state income tax liabilities resulting from those operations.

Net operating losses and credit carryforwards are recorded in the event such benefits are expected to be realized by the non-U.S. operating companies. Deferred taxes result from differences between the financial and tax bases of our assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

(k)	Revenue Recognition

We recognize revenue from sales when title transfer and products are shipped. We classify amounts billed to customers for shipping and handling as revenues, with the related shipping and handling costs included in cost of goods sold. By-product sales (included in other revenues) are also recorded upon shipment.

We have entered into agreements with some of our customers, whereby they earn rebates from us when the volume of their purchases of our product reach certain agreed upon levels. Rebates are recognized as a reduction in revenues as earned.

9	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(l)	Research and Development Expenses

Research and development expenses are expensed as incurred.

(m)	Foreign Currency Translation and Foreign Exchange

Financial statements of our operations outside the U.S. where the local currency is considered to be the functional currency are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the average exchange rate for each period for revenues, expenses, gains and losses and cash flows. The effects of translating such operations into U.S. dollars are included as a component of other comprehensive loss in members’ equity.

(n)	Environmental Costs

Environmental costs are expensed as incurred unless the expenditures extend the economic useful life of the relevant assets. Costs that extend the economic life of assets are capitalized and depreciated over the remaining life of those assets. Liabilities are recorded when environmental assessments or remedial efforts are probable, and the cost can be reasonably estimated.

(o)	Disclosures about Fair Value of Financial Instruments

The carrying amount approximates fair value for cash and cash equivalents, receivables, accounts payable, and certain accrued expenses due to the short maturities of these instruments. The fair values of long-term debt instruments are estimated based upon market values (if applicable) or on the current interest rates available to us for debt with similar terms and remaining maturities. Considerable judgment is required in developing these estimates and, accordingly, no assurance can be given that the estimated values presented herein are indicative of the amounts that would be realized in a free market exchange.

(p)	Financial Statement Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Significant estimates include allowances for doubtful accounts, inventory reserves, environmental reserves, litigation contingencies, assets and obligations related to employee benefits, and taxes, among others. Actual results could differ from these estimates.

(q)	Recently Issued Accounting Standards

SFAS No. 143, Accounting for Asset Retirement Obligations, was issued in June 2001. SFAS No. 143 requires us to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets.

10	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

We also record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. We are required to adopt SFAS No. 143 on January 1, 2003. We are currently evaluating the impact of adopting SFAS No. 143.

SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued in April 2002. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to SFAS No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on our financial statements.

SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123, was issued in December 2002. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. The adoption of SFAS No. 148 is not expected to have a material effect on our financial statements.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. SFAS No. 150 provides guidance on how to classify and measure certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period after June 15, 2003. The Company is evaluating the impact of the standard and does not expect it to have a material impact on our financial statements.

11	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(2)	Detail of Certain Balance Sheet Accounts

	December 31,
	2002	2001
	(in thousands)
Inventories:
Finished products	$179,532	$145,016
Work in progress	1,585	1,543
Raw materials	11,892	9,765

	$193,009	$156,324

Property, plant, and equipment:
Land	$11,462	$11,261
Buildings	24,578	24,458
Plant and equipment	276,292	244,481
Construction in progress	6,467	18,371

	318,799	298,571
Less accumulated depreciation	(56,812)	(24,295)

	$261,987	$274,276

Other payables and accruals:
Employee related	$10,806	$7,816
Interest	5,674	6,549
Property and other taxes	2,162	3,970
Customer rebates	5,894	3,965
Income taxes payable	6,380	2,812
Other	10,518	16,066

	$41,434	$41,178

(3)	Long-Term Debt

Long-term debt consists of the following:

	December 31,
	2002	2001
	(in thousands)
Term loans	$242,236	$285,000
Notes	101,494	100,450

Total debt	343,730	385,450
Less current portion of long-term debt	22,599	33,880

Total long-term debt	$321,131	$351,570

12	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(a)	Senior Secured Credit Facilities

In connection with the Transaction, we and KRATON entered into senior secured credit facilities (the Facilities) in the aggregate principal amount of $350,000,000. The Facilities consist of a $50,000,000 revolving credit facility (the Revolving Facility, and the loans made thereunder, the Revolving Loans) and a $300,000,000 term loan facility (the Term Facility, and the loans made thereunder, the Term Loans) and are subject to the terms and conditions of the Credit Agreement, dated as of February 28, 2001, (the Credit Agreement), among us, KRATON, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as administrative agent. The Facilities are secured by a perfected first priority security interest in all of each Loan Party’s tangible and intangible assets, including, without limitation, intellectual property, real property, all of the capital stock of KRATON and each of its domestic subsidiaries and 66% of the capital stock of direct foreign subsidiaries of each Loan Party. As of December 31, 2002 and 2001, we had no outstanding borrowings under the Revolving Facility. We and each of KRATON Polymers U.S. LLC, Elastomers Holdings LLC, and KRATON Polymers Capital Corporation, all of which are subsidiaries of KRATON (such entities, together with KRATON, the Loan Parties), have guaranteed the Facilities.

Maturity

Loans outstanding under the Revolving Facility are payable on February 28, 2007. The Term Facility is payable in 28 consecutive quarterly installments, commencing on March 31, 2002, and ending on February 28, 2009. The first four installments are each 0.99% of the principal amount, the next sixteen installments are each 2.24% of the principal amount, the next four installments are 5.02% of the principal amount, and the final four installments are each 10.03% of the principal amount.

Interest

The Loans bear interest, at our election, at (a) the LIBO Rate plus the Applicable Rate (such Loans, Eurodollar Loans) or (b) the Alternate Base Rate plus the Applicable Rate (such Loans, ABR Loans). The LIBO Rate with respect to any interest period is the rate appearing on Page 3750 of the Dow Jones Market Service as the rate for dollar deposits with a maturity comparable to such interest period. The Alternate Base Rate means the highest of (i) the rate of interest publicly announced by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City, (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1%, and (iii) the federal funds effective rate from time to time plus 0.5%. The Applicable Rate means 3.25% per annum with respect to any Term Loan which is an ABR Loan and 4.25% with respect to any Term Loan which is a Eurodollar Loan as of December 31, 2002. The Applicable Rate with respect to Revolving Loans is calculated based on the total leverage ratio of KRATON at the end of each fiscal quarter and ranges from 1.75% (for ABR Loans if the total leverage ratio is less than or equal to 2.50 to 1.00) to 3.5% (for Eurodollar Loans if the total leverage ratio is greater than 3.25 to 1.00). Interest on ABR Loans is payable quarterly in arrears. Interest on Eurodollar Loans is payable at the end of each interest period selected by KRATON, which interest period may be one, two, three, six, (or, with the consent of each Lender, nine or twelve) months.

13	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Optional and Mandatory Prepayments

KRATON may, at its option, prepay the Loans at any time. In addition, the following amounts must be applied to prepay the Term Loans and reduce the Revolving Facility:

•	50% of the net proceeds of any sale or issuance of equity by us or any subsidiary;

•	100% of the net proceeds of any sale or other disposition by us or any subsidiary of any assets (with certain exceptions) subject to a reinvestment capacity;

•	100% of the net proceeds of the incurrence of indebtedness (with certain exceptions) by us or subsidiary; and

•	75% of our excess cash flow for each fiscal year.

On December 14, 2001 and September 9, 2002, we made voluntary prepayments on the Term Loan of $15 million and $10 million, respectively. We made a required prepayment related to excess cash flow generated during the ten months ended December 31, 2001, of $22,350,000 on April 2, 2002. We will not have to make a prepayment related to excess cash flow generated during the year ended December 31, 2002.

Covenants

The Credit Agreement contains certain affirmative covenants including, among others, covenants to furnish the Lenders with financial statements and other financial information and to provide the Lenders notice of material events and information regarding collateral.

The Credit Agreement contains certain negative covenants including limitation on indebtedness, limitation on liens, limitation on fundamental changes, limitation on investments, limitation on asset sales, limitation on sales and leasebacks, limitation on restricted payments, limitation on transactions with affiliates, and certain financial covenants.

As of December 31, 2002 and 2001, we are in compliance with all covenants under the Credit Agreement.

(b)	Senior Subordinated Notes Due February 28, 2011

In connection with the Transaction, KRATON and KRATON Polymers Capital Corporation sold the Notes in an aggregate principal amount of $110 million. The Notes are subject to the provisions for mandatory and optional prepayment and acceleration contained in the Securities Purchase Agreement (the SPA) and are payable in full on February 28, 2011. We, KRATON Polymers U.S. LLC and Elastomers Holdings LLC (together, the Guarantors), have guaranteed the Notes. The carrying value of the Notes at December 31, 2002 and 2001 is $101.5 million and $100.5 million, respectively. At the time of the Transaction, the carrying value of the Notes was reduced by the market value of the warrants to purchase our Class B Units which were issued to purchasers of the Notes. This difference will be accreted as a component of interest expense through February 28, 2007.

14	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Interest

The Notes bear interest at a fixed rate of 13% per annum. Interest is payable (i) twice each year, (ii) upon any redemption or prepayment as described below, and (iii) at maturity.

Optional Redemption

Generally, KRATON cannot elect to redeem the Notes until February 28, 2004. After such date, KRATON may elect to redeem the Notes at certain predetermined redemption prices, plus accrued, and unpaid interest. Prior to February 28, 2004, KRATON may redeem up to a maximum of 35% of the Notes with the proceeds of certain permitted equity offerings at a redemption price equal to 113% of the principal amount of the Notes being redeemed, plus accrued, and unpaid interest.

Covenants

The SPA and the Notes contain certain affirmative covenants including, among others, covenants to furnish the holders of Notes with financial statements and other financial information and to provide the holders of Notes notice of material events.

The SPA and the Notes contain certain negative covenants including limitation on indebtedness, limitation on restricted payments, limitation on restrictions on distributions from certain subsidiaries, limitation on lines of business, merger and consolidation, and certain financial covenants.

As of December 31, 2002 and 2001, we are in compliance with all covenants under the SPA and the Notes.

Registration Rights

Beginning February 28, 2004, upon the request of the holders of the Notes representing at least 80% of the Notes, we must register with the Securities and Exchange Commission and issue in exchange for the Notes, debt securities of KRATON (the Exchange Notes) that are identical in all material respects to the Notes. If we fail to register, issue, and deliver the Exchange, we will be required to pay certain liquidated damages to the holders of the Notes.

15	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(c)	Debt Maturities

The estimated remaining principal payments on our outstanding long-term debt are as follows:

Principal payments
(in thousands)
Year ending December 31:
2003	$22,599
2004	22,599
2005	22,599
2006	22,599
2007	50,647
Thereafter	202,687

Total debt	$343,730

(4)	Income Taxes

Income taxes are recorded utilizing an asset and liability approach. This method gives consideration to the future tax consequences associated with the differences between the financial accounting basis and tax basis of the assets and liabilities, and the ultimate realization of any deferred tax asset resulting from such differences. We consider all foreign earnings as being permanently invested in that country.

We are, for U.S. tax purposes, considered a flow-through entity and therefore, do not pay U.S. income taxes. Therefore, a U.S. tax provision is not required. We do, however, own foreign subsidiaries that are subject to tax in various jurisdictions.

The provision for income taxes for the foreign operations for the periods ended December 31, 2002 and 2001 are as follows:

	2002	2001
	(in thousands)
Current tax provision:
Foreign	$(7,342)	$(1,622)

Total	(7,342)	(1,622)

Deferred tax provision:
Foreign	(2,451)	722

Total	(2,451)	722

Income tax provision	$(9,793)	$(900)

16	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets are as follows:

	December 31,
	2002	2001
	(in thousands)
Deferred tax liabilities:
Property, plant, and equipment	$(12,032)	$(7,996)

Total deferred tax liabilities	(12,032)	(7,996)

Deferred tax assets:
Net operating loss carryforward	10,913	10,698
Pension accrual	816	621
Inventory reserve	554	458
Other	777	82

Total deferred tax assets	13,060	11,859

Valuation allowance for deferred tax assets	(2,859)	(3,243)

Net deferred tax assets (liabilities)	$(1,831)	$620

Our operations outside of the U.S. are subject to local income tax. The reconciliation of non-U.S. income taxes computed at the U.S. federal statutory rate to the income tax provision for the periods ended December 31, 2002 and 2001 is as follows:

	2002	2001
	(in thousands)
Foreign income taxes at the statutory rate	$(10,830)	$(1,381)
Foreign tax rate differential	(746)	(673)
Excess purchased tax basis	2,755	2,755
True up of prior year tax estimates	(1,230)	—
Change in valuation allowance	384	(1,489)
Other	(126)	(112)

Income tax provision	$(9,793)	$(900)

17	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

As of December 31, 2002 and 2001, a valuation allowance of $2.9 million and $3.2 million had been recorded related to certain deferred tax assets in France and the Netherlands. The increase in the valuation allowance of $1.489,000 in 2001 relates to the Company’s evaluation of the recoverability of deferred tax assets in France. The reduction in the valuation allowance of $384,000 during 2002 relates to our expected ability to use the previously reserved deferred tax asset in France.

In assessing realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the projection of future taxable income at December 31, 2002, management believes it is more likely than not that it will not realize the majority of its deferred tax asset related to the Netherlands.

(5)	Employee Benefits

We have established the following benefit plans:

(a)	U.S. Retirement Benefit Plans

We have a noncontributory defined benefit pension plan in the U.S. which covers all salaried and hourly wage employees. The benefits under this plan are based primarily on years of service and employees’ pay near retirement. For our employees who were employed as of March 1, 2001 and who (i) were previously employed by Shell and (ii) elected to transfer their pension assets to KRATON, we consider the total combined Shell and KRATON service when calculating the employee’s pension benefit. For those employees who (i) elected to retire from Shell or (ii) elected not to transfer their pension benefit, only KRATON service (since March 1, 2001) is considered when calculating benefits.

18	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Information concerning the pension obligation, plan assets, amounts recognized in our financial statements, and underlying actuarial assumptions is stated below. Based on an agreement with Shell, KRATON was guaranteed a return between 0% and 3% on plan assets until the transfer of pension assets occurred on August 12, 2002. Therefore, the fair value of the plan assets did not change during the period from February 28, 2001 (inception) through December 31, 2001.

	December 31,
	2002	2001
	(in thousands)
Change in benefit obligation:
Benefit obligation beginning of period	$29,076	$25,516
Service cost	2,447	1,966
Interest cost	2,021	1,594
Benefits paid	(24)	—
Actuarial (gain) loss	(123)	—
Plan amendments	123	—

Benefit obligation at end of period	$33,520	$29,076

Change in plan assets:
Fair value at beginning of period	$25,087	$25,087
Actual return on plan assets	206	—
Employer contributions	400	—
Benefits paid	(24)	—

Fair value at end of period	$25,669	$25,087

	December 31,
	2002	2001
	(in thousands)
Development of net amount recognized:
Funded status	$(7,851)	$(3,988)
Unrecognized net prior service cost	114	—
Unrecognized actuarial loss	3,943	1,881

Net amount recognized	$(3,794)	$(2,107)

Amounts recognized in the statement of financial position:
Accrued pension cost	$(3,794)	$(2,107)

19	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Net periodic pension costs for the periods ended December 31, 2002 and 2001 consist of the following components:

	2002	2001
	(in thousands)
Components of net pension costs:
Service cost benefits earned during the period	$2,447	$1,966
Interest on prior year’s projected benefit obligation	2,021	1,594
Expected return on plan assets	(2,391)	(1,881)
Amortization of prior year service cost	9	—

Net pension costs	$2,086	$1,679

	December 31,
	2002	2001
Weighted average assumptions:
Discount rate	6.75%	7.50%
Rates of increase in salary compensation level	3.50%	4.50%
Expected long-term rate of return on plan assets	9.00%	9.00%

(b)	Other Retirement Benefit Plans

We have established a defined benefit plan in The Netherlands designed to be equivalent to the predecessor plan provided by Shell. Employer and employees contribute to this plan. The planned retirement age under the previous Shell arrangement was 60 years of age. Under the terms of our plan, the normal retirement age has been established at 65 years of age. However, employees over the age of 35 as at March 1, 2001, will retain the retirement age of 60. For employees aged 35 years or under as of March 1, 2001, normal retirement age has been increased to 65 years, and we have established a separate defined contribution plan and contribute 2.75% of pensionable salary into this plan. The defined benefit plan is available for new employees with a retirement age of 65 years. The defined contribution plan is available to new employees on a voluntary basis. Only employee contributions will apply to the defined contribution plan. Contributions to the defined benefit plan for the year ended December 31, 2002 and the ten months ended December 31, 2001 were $2.4 million and $0, respectively.

On March 1, 2001, we established a defined contribution plan in the United Kingdom. This plan applies only to employees who transferred from Shell and these employees had the option to transfer a “Transfer Value” relating to their Shell Pension Plan Services to our plan. The employee and employer contribute to this plan. Employee contributions are 4% of base pay above the applicable upper earnings limit. Our contributions vary and were established on an individual basis to provide an equivalent benefit plan to the one previously offered by Shell. There will be no additional members admitted to this plan. We also established a defined contribution plan for United Kingdom employees who joined us since March 1, 2001. Employees are required to contribute a minimum of 4% of their base salary into the Plan, and we contribute a minimum of 5%. Contributions to the plan for the year ended December 31, 2002 and the ten months ended December 31, 2001 were $0.2 million and $0.2 million, respectively.

20	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(c)	Postretirement Benefits Other Than Pensions

Health and welfare benefits are provided to benefit eligible employees in the U.S. who retire from KRATON. Retirees under the age of 65 are eligible for the same medical, dental, and vision plans as active employees. Our subsidy schedule for medical plans is based on accredited service at retirement. Retirees are responsible for the full cost of premiums for postretirement dental and vision coverage. In general, the plans stipulate that health and welfare benefits are paid as covered expenses are incurred.

Employees who were retirement eligible as of February 28, 2001, have at their option the right to participate in either Shell or KRATON postretirement health and welfare plans.

We accrue the cost of these benefits during the period in which the employee renders the necessary service.

Information concerning the plan obligation, the funded status, amounts recognized in our financial statements, and underlying actuarial assumptions are stated below.

	December 31,
	2002	2001
	(in thousands)
Change in benefit obligation:
Benefit obligation beginning of period	$6,599	$5,917
Service cost	323	313
Interest cost	388	370
Benefits paid	(9)	—
Actuarial gain	(450)	(1)

Benefit obligation at end of period	$6,851	$6,599

Reconciliation of plan assets:
Employer contributions	$9	$—
Benefits paid	(9)	—

	$— (a)	$— (a)

	December 31,
	2002	2001
	(in thousands)
Development of net amount recognized:
Funded status	$(6,851)	$(6,599)
Unrecognized cost:
Actuarial gain	(399)	(1)

Amount recognized in the statement of financial position	$(7,250)	$(6,600)

21	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(a) As part of the Transaction, Shell has committed to a future cash payment related to retiree medical expenses based on a specified dollar amount per employee, if certain contractual commitments are met. As of December 31, 2002 and 2001, we have recorded an asset of approximately $3 million as our estimate of the present value of this commitment.

Net periodic plan costs for the periods ending December 31, 2002 and 2001 consist of the following components:

	2002	2001
	(in thousands)
Components of net plan costs:
Service cost	$323	$313
Interest cost	388	370
Recognized net actuarial gain	(53)	—

Net plan costs	$658	$683

Weighted average assumptions:
Discount rate	6.75%	7.50%

The weighted average annual health care trend rate is assumed to be 7.5% and 8.0% for 2002 and 2001, respectively. The rate is assumed to decrease gradually to 4.0% in 2006 and remain level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care trend rates would have the following effects:

	1% Increase	1% Decrease
	(in thousands)
Effect on total of service and interest cost components	$181	(139)
Effect on postretirement benefit obligation	1,648	(1,276)

(d)	KRATON Savings Plan

The KRATON Savings Plan, as adopted on March 1, 2001, covers substantially all U.S. employees, including executive officers. KRATON Polymers amended and restated the Savings Plan in April 2002 to comply with changes in legislation in 2002, and subsequently submitted a revised request for an IRS determination letter. Since all qualified plans were required to comply with the new legislation in 2002, the IRS is experiencing a backlog of work. The KRATON Polymers Savings Plan has not yet received a determination, but we anticipate the Plan's qualification under Section 401(k) of the Internal Revenue Code in 2003.

Through automatic payroll deduction, participants have the option to defer up to 60% of eligible earnings in any combination of pretax and/or post-tax contributions. Contributions are subject to annual dollar limitations set forth in the Internal Revenue Code. We will make employer contributions of 0, 3, 5, or 10% of a participant’s compensation, based upon the employee’s completed years of service. For our employees who were employed as of February 28, 2001 and who

22	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

were previously employed by Shell, we recognize their Shell years of service for purposes of determining employer contributions under our Plan. Overall, a participant may direct up to a maximum of 100% of eligible earnings to this Plan, but cannot exceed the IRS maximum limit of $40,000 for the combined total of employee and employer contributions. Contributions to the plan for the year ended December 31, 2002 and the ten months ended December 31, 2001 were $2.8 million and $2.2 million, respectively.

(6)	Commitments and Contingencies

(a)	Lease Commitments

We have entered into various long-term noncancelable operating leases, including leases with Shell (see note 8). Future minimum lease commitments at December 31, 2002 are as follows: 2003 – $5.2 million; 2004 – $5.2 million; 2005 – $5.2 million; 2006 – $4.9 million; 2007 – $3.8 million; and thereafter – $16.2 million. We recorded $5.6 million and $4.1 million in rent expense for the year ended December 31, 2002 and the ten months ended December 31, 2001, respectively.

(b)	Environmental and Safety Matters

Our finished products are not classified as hazardous. However, our operations involve the handling, transportation, treatment, and disposal of potentially hazardous materials that are extensively regulated by environmental, health and safety laws, regulations, and permit requirements. Environmental permits required for our operations are subject to periodic renewal and can be revoked or modified for cause or when new or revised environmental requirements are implemented. Changing and increasingly strict environmental requirements can affect the manufacturing, handling, processing, distribution, and use of our chemical products and the raw materials used to produce such products and, if so affected, our business and operations may be materially and adversely affected. In addition, changes in environmental requirements can cause us to incur substantial costs in upgrading or redesigning our facilities and processes, including waste treatment, disposal, and other waste handling practices and equipment.

We conduct environmental management programs designed to maintain compliance with applicable environmental requirements at all of our facilities. We routinely conduct inspection and surveillance programs designed to detect and respond to leaks or spills of regulated hazardous substances and to correct identified regulatory deficiencies. We believe that our procedures for waste handling are consistent with industry standards and applicable requirements. In addition, we believe that our operations are consistent with good industry practice. However, a business risk inherent with chemical operations is the potential for personal injury and property damage claims from employees. contractors and their employees, and nearby landowners and occupants. While we believe our business operations and facilities generally are operated in compliance, in all material respects, with all applicable environmental and health and safety requirements, we cannot be sure that past practices or future operations will not result in material claims or regulatory action, require material environmental expenditures, or result in exposure or injury claims by employees, contractors and their employees, and the public. Some risk of environmental costs and liabilities are inherent in our operations and products, as it is with other companies engaged in similar businesses.

23	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

The Paulmia, Brazil, and Belpre, Ohio, facilities are subject to a number of actual and/or potential environmental liabilities primarily relating to contamination caused by former operations at those facilities. Some environmental laws could impose on us the entire costs of cleanup regardless of fault, legality of the original disposal, or ownership of the disposal site. In some cases, the governmental entity with jurisdiction could seek an assessment for damage to the natural resources caused by contamination from those sites. Shell has agreed, subject to certain limitations, in time and amounts to indemnify us against most environmental liabilities related to the acquired facilities that arise from conditions existing prior to the closing.

We had no material operating expenditures for environmental matters in 2002 and 2001.

(c)	Legal Proceedings

We and certain of our subsidiaries are parties to several legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on our financial position, results of operations, or cash flows. Shell has agreed subject to certain limitations to indemnify us for certain claims brought with respect to matters occurring before February 28, 2001.

(7)	Financial Instruments

(a)	Interest Rate Cap

KRATON entered into a 3-month LIBOR interest rate cap agreement with JP Morgan as of September 7, 2001, that will continue until May 7, 2004. This agreement had an initial cost to KRATON of $150,000 with no future expenses. The interest rate cap hedges $95 million of our $242 million outstanding Term Loans at the following rates for the following periods:

LIBOR interest rate cap	7.5% – September 7, 2001 to May 7, 2003
LIBOR interest rate cap	9% – May 7, 2003 to May 7, 2004

The fair value of this interest rate cap was immaterial at December 31, 2002 and 2001.

24	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(b)	Fair Value of Financial Instruments

The following table presents the carrying values and fair values of our long-term debt at December 31, 2002 and 2001:

	2002
	Carrying value	Fair value
	(in thousands)
Term loans	$242,236	$242,236
Notes	101,494	106,994

	2001
	Carrying value	Fair value
	(in thousands)
Term loans	$285,000	$285,000
Notes	100,450	100,450

Due to the Term Loans having variable interest rates, the fair value equals their carrying value. Our Notes are privately held; therefore, the fair value cannot be determined due to the lack of trading information. As of December 31, 2001, due to the relatively short period of time since the Transaction, management believes the fair value of the Notes approximates the carrying value. As of December 31, 2002, the fair value of the Notes was estimated based on a combination of (i) quoted market prices of traded issues of other specialty chemicals companies after considering differences in credit ratings, interest rates, and maturity dates and (ii) analysis of market interest rates and trends affecting us. The fair value of the Notes is an estimate. Accordingly, actual prices agreed to between buyers and sellers in private transactions could be substantially different than our estimate of the fair value.

(8)	Related-Party Transactions

KRATON entered into transactions with subsidiaries and affiliates of Shell at the time of the Transaction. Shell has an approximately 11% equity interest in us.

(a)	Leases with Shell

Each of our manufacturing facilities located in Berre, France; Pernis, The Netherlands; and Wesseling, Germany are located on property which is leased to us by Shell affiliates under long-term arrangements. The land on which our manufacturing facility in Berre, France, is located is leased to us by a Shell affiliate under the terms of two 30-year leases beginning from January 1, 2000. Our manufacturing facility in Pernis, The Netherlands, is leased to us by a Shell affiliate under the terms of a sublease, which expires on June 30, 2024. Our manufacturing facility in Wesseling, Germany, is leased to us by Basell Polyolefins, a joint venture between Shell and BASF GmbH pursuant to a business lease agreement for a term of 30 years commencing on March 31, 2000.

25	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

We lease from Shell research and development space at Shell’s Westhollow Technology Center, near Houston, Texas; at Louvain-La-Neuve, Belgium; and at Amsterdam, The Netherlands. The Houston, Texas, lease terminates in nine years; the Louvain-La-Neuve, Belgium, lease terminates in six years; and the Amsterdam, The Netherlands, lease terminates in four years.

We also lease our corporate headquarters in Houston, Texas, from a Shell affiliate. This lease terminates in June 2006.

All lease agreements with Shell and Shell affiliates are at negotiated arm’s length prices.

(b)	Operating Agreements with Shell

Shell operates our manufacturing facilities located in Berre, France; Pernis, The Netherlands; and Wesseling, Germany.

Our manufacturing facilities in Berre, France, and Pernis, The Netherlands, are situated on major Shell petrochemical sites at which other third party tenants also own facilities. Pursuant to two 20-year agreements, Shell operates and maintains the manufacturing facilities that we purchased in Berre, France, and Pernis, The Netherlands. Shell charges us fees based on certain costs incurred in connection with operating and maintaining these facilities. Pursuant to the agreements, Shell employs and provides all staff other than certain plant managers and assistant plant managers and technical personnel whom we may appoint.

Pursuant to a 40-year agreement dated March 31, 2000, Basell Polyolefins, Shell’s joint venture with BASF GmbH, operates, as well as provides certain services, materials, and utilities required to operate, the manufacturing facility in Wesseling, Germany. We pay Elenac a monthly fee as well as costs incurred by Elenac in providing the various services, even if the facility fails to produce any output (whether or not due to events within Elenac’s control) or we reject some or all output.

All operating agreements with Shell and Shell affiliates are at negotiated arm’s length prices.

(c)	Site Services, Utilities, Materials, and Facilities Agreements with Shell

Shell, through local operating affiliates, provides various site services, utilities, materials, and facilities at the manufacturing facilities they operate and maintain for us in Berre, France, and Pernis, The Netherlands; as well as at our research and development facilities in Amsterdam, The Netherlands; Louvain-la-Neuve, Belgium; and Houston, Texas. Generally these services, utilities, materials, and facilities are provided by Shell at our manufacturing facilities on either a long-term basis, short-term basis, or a sole-supplier basis. Items provided on a sole-supplier basis may not be terminated except upon termination of the applicable agreement in its entirety. Items provided on a long-term or short-term basis may be terminated individually under certain circumstances.

All site services, utilities, materials, and facilities agreements with Shell are at negotiated arm’s length prices.

26	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(d)	Raw Materials Agreements with Shell

Shell supplies minimum annual quantities of styrene, isoprene, and butadiene, the three most important raw materials for the production of KRATON products, to our manufacturing facilities in the U.S. and Europe.

Under each of the seven agreements summarized below, reasonably unforeseen circumstances, including plant breakdowns, will excuse performance by either party. In addition, pursuant to the agreements governing our U.S. facility, Shell’s inability to acquire any material necessary for manufacturing the applicable raw material from its usual sources and on terms it deems reasonable will excuse Shell’s nonperformance. If performance is excused in the U.S., Shell is not required to purchase the styrene, isoprene, or butadiene, as the case may be, to satisfy its obligations to us in the U.S., and can apportion its available supply among all its customers and its own internal uses as it deems fair and reasonable. As is the case in the U.S., in Europe, if Shell’s performance is excused, Shell is not required to purchase the styrene, isoprene, or butadiene, as the case may be, to satisfy its obligations to us and can, during the affected period, reduce, on a pro rata basis, the quantities it supplies to us and other contractual customers.

Styrene

Pursuant to an agreement dated August 30, 1999, Shell, through a local operating subsidiary, supplies, and we purchase, a nominated volume of styrene per year for our manufacturing facility in the U.S. We purchased approximately 45,000, and 39,000 metric tons of styrene pursuant to this agreement in 2001 and 2002, respectively. Pursuant to an agreement dated August 4, 2000, we purchase a minimum of 28,000 metric tons, and Shell, through a local operating subsidiary, supplies a maximum of 40,000 metric tons, of styrene per year in aggregate for our manufacturing facilities in The Netherlands, France, and Germany. The agreed annual quantities are subject to increase or decrease upon annual review by the parties. The initial term of each agreement ends December 31, 2005 and will automatically renew indefinitely subject to 12 months prior written notice of termination by either party.

In the U.S., Shell charges a price based on market prices for styrene, subject to a minimum based on the market prices for benzene and ethylene, the chemicals from which styrene is produced. Notwithstanding this price floor, however, Shell will match any lower price for available styrene of like quality and quantity produced in the U.S. under similar terms and conditions or will deduct from our remaining annual obligation all quantities we purchase at this price. In Europe, Shell charges a price based on market indicators, including market prices for benzene and ethylene and labor costs.

Isoprene

Pursuant to an agreement dated September 11, 1999, Shell, through a local operating subsidiary, supplies, and we purchase, a nominated volume of isoprene per year for our manufacturing facility in the U.S. We purchased approximately 30,000 and 34,000 metric tons of isoprene pursuant to this agreement in 2001 and 2002, respectively. Pursuant to an agreement dated February 28, 2001, we purchase a minimum of 20,000 metric tons, and Shell, through a local operating subsidiary, supplies a maximum of 25,000 metric tons, of isoprene per year in the aggregate for our manufacturing

27	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

facility in The Netherlands. The agreed annual quantities are subject to increase or decrease upon annual review by the parties. The initial term of each contract will end December 31, 2009 and will automatically renew indefinitely, subject to 12 and 24 months prior written notice of termination in the U.S. and The Netherlands, respectively, by either party.

If we fail to purchase 95% of the agreed quantity of isoprene in either the U.S. or The Netherlands in a given year, unless excused because of reasonably unforeseen circumstances, including plant breakdowns, we must pay Shell an idle capacity fee pursuant to formulas set forth in the contract.

In both the U.S. and The Netherlands, should we require additional isoprene above the agreed quantity, Shell will supply this additional demand at the agreed upon price from its own capacity or otherwise purchase such additional volumes on our behalf at the market price.

In both the U.S. and The Netherlands, Shell will charge a price based on monthly and annually calculated factors based on market indicators such as oil prices and labor costs.

We are currently renegotiating both of the U.S. and The Netherlands agreements and expect to finalize these agreements by the end of the first quarter of 2003.

Butadiene

Pursuant to an agreement dated September 11, 1999, Shell, through a local operating subsidiary, supplies, and we purchase, a nominated volume of butadiene per year for our manufacturing facility in the U.S. We purchased approximately 51,000 and 55,000 metric tons of butadiene pursuant to this agreement in 2001 and 2002, respectively. Pursuant to agreements dated July 1, 1999 and December 1, 1999, we purchase a minimum of 18,000 and 30,000 metric tons, and Shell supplies a maximum of 40,000 and 47,000 metric tons, of butadiene per year for our manufacturing facilities in France and Germany, respectively. The agreed annual quantities are subject to increase or decrease upon annual review by the parties. The initial terms for the supply arrangements in the U.S., France, and Germany end December 31, 2005, December 31, 2007, and December 31, 2040, respectively. Each contract will automatically renew indefinitely subject to 12, 24, and 60 months prior written notice of termination in the U.S., France, and Germany, respectively.

In both the U.S. and Europe, Shell charges a price based on published market prices for butadiene. In the U.S., however, if we can provide satisfactory evidence of available butadiene, in certain minimum quantities during a one-year period, of like quality produced in the U.S. at a lower price under similar terms and conditions and Shell chooses not to match this lower price, we may deduct all quantities so purchased from the remaining applicable annual quantity.

(e)	Transitional and Interim Service Arrangements with Shell

In connection with the Transaction, we identified certain services that we believed were necessary to our business and that we could not initially provide ourselves. In order to facilitate our transition to a stand-alone company, we entered into agreements whereby Shell and its affiliates have provided and/or continue to provide many of those services including financial services, information technology services, technical services, sales and marketing services, and operational, administrative, and supply management services for a period of between six months and two years, depending on the service, following the closing of the Transaction.

28	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

During the year ended December 31, 2002 and the ten months ended December 31, 2001, we incurred $4.2 million and $11.6 million, respectively, of startup costs related to accounting and information technology services that were either provided to us by Shell or were provided by third parties that were previously contracted by Shell.

Interim Agreements for Information Technology Services

Pursuant to two agreements executed at the closing of the Transactions, Shell provided information technology services to us. These services included voice communications systems, computer access and network services, customer service, desktop computer support, and other related services. The agreements each had a term of two years from the closing of the Transaction. We may terminate any particular service prior to expiration of the agreements, provided that we reimburse Shell for any expenses it incurs due solely to such termination.

During 2002, KRATON terminated these agreements and negotiated a new contract with and transitioned to a new information technology service provider to provide continued support for the majority of our information technology requirements through June 2005. We provide any and all other information technology services not provided by the new provider.

Other Transitional Services

Additional transitional and interim arrangements with Shell and its affiliates include:

•	at our Belpre, Ohio, manufacturing facility and Westhollow research facility in Houston, Texas, for automatically renewable one-year periods, technical services, including chemical engineering services, equipment engineering, access to technical personnel, and information technology infrastructure and applications services; and

•	at our Westhollow research facility, for automatically renewable one-year periods, library services, files, and records management and travel management.

(f)	Infineum

We have entered into several commercial agreements with Infineum, a joint venture between Shell and ExxonMobil, related to: (i) the sharing by Infineum of certain production capacity at our Belpre, Ohio, manufacturing facility, and (ii) our production of certain additives for Infineum at our Berre, France, manufacturing facility. The Belpre, Ohio, agreements have a 30-year term, and the Berre, France, agreement has an initial term ending in June 2004, extendable for another two-year term.

29	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(g)	Related-Party Amounts

The aggregate amounts of related-party transactions were as follows for the periods ended December 31, 2002 and 2001:

	2002	2001
	(in thousands)
Sales to related parties	$24,301	$19,101
Purchases from related parties	210,637	150,489
Research and development expenses	5,223	4,458
Selling, general, and administrative expenses	11,022	16,713

(h)	Revenues

Sales to related parties are derived primarily from the sale of finished goods. Amounts due from related parties were $9.6 million and $16.5 million as of December 31, 2002 and 2001, respectively.

(i)	Cost of Goods Sold

We purchase the majority of our primary feedstocks from Shell companies. As discussed, Shell may also provide site services, utilities, materials, facilities, and operatorship services. Amounts due to related parties were $18.7 million and $27.8 million as of December 31, 2002 and 2001, respectively.

(j)	Research and Development Expenses

Research and development activities are performed largely by KRATON employees located at Shell’s technology centers in Houston, Texas, The Netherlands, and Belgium.

(k)	Other

In addition, we entered into an agreement with Ripplewood Holdings, LLC, our principal equity investor, to provide consulting and management advisory services to us for an annual fee of $2 million. For the year ended December 31, 2002 and the ten months ended December 31, 2001, we paid these affiliates approximately $2.2 million and $1.8 million, respectively, which is included in selling, general, and administrative expenses.

(9)	Members’ Equity

(a)	Capitalization

Our capitalization is governed by an Amended and Restated Limited Liability Company Agreement and Investors Rights Agreement dated as of February 28, 2001, as amended to date (the LLC Agreement). Our membership interests authorized by the LLC Agreement are divided into units (Units). The LLC Agreement has authorized us to issue the following Units: 40,000 Class A Preferred Units (Class A Units); 123,240 Class B Units (Class B Units); 12,536 Class C Units (Class C Units); and 200,000 Units(Undesignated Units) that may be designated in the future in the discretion of our Board of Representatives (Board). At December 31, 2002 and 2001, 40,000 Class A

30	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Units, 103,920 Class B Units, 10,749 Class C Units and no Undesignated Units were issued and outstanding. Each of the Class A Units and Class B Units have been issued for $1,000 per Unit.

(b)	Warrants

In connection with the sale of the Notes and the Class A Units, we issued Warrants (Warrants), exercisable at a nominal price, to purchase 10,970 Class B Units and 7,395 Class B Units, respectively. At December 31, 2002 and 2001, all 18,365 of these Warrants remained outstanding. Accretion expense for the year ended December 31, 2002, and the ten months ended December 31, 2001, on the warrants related to the Notes, included as a component of interest expense, was approximately $1,044,000 and $870,000, respectively. Accretion expense for the year ended December 31, 2002 and the ten months ended December 31, 2001, for the Class A Units, included in preferred stock dividends and accretion was approximately $702,000, and $585,000, respectively.

(c)	Management Equity Plan

We have established a management equity plan (the Plan) designed lo align the interests of management with those of the holders of our Units. Pursuant to the LLC Agreement, we initially reserved for issuance 3,175 Class B Units and 6,095 Class C Units for issuance pursuant to the Plan. Under the Plan, a management participant purchases interests in either Ripplewood Chemical Management LLC or Ripplewood Chemical Management Corporation (the Management Equity Vehicles). The Management Equity Vehicle then purchases a like number of our Units. For each Class B Unit indirectly acquired by each participant in the Plan, that participant is granted a number of Class C Units. The participant is fully vested in each of his Class B Units, but the Class C Units granted to him are subject to forfeiture, based upon a declining scale, if the participant voluntarily terminates his employment without “Good Reason” prior to the fourth anniversary of the date of grant, or terminates employment with “Good Reason,” or is terminated by us without “Cause” prior to the third anniversary of the date of grant. Participants terminated for “Cause” prior to the fourth anniversary of the date of grant forfeit all Class C Units. At December 31, 2002 and 2001, 2,220 Class B Units and 4,308 Class C Units had been issued to the Management Equity Vehicles pursuant to the Plan, which Units are included in the numbers outstanding described above.

In connection with the Plan, KRATON loaned to each Plan participant up to 75% of the purchase price of the Class B Units issued to such participant. Each such loan matures in four consecutive annual installments, commencing on the fourth anniversary of the date thereof, in amounts equal to 6.67%, 6.67%, 6.67%, and 79.99% of the principal amount of the Loan on the fourth, fifth, sixth, and seventh anniversary dates of such loan, respectively. Interest accrues on such loans at the prime rate in effect at The Chase Manhattan Bank plus 0.5%. At December 31, 2002 and 2001, such loans in the principal amount of $1.4 million and $1.3 million, respectively, were outstanding and included in members’ equity.

31	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(d)	Distributions

Net income and losses are required to be allocated among our members in a manner such that the capital account of each member, immediately after making such allocation, is equal, as nearly as possible, to the distributions that would be made to such member if we were dissolved, our affairs wound up and our assets sold for cash equal to their carrying value, all of our liabilities were satisfied, and our net assets were distributed to the members (in the percentages required by the LLC Agreement) immediately after making such allocation. The proceeds of any sale of our assets are required to be distributed in the following order:

1.	First, 100% to the holders of Class A Units (Class A Holders) until such holders have received distributions equal to their capital contribution plus a guaranteed 14% per annum cumulative annual compounded return on their capital contributions, less any prior distributions. Dividends on the Class A Units were approximately $6,870,000 and $4,615,000 for the year ended December 31, 2002 and the ten months ended December 31, 2001, respectively.

2.	Second, 100% to the holders of the Class B Units, including the Management Equity Vehicles and holders of Warrants (Class B Holders), until each Class B Holder has received distributions equal to such holder’s capital contribution or deemed capital contribution less any prior distributions.

3.	Third, amounts equal to an 8% cumulative annual compound return to the Class B Holders and holders of Class C Units, including the Management Investment Vehicles (Class C Holders).

4.	Fourth, an amount equal to 10% of the amount distributed in Clause 3 above and this clause with respect to Class B Holders other than Warrant holders, to Ripplewood Holdings LLC (Ripplewood) and an amount such that a pro rata portion of the amount distributed under this Clause 4 is distributed to holders of Warrants, the Management Investment Vehicles with respect to its Class B Units and the Class C Holders according to the percentage of total Units each such holder owns.

5.	Fifth, thereafter, 100% pro rata to all Class B Holders and Class C Holders, provided that, with respect to Class B Holders other than the Management Equity Vehicles and holders of Warrants, 10% of such amount will be paid to Ripplewood.

To the extent funds are legally available therefore, we are required, no later than five business days prior to the date that federal quarterly tax payments are due, to make cash distributions (Tax Distributions) to each holder of Units or Warrants equal to 50% of the amount of taxable income allocated to such holder (in its capacity as holder of Units or Warrants) during such period. On January 9, 2002, we distributed $2,307,490 to the Class A Holders representing 50% of the $4,614,980 of income allocated to them during the period from February 28, 2001 through December 31, 2001. In addition, we distributed $2.3 million during 2002 to the Class A Holders as estimated payments for the 50% of income to be allocated to them for 2002.

32	(Continued)

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Although the Class A Units accrue distributions at a 14% per annum compounded rate from the date of their initial issuance, we are not required to make cash distributions to the Class A Holders (other than Tax Distributions) in respect of those accrued distributions until March 31, 2006. However, if at any time following March 31, 2006, we fail to pay those quarterly distributions in cash, an Event of Noncompliance will have occurred. Events or Noncompliance may also occur if we violate other provisions of the LLC Agreement or SPA. During the continuation of an Event of Noncompliance, (x) the Class A Unit yield rate will increase automatically from 14% per annum to 16% per annum, and (y) the size of the Board will be expanded by up to two additional Representatives and the Class A Holders will have the sole right to designate and elect the two additional Representatives to the Board. On February 28, 2012, we must redeem the Class A Units for an amount equal to their initial issuance price plus all accrued but unpaid distributions thereon. Upon a “change of control” (as defined in the SPA) each Class A Holder will have the right to require us to redeem his Class A Units for an amount equal to 101% of the sum of their initial issuance price plus all accrued but unpaid distributions thereon.

33

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Balance Sheet

December 31, 2002 (Unaudited)

(In thousands of US. dollars)

Assets	U.S. Operations	Non-U.S. Operations	KRATON	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$1,034	$13,234	$37	$—	$14,305
Receivables	35,178	49,479	—	—	84,657
Due from related parties	10,375	8,619	120	(9,510)	9,604
Inventories of products	112,878	87,210	(7,079)	—	193,009
Inventories of materials and supplies	6,930	2,650	—	—	9,580
Other current assets	672	4,269	5,875	—	10,816

Total current assets	167,067	165,461	(1,047)	(9,510)	321,971

Property, plant, and equipment, less accumulated depreciation	186,090	77,025	(1,128)	—	261,987
Intangible assets, at cost less accumulated amortization	1,628	48,811	(50,439)	—	—
Investment in joint venture	—	9,157	—	—	9,157
Other long-term assets	152,808	1,156	134,461	(286,259)	2,166
Deferred financing costs	—	—	13,370	—	13,370

Total assets	$507,593	$301,610	$95,217	$(295,769)	$608,651

Liabilities and Members’ Equity
Current liabilities
Current portion of long-term debt	$—	$—	$22,599	$—	$22,599
Accounts payable – trade	6,067	9,246	—	—	15,313
Other payables and accruals	27,022	15,991	(1,579)	—	41,434
Owing to related parties	4,401	18,288	5,508	(9,510)	18,687
Insurance bond	—	—	—	—	—

Total current liabilities	37,490	43,525	26,528	(9,510)	98,033

Long-term debt, net of current portion	—	—	321,131	—	321,131
Deferred income taxes	—	1,831	—	—	1,831
Long-term liabilities	5,243	134,152	155,948	(286,259)	9,084

Total liabilities	42,733	179,508	503,607	(295,769)	430,079

Commitments and contingencies (note 6)

Equity	464,860	112,500	(408,390)	—	168,970
Accumulated other comprehensive income	—	9,602	—	—	9,602

Total members’ equity	464,860	122,102	(408,390)	—	178,572

Total liabilities and members’ equity	$507,593	$301,610	$95,217	$(295,769)	$608,651

See accompanying independent auditors’ report.

34

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Balance Sheet

December 31, 2001 (Unaudited)

(In thousands of U.S. dollars)

Assets	U.S. Operations	Non-U.S. Operations	KRATON	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$6,811	$17,208	$171	$—	$24,190
Receivables	32,877	41,822	(2,115)	—	72,584
Due from related parties	19,157	10,925	23,255	(36,825)	16,512
Inventories of products	102,930	53,865	(471)	—	156,324
Inventories of materials and supplies	14,577	2,514	(2,501)	—	14,590
Other current assets	381	2,138	2,461	—	4,980

Total current assets	176,733	128,472	20,800	(36,825)	289,180

Property, plant, and equipment, less accumulated depreciation	206,550	70,847	(3,121)	—	274,276
Intangible assets, at cost less accumulated amortization	1,631	48,808	(50,439)	—	—
Investment in joint venture	—	8,022	—	—	8,022
Other long-term assets	66,646	50	128,803	(195,434)	65
Deferred income taxes	—	620	—	—	620
Deferred financing costs	—	—	17,133	—	17,133

Total assets	$451,560	$256,819	$113,176	$(232,259)	$589,296

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—	$33,880	$—	$33,880
Accounts payable – trade	4,937	1,882	—	—	6,819
Other payables and accruals	16,690	17,167	7,321	—	41,178
Owing to related parties	18,900	32,410	13,299	(36,825)	27,784
Insurance bond	1,043	—	—	—	1,043

Total current liabilities	41,570	51,459	54,500	(36,825)	110,704

Long-term debt, net of current portion	—	—	351,570	—	351,570
Deferred income taxes	—	—	—	—	—
Long-term liabilities	2,405	124,369	74,512	(195,434)	5,852

Total liabilities	43,975	175,828	480,582	(232,259)	468,126

Commitments and contingencies (note 6)

Equity	407,585	90,843	(367,406)	—	131,022
Accumulated other comprehensive loss	—	(9,852)	—	—	(9,852)

Total members’ equity	407,585	80,991	(367,406)	—	121,170

Total liabilities and members’ equity	$451,560	$256,819	$113,176	$(232,259)	$589,296

See accompanying independent auditors’ report.

35

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Statement of Operations

Year ended December 31, 2002 (Unaudited)

(In thousands of U.S. dollars)

	U.S. Operations	Non-U.S. Operations	KRATON	Eliminations	Consolidated
Revenues:
Sales	$365,390	$337,349	$—	$(82,674)	$620,065
Other income	—	8,853	—		8,853

Total revenues	365,390	346,202	—	(82,674)	628,918

Costs and expenses
Cost of goods sold	236,352	267,061	4,239	(82,674)	424,978

Gross profit	129,038	79,141	(4,239)	—	203,940

Research and development expenses	13,123	9,861	—	—	22,984
Selling, general, and administrative expenses	37,943	28,251	(631)	—	65,563
Depreciation	23,570	5,000	(404)	—	28,166
Earnings in joint venture	—	(1,171)	—	—	(1,171)
Interest expense (income)	(2,873)	6,259	32,680	—	36,066

Income (loss) before income taxes	57,275	30,941	(35,884)	—	52,332

Income tax expense	—	(9,793)	—	—	(9,793)

Net income (loss)	$57,275	$21,148	$(35,884)	$—	$42,539

See accompanying independent auditors’ report.

36

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Statement of Operations

Period from February 28, 2001 (inception) through December 31, 2001 (Unaudited)

(In thousands of U.S. dollars)

	U.S. Operations	Non-U.S. Operations	KRATON	Eliminations	Consolidated
Revenues:
Sales	$300,163	$260,734	$—	$(48,461)	$512,436
Other income	—	10,373	—	—	10,373

Total revenues	300,163	271,107	—	(48,461)	522,809

Costs and expenses
Cost of goods sold	184,720	220,710	46,700	(48,461)	403,669

Gross profit	115,443	50,397	(46,700)	—	119,140

Research and development expenses	10,736	8,324	—	—	19,060
Selling, general, and administrative expenses	27,589	30,531	30	—	58,150
Depreciation	20,763	3,867	(335)	—	24,295
Earnings in joint venture	—	(1,045)	—	—	(1,045)
Interest expense (income)	(1,001)	4,773	33,900	—	37,672

Income (loss) before income taxes	57,356	3,947	(80,295)	—	(18,992)

Income tax (expense) benefit	—	1,725	(2,625)	—	(900)

Net income (loss)	$57,356	$5,672	$(82,920)	$—	$(19,892)

See accompanying independent auditors’ report.

37

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Statement of Cash Flows

Year ended December 31, 2002 (Unaudited)

(In thousands of U.S dollar)

	U.S. Operations	Non-U.S. Operations	KRATON	Consolidated
Net cash provided by operating activities	$80,908	$(7,497)	$(24,759)	$48,652

Cash flows (used for) provided by investing activities:
Purchase of business, including transaction costs	—	—	—	—
Purchase of property, plant, and equipment	(5,101)	(3,071)	—	(8,172)

Net cash used by investing activities	(5,101)	(3,071)	—	(8,172)

Cash flows provided by (used for) financing activities:
Repayment of debt	—	—	(42,764)	(42,764)
Proceeds from (payments on) intercompany loans	(81,584)	8,561	73,023	—
Cash contributions from (distributions to) members, net	—	—	(4,591)	(4,591)
Net proceeds from insurance bond	—	—	(1,043)	(1,043)

Net cash provided by financing activities	(81,584)	8,561	24,625	(48,398)

Effect of exchange rate differences on cash	—	(1,967)	—	(1,967)

Net increase (decrease) in cash and cash equivalents	(5,777)	(3,974)	(134)	(9,885)

Cash and cash equivalents, beginning of period	6,811	17,208	171	24,190

Cash and cash equivalents, end of period	$1,034	$13,234	$37	$14,305

See accompanying independent auditors’ report.

38

RIPPLEWOOD CHEMICAL HOLDINGS LLC AND SUBSIDIARIES

Consolidating Statement of Cash Flows

Period from February 28, 2001 (inception) through December 31, 2001 (Unaudited)

(In thousands of U.S. dollars)

	U.S. Operations	Non-U.S. Operations	KRATON	Consolidated
Net cash provided by operating activities	$83,654	$16,145	$(37,283)	$62,516

Cash flows (used for) provided by investing activities
Purchase of business, including transaction costs	—	—	(530,100)	(530,100)
Purchase of property, plant and equipment	(6,455)	(2,931)	—	(9,386)

Net cash used by investing activities	(6,455)	(2,931)	(530,100)	(539,486)

Cash flows provided by (used for) financing activities
Proceeds from debt	—	—	420,000	420,000
Repayment of debt	—	(500)	(25,000)	(25,500)
Proceeds from issuance of common equity	—	—	125,494	125,494
Deferred financing costs	—	—	(20,000)	(20,000)
Proceeds from (payments on) intercompany loans	(70,388)	4,371	66,017	—
Net proceeds from insurance bond	—	—	1,043	1,043

Net cash provided by financing activities	(70,388)	3,871	567,554	501,037

Effect of exchange rate differences on cash	—	123	—	123

Net increase (decrease) in cash and cash equivalents	6,811	17,208	171	24,190

Cash and cash equivalents, beginning of period	—	—	—	—

Cash and cash equivalents, end of period	$6,811	$17,208	$171	$24,190

See accompanying independent auditors’ report.

39

Ripplewood Chemical Holdings LLC and Subsidiaries

Consolidated Financial Statements

September 30, 2003 (unaudited) and December 31, 2002 (audited)

Ripplewood Chemical Holdings LLC and Subsidiaries

Consolidated and Combined Balance Sheets

September 30, 2003 (unaudited) and December 31, 2002 (audited)

(in thousands of U.S. dollars)

	September 2003	December 2002
	(unaudited)	(audited)
Assets
Current Assets:
Cash and cash equivalents	$55,648	$14,305
Receivables	100,369	84,657
Due from related parties	7,459	9,604
Inventories of products	198,231	193,009
Inventories of materials and supplies	10,735	9,580
Other current assets	11,064	10,816

Total current assets	383,506	321,971

Property, plant and equipment, at cost, less accumulated depreciation	258,562	261,987
Investment in equity affiliate	8,905	9,157
Deferred financing costs	10,976	13,370
Other long term assets	2,144	2,166

Total assets	$664,093	$608,651

Liability and Members’ Equity
Current liabilities:
Current portion of long-term debt	$22,599	$22,599
Accounts payable - trade	16,213	15,313
Other payable and accruals	47,917	41,434
Due to related parties	36,250	18,687
Insurance bond payable	745	—

Total current liabilities	123,724	98,033

Term debt	202,688	219,637
Senior Subordinate Notes	102,277	101,494
Deferred income taxes	3,064	1,831
Long-term liabilities	11,680	9,084

Total liabilities	443,433	430,079

Commitments and contingencies	—	—

Members’ equity
Preferred equity	42,905	39,742
Common equity	148,008	129,228
Accumulated other comprehensive income	29,747	9,602

Total members’ equity	220,660	178,572

Total liabilities and members’ equity	$664,093	$608,651

Ripplewood Chemical Holdings LLC and Subsidiaries

Consolidated and Combined Statements of Income

Year To Date September 30, 2003 (unaudited) and 2002 (unaudited).

Month Ended September 30, 2003 (unaudited) and 2002 (unaudited)

(in thousands of U.S. dollars)

	Month ended September 30,		Year to date September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Sales	$63,685	$58,191	$519,124	$470,314
Other Income	1,228	636	10,125	5,010

Total Revenue	64,913	58,827	529,249	475,324

Costs and expenses
Costs of goods sold	46,955	38,187	397,571	319,584

Gross Profit	17,958	20,640	131,678	155,740

Research and development expenses	1,783	2,026	16,506	16,968
Selling, general and administrative expenses	5,164	5,226	44,198	49,874
Depreciation and amortization	1,970	2,345	20,371	20,908
(Earnings) loss in joint venture	(82)	(94)	(241)	(599)
Interest expense	2,644	2,349	23,883	27,998

Income before income taxes	6,479	8,788	26,961	40,591
Income tax (expense) benefit	(609)	(982)	(2,204)	(4,637)

Net income	5,870	7,806	24,757	35,954
Preferred stock dividends and warrant accretion	682	588	6,128	5,139

Net income attributable to common equity	$5,188	$7,218	$18,629	$30,815

Ripplewood Chemical Holding LLC and Subsidiaries

Consolidated and Combined Statements of Income

Three Months Ended September 30, 2003 (unaudited) and 2002 (unaudited).

(in thousands of U.S dollars)

	Three Months Ended
	Sept. 2003	Sept. 2002
	(unaudited)	(unaudited)
Revenues:
Sales	$183,443	$164,134
Other Income	3,622	2,321

Total Revenue	187,065	166,460

Costs and expenses:
Costs of goods sold	135,661	115,683

Gross Profit	51,404	50,777

Research and development expenses	5,509	5,639
Selling, general and administrative expenses	14,905	16,556
Depreciation and amortization	6,473	6,906
(Earnings) loss in joint venture	(8)	68
Interest expense	7,925	9,497

Income before income taxes	16,600	12,111
Income tax (expense) benefit	(2,823)	(8,788)

Net income	13,777	3,323
Preferred stock dividends and warrant accretion	2,107	1,713

Net income attributable to common equity	$11,670	$1,610

Ripplewood Chemical Holdings LLC and Subsidiaries

Consolidated and Combined Statements of Changes in Members’ Equity and Comprehensive Income (Loss)

Year To Date September 30, 2003 (unaudited) and 2002 (unaudited).

(in thousands of U.S. dollars)

	Class A preferred units	Class B units	Accumulated other comprehensive income (loss)	Total
Balance, December 31, 2001	$36,780	$94,242	$(9,852)	$121,170
Comprehensive income:
Net income - year to date September 30, 2002	—	35,954	—	35,954
Other comprehensive income
Foreign currency adjustments	—	—	7,756	7,756

Total comprehensive income				43,710

Cash contributions from members	—	19	—	19
Cash distribution to members	(3,818)	—	—	(3,818)
Preferred units dividends	4,608	(4,608)	—	—
Warrant accretion	531	(531)	—	—

Balance, September 30, 2002	$38,101	$125,076	$(2,096)	$161,081

Balance, December 31, 2002	$39,742	$129,228	$9,602	$178,572
Comprehensive income
Net income - year to date September 30, 2003	—	24,757	—	24,757
Other comprehensive income
Foreign currency adjustments	—	—	20,145	20,145

Total comprehensive income				44,902

Repayment of loans to members	—	151	—	151
Cash distribution to members	(2,965)	—	—	(2,965)
Preferred units dividends	5,597	(5,597)	—	—
Warrant accretion	531	(531)	—	—

Balance, September 30, 2003	$42,905	$148,008	$29,747	$220,660

Ripplewood Chemical Holdings LLC and Subsidiaries

Consolidated and Combined Statements of Cash Flows

Year To Date September 30, 2003 (unaudited) and 2002 (unaudited).

Month Ended September 30, 2003 (unaudited) and 2002 (unaudited)

(in thousands of U.S. dollars)

	Month ended September 30,		Year to date September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows provided by (used in) operating activities:
Net income	$5,870	$7,806	$24,757	$35,954
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,970	2,345	20,371	20,908
Amortization of deferred financing costs	266	781	2,394	2,965
Accretion of discount on Senior Subordinated Notes	87	87	783	783
Loss on disposal of fixed assets	27	(13)	203	76
Undistributed (earnings) loss of equity affiliates	(82)	(94)	(241)	(599)
Distribution of earnings from equity affiliates	—	—	1,063	710
Decrease (increase) in working capital
Accounts receivable	1,371	1,217	(10,495)	(16,303)
Due (to) from related party	4,298	(1,698)	18,543	14,867
Inventories	(731)	(3,980)	3,589	(5,405)
Other assets	(45)	(25)	192	(2,210)
Accounts payable, other payables and accruals and long-term liabilities	3,695	(1,212)	9,555	16,419

Net cash provided by (used in) operating activities	$16,726	$5,214	$70,714	$68,165
Cash flows provided by (used in) investing activities:
Purchase of business, including transaction costs	—	—	—	—
Purchase of plant and equipment	(1,369)	(433)	(8,923)	(5,187)

Net cash used in investing activities	(1,369)	(433)	(8,923)	(5,187)
Cash flows provided by (used in) financing activities:
Proceeds from debt	—	—	—	—
Repayment of debt	(5,650)	(12,497)	(16,949)	(40,267)
Proceeds from issuance of common equity	—	—	—	—
Net cash contribution from (distribution to) members	—	—	(2,965)	(3,800)
Repayment of loans to members	—	—	151	—
Deferred financing costs	—	—	—	—
Net proceeds from (payment of) insurance bond	(745)	(632)	745	221

Net cash provided by (used in) financing activities	(6,395)	(13,129)	(19,018)	(43,846)
Effects of exchange rate differences on cash	(665)	362	(1,430)	(1,609)

Net increase (decrease) in cash and cash equivalents	8,297	(7,986)	41,343	17,523
Cash and cash equivalents at beginning of the period	47,351	49,699	14,305	24,190

Cash and cash equivalents at end of the period	$55,648	$41,713	$55,648	$41,713

Supplemental Disclosure Cash Flower Information:
Cash paid during the period for income taxes	$—	$—	$2,211	$292
Cash paid during the period for interest	$1,595	$7,092	$23,754	$28,829

Ripplewood Chemical Holding LLC and Subsidiaries

Consolidated and Combined Statements of Cash Flows

Three Months Ended September 30, 2003 (unaudited) and 2002 (unaudited).

(in thousands of U.S dollars)

	Three Months Ended
	Sept. 2003	Sept. 2002
	(unaudited)	(unaudited)
Cash flows provided by (used in) operating activities:
Net income	$13,777	$26,254
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	6,473	7,060
Amortization of deferred financing costs	798	1,327
Accretion of discount on Senior Subordinated Notes	261	261
(Gain) loss on disposal of fixed assets	55	47
Undistributed (earnings) loss of equity affiliates	(8)	(367)
Distribution of earnings from equity affiliates	—	—
Decrease (increase) in working capital
Accounts receivable	(4,983)	4,647
Due (to) from related party	5,353	(5,158)
Inventories	1,756	(4,963)
Other assets	180	(54)
Accounts payable, other payables and accruals and long-term liabilities	5,377	2,669

Net cash provided by (used in) operating activities	$29,039	$31,723
Cash flows provided by (used in) investing activities:
Purchase of business, including transaction costs	—	—
Purchase of plant and equipment	(3,403)	(1,433)

Net cash used in investing activities	(3,403)	(1,433)
Cash flows provided by (used in) financing activities
Proceeds from debt	—	—
Repayment of debt	(5,650)	(15,096)
Proceeds from issuance of common equity	—	—
Net cash contribution from (distribution to) members	(1,834)	(1,512)
Repayment of loans to members	(8)	—
Deferred financing costs	—	—
Net proceeds from (payment of) insurance bond	(2,236)	(1,894)

Net cash (used in) financing activities	(9,728)	(18,502)
Effects of exchange rate differences on cash	332	61

Net increase (decrease) in cash and cash equivalents	16,240	11,849
Cash and cash equivalents at beginning of the period	39,408	29,864

Cash and cash equivalents at end of the period	$55,648	$41,713

Supplemental Disclosure Cash Flower Information:
Cash paid during the period for income taxes	$—	$—
Cash paid during the period for interest	$9,334	$11,667

Ripplewood Chemical Holdings LLC and Subsidiaries

Year To Date September 30, 2003 (unaudited)

1.	Basis of Presentation

The consolidated and consolidating financial statements as of and year to date ended September 30, 2003, include the accounts of Ripplewood Chemical Holdings LLC and Subsidiaries (the “Company”). Intercompany accounts and transactions within the Company have been eliminated. Investments in joint ventures which are not majority owned, or which the Company does not control, but over which it exercises significant influence, are accounted for using the equity method. The Company believes that all adjustments of a normal recurring nature that are necessary for a fair presentation of the results of the interim periods presented in this report have been made.

The interim unaudited consolidated and consolidating and interim combined and combining financial statements should be read in conjunction with the Company’s audited Consolidated Financial Statements and accompanying Notes as of December 31, 2002 and 2001.

Ripplewood Chemical Holdings LLC and Subsidiaries

September 30, 2003 (unaudited)

(in thousands of U.S dollars)

Consolidating Balance Sheet

September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$39,353	$16,294	$1	$—	$55,648
Receivables	36,454	63,915	0	—	100,369
Due from related parties	15,666	7,572	119	(15,898)	7,459
Inventories of products	115,619	89,896	(7,284)	—	198,231
Inventories of materials and supplies	7,082	3,653	—	—	10,735
Other current assets	821	6,143	4,100	—	11,064

Total current assets	214,995	187,473	(3,064)	(15,898)	383,506

Property, plant and equipment, at cost, less accumulated depreciation	175,770	85,539	(2,747)	—	258,562
Intangible assets, at cost less accumulated amortization	0	48,811	(48,811)	—	—
Investments in equity affiliate	—	8,905	—	—	8,905
Other long-term assets	176,600	696	118,607	(293,759)	2,144
Deferred financing costs	—	—	10,976	—	10,976

Total assets	$567,365	$331,424	$74,961	$(309,657)	$664,093

Liabilities, Members’ Equity and Accumulated Other Comprehensive Loss

Current liabilities
Current portion of long-term debt	$—	$—	$22,599	$—	$22,599
Accounts payable - trade	6,079	10,134	—	—	16,213
Other payables and accruals	34,483	24,177	(10,743)	—	47,917
Due to related parties	14,603	25,377	12,168	(15,898)	36,250
Insurance bond payable	—	—	745	—	745

Total current liabilities	55,165	59,688	24,769	(15,898)	123,724

Term debt	—	—	202,688	—	202,688
Senior subordinate notes	—	—	102,277	—	102,277
Deferred income taxes	—	3,064	—	—	3,064
Long-term liabilities	7,791	117,806	179,842	(293,759)	11,680

Total liabilities	62,956	180,558	509,576	(309,657)	443,433

Commitments and contingencies	—	—	—	—	—
Members’ Equity	504,409	121,119	(434,615)	—	190,913
Accumulated other comprehensive loss	—	29,747	—	—	29,747

Total members’ equity and accumulated other comprehensive loss	504,409	150,866	(434,615)	—	220,660

Total liabilities, members’ equity	$567,365	$331,424	$74,961	$(309,657)	$664,093

Ripplewood Chemical Holdings LLC and Subsidiaries

Month Ended September 30, 2003 (unaudited)

(in thousands of U.S. dollars)

Consolidating Statement of Income (Loss) and Comprehensive Income (Loss)

Month Ended September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Revenues:
Sales	$33,486	$35,505	$—	$(5,306)	$63,685
Other income	—	1,228	—	—	1,228

Total revenues	33,486	36,733	—	(5,306)	64,913
Costs and expenses
Cost of goods sold	22,261	30,000	—	(5,306)	46,955

Gross profit	11,225	6,733	—	—	17,958

Research and development expenses	1,037	746	—	—	1,783
Selling, general and administrative expenses	3,117	2,047	—	—	5,164
Depreciation and amortization	1,501	503	(34)	—	1,970
(Earnings) loss in joint venture	—	(82)	—	—	(82)
Interest expense (income)	(394)	431	2,607	—	2,644

Income (loss) before income taxes	5,964	3,088	(2,573)	—	6,479
Income tax (expense) benefit	—	(609)	—	—	(609)

Total income (loss)	5,964	2,479	(2,573)	—	5,870
Preferred stock dividends and warrant accretion	—	—	682	—	682

Net income (loss) attributable to common equity	$5,964	$2,479	$(3,255)	$—	$5,188

Comprehensive income (loss)
Net income (loss)	$5,964	$2,479	$(2,573)	$—	$5,870
Currency translation gain	—	9,977	—	—	9,977

Comprehensive income (loss)	$5,964	$12,456	$(2,573)	$—	$15,847

Ripplewood Chemical Holding LLC and Subsidiaries

Three Months Ended September 30, 2003 (unaudited)

(in thousands of U.S. dollars)

Consolidating Statement of Income (Loss) and Comprehensive Income (Loss)

Three Months Ended September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Revenues
Sales	$102,574	$98,144	$—	$(17,275)	$183,443
Other income	—	3,622	—	—	3,622

Total revenues	102,574	101,766	—	(17,275)	187,065
Costs and expenses
Cost of goods sold	73,005	80,131	(200)	(17,275)	135,661

Gross profit	29,569	21,635	200	—	51,404

Research and development expenses	3,031	2,478	—	—	5,509
Selling, general and administrative expenses	8,784	6,121	—	—	14,905
Depreciation and amortization	5,072	1,502	(101)	—	6,473
(Earnings) loss in joint venture	—	(8)	—	—	(8)
Interest expense (income)	(1,156)	1,264	7,817	—	7,925

Income (loss) before income taxes	13,838	10,278	(7,516)	—	16,600
Income tax (expense) benefit	—	(2,823)	—	—	(2,823)

Total income (loss)	13,838	7,455	(7,516)	—	13,777
Preferred stock dividends and warrant accretion	—	—	2,107	—	2,107

Net income (loss) attributable to common equity	$13,838	$7,455	$(9,623)	$—	$11,670

Comprehensive income (loss)
Net income (loss)	$13,838	$7,455	$(7,516)	$—	$13,777
Currency translation gain	—	1,592	—	—	1,592

Comprehensive income (loss)	$13,838	$9,047	$(7,516)	$—	$15,369

Ripplewood Chemical Holdings LLC and Subsidiaries

Year To Date September 30, 2003 (unaudited)

(in thousands of U.S. dollars)

Consolidating Statement of Income (Loss) and Comprehensive Income (Loss)

Year To Date September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Revenues
Sales	$285,850	$290,816	$—	$(57,542)	$519,124
Other income	—	10,125	—	—	10,125

Total revenues	285,850	300,941	—	(57,542)	529,249
Costs and expenses
Cost of goods sold	199,839	255,069	205	(57,542)	397,571

Gross profit	86,011	45,872	(205)	—	131,678

Research and development expenses	9,207	7,299	—	—	16,506
Selling, general and administrative expenses	24,412	19,786	—	—	44,198
Depreciation and amortization	16,372	4,302	(303)	—	20,371
(Earnings) loss in joint venture	—	(241)	—	—	(241)
Interest expense (income)	(3,235)	3,903	23,215	—	23,883

Income (loss) before income taxes	39,255	10,823	(23,117)	—	26,961
Income tax (expense) benefit	—	(2,204)	—	—	(2,204)

Total income (loss)	39,255	8,619	(23,117)	—	24,757
Preferred stock dividends and warrant accretion	—	—	6,128	—	6,128

Net income (loss) attributable to common equity	$39,255	$8,619	$(29,245)	$—	$18,629

Comprehensive income (loss)
Net income (loss)	$39,255	$8,619	$(23,117)	$—	$24,757
Currency translation gain	—	20,145	—	—	20,145

Comprehensive income (loss)	$39,255	$28,764	$(23,117)	$—	$44,902

Ripplewood Chemical Holdings LLC and Subsidiaries

Month Ended September 30, 2003 (unaudited)

(in thousands of U S dollars)

Condensed Consolidating Statement of Cash Flows

Month Ended September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Cash flows provided by (used for) operating activities	$12,481	$5,229	$(984)	$—	$16,726
Cash flows provided by (used for) investing activities
Purchase of plant and equipment	(678)	(691)	—	—	(1,369)

Net cash provided by (used for) investing activities	(678)	(691)	—	—	(1,369)

Cash flows provided by (used for) financing activities
Repayment of debt	—	—	(5,650)	—	(5,650)
Proceeds received (payment of) Inter Group Debt	(4,832)	(2,531)	7,363	—	—
Net cash contribution from (distribution to) members	—	—	—	—	—
Repayment of loans to members	—	—	—	—	—
Net proceeds from (payment of) insurance bond	—	—	(745)	—	(745)

Net cash provided by (used for) financing activities	(4,832)	(2,531)	968	—	(6,395)

Effect of exchange rate difference on cash	—	(665)	—	—	(665)

Net increase (decrease) in cash and cash equivalents	6,971	1,342	(16)	—	8,297
Cash and cash equivalents at beginning of period	32,382	14,952	17	—	47,351

Cash and cash equivalents at end of period	$39,353	$16,294	$1	$—	$55,648

Ripplewood Chemical Holding LLC and Subsidiaries

Three Months Ended September 30, 2003 (unaudited)

(in thousands of U S dollars)

Condensed Consolidating Statement of Cash Flows

Three Months Ended September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Cash flows provided by (used for) operating activities	$33,381	$4,612	$(8,954)	$—	$29,039
Cash flows provided by (used for) investing activities:
Purchase of plant and equipment	(1,631)	(1,772)	—	—	(3,403)

Net cash provided by (used for) investing activities	(1,631)	(1,772)	—	—	(3,403)

Cash flows provided by (used for) financing activities
Repayment of debt	—	—	(5,650)	—	(5,650)
Proceeds received (payment of) Inter Group Debt	(14,615)	(4,046)	18,661	—	—
Net cash contribution from (distribution to) members	—	—	(1,834)	—	(1,834)
Repayment of loans to members	—	—	(8)		(8)
Net proceeds from (payment of) insurance bond	—	—	(2,236)	—	(2,236)

Net cash provided by (used for) financing activities	(14,615)	(4,046)	8,933	—	(9,728)

Effect of exchange rate difference on cash	—	332	—	—	332

Net increase (decrease) in cash and cash equivalents	17,135	(874)	(21)	—	16,240
Cash and cash equivalents at beginning of period	22,218	17,168	22	—	39,408

Cash and cash equivalents at end of period	$39,353	$16,294	$1	$—	$55,648

Ripplewood Chemical Holdings LLC and Subsidiaries

Year To Date September 30, 2003 (unaudited)

(in thousands of U.S. dollars)

Condensed Consolidating Statement of Cash Flows

Year To Date September 30, 2003 (unaudited)

	U.S. Operations	Non-U.S. Operations	Kraton Polymers LLC	Eliminations	Consolidated
Cash flows provided by (used for) operating activities	$66,402	$25,492	$(21,180)	$—	$70,714
Cash flows provided by (used for) investing activities
Purchase of plant and equipment	(4,316)	(4,607)	—	—	(8,923)

Net cash provided by (used for) investing activities	(4,316)	(4,607)	—	—	(8,923)

Cash flows provided by (used for) financing activities
Repayment of debt	—	—	(16,949)	—	(16,949)
Proceeds received (payment of) Inter Group Debt	(23,767)	(16,395)	40,162	—	—
Net cash contribution from (distribution to) members	—	—	(2,965)	—	(2,965)
Repayment of loans to members	—	—	151	—	151
Net proceeds from (payment of) insurance bond	—	—	745	—	745

Net cash provided by (used for) financing activities	(23,767)	(16,395)	21,144	—	(19,018)

Effect of exchange rate difference on cash	—	(1,430)	—	—	(1,430)

Net increase (decrease) in cash and cash equivalents	38,319	3,060	(36)	—	41,343
Cash and cash equivalents at beginning of period	1,034	13,234	37	—	14,305

Cash and cash equivalents at end of period	$39,353	$16,294	$1	$—	$55,648

Schedule 3.6(a) – Undisclosed Liabilities

1.	The Company has a contract with Reliant Energy for the supply of natural gas at the Belpre plant. A dispute has arisen regarding the metering of, and charging for, gas supplied by Reliant to the Belpre plant between April 2002 and June 2003. The current estimate of the Company’s liability to Reliant Energy is approximately $425,000, of which $187,000 was accrued as of September 30, 2003.

2.	Liabilities described in the notes to the Annual Financial Statements.

17

Schedule 3.7 – Exceptions to Absence of Changes

None.

18

Schedule 3.7(ii) – Operations Exceptions

1.	See Item #1 on Schedule B.

2.	See Items #1 and #5 on Schedule 5.1.

3.	Payment to Ripplewood Holdings, L.L.C. on October 10, 2003 pursuant to the Management Agreement, dated as of February 28, 2001, by and between Ripplewood Holdings, L.L.C. and KRATON Polymers LLC, plus expenses.

4.	Payment to Greenwich Chemical Partners LLC on October 2, 2003 of $62,500 and on November 3, 2003 of $62,500, plus expenses.

5.	Tax distribution in respect of Class A Units of Seller of $965,158 on October 10, 2003.

6.	Capital expenditures since September 30, 2003 not exceeding $3.5 million.

7.	In respect of Section 5.1(h) of the Agreement, employment agreements entered into with employees of the Company employed in non-U.S. jurisdictions, in no event in excess of $200,000 per year or for a term longer than two years with respect to any such employees.

19

Schedule 3.8(a) – Exceptions to Real and Personal Properties

Real Property

1.	The real property owned by KRATON Polymers do Brasil S.A. is made up of 5 separate parcels: (i) Gleba A1-C, registry number 72,838, (ii) Gleba A1-1, registry number 76,702, (iii) Gleba A1-2, registry number 76,703, (iv) Lote 114, registry number 86,004 and (v) Lote 87, registry number 86,003. As of the date of the Agreement, the title to each of these parcels owned by KRATON Polymers do Brasil S.A. in Paulinia, Brazil is in the name of Shell Brasil S.A. In addition, the plant in Paulinia was not properly recorded in the title by Shell at the time of its construction. KRATON Polymers do Brasil S.A. and Shell will amend the title registry and transfer all titles to the name of KRATON Polymers do Brasil S.A. Shell has agreed to pay all taxes (R$404,420) as well as other expenses in order finalize the amendment to the title so that the name on the title can be re-recorded as KRATON Polymers do Brasil S.A. KRATON Polymers do Brasil S.A. remains in constant contact with Shell in an effort to resolve this issue as quickly as possible. This issue does not prevent the use of the real property as currently used by KRATON Polymers do Brasil S.A.

Personal Property

2.	Liens pursuant to the Security Agreement, dated as of February 28, 2001, among RK Polymers LLC (currently named KRATON Polymers LLC), Ripplewood Chemical Holdings LLC, the lenders party thereto, and The Chase Manhattan Bank, as collateral agent, which Liens will be released at Closing.

3.	Infineum holds an undivided interest in certain assets located on property owned by KRATON as set forth in the Amended and Restated Belpre Facility Sharing Agreement and Operating Agreement, dated as of July 1, 1999, by and among Infineum USA L.P., Shell Oil Company and Shell Elastomers LLC (currently named KRATON Polymers U.S. LLC).

20

Schedule 3.8(b) – Owned Real Property

Belpre, Ohio

2982 Washington Boulevard, Belpre, Ohio 45714-0235.

Deed recorded in Washington County, Ohio on October 4, 2000 in Volume 306 on Pages 2593-2621, as amended by the deed recorded on June 19, 2002 in Volume 344 on Pages 1098-1104, as further amended by a land use restriction agreement to create an equitable servitude recorded on March 28, 2003 in Volume 363 on Pages 880-896.

Paulinia, Brazil	740-1500 Avenue Roberto Simonsen, Poco Fundo, Paulinia, Brazil 13,140-000 – Caixa Postal 57.

Gleba Al-C, 50,000 m2, registry number 72,838 deed recorded at book number 2, pages 01, of the 2nd Real State Registry Office of Campinas, transcriptions 68,880 on October 29, 1974, 68,978 on November 7, 1974 and registry 70,153 on September 22, 1993.

Gleba Al-1, 614,401.23 m2, registry number 76,702 deed recorded at book number 2, pages 01 of the 2nd Real State Registry Office of Campinas, transcriptions 68,880 on October 29, 1974, 68,978 on November 7, 1974 and registry numbers 70,153 on September 22, 1993 and 72,835 on August 22, 1994.

Gleba Al-2, 53,951.71 m2, registry number 76,703 deed recorded at book number 2, pages 01 of the 2nd Real State Registry Office of Campinas, transcriptions 68,880 on October 29, 1974, 68,978 on November 7, 1974 and registry numbers 70,153 on September 22, 1993 and 72,835 on August 22, 1994.

Lote 114, 2,475.0 m2, registry number 86,004, deed recorded at book 3, pages 101, of the 2nd Real State Registry Office of Campinas, transcription 69,886, on November 7, 1974.

Lote 87, 2,038.0 m2, registry number 86,003, deed recorded at book 3, pages 101, of the 2nd Real State Registry Office of Campinas, transcription 68,984, on November 7, 1994.

Tsukuba, Japan

Technical Service Center, No. 11, Okubo, Tsukuba-shi, Ibaraki Prefecture, 300-2611, Japan.

Deed recorded in Purchase and Sale Agreement between Shell Japan Limited and KRATON Polymers Japan on 31st of May, 2000 as property located at Okubo 11, Tsukuba City, Ibaraki Prefecture, Japan.

21

Schedule 3.8(c) – Leased and Subleased Real Property

Houston Headquarters Office	Offices located in the north tower of the building known as Pennzoil Place, 711 Louisiana, Houston, Texas, pursuant to the Sublease Agreement, dated as of April 27, 2001, between Pennzoil-Quaker State Company and KRATON Polymers U.S. LLC, as amended by the First Amendment to Sublease, dated September 18, 2002.

Westhollow Technology Center	Elastomers laboratory located at Highway 6 and Richmond Avenue in Houston, Texas, pursuant to the Westhollow Lease Agreement, dated as of February 28, 2001, between Shell Oil Company and Shell Elastomers LLC.

Wimbledon Office	Offices on the ground, first, second and third floors at 26-28 Worple Road, Wimbledon, London, SW19, pursuant to the Lease dated July 4, 2001 between Royal & Sun Alliance Linked Insurances Limited and KRATON Polymers International Limited.

Stellar House Sublease	Offices located on the ground floor at Stellar House, Barbour Square, Tattenhall, Chester, pursuant to the Sublease, dated June 2, 2003, between Great Bear Distribution Limited and KRATON Polymers UK Limited.

Pernis	Production premises located at Vondelingenweg 601, 3196 KK Vondelingenplaat Rt., Rotterdam, The Netherlands, pursuant to the Agreement of Sub-Lease dated October 29, 1999 between Shell Nederland Raffinaderij B.V. and KRATON Polymers Nederland B.V.

Hog Vliet	Office located at Hoogvlietse Kerkweg 178-180, Hoogvliet, Rotterdam 3194 am, the Netherlands, pursuant to Huurovereenkomst Kantoorruimte, by and between Herbel Beleggingen N.V. and KRATON Polymers Nederland B.V., effective October 19, 2003.

Amsterdam	Research and development premises located at the Shell Research and Technology Center Amsterdam, Badhuislaan 3, Amsterdam, The Netherlands, pursuant to the First Restated Business Lease Agreement dated February 28, 2001 between Shell International Chemicals B.V. and KRATON Polymers Research B.V. (Note: this Agreement superseded by Lease of Offices and Industrial premises and the Purchase of Services at SRTCA, dated May 22, 2002).

Offices and industrial premises located at Badhuisweg 3, 1031 CM, Amsterdam, The Netherlands, pursuant to the Contract effective January 1, 2002, between Shell International Chemicals B.V. and KRATON Polymers Research B.V.

Berre	Office located at Immeuble Icare, Pare Tertiaire de L’Etaing 1, Berre-L’Etaing (13130), France, pursuant to the Contrat de Sous-Location, dated July 26, 2001, between Shell Chemie, S.A. and KRATON Polymers France, S.A.S.

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Manufacturing facility leased to KRATON by Shell for a term of 30-years beginning from January 1, 2000, pursuant to Bail Emphyteotique entre Shell Chimie, S.A. et Kravis, S.A.S., dated August 24, 2000 and Bail Emphyteotique entre Shell Chimie, S.A. et KRATON Polymers France, S.A.S., dated August 24, 2000.

Ateac French Lease (Paris)	Office located at 69, Rue D’Aguesseau, 92771 Boulogne-Billancourt Cedex, France, pursuant to the Bail, dated April 1, 2002, between Ateac, Société Anonyme and KRATON Polymers France.

Louvain-La-Neuve	Research and development site located at B-l 348 Ottignies Louvain-La Neuve, Avenue Jean Monnet, I, France, pursuant to the First Restated Lease Agreement for Premises at the Shell Research and Development Site in Louvain-La-Neuve dated January 31, 2001 between Shell Chemicals Belgium SA and KRATON Polymers Research SA. (Note: this Agreement superseded by Agreement for Services and Use of Premises at the Monnet Research and Development Site in Louvain-La-Neuve, dated April 1, 2002).

Wesseling	Production premises and offices located at Werk Wesseling, Bau A51, 50389 Wesseling, Deutschland, pursuant to the Business Lease dated March 31, 2000 between Basell Polyolefine GmbH (formerly Elenac GmbH) and KRATON Polymers GmbH, as amended.

Milan	Office lease located at Via Venini m. 3, 3-20127 Milano, Italy, pursuant to the Contratto di Locazione Commerciale, by and between Colombo Paola and KRATON Polymers Italy S.R.L., dated October 19, 2002.

Eschborn Lease	Office lease located at Mergenthaler Allee 15-21, D-65760 Eschborn, Deutschland, pursuant to the Mietvertrag über Geschäftsräume, dated May 8, 2003, between BVT Bürogebäude Objekt Eschborn GmbH & Co. KG and KRATON Polymers GmbH

Estonia	Furnished office 226A located at Ravala Puiestee 5, 101 43 Tallinn, Estonia pursuant to the Contract, dated June 1, 2001, between Business House Tallinn OÜ and KRATON Polymers International Ltd.

Warsaw	Office located at 00-828 Warsaw, Jana Pawla II, 15, Poland, pursuant to a Lease Agreement between Shell Chemicals and Ilmet, dated 2000; pursuant to Annex 1 to the Lease Agreement dated January 18, 2001, Shell Chemicals assigned its interest in the lease to KRATON Polymers N.E. Europe Spolka; pursuant to Annex 2 to the Lease Agreement dated November 30, 2001 the parties converted the payment obligations of KRATON Polymers N.E. Europe Spolka to Euros.

Istanbul	Offices located at BJK Plaza A Blok No:87, Besiktas, Istanbul, pursuant to the Lease Contract, dated May 29, 2002, between Gonül Hatipoglu and KRATON Polymers International Limited.

23

Madrid	Office located at General Moscardó, 32, Madrid, Spain, pursuant to the Service Contract, dated December 1, 2003, between Mr. Fernando Hortal López and KRATON Polymers Iberica, S.A.

São Paulo	Office located at Rua Pedroso Alvarenga. 755 / 22 Edificio Princeton in Sao Paulo, Brazil, pursuant to the Instrumento Particular de Contrato del Locacào Comercial, dated June 1, 2002, between KRATON Polymers do Brasil S.A. and Beatriz Nogueira Guimarães.

Japan	Office located at Mita 43 MT Building 13F, 3-13-16 Mita, Minato-ku, Tokyo 108-0073, Japan, pursuant to a Lease Agreement by and between Mori Trust and KRATON Polymers Japan Limited, dated as of April 18, 2002.

Hong Kong	Office located at Seabright Plaza, Rm. B, 10th Floor, 9-23 Shell Street, North Point, Hong Kong, pursuant to a Lease Agreement by and between Sunfeel Pacific Ltd. and KRATON Polymers International Ltd., dated as of June 20, 2003.

Taipei	Office located at No. 101 Fu-Hsin N. Road, Room 5, 7th Floor, Taipei, Taiwan, R.O.C., pursuant to a Lease Agreement by and between Lee Guan-Hsiang and KRATON Polymers International Ltd., dated as of June 7, 2001.

24

Schedule 3.9 – Exceptions to Contracts

1.	See Item #1 on Schedule 3.6(a).

2.	There is a dispute relating to the financial responsibility for capital improvements for environmental upgrades to an on-site warehouses used by Shell to store KRATON Berre France products pursuant to the First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between Shell Chimie S.A. and Kraton Polymers France S.A.S. dated February 28, 2001. The amount in dispute is estimated by the Company to be less than $1 million.

3.	There is a dispute relating to shipping costs for isoprene by Shell to the Berre plant facility under the terms of the Agreement between Shell Nederland Chemie B.V. and Kraton Polymers Nederland B.V. for the Supply of Isoprene Monomer. The shipping costs in dispute aggregate to approximately EUR300,000 to EUR400,000.

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Schedule 3.9(b) – Material Contracts

1.	Master Sale Agreement among Shell Oil Company, Shell Elastomers, Inc. and KRATON Polymers LLC (f/k/a RK Polymers LLC, f/k/a Ripplewood Chemical Acquisition LLC), dated August 31, 2000, as amended as of February 28, 2001.

2.	Sale Agreement between Shell Petroleum N.V. and KRATON Polymers LLC, dated October 20, 2000, as amended as of February 28, 2001.

3.	Intellectual Property Transfer and License Agreement between Shell Oil Company and KRATON Polymers U.S. LLC (f/k/a Shell Elastomers LLC), dated February 28, 2001.

4.	Intellectual Property Transfer and License Agreement between Shell Internationale Research Maatschappij B.V. and KRATON Polymers Research B.V., dated February 28, 2001.

5.	General Assignment of Trademarks from Shell Oil Company to KRATON Polymers U.S. LLC (f/k/a Shell Elastomers LLC), dated February 28, 2001.

6.	General Assignment of Trademarks from Shell International Petroleum Company Limited to KRATON Polymers Research B.V., dated February 28, 2001.

7.	Human Resources Agreement among Shell Oil Company, Shell Elastomers and KRATON Polymers LLC, dated February 28, 2001.

8.	Elastomers SPNV Human Resources Agreement between Shell Petroleum B.V. and KRATON Polymers LLC, dated February 28, 2001.

9.	Environmental Agreement between Shell Oil Company and KRATON Polymers LLC, dated February 28, 2001.

10.	Environmental Agreement between Shell Petroleum N.V. and KRATON Polymers LLC, dated February 28, 2001.

11.	Tax Agreement between Shell Elastomers Inc. and KRATON Polymers LLC, dated February 28, 2001.

12.	Tax Deed of Covenant between Shell Petroleum N.V. and KRATON Polymers LLC, dated February 28, 2001.

13.	Styrene Sales Contract between Shell Chemical Company and Shell Elastomers LLC, dated August 30, 1999.

14.	Butadiene Sales Contract between Shell Chemical Company and Shell Elastomers LLC, dated September 11, 1999.

15.	Sales Contract between Shell Chemical Company and Shell Elastomers LLC, dated September 11, 1999.

16.	Agreement between Shell Chimie S.A. and KRATON Polymers France S.A.S. for the supply of 1,3-Butadiene, dated October 1, 1999.

26

17.	Agreement between Deutsche Shell Chemie GmbH and MWW Achtundzwanzigste Vermoegensverwaltungs GmbH for the supply of 1,3 Butadiene, dated December 1, 1999.

18.	Agreement between Shell Hydrocarbures et Derives S.A.S and KRATON Polymers France S.A.S. for common reception and storage of Styrene Monomer, dated January 31, 2000.

19.	Agreement between Shell Nederland Chemie B.V. and KRATON Polymers Nederland B.V. for the supply of Isoprene Monomer, dated February 28, 2001.

20.	Multi-Site Agreement for the supply of Styrene Monomer between Shell Nederland Chemie B.V., Shell Chimie S.A. and KRATON Polymers Nederland B.V., dated February 28, 2001.

21.	Agreement for the Manufacture and Purchase of Lubricant Additive, between Shell Chimie and Infineum France, dated July 1, 1999.

22.	Agreement for the Manufacture and Purchase of Lubricant Additive, between KRATON Polymers U.S. LLL and Infineum France, dated January 1, 2003

23.	Services Agreement for Environmental Services between Shell Brasil S.A. and KRATON Polymers Do Brasil S.A., dated as of January 29, 2001.

24.	Belpre Site Services, Utilities, Materials and Facilities Agreement between Shell Chemical LP and Shell Elastomers LLC, dated January 31, 2001.

25.	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between KRATON Polymers Research S.A. and Shell Chemical Belgium S.A., dated February 5, 2001.

26.	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between KRATON Polymers Nederland B.V. and Shell Nederland Raffinaderij B.V., dated February 28, 2001.

27.	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between KRATON Polymers Nederland B.V. and Shell Nederland Chemie B.V., dated February 28, 2001.

28.	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between Shell Chimie S.A. and KRATON Polymers France S.A.S., dated February 28, 2001.

29.	First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement between KRATON Polymers Research B.V. and Shell International Chemical B.V., dated February 28, 2001.

30.	Production Agreement (Elastomers) between Elenac GmbH and KRATON Polymers GmbH, dated March 31, 2000.

31.	First Amended and Restated Operation and Maintenance Services Agreement between KRATON Polymers Nederland B.V. and Shell Nederland Chemie B.V., dated February 28, 2001.

32.	First Amended and Restated Operation and Maintenance Services Agreement between KRATON Polymers France S.A.S. and Shell Chimie S.A., dated February 28, 2001.

33.	Manufacturing Unit Capacity Lease Agreement between Shell Elastomers LLC and Infineum USA L.P., dated as of July 1, 1999.

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34.	Recission Agreement between Shell Oil Company and Shell Elastomers LLC, dated August 24, 2000.

35.	Cost Contribution Agreement for Diene Polymer Process Research and Development among Infineum USA L.P., Shell Elastomers LLC and Shell Oil Company, dated July 1, 1999.

36.	Shell Elastomers, LLC/SIG Services Agreement between Shell Elastomers LLC and Service Integration Group, LP, dated November 15, 1999.

37.	Technical Services Agreement between Equilon Enterprises, LLC and Shell Elastomers LLC, dated January 1, 2000.

38.	Technical Services Agreement between Shell Global Solutions International B.V. and KRATON Polymers Research B.V., dated October 30, 2000.

39.	First Restated Westhollow Services and Equipment Agreement between Shell Oil Company and Shell Elastomers LLC, dated February 28, 2001; as amended by Amendments 1 through 4 thereto.

40.	Amended and Restated Limited Liability Company Agreement of KRATON Polymers LLC, dated February 28, 2001, as amended by the Amendment to the Amended and Restated Limited Liability Company Agreement, dated March 1, 2001.

41.	Amended and Restated Limited Liability Company Agreement of Elastomers Holdings LLC, dated February 28, 2001, as amended by the Amendment to the Amended and Restated Limited Liability Company Agreement, dated March 1, 2001.

42.	Amended and Restated Limited Liability Company Agreement of KRATON Polymers U.S. LLC, dated February 28, 2001, as amended by the Amendment to the Amended and Restated Limited Liability Company Agreement, dated March 1, 2001.

43.	Joint Venture Agreement between Nihon Gosei Gum Kabushiki Kaisa and Shell Kosan Kabushiki Kaisha establishing Shell JSR Elastomers K.K.

44.	Operational Agreement between Shell Brasil S.A., Cyanamid Industrial e Comercial Ltda. and Societal S.A., dated December 7, 1995.

45.	Information Technology Services Agreement, dated April 2002, by and between KRATON Polymers, LLC and Atos Origin, Inc.

46.	Sales Contract, dated January 20, 1999, by and between Shell Elastomers LLC and Kimberly-Clark Corporation.

47.	Compounder License Agreement, dated as of April 1, 1993, by and between GLS Corporation and Shell Oil Company, as supplemented by the Agreement dated April 1, 1996 by and between and GLS Corporation and Shell Chemical Company (for itself and as agent for Shell Oil Company).

48.	Molded and Extruded Goods, Medical and Transportation Marketing Specialist Agreement, dated July 15, 1995, between GLS Corporation and Shell Chemical Company.

49.	Master Supply Agreement, dated February 12, 2002, by and between Minnesota Mining and Manufacturing Co. and KRATON Polymers U.S. LLC, as supplemented by the 3M North American Sales Contract Supplement, dated April 21, 2003, by and between 3M Company and KRATON Polymers U.S. LLC.

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50.	Secrecy Agreement LO-1254, dated June 6, 1985, between A.P.I. Applicazioni Plastiche Industriali SpA and Shell Research Limited; as supplemented by the Letter LO-1255, dated October 8, 1985, from Shell Research Limited to A.P.I. Applicazioni Plastiche Industriali SpA.

51.	Adhesives, Sealants and Coatings Marketing Specialist Agreement, dated September 15, 1988, between Chemcentral Corporation and Shell Chemical Company

52.	Agreement, dated July 1, 1992, between E. I. du Pont de Nemours and Company and Shell Chemical Company.

53.	Sales Contract, dated December 26, 1996, between Building Materials Corporation of America d/b/a GAF Materials Corporation and Shell Chemical Company; as amended by Amendment #2, dated April 7, 2003, between GAF Material Corporation and KRATON Polymers U.S. LLC.

54.	Master Sales Contract, dated August 16, 1991, between H. B. Fuller Company and Shell Chemical Company.

55.	Sales Contract, dated January 1, 2002, between H. B. Fuller Japan and KRATON Polymers Japan.

56.	Sales Contract, dated April 7, 1998, between Multibase Incorporated and Shell Chemical Corporation

57.	Tokuyakuten Keiyakusho (Distribution Agreement), dated November 24, 1999, between KRATON Polymers Japan (formerly named Shell Japan Kabushiki Kaisha) and Nomura Boueki Kabushiki Kaisha and the Memorandum on Succession of the Rights and Obligations thereunder.

58.	Sales Contract, dated September 14, 2001, between Tamko Roofing Products, Inc. and KRATON Polymers U.S. LLC.

59.	Compounder License Agreement HU 1002, dated July 1, 1993, between Teknor Apex Company and Shell Oil Company, as supplemented by the Letter, dated July 19, 1995, from Shell Chemical Company to Teknor Apex Company

60.	Agency and Distribution Agreement, dated May 24, 2000, between Toyota Tsusho Corporation and Shell Elastomers LLC.

61.	Co-Operation Agreement, dated November 13, 2001, between Sumitomo Seika Chemicals Company Limited and KRATON Polymers Japan Limited; as amended by Amendment Number 1, dated August 30, 2002, between Sumitomo Seika Chemicals Company Limited and KRATON Polymers Japan Ltd.; as further amended by Amendment Number 2, dated May 19, 2003, between Sumitomo Seika Chemicals Company Limited and KRATON Polymers Japan Ltd.

62.	Securities Purchase Agreement, dated as of February 28, 2001, among Ripplewood Chemical Holding LLC, KRATON Polymers LLC (formerly named RK Polymers LLC), KRATON Capital Corporation (formerly named RK Capital Corporation) and the purchasers named therein.

63.	Exchange and Registration Rights Agreement, dated as of February 28, 2001, by and among KRATON Polymers LLC (formerly named RK Polymers LLC), KRATON Capital Corporation (formerly named RK Capital Corporation) and the noteholders.

64.	Senior Subordinated Subsidiary Guarantee, dated as of February 28, 2001, of KRATON Polymers LLC (formerly named RK Polymers LLC).

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65.	Senior Subordinated Equity Issuer Guarantee, dated as of February 28, 2001, by Ripplewood Chemical Holding LLC.

66.	Contribution Agreement dated February 28, 2001 between Shell Oil Company and Shell Elastomers LLC.

67.	Contribution Agreement dated February 28, 2001 between Shell International Research Maatschappij B.V. and KRATON Polymers Research B.V.

68.	Agreements listed in Section VI of Schedule 3.12(a).

69.	See Items #1 through #5 on Schedule 3.3.

70.	See Item #5 on Schedule 3.8(a).

71.	See Item #1 on Schedule 3.13.

72.	See all Items listed on Schedule 3.14(b).

73.	See all Items listed on Schedule 3.14(b)(vi).

74.	See all Items on Schedule 3.16.

75.	See Item #1 on Schedule 3.19.

76.	See Item #6 on Schedule 3.21(b).

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Schedule 3.10 – Litigation

1.	Bruce v. KRATON Polymers U.S. LLC. A lawsuit was filed against KRATON on December 9, 2002 by Richard Bruce, the father of Gregory Bruce, an employee of KRATON, who died on the Belpre plant premises on March 12, 2002. The lawsuit alleges that KRATON committed an intentional tort which allows the plaintiff to seek compensation outside of the traditional Worker’s Compensation Statute. The lawsuit was filed in the Court of Common Pleas in Washington County (Case Number 02TR322). On March 31, 2003, the Plaintiff agreed to have the case dismissed, without prejudice, pursuant to a Stipulation of Dismissal. The statute of limitations for wrongful death is two years in Ohio. Since Mr. Bruce died on March 12, 2002, the case must be refiled on or before March 12, 2004. At the present time, it appears that Plaintiff’s counsel will proceed against Prudential who denied the Bruce’s claim under the KRATON’s Voluntary Accidental Personal Accident policy ($219,128 potential benefit) and the Employee Work-Related Accidental Death policy ($250,000). The denial was based upon the autopsy report which concluded that death was the result of natural causes.

2.	Belpre RCRA 3008(h) Administrative Order on Consent, U.S. EPA Docket No. RCRA-05-2003-0007 and RCRA Consent Agreement and Final Order, U.S. EPA Docket No. 5, RCRA ’97-003, RCRA Consent Order. In March 1997, Shell Oil Company entered into a Consent Order with Region 5, US EPA as a result of a RCRA Facility Assessment for the Belpre site conducted by the US EPA in 1989. Under the Consent Order, Shell Oil Company is still required to investigate areas specified by the Corrective Measures Study and its Implementation after US EPA approval (4Q2000 with conditions and modifications). Consent Agreement and Final Order effective March 7, 1997. In June 2002, the US EPA proposed a new consent order to implement remediation to Shell and KRATON Polymers. The new Consent Order is effective March 17, 2003 and names both Shell Oil Company and KRATON Polymers U.S. LLC.

3.	See Item #2 on Schedule 3.11.

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Schedule 3.11 – Exceptions to Licenses, Permits and Compliance with Laws

1.	See all items listed in Schedule 3.10.

2.	Paulinia Brazil Plant Facility – In October 2002, in the normal course of operations, while drilling to install pilings at a section in the utility area to install a new tank, KRATON personnel noticed an odor of para-cresol coming from that area. In order to prevent any employee exposure issues, KRATON sealed the excavation site with concrete. On December 26, 2002, a Notice of Interdiction was served on KRATON by the Brazilian Ministry of Labor requiring KRATON to block access to the former IONOL plant area and informing KRATON that the proceeding could be converted into a Civil Inquiry in the future. In February 2003, KRATON made a written request of Shell to extend the area of cleanup under Item #1 to Schedule A of the Non-US Environmental Agreement to include the utility area. To date, Shell has declined to accept responsibility for the utility area site under Item #1, Schedule A of that agreement. In the event KRATON cannot amicably reach agreement with Shell, KRATON will make a formal indemnity claim under the Non-US Environmental Agreement prior to February 28, 2004.

3.	The environmental permit for air emissions was exceeded for concentration on the SIS-line and the IR-line at the Pernis facility. Corrective measures are currently being reviewed with implementation expected in early 2004, which is acceptable to local authorities. The projected capital cost is approximately EUR300,000 over four years.

4.	Belpre, Ohio

(a)	Upcoming MACT standard for Industrial-Commercial-Institutional Boilers will require additional emission controls and/or good combustion practices for facility’s boilers.

(b)	Asbestos is present in the facility, mainly as non-friable floor tile and friable thermal systems insulations. Suspect materials appear to have been tested and labeled. There are maintenance procedures in place. Asbestos materials are abated on an as-needed basis and placed in a dedicated dumpster.

(c)	In 1998, Shell submitted to OEPA a plan for closure of boiler that formerly burned ignitable hazardous waste (until 1995). As of 2002, OEPA had not approved or commented on closure plan.

(d)	In 2000, hazardous waste drum storage area had numerous cracks in concrete pad, some sealed and some not sealed.

(e)	There is documented soil- and groundwater contamination identified on the subject property and adjacent Nova Chemicals parcels. The subject property has entered into a consent agreement with the USEPA for the monitoring/remediation of the property.

(f)	Arsenic in effluent from coal slag pond outfall above permitted limit in 10 separate monitoring samples (1997, 1998, 1999 and 2000).

(g)	In 2000, the slope above South Run-off pond had erosion pattern indicating potential for collapse of slope section.

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(h)	In 2000, biomonitoring of two effluent samples from storm water outfall 014 had 100% and 95% mortality of test species.

(i)	PCBs – The dielectric fluid in the transformers and large capacitors have been replaced with non-PCB fluids. As of 2000, disposal manifests are on file at the plant.

5.	Westhollow, Texas

(a)	Asbestos is present in the elastomer unit. This asbestos is documented and there are established procedures for its handling and abatement when needed.

(b)	Soil and groundwater contamination has been reported on the site. A monitoring/remediation program is on going. A portion of this contamination was the result of elastomer unit operations. Shell, as the property owner, has been identified as the responsible party for this contamination.

6.	Paulinia, Brazil

(a)	The Kraton Polymers do Brasil S/A (KPB) site has 22,000 square feet of cement-asbestos sheds used as roof and walls of a warehouse and the IONOL™ plant respectively.

(b)	Two environmental events originated from the former Shell Crop Protection manufacturing activities (today a 100% BASF property): (i) contamination of the aquifer under the site by a small amount (tens of gallons) of solvents used in the formulation of crop protection products by Shell; (ii) contamination of the acquifer under the site (today 100% BASF land property) by a small amount of 1,2 Di-Chlor-Ethane (1,2 DCA). Shell Brazil S/A, Divisāo Quimica made a self-declaration to the public authorities in 1994 and set up a plan to remediate the situation. Agreement was signed by Shell with the Public Prosecutor in Paulinia, SP.

(c)	Shell Brazil S/A conducted (1999) an investigation of the subsoil and ground water in the close vicinity of the former plant of antioxidants (IONOL™) which is located within the present site/land owned by KPB. The investigation demonstrated that there is a soil and ground water contamination by phthalates, orto and p-cresols, ethylbenzene, toluene and xylene.

(d)	The KPB site has an operational Hazardous Waste landfill constructed in 1989 with state-of-the-art technology to encapsulate residues from Crop Protection Manufacturing. Regular monitoring of the quality of the water percolating the concrete layers is analyzed before discharge.

7.	Pernis, The Netherlands

(a)	During maintenance asbestos was found between the floors in the dryer, asbestos concrete was found in the doors in the dryer. Measures have been taken to prevent exposure.

(b)	A combination of process and cooling water discharges directly into the harbour. Samples have been taken on a regular basis by Rijkswaterstaat, the issuer of the water permit, and Shell. Shell reports four times a year about the quality and quantity of the wastewater. No problems have been experienced.

(c)	In 2000, Shell proposed to replace the existing control rooms in CMR 1, CMR 2 and CMR 3 by one new control room.

33

8.	Amsterdam, The Netherlands

(a)	In 2000, asbestos was observed to be present in the fume cupboards of the main laboratory.

9.	Berre, France

(a)	The principle of the pollution monitoring is to control pollution migration towards identified targets outside the site at the site fence by means of piezometers and annual monitoring campaigns. Site personnel consider likely that some soil contamination level exists on or near the concerned plant.

(b)	The unit was built in 1976. As of 2000, the concrete floor is reported to be watertight and appeared to be in relatively good condition. However, the integrity of the polystyrene joints has never been assessed.

10.	Environmental Compliance Audit of Belpre, Ohio Facility, dated December 2002 by Pilko & Associates, Inc.

11.	All matters identified on Schedules 2, 3 or 4 to the Environmental Agreement, dated February 28, 2001, between Shell Oil Company and KRATON Polymers LLC.

12.	All matters identified on Schedules 2, 3 or 4 to the Environmental Agreement, dated February 28, 2001, between Shell Petroleum N.V. and KRATON Polymers LLC.

34

Schedule 3.12(a) – Intellectual Property and Material IP Agreements

A.	Material Intellectual Property:

Please see attached.

Part I:	Material Granted Patents
Part II:	Material Pending Patents
Part III:	Material Registered and Pending Trademarks
Part IV:	Material Copyrights
Part V:	Material Domain Names

B.	Material Agreements Relating to Material Intellectual Property:

Please see attached.

Part VI:      Material Agreements Relating to Material Intellectual Property

35

Schedule 3.12(a) - Part I (Granted Patents)

Adhesives, Sealants and Coatings - Patent Listing

Docket lD	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

K4473/US/2	United States of America		29-Apr 1985	06/728002	03-Dec-1985	4558464	Endblock crosslinked block copolymer adhesive composition	David John St CLAIR

K4473B/US	United States of America		29-Apr-1985	06/728002	03-Dec-1985	4558464	Endblock crosslinked block copolymer adhesive composition	David John St CLAIR

K4588/US	United States of America		29-Jun-1983	06/508776	16-Apr-1985	4511696	Method for protectively coating a polymer	Daniel P DURBIN, William H. KORCZ

K4836/US	United States of America		28-Feb-1988	06/835090	08-Nov-1988	4783504	Sealant composition

K4863/AU	Australia		19-Mar-1987	70401/87	23-Jul-1990	594438	Hot melt sealant compositions

K4863/CA	Canada		12-Mar-1987	531823	10-Dec-1991	1293074	Hot melt sealant compositions

K4863/EP/DE	Germany		10-Mar-1987	87200447-8	02-Dec-1992	3782836-3	Hot melt sealant compositions

K4863/EP/FR	France		10-Mar-1987	87200447-8	02-Dec-1992	0238135	Hot melt sealant compositions

K4863/KR	Korea (South)		18-Mar-1987	10-1987-0002463	10-Jul-1996	101932	Hot melt sealant compositions

T0849/BR	Brazil		12-Feb-1992	PI9200476-8	16-Nov-1999	PI9200476-8	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/BE	Belgium		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/DE	Germany		10-Feb-1992	92200371-0	17-Jul-1996	69212174-9	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/DK	Denmark		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/FR	France		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/GB	United Kingdom		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/IT	ltaly		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/NL	Netherlands		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/EP/SE	Sweden		10-Feb-1992	92200371-0	17-Jul-1996	0499326	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/FI	Finland		12-Feb-1992	920596	31-Mar-1998	100982	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/JP	Japan		12-Feb-1992	92/025340	17-Aug-2001	3222912	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/KR	Korea (South)		11-Feb-1992	10-1992-0002117	29-Jan-2000	254104	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/NO	Norway		12-Feb-1992	19920551	10-Aug-1998	303642	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/RU	Russian Federation		12-Feb-1992	5010810-05	10-Sep-1997	2089584	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

T0849/US	United States of America		31 Jan-1992	07/829164	25-May-1993	5213439	Thermoplastic rubbers in dry blend roadmarking paint compositions	Noel R M DE KEYZER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T0876/CN	China		02-Jun-1993	93106786-3	17-Dec-1999	51859	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/BE	Belgium		03-Jun-1993	93912879-9	28-Aug-1996	0643732	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/DE	Germany		03-Jun-1993	93912879-9	28-Aug-1996	69304328-8	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/ES	Spain		03-Jun-1993	93912879-9	28-Aug-1996	2091009	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/FR	France		03-Jun-1993	93912879-9	28-Aug-1996	0643732	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/GB	United Kingdom		03-Jun-1993	93912879-9	28-Aug-1996	0643732	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/IT	Italy		03-Jun-1993	93912879-9	28-Aug-1996	0643732	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/EP/NL	Netherlands		03-Jun-1993	93912879-9	28-Aug-1996	0643732	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/KR	Korea (South)		03-Dec-1994	10-1994-7004454	20-Dec-2000	284532	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/RU	Russian Federation		03-Jun-1993	94046119-00	20-Dec-2000	2160743	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/TW	Taiwan		11-May-1993	82103697	23-Jul-1996	NI-077373	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T0876/US	United States of America		04-Jun-1993	08/072211	05-Apr-1994	5300582	Vinyl aromatic block copolymers being highly sensitive to radiation curing and compositions containing them	E R S DEBIER, M J DUPONT

T1_83/BR	Brazil		28-Mar-1994	PI9405911-0	12-Dec-2000	PI9405911-0	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/CN	China		28-Mar-1994	94191637-5	12-Apr-2001	94191637-5	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/BE	Belgium		28-Mar-1994	94913079-3	01-Oct-1997	0691991	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/DE	Germany		28-Mar-1994	94913079-3	01-Oct-1997	69405983-8	A process for making styrenic block copolymer blends, comprising double initiation	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T1883/EP/ES	Spain		28-Mar-1994	94913079-3	01-Oct-1997	2107207	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/FR	France		28-Mar-1994	94913079-3	01-Oct -1997	0691991	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/GB	United Kingdom		28-Mar-1994	94913079-3	01-Oct-1997	0691991	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/IT	Italy		28-Mar-1994	94913079-3	01-Oct-1997	0691991	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/EP/NL	Netherlands		28-Mar-1994	94913079-3	01-Oct-1997	0691991	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/JP	Japan		28-Mar-1994	94/521687	07-Dec-2001	3258664	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/KR	Korea (South)		28-Mar-1994	10-1995-7004217	09-Oct-2001	312401	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/RU	Russian Federation		28-Mar-1994	95121813-00	20-May-1998	2111220	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/TW	Taiwan		18-Mar-1994	83102382	25-Jul-1997	NI-085357	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T1883/US	United States of America		09-Mar-1994	08/208414	11-Apr-1995	5405903	A process for making styrenic block copolymer blends, comprising double initiation.	A A BROEKHUIS, A van DONGEN, J M VEURINK, James van WESTRENEN

T3073/EP/DE	Germany		28-Jul-1992	92202332-0	02-Jun-1999	69229305-1	Sequentially polymerized styrene-isoprene-styrene block copolymer adhesive composition	S H DILLMAN, J G SOUTHWICK

T3073/EP/FR	France		28-Jul-1992	92202332-0	02-Jun-1999	0525905	Sequentially polymerized styrene-isoprene-styrene block copolymer adhesive composition	S H DILLMAN, J G SOUTHWICK

T3073/JP	Japan		27-Jul-1992	92/199680	11-Jan-2002	3267684	Sequentially polymerized styrene-isoprene-styrene block copolymer adhesive composition	S H DILLMAN, J G SOUTHWICK

T3073/US	United States of America		29-Jul-1991	07/737118	07-Sep-1993	5242984	Sequentially polymerized Styrene-isoprene-styrene block copolymer adhesive composition	S H DILLMAN, J G SOUTHWICK

T3076/US	United States of America		29-Jun-1993	08/084684	21-Jun-1994	5322895	Radiation cured adhesive composition	James Robert ERICKSON, Michael Alan MASSE

T3129B/US	United States of America		23-Mar-1993	08/035870	09-Aug-1994	5336712	Process for making submicron stable latexes of block copolymers	D M JR AUSTGEN, J G SOUTHWICK

T3227/US	United States of America		01-Jun-1992	07/891616	30-Nov-1993	5266649	Color stable coupled diene polymers and hot melt adhesives containing them	J G BALAS, J G SOUTHWICK

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3245/US	United States of America		15-Apr-1994	08/228239	04-Apr-1995	5403658	Adhesives containing vinyl aromatic hydrocarbon/diene/ acrylic monomer block copolymers	David R HANSEN, J G SOUTHWICK

T3261/US/4	United States of America		20-Feb-1996	08/603490	18-Mar-1997	5612407	Solvent-free water-based emulsions of anionically polymerized polymers	J G SOUTHWICK

T3261B/US	United States of America		24-May-1983	08/066598	25-Oct-1994	5358981	Solvent-free water-based emulsions of anionically polymerized polymers	J G SOUTHWICK

T3281/CN	China		08-Nov-1995	95118567-5	12-Apr-2001	95118567-5	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/EP/BE	Belgium		06-Nov-1995	95202995-7	16-Feb-2000	0711789	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/EP/DE	Germany		06-Nov-1995	95202995-7	16-Feb-2000	69515102-9	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/EP/ES	Spain		06-Nov-1995	95202995-7	16-Feb-2000	2142450	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/EP/FR	France		06-Nov-1995	95202995-7	16-Feb-2000	0711789	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/EP/IT	Italy		06-Nov-1995	95202995-7	16-Feb-2000	0711789	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3281/US	United States of America		10-Nov-1994	08/336965	24-Oct-1995	5461116	Core functionalized star block copolymers	Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

T3283/US	United States of America		30-May-1995	08/453039	03-Sep-1996	5552493	A method for producing asymmetric radial polymers	Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

T4040/US	United States of America		21-Dec-1987	07/135909	19-Sep-1989	4888057	Laminated structure	Glenn R. HIMES

T4073/US	United States of America		19-Dec-1986	06/943403	30-May-1989	4835200	Color stable hot melt adhesive.	CLAIR D J ST

T4074/US	United States of America		16-Oct-1986	06/919919	07-Jun-1988	4749430	Encapsulated assemblage and method of making	R L DANFORTH, G M SAMUELSON, CLAIR D J ST

T4109/CA	Canada		15-Feb-1989	591077	24-Mar-1998	1339778	Radiation curable polymer composition	E E JR EDWINS, James Robert ERICKSON

T4109/US/2	United States of America		12-Oct-1989	07/420716	14-Apr-1992	5104921	Radiation curable polymer composition	E E JR EDWINS, James Robert ERICKSON

T4214/CA	Canada		05-Dec-1988	584965	26-Apr-1994	1328941	Sealant composition	S S CHIN

T4214/EP/BE	Belgium		16-Dec-1988	88202925-9	06-Jul-1994	0322055	Sealant composition	S S CHIN

T4214/EP/DE	Germany		16-Dec-1988	88202925-9	06-Jul-1994	3850557-6	Sealant composition	S S CHIN

T4214/EP/FR	France		16-Dec-1988	88202925-9	06-Jul-1994	0322055	Sealant composition	S S CHIN

T4214/EP/GB	United Kingdom		16-Dec-1988	88202925-9	06-Jul-1994	0322055	Sealant composition	S S CHIN

T4214/EP/IT	Italy		16-Dec-1988	88202925-9	06-Jul-1994	0322055	Sealant composition	S S CHIN

T4214/EP/NL	Netherlands		16-Dec-1988	88202925-9	06-Jul-1994	0322055	Sealant composition	S S CHIN

T4214/JP	Japan		21-Dec-1988	88/323224	11-Sep-1998	2825515	Sealant composition	S S CHIN

T4761/BR	Brazil		09-Apr-1991	PI9101415-8	22-Aug-2000	PI9101415-8	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/BE	Belgium		09-Apr-1991	91200825-7	01-Feb-1995	0451919	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4761/EP/DE	Germany		09-Apr-1991	91200825-7	01-Feb-1995	69107107-1	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/ES	Spain		09-Apr-1991	91200825-7	01-Feb-1995	2067843	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/FR	France		09-Apr-1991	91200825-7	01-Feb-1995	0451919	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/GB	United Kingdom		09-Apr-1991	91200825-7	01-Feb-1995	0451919	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/IT	Italy		09-Apr-1991	91200825-7	01-Feb-1995	0451919	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/EP/NL	Netherlands		09-Apr-1991	91200825-7	01-Feb-1995	0451919	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/KR	Korea (South)		06-Apr-1991	10-1991-000558 2	30-Mar-1999	204813	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761/TW	Taiwan		01-May-1991	80103410	01-Feb-1993	NI-058795	Styrene-Isoprene-styrene block copolymer composition for low viscosity high temperature hot melt adhesives	S S CHIN

T4761B/BR	Brazil		09-Apr-1991	PI9101416-6	06-Mar-2001	PI9101416-6	Styrene-Isoprene-styrene block copolymer composition for low viscosity low temperature hot melt adhesives

T4761B/EP/BE	Belgium		09-Apr-1991	91200826-5	14-Jul-1999	0451920	Styrene-Isoprene-styrene block copolymer composition for low viscosity low temperature hot melt adhesives

T4761B/EP/DE	Germany		09-Apr-1991	91200826-5	14-Jul-1999	69131433-0	Styrene-Isoprene-styrene block copolymer composition for low viscosity low temperature hot melt adhesives

T4761B/EP/ES	Spain		09-Apr-1991	91200826-5	14-Jul-1999	2133277	Styrene-Isoprene-styrene block copolymer composition for low viscosity temperature hot melt adhesives

T4761B/EP/FR	France		09-Apr-1991	91200826-5	14-Jul-1999	0451920	Styrene-Isoprene-styrene block copolymer composition for low viscosity temperature hot melt adhesives

T4761B/EP/GB	United Kingdom		09-Apr-1991	91200826-5	14-Jul-1999	0451920	Styrene-Isoprene-styrene block copolymer composition for low viscosity temperature hot melt adhesives

T4761B/EP/IT	Italy		09-Apr-1991	91200826-5	14-Jul-1999	0451920	Styrene-Isoprene-styrene block copolymer composition for low viscosity temperature hot melt adhesives

T4761B/EP/NL	Netherlands		09-Apr-1991	91200826-5	14-Jul-1999	0451920	Styrene-Isoprene-styrene block copolymer composition for low viscosity temperature hot melt adhesives

Docket 1D	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4761B/KR	Korea (South)		08-Apr-1991	10-1991-0005583	30-Mar-1999	204814	Styrene-Isoprene -Styrene block copolymer composition for low viscosity low temperature hot melt adhesives
T4761B/TW	Taiwan		01-May-1991	80103409	27-Jan-1993	NI-058672	Styrene-Isoprene-Styrene block copolymer composition for low viscosity low temperature hot melt adhesives
T4761B/US	United States of America		11-Apr-1990	07/510905	02-Jun-1992	5118762	Styrene-Isoprene-Styrene block copolymer composition for low viscosity low temperature hot melt adhesives	S S CHIN
T4876/EP/BE	Belgium		25-Sep-1991	91202501-2	03-May-1995	0478089	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/EP/DE	Germany		25-Sep-1991	91202501-2	03-May-1995	69109427-6	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/EP/ES	Spain		25-Sep-1991	91202501-2	03-May-1995	2071905	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/EP/FR	France		25-Sep-1991	91202501-2	03-May-1995	0478089	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/EP/GB	United Kingdom		25-Sep-1991	91202501-2	03-May-1995	0478089	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4878/EP/IT	Italy		25-Sep-1991	91202501-2	03-May-1995	0478089	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/EP/NL	Netherlands		25-Sep-1991	91202501-2	03-May-1995	0478089	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/JP	Japan		26-Sep-1991	91/247972	13-Apr-2001	3179810	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/US	United States of America		28-Sep-1990	07/590386	09-Jun-1992	5120765	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4876/US/2	United States of America		12-Dec-1991	07/805770	25-Aug-1992	5141986	Block copolymer dispersions and process to prepare block copolymer dispersions	J K BORCHARDT, K H RANEY, J G SOUTHWICK
T4913/US	United States of America		09-Sep-1991	07/756668	08-Sep-1992	5145896	Process for the reduction of diene polymer hot melt adhesive color	J G SOUTHWICK
T4973/US	United States of America		20-May-1991	07/703068	11-May-1993	5210147	100% triblock hydrogenated styrene-lsoprene-styrene block copo-lymer composition adhesives	David John St CLAIR, JR. E E EWINS, J G SOUTHWICK
TH0033/BR	Brazil		09-Sep-1994	PI9407436-4	10-Dec-2002	9407436-4	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/CN	China		09-Sep-1994	94193711-9	03-Feb-2001	94193711-9	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/EP/BE	Belgium		09-Sep-1994	94928333-7	25-Mar-1998	0717756	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/EP/DE	Germany		09-Sep-1994	94928333-7	25-Mar-1998	69409246-0	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/EP/ES	Spain		09-Sep-1994	94928333-7	25-Mar-1998	2114702	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/EP/FR	France		09-Sep-1994	94928333-7	25-Mar-1998	0717756	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS
TH0033/EP/GB	United Kingdom		09-Sep-1994	94928333-7	25-Mar-1998	0717756	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

145

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0033/EP/IT	Italy		09-Sep-1994	94928333-7	25-Mar-1998	0717758	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

TH0033/EP/NL	Netherlands		09-Sep-1994	94928333-7	25-Mar-1998	0717758	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

TH0033/MX	Mexico		06-Sep-1994	9406895	15-Mar-1999	191457	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

TH0033/TW	Taiwan		23-Aug-1994	83107740	29-Feb-1996	NI-74552	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

TH0033/US	United States of America		10-Sep-1993	08/120116	01-Nov-1994	5360875	Method for producing coupled asymmetric polymers	S S CHIN, Michael Alan MASSE, C A STEVENS

TH0103/US	United States of America		22-Feb-1994	08/199401	02-May-1995	5412032	High molecular weight low coupled linear Styrene-Isoprene- Styrene Block Copolymer Composition and adhesives made therefrom	S H DIlLMAN, David R HANSEN

TH0117/CN	China		04-Nov-1994	94194077-2	04-Sep-1999	48401	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/BE	Belgium		04-Nov-1994	95900677-6	15-Jul-1998	0728156	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/DE	Germany		04-Nov-1994	95900677-6	15-Jul-1998	69411754-4	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/ES	Spain		04-Nov-1994	95900677-6	15-Jul-1998	2120709	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/FR	France		04-Nov-1994	95900677-6	15-Jul-1998	0728156	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/GB	United Kingdom		04-Nov-1994	95900677-6	15-Jul-1996	0728156	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/IT	Italy		04-Nov-1994	95900677-6	15-Jul-1996	0728156	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/EP/NL	Netherlands		04-Nov-1994	95900677-6	15-Jul-1996	0728156	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/JP	Japan		04-Nov-1994	95/513579	06-Dec-2002	3378581	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/KR	Korea (South)		04-Nov-1994	10-1998-7002415	22-Dec-2001	319907	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0117/TW	Taiwan		26-Oct-1994	83109884	01-Mar-2000	NI-108217	Hydrogenated asymmetric radial copolymers	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0252/CN	China		07-Nov-1994	94118158-8	13-Jan-2001	94118158-8	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/EP/BE	Belgium		04-Nov-1994	94203215-2	16-Sep-1998	0653449	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/EP/DE	Germany		04-Nov-1994	94203215-2	16-Sep-1998	69413350-7	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/EP/ES	Spain		04-Nov-1994	94203215-2	16-Sep-1998	2120565	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/EP/FR	France		04-Nov-1994	94203215-2	16-Sep-1998	0653449	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/EP/IT	Italy		04-Nov-1994	94203215-2	16-Sep-1998	0653449	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/KR	Korea (South)		08-Nov-1994	10-1994-0029168	29-Jul-2002	348381	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/RU	Russian Federation		08-Nov-1994	94040180	20-Jan-2000	2144544	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/TW	Taiwan		18-Oct-1994	83109648	17-Aug-1996	NI-077745	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/US	United States of America		09-Nov-1993	06/149595	28-Feb-1995	5393841	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/US/2	United States of America		02-Oct-1995	0_/537482	17-Jun-I997	5639831	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/US/3	United States of America		02-Oct-1995	08/537498	11-Mar-1997	5610238	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0252/US/4	United States of America		09-Nov-1994	08/336632	23-Jan-1996	5486574	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH02528/US	United States of America		09-Nov-1994	08/336632	23-Jan-1996	5486574	Dissimilar arm asymmetric radial or star block copolymers for adhesives and sealants	S S CHIN, Glenn R. HIMES, Ronald J. HOXMEIER, B A SPENCE

TH0286/US	United States of America		17-May-1994	08/245097	30-May-1995	5420203	Process for producing high diblock content block copolymer compositions	M A BERGGREN, David John St CLAIR, S H DILLMAN, Michael J. MODIC

TH0301/CN	China		31-Oct-1994	94194396-8	03-Feb-2001	94194396-8	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0301/EP/DE	Germany		31-Oct-1994	94931557-6	04-Feb-1998	69408474-3	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/EP/ES	Spain		31-Oct-1994	94931557-6	04-Feb-1998	2111966	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/EP/FR	France		31-Oct-1994	94931557-6	04-Feb-1998	0726927	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/EP/IT	Italy		31-Oct-1994	94931557-6	04-Feb-1998	0726927	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/RU	Russian Federation		31-Oct-1994	96110885-04	20-Dec-2000	2160755	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/TW	Taiwan		02-Nov-1994	83110082	17-Oct-1996	NI-078927	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/US/5	United States of America		26-Oct-l995	08/548719	06-May-1997	5627235	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/US/7	United States of America		07-Oct-1994	08/320033	31-Dec-1996	5589542	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301/US/8	United States of America		26-Feb-1997	08/805599	27-Jun-2000	Re. 36757	Multiblock hydrogenated polymers for adhesives	Glenn R. HIMES

TH0301B/US	United States of America		07-Oct-1994	08/320033	31-Dec-1996	5589542	MULTIBLOCK HYDROGENATED POLYMERS FOR ADHESIVES	Glenn R. HIMES

TH0461/EP/DE	Germany		06-Nov-1995	95202993-2	27-Jan-1999	69507572-1	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/EP/FR	France		06-Nov-1995	95202993-2	27-Jan-1999	0711795	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/EP/IT	Italy		06-Nov-1995	95202993-2	27-Jan-1999	0711795	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/RO	Romania		07-Nov-1995	9501933	28-Jan-2000	115358	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/TW	Taiwan		22-Dec-1995	84113777	24-Feb-1998	NI-090443	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/US	United States of America		09-Nov-1994	08/338458	27-Aug-1998	5550196	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/US/2	United States of America		08-May-1995	08/435067	19-Nov-l996	5576395	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0461/US/4	United States of America		12-Jun-1995	08/489529	10-Sep-1996	5554690	Low viscosity adhesive compositions containing asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, J G SOUTHWICK, B A SPENCE

TH0662/US/2	United States of America		25-Jul-1997	08/903252	30-Nov-1999	5993900	FUNCTIONALIZED HYDROGENATED ELASTOMER/ENDBLOCK RESIN PRIMER FORMULATION	David R HANSEN, L A SALAZAR

TH0740/CN	China		13-Sep-1996	96197346-3	21-May-2003	96197346.3	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0740/EP/DE	Germany		13-Sep-1996	96932533-1	26-May-1999	69602611-2	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/EP/FR	France		13-Sep-1996	96932533-1	26-May-1999	0850284	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/EP/GB	United Kingdom		13-Sep-1996	96932533-1	26-May-1999	0850284	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/EP/IT	Italy		13-Sep-1996	96932533-1	26-May-1999	0850284	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/EP/NL	Netherlands		13-Sep-1996	96932533-1	26-May-1999	0850284	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/US	United States of America		15-Sep-1995	003853	17-Feb-1998	5719226	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0740/US/2	United States of America		30-Aug-1996	08/697804	17-Feb-1998	5719226	Low viscosity hot melt disposables adhesive composition	Larry M KEGLEY

TH0742/US/2	United States of America		11-Sep-1996	08/712402	03-Aug-1999	5932648	Low voc. high solids fumigation adhesive composition	W B DANCES, Larry M KEGLEY, J L TROSKA

TH0773/EP/DE	Germany		23-Oct-1997	97203283-3	25-Jul-2001	69705798-4	Adhesive compositions for skin adhesion and bandages applications	David R HANSEN, R KORPMAN

TH0773/US/2	United States of America		30-Sep-1997	08/941497	06-Apr-1999	5891957	Adhesive compositions for skin adhesion and bandages applications	David R HANSEN, R KORPMAN

TH0821/US/2	United States of America		20-Mar-1997	08/821138	12-May-1998	5750622	High Temperature, Low Viscosity Thermoplastic Elastomer Block Copolymer Compositions.	Glenn R. HIMES

TH0913/TW	Taiwan		23-Jul-1997	86110503	03-May-2001	NI-124962	OIL GEL FORMULATIONS CONTAINING HIGH VINYL CONTENT HYDROGENATED STYRENE-BUTADIENE-STYRENE BLOCK COPOLYMERS	Glenn R. HIMES, Michael J. MODIC, David L. SHAFER

TH0913/US/2	United States of America		30-Jul-1997	08/903526	20-Jul-1999	5925707	OIL GEL FORMULATIONS CONTAINING HIGH VINYL CONTENT HYDROGENATED STYRENE-BUTADIENE-STYRENE BLOCK COPOLYMERS	Glenn R. HIMES, Michael J. MODIC, David L. SHAFER

TH1009/AU	Australia		03-Mar-1998	56410/98	01-Apr-1999	699760	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/EP/BE	Belgium		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/EP/DE	Germany		04-Mar-1998	98200666.0	11-Dec-2002	69809982.6-08	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/EP/ES	Spain		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/EP/FR	France		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH1009/EP/GB	United Kingdom		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/EP/IT	Italy		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1008/EP/NL	Netherlands		04-Mar-1998	98200666-0	11-Dec-2002	0863193	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1009/US	United State of America		05-Mar-1997	08/811487	07-Jul-1998	5777043	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1325/US/2	United State of America		07-Jan-2000	09/479179	24-Apr-2001	6221968	PROCESS FOR PRODUCING SPECIFIC TAPERED BLOCK COPOLYMER	Harvey E. ATWOOD, C M CHRISTIAN, Michael J. MODIC, B MOORE. J L SCHEVE

TH1429/EP/DE	Germany		23-Jun-2000	00942134-8	02-Jan-2003	60001117.8	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE

TH1429/EP/ES	Spain		23-Jun-2000	00942134-8		2185598 T3	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE	Noël R M DE KEYZER. Carolyn A. STONER

TH1429/US/2	United States of America		22-Jun-2000	09/599,131	15-Oct-2002	6465557	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE	Noël R M DE KEYZER. Carolyn A. STONER

TH1429/US/3	United States of America		22-Jun-2000	09/599,755	24-Sep-2002	6455627	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE	Noël R M DE KEYZER. Carolyn A. STONER

TH1551/CN	China		17-Oct-2001	PCT/EP00/10282		00616106.2	Formulation to strippable adhesive and coating films and high performance adhesives	James Robert ERICKSON

THI551/US/2	United States of America		17-Oct-2001	09/690523	01-Apr-2003	6541553	Formulation to strippable adhesive and coating films and high performance adhesives	James Robert ERICKSON, David R HANSEN

TS0041/BR	Brazil		23-Aug-1994	PI9403316-1	08-Aug-2000	PI9403316-1	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0041/EP/BE	Belgium		24-Aug-1994	94202423-3	26-May-1999	0643094	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK. James van WESTRENEN

TS0041/EP/DE	Germany		24-Aug-1994	94202423-3	26-May-1999	69418661-9	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, jamas van WESTRENEN

TS0041/EP/ES	Spain		24-Aug-1994	94202423-3	26-May-1999	2131630	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK. James van WESTRENEN

TS0041/EP/FR	France		24-Aug1994	94202423-3	26-May-1999	0643094	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK. James van WESTRENEN

TS0041/EP/GB	United Kingdom		24-Aug-1994	94202423-3	26-May-1999	0643094	Block copotymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK. James van WESTRENEN

150

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0041/EP/IT	Italy		24-Aug-1994	94202423-3	26-May-1999	0643094	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0041/EP/NL	Netherlands		24-Aug-1994	94202423-3	26-May-1999	0643094	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0041/JP	Japan		23-Aug-1994	94/198465	28-Jul-2000	3093111	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0041/TW	Taiwan		29-Jul-1994	83106937	05-Sep-1997	NI-086355	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0041/US	United States of America		24-Jun-1994	08/265072	24-Oct-1995	5461095	Block copolymer composition, hot melt adhesive composition containing it and process for the preparation thereof	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/BR	Brazil		28-Jul-1994	PI9402946-6	06-Feb-2001	PI9402946-6	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/BE	Belgium		28-Jul-1994	94202210-4	01-Oct-1997	0638654	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/DE	Germany		28-Jul-1994	94202210-4	01-Oct-1997	69405938-2	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/ES	Spain		28-Jul-1994	94202210-4	01-Oct-1997	2107117	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/FR	France		28-Jul-1994	94202210-4	01-Oct-1997	0636654	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/GB	United Kingdom		28-Jul-1994	94202210-4	01-Oct-1997	0636654	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/IT	Italy		28-Jul-1994	94202210-4	01-Oct-1997	0636654	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/EP/NL	Netherlands		28-Jul-1994	94202210-4	01-Oct-1997	0636654	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0045/TW	Taiwan		12-Jul-1994	83106324	24-Jul-1996	NI-077469	Block copol. comp. a process for its prep. and hot melt adhesive compr. said composition	A van DONGEN, J M VEURINK, James van WESTRENEN

TS0139/BR	Brazil		07-Apr-1995	PI9501500-0	12-Apr-2002	PI9501500-0	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitta M L C van de VLIET, James van WESTRENEN

TS0139/CN	China		08-Apr-1995	95104020-0	04-Nov-2000	95104020-0	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitta M L C van de VLIET, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0139/EP/BE	Belgium		03-Apr-1995	95200852-2	10-Mar-1999	0676426	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/EP/DE	Germany		03-Apr-1995	95200852-2	10-Mar-1999	69508128-4	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/EP/ES	Spain		03-Apr-1995	95200852-2	10-Mar-1999	2131266	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/EP/FR	France		03-Apr-1995	95200852-2	10-Mar-1999	0676426	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/EP/IT	Italy		03-Apr-1995	95200852-2	10-Mar-1999	0676426	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/EP/NL	Netherlands		03-Apr-1995	95200852-2	10-Mar-1999	0676426	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/KR	Korea (South)		10-Apr-1995	10-1995-0008580	26-Dec-2002	387569	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/MX	Mexico		07-Apr-1995	9501730	08-Oct-1998	193850	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/TW	Taiwan		15-Mar-1995	84102494	02-Oct-1998	NI-094995	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/US	United States of America		31-Mar-1995	08/414842	23-Apr-1996	5510423	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS0139/US/2	United States of America		05-Jan-1996	08/583241	10-Sep-1996	5554697	Preparation of block copolymers, having a maximum melt flow rate, by timing the MVA dosing during full sequential polymerization	M A van DIJK, J M VEURINK, Birgitte M L C van de VLIET, James van WESTRENEN

TS6505/BR	Brazil		12-Jul-1994	PI9407055-5	18-Mar-2003	9407055-5	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER, Karin M-L R MORREN

TS6505/CN	China		12-Jul-1994	94192754-7	03-Feb-2001	94192754-7	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER, Karin M-L R MORREN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TS6505/EP/CH	Switzerland		12-Jul-1994	94924758-9	07-Oct-1998	0708802	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER Karin M-L R MORREN

TS6605/EP/DE	Germany		12-Jul-1994	94924758-9	07-Oct-1998	69413823-1	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER Karin M-L R MORREN

TS6505/EP/FR	France		12-Jul-1994	94924758-9	07-Oct-1998	0708802	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER Karin M-L R MORREN

TS6505/JP	Japan		12-Jul-1994	95/504346	18-Apr-2003	3420240	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER Karin M-L R MORREN

TS6505/RU	Russian Federation		12-Jul-1994	96102422	10-May-2000	2148597	UV curable block copolymer composition	M J DUPONT, Noël R M DE KEYZER Karin M-L R MORREN

TS6527/EP/DE	Germany		09-Aug-1995	95202170-7	08-Apr-1998	69501986-4	Flexographic printing plates derived from photocurable block copolymer compositions.	C MAYENEZ, Xavier MUYLDERMANS

TS6527/EP/FR	France		09-Aug-1995	95202170-7	08-Apr-1998	0696761	Flexographic printing plates derived from photocurable block copolymer compositions.	C MAYENEZ, Xavier MUYLDERMANS

TS6539/US	United States of America		13-Mar-1996	08/614564	08-Sep-1998	5804663	Radiation sensitive vinyl aromatic block copolymers and compositions containing them.	L I J de CRAENE, M J DUPONT. Noël R M DE KEYZER, Karin M-L R MORREN. James van WESTRENEN

TS6567/US	United States of America		06-Mar-1997	08/812226	12-May-1998	5750607	Use of tri armed blockcopolymers comprising poly(styrene) blocks and poly(butadiene) blocks having an increased vinyl content in pressure sens. adhesives	E-J GERARD, Noël R M DE KEYZER, Birgitte M L C van de VLIET

TS6567/US/2	United States of America		20-Jan-1998	09/009062	07-Sep-1999	5948527	Use of tri armed blockcopolymers comprising poly(styrene) blocks and poly(butadiene) blocks having an increased vinyl content in pressure sens. adhesives	E-J GERARD, Noël R M DE KEYZER, Birgitte M L C van de VLIET

TS6568/AU	Australia		07-Feb-1997	17680/97	14-Oct-1999	707164	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/BE	Belgium		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/CH	Switzerland		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m,-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS6568/EP/DE	Germany		07-Feb-1997	97903248-9	07-Jun-2000	69702240-4	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/ES	Spain		07-Feb-1997	97903248-9	07-Jun-2000	2146978	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/FR	France		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/GB	United Kingdom		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/IE	Ireland		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/IT	Italy		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/NL	Netherlands		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/EP/SE	Sweden		07-Feb-1997	97903248-9	07-Jun-2000	0879253	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD. Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/MX	Mexico		07-Feb-1997	9806280	09-May-2001	201829	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/RU	Russian Federation		07-Feb-1997	98116987	20-May-2001	2167168	Rad. m.-armed radiation sens. bl. copol. cons. of p.(but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRAENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TS6568/TR	Turkey		07-Feb-1997	1998/01505	18-Jan-1999	TR199801505B	Rad. m.-armed radiation sens. bl. copol. cons. of p. (but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRANENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/TW	Taiwan		05-Feb-1997	86101447		NI-134391	Rad. m.-armed radiation sens. bl. copol. cons. of p. (but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRANENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/US	United States of America		05-Feb-1997	08/795223	07-Jul-1998	5777039	Rad. m.-armed radiation sens. bl. copol. cons. of p. (but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRANENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6568/ZA	South Africa		06-Feb-1997	97/00969	28-Jan-1998	97/00969	Rad. m.-armed radiation sens. bl. copol. cons. of p. (but.) bl. having high vinyl content, and of p.(mon. arom.) blocks by coupling with 3-6 funct. coupling agents.	L I J de CRANENE, M J DUPONT, E-J GERARD, Noël R M DE KEYZER, Karin M-L R MORREN, James van WESTRENEN

TS6595/EP/BE	Belgium		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/DE	Germany		30-Oct-1998	98958243-2	06-Feb-2002	69803794-4	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/DK	Denmark		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/ES	Spain		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/FR	France		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/GB	United Kingdom		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/IT	Italy		30-Oct-1998	98968243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/NL	Netherlands		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/EP/SE	Sweden		30-Oct-1998	98958243-2	06-Feb-2002	1025149	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6595/US	United States of America		14-Feb-2000	09/485545	17-Sep-2002	6451885	Low density oil gels	Peter MIGCHELS, O ROUMACHE

TS6617/US	United States of America		16-Dec-1999	09/464147	04-Dec-2001	6328127	Photo-curable composition for use in flexographic printing plates	Karln M-L R MORREN, Xavier MUYLDERMANS

TS9163/TW	Taiwan		20-Oct-1999	88118093		NI-146222	PHOTO-CURABLE POLYMER COMPOSITION AND FLEXOGRAPHIC PRINTING PLATES CONTAINING THE SAME	Larry M KEGLEY, Xavier MUYLDERMANS, S SUGIYAMA, N TSUKAKOSHI

TS9163/US/3	United States of America		07-May-2001	09/850649	14-Jan-2003	6506541	PHOTO-CURABLE POLYMER COMPOSITION AND FLEXOGRAPHIC PRINTING PLATES CONTAINING THE SAME	Larry M KEGLEY, Xavier MUYLDERMANS, S SUGIYAMA, N TSUKAKOSHI

Bitumen odification - Pate t Listi g

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K1634/US	United States of America		23-Nov-1984	06/674188	17-Mar-1987	4650831	Solution-SBR for tyre treads

K1635/CA	Canada		03-Mar-1981	372169	28-Jul-1986	1208845	Solution-SBR having a styrene-rich tail

K1635/US	United States of America		09-Jun-1988	07/204387	14-Aug-1990	4948849	Solution-SBR having a styrene-rich tail

K4639/US	United States of America		23-Dec-1982	06/452595	20-Sep-1983	4405680	Roofing shingle	David R HANSEN

T0280/US	United States of America		11-Oct-1988	07/255240	30-Jul-1991	503613_	Blends of SBR copolymers having constant styrene content	A A BROEKHUIS, P LUIJK, J E STAMHUIS

T3074/US	United States of America		20-Sep-1991	07/783463	03-May-1994	5308_7_	Torchable roll roofing membrane	M A BERGGREN, Richard GELLES, D W GILMORE

T3082/JP	Japan		16-Mar-1993	93/056010	22-Jun-2001	3202091	Asphalt acrylic monomer-containing polymer composition	D A DUBOIS, Richard GELLES

T3082/US	United States of America		18-Mar-1992	07/853564	23-Feb-1993	_189083	Asphalt acrylic monomer-containing polymer composition	D A DUBOIS, Richard GELLES

T3082B/US	United States of America		28-Jul-1992	07/920693	25-May-1993	5214082	Asphalt acrylic monomer-containing polymer composition

T3137/US	United States of America		06-Nov-1992	07/972401	11-Jan-1994	5278207	Asphalt amine functionalized polymer composition	Robert Quifflin KLUTTZ

T3137/US/2	United States of America		12-Aug-1993	08/105549	21-Jun-1994	5322867	Asphalt amine functionalized polymer composition	Robert Quifflin KLUTTZ

T3202/US	United States of America		18-Mar-1992	07/853645	18-May-1993	5212220	Water-based emulsions and dispersions of bitumen modified with a functionalized block copolymer	Richard GELLES

T4064/EP/DE	Germany		15-Nov-1988	88202562-0	21-Apr-1993	3880441-7	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/EP/ES	Spain		15-Nov-1988	88202562-0	21-Apr-1993	2039597	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/EP/FR	France		15-Nov-1988	88202562-0	21-Apr-1993	0317025	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/EP/GB	United Kingdom		15-Nov-1988	88202562-0	21-Apr-1993	0317025	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/EP/IT	Italy		15-Nov-1988	88202562-0	21-Apr-1993	0317025	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/EP/NL	Netherlands		15-Nov-1988	88202562-0	21-Apr-1993	0317025	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

T4064/JP	Japan		14-Nov-1988	88/287484	11-Jul-1997	2672987	Bitumen composition	J H COLLINS, James Robert ERICKSON, D W GILMORE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4663/US	United States of America		16-Jul-1990	07/553042	24-Sep-1991	5051457	Asphalt-block copolymer-roofing composition	M A BERGGREN, M G BOULDIN, J H COLLINS, Richard GELLES

T4663/US/2	United States of America		19-Dec-1991	07/810547	02-Jun-1992	5118733	Asphalt-block copolymer-roofing composition	M A BERGGREN, M G BOULDIN, J H COLLINS, Richard GELLES

T4963/US	United States of America		13-May-1991	07/699022	14-Jul-1992	5130354	Asphalt-diene polymer composition with improved adhesion to polar materials	L S CORLEY, D A DUBOIS, Richard GELLES, R J SUTHERLAND

T5047/EP/DE	Germany		11-Feb-1988	88200262-9	28-Apr-1993	3880530-8	Polystyrene-containing bituminous composition	H J BROUWER, A L BULL, W C VONK

T5047/EP/FR	France		11-Feb-1988	88200262-9	28-Apr-1993	0280357	Polystyrene-containing bituminous composition	H J BROUWER, A L BULL, W C VONK

TH0229/US/2	United States of America		10-Oct-1996	08/728458	17-Feb-1996	5718752	Asphalt composition with improved processibility	Robert Quifflin KLUTTZ

TH0869/US/2	United States of America		01-Aug-1997	08/904528	17-Oct-2000	6133350	Oil free compounds of styrenic block copolymers amorphorus polyolefins and carbon block	Harriet J S KENDRICK, Robert Quifflin KLUTTZ

TS0176/US	United States of America		21-Nov-1996	08/752987	17-Feb-1998	5719216	Preparation process for polymer-modified bitumen	K STEERNBERG

TS01768/EP/AT	Austria		21-May-1996	96917410-1	04-Mar-1998	E163664	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/BE	Belgium		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/CH	Switzerland		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/DE	Germany		21-May-1996	96917410-1	04-Mar-1998	69600177-2	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/DK	Denmark		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/ES	Spain		21-May-1996	96917410-1	04-Mar-1998	2113225	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/FI	Finland		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/FR	France		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/GB	United Kingdom		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS01768/EP/GR	Greece		21-May-1996	96917410-1	04-Mar-1998	3026660	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/IE	Ireland		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/IT	Italy		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/NL	Netherlands		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/PT	Portugal		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/EP/SE	Sweden		21-May-1996	96917410-1	04-Mar-1998	0756611	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS01768/US	United States of America		21-Nov-1996	08/752987	17-Feb-1998	5719216	BIS (NITROARYL)DISULPHIDES AS COMPATIBILISERS FOR SBS- BITUMEN BLENDS	K STEERNBERG

TS0233/US	United States of America		30-Apr-1997	08/846950	29-Dec-1998	5854335	Bituminous composition with diene/monovinyl aromatic block copolymer	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/AT	Austria		16-Feb-1996	96200399-2	02-May-2002	E217019	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/BE	Belgium		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/CH	Switzerland		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/DE	Germany		16-Feb-1996	96200399-2	02-May-2002	69620940-3	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/DK	Denmark		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/ES	Spain		16-Feb-1996	96200399-2	02-May-2002	2175022	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0233B/EP/FR	France		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/GB	United Kingdom		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/IT	Italy		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/NL	Netherlands		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/PT	Portugal		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/EP/SE	Sweden		16-Feb-1996	96200399-2	02-May-2002	0728814	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/NO	Norway		15-Feb-1996	19960611	28-Oct-2002	313,592	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/PL	Poland		15-Feb-1996	312825	02-Aug-2002	182836	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/RU	Russian Federation		16-Feb-1996	96102863-04	05-Feb-2002		TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0233B/TR	Turkey		14-Feb-1996	1996/00137	21-Mar-2000	199600137B	TAYLOR MADE STYRENE CONJ. DIENE BLOCK COPOLYMERS FOR BITUMENBLENDS	Gerard W. J. HEIMERIKX, A J A M van HOEK, C P VALKERING, James van WESTRENEN

TS0452/AU	Australia		11-Sep-1996	71280/96	29-Jul-1999	704498	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/CN	China		11-Sep-1996	96196944-X	21-Mar-2003		Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/BE	Belgium		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0452/EP/DE	Germany		11-Sep-1996	96932500-0	30-May-2001	69613133-1	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/DK	Denmark		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/ES	Spain		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/FI	Finland		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/FR	France		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/GB	United Kingdom		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/IT	Italy		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/NL	Netherlands		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/EP/SE	Sweden		11-Sep-1996	96932500-0	30-May-2001	0850277	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/HU	Hungary		11-Sep-1996	P__00743	12-May-2003	222437	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/MX	Mexico		11-Sep-1996	9801556	21-Sep-2001	204337	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/NZ	New Zealand		11-Sep-1996	319130	09-Sep-1999	319130	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/SG	Singapore		11-Sep-1996	9801913-6	21-Mar-2000	51472	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/TW	Taiwan		06-Sep-1996	85110932	11-Jan-2000	NI-110675	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/US	United States of America		13-Sep-1996	08/713708	25-Aug-1998	5798401	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

TS0452/ZA	South Africa		12-Sep-1996	96/07697	28-May-1997	96/07697	Bituminous Composition	Jan KORENSTRA, W C VONK, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0931/EA	EAPO (Eurasian)		28-Sep-2000	00308546-1	24-Apr-2003	200300403	Bituminous composition with improved “walk-on-ability”

TS0931/JP	Japan		28-Sep-2001	PCT/EP01/11305	07-May-2003	530658	Bituminous composition with improved “walk-on-ability”	Gerard W. J. HEIMERIKX, Erik A. T. TROMMELEN

TS0931/NO	Norway		28-Sep-2000	00308546-1	27-Mar-2003	20031406	Bituminous composition with improved “walk-on-ability”	Gerard W. J. HEIMERIKX, Erik A. T. TROMMELEN

Compounds and Polymer Systems - Patent Listing

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

K0611/EP/DE	Germany		29-Jul-1986	86201334-9	31-Jan-1990	3668636-0	Composition for processing by melt-spinning or melt-blowing

K0611/JP	Japan		30-Jul-1986	86/177920	20-Dec-1996	2124409	Composition for processing by melt-spinning or melt-blowing

K0611/JP/2	Japan		30-Jul-1986	95/186563	11-Mar-1997	2620214	Composition for processing by melt-spinning or melt-blowing

K4528/EP/BE	Belgium		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/EP/FR	France		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/EP/GB	United Kingdom		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/EP/IT	Italy		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/EP/NL	Netherlands		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/EP/SE	Sweden		25-Oct-1982	82201328-0	26-Nov-1986	0079632	Polymer blend composition

K4528/JP	Japan		12-Nov-1982	82/197836	30-Mar-1992	1851891	Polymer blend composition

K4621/US	United States of America		23-Dec-1982	06/452589	23-Aug-1983	4400478	Moulding compounds comprising a mixture or block copolymers employed as a modifier for thermosetting unsaturated polyester resin compositions	W P GERGEN, Walter M HALPER

K4626/US	United States of America		07-Sep-1984	06/648099	22-Jul-1986	4601941	High heat metal polymer laminate

K4643/AU	Australia		06-Jun-1984	29130/84	12-Jan-1988	564126	Polymer blend compositions

K4643/CA	Canada		03-May-1984	453438	09-Nov-1987	1229188	Polymer blend compositions

K4643/EP/BE	Belgium		02-May-1984	84200613-2	13-May-1987	0128598	Polymer blend compositions

K4643/EP/DE	Germany		02-May-1984	84200613-2	13-May-1987	3463664-1	Polymer blend compositions

K4643/EP/FR	France		02-May-1984	84200613-2	13-May-1987	0128598	Polymer blend compositions

K4643/EP/GB	United Kingdom		02-May-1984	84200613-2	13-May-1987	0128598	Polymer blend compositions

K4643/EP/IT	Italy		02-May-1984	84200613-2	13-May-1987	0128598	Polymer blend compositions

K4643/EP/NL	Netherlands		02-May-1984	84200613-2	13-May-1987	0128598	Polymer blend compositions

K4643/ES	Spain		08-Jun-1984	533158/7	18-Nov-1985	533158/7	Polymer blend compositions

K4643/US	United States of America		08-Jun-1983	06/502407	15-Jan-1985	4493919	Polymer blend compositions

K4669/US	United States of America		16-Aug-1985	06/766215	08-Nov-1988	4783503	Impact resistant blends of thermoplastic polyamides and modified block copolymers	W P GERGEN, R G LUTZ

K4739/AU	Australia		28-May-1985	43035/85	09-Nov-1989	585511	Polymer Blend Composition

K4739/CA	Canada		13-May-1985	481375	10-Nov-1987	1229189	Polymer Blend Composition

K4739/EP/BE	Belgium		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/EP/DE	Germany		09-May-1985	85200729-3	09-Aug-1989	3572184-7	Polymer Blend Composition

K4739/EP/FR	France		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/EP/GB	United Kingdom		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/EP/IT	Italy		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/EP/NL	Netherlands		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/EP/SE	Sweden		09-May-1985	85200729-3	09-Aug-1989	0164157	Polymer Blend Composition

K4739/ES	Spain		28-May-1985	543549/8	13-Nov-1988	543549/8	Polymer Blend Composition

K4739/JP	Japan		28-May-1985	85/113338	27-Sep-1995	1972754	Polymer Blend Composition

K4739/US	United States of America		29-May-1984	06/614364	01-Jan-1985	4491648	Polymer Blend Composition

K4739/ZA	South Africa		28-May-1985	85/04030		85/04030	Polymer Blend Composition

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

K4774/US	United States of America		31-Aug-1984	06/646391	25-Mar-1986	4578429	Selectively hydrogenated block copolymers modified with acid compounds or derivatives	W P GERGEN, R G LUTZ, Richard GELLES

K4789/US	United States of America		30-Sep-1985	06/782748	12-Apr-1988	4737538	Polymer concrete compositions	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/AU	Australia		29-Jul-1986	60666/86	31-May-1990	592587	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/CA	Canada		02-Jul-1986	512869	24-Sep-1991	1289686	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/BE	Belgium		29-Jul-1986	88201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/CH	Switzerland		29-Jul-1986	88201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/DE	Germany		29-Jul-1986	88201336-4	18-Oct-1995	3650420-3	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/FR	France		29-Jul-1986	88201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/GB	United Kingdom		29-Jul-1986	88201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/IT	Italy		29-Jul-1986	88201336-4	18-Oct-1995	0211477	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/NL	Netherlands		29-Jul-1986	88201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/EP/SE	Sweden		29-Jul-1986	86201336-4	18-Oct-1995	0211467	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/ES	Spain		29-Jul-1986	8600674/6		8600674/6	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/JP	Japan		29-Jul-1986	86/176860	05-Jun-1998	2136661	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/US/3	United States of America		02-Apr-1992	07/863370	06-Dec-1994	5371141	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4800/US/4	United States of America		20-Jun-1994	08/262192	09-Apr-1996	5506299	Impact resistant blends of thermoplastic polyamides and modified block copolymers	Richard GELLES, W P GERGEN, R G LUTZ, Michael J. MODIC

K4801/US	United States of America		16-Aug-1985	06/766216	10-Jan-1989	4797447	Impact resistant blends of thermoplastic polyamides and modified block copolymers	W P GERGEN, R G LUTZ

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K4802/US/2	United States of America		31-Mar-1992	07/860125	25-Jan-1994	5281663	Impact resistant blends of thermoplastic polyesters and modified block copolymers

K4806/US	United States of America		29-Sep-1987	07/102485	25-Jul-1989	4851474	Block copolymer and method of preparing same	Carl Lesley WILLIS

K4852/US	United States of America		31-Dec-1986	06/948336	13-Jun-1989	4839431	Elastomer comprising at least one conjugated olefin group and method of making same	A A BROEKHUIS

K4853/US	United States of America		31-Dec-1986	06/948374	04-Oct-1988	4775718	Modified polyester, methods of preparing same and compositions comprising said modified polyester	A A BROEKHUIS

K4868/US/2	United States of America		20-Aug-1987	07/087477	09-Jan-1990	4892903	Elastomeric fibers, structures fashioned therefrom and elastomeric films	Glenn R. HIMES

K4868B/US	United States of America		20-Aug-1987	07/087477	09-Jan-1990	4892903	Elastomeric fibers, structures fashioned therefrom and elastomeric films	Glenn R. HIMES

K4869/US	United States of America		30-Dec-1985	06/814705	11-Nov-1988	4622352	Low smoke modified polypropylene insulation compositions.

T0846/US	United States of America		23-Oct-1992	07/965302	11-Jan-1994	5278220	Low molecular weight poly(alkylene) and hydrogenated poly(vinyl aromatic/conjugated diene) block copolymer containing compositions.	H R H DENDOOVEN, H F VERMEIRE

T1248/US/2	United States of America		02-Feb-1990	08/432109	30-Oct-1990	RE35308	Block copolymer of polyalkylene and halogenated polystyrene

T3093/US	United States of America		04-Nov-1991	07/787448	29-Dec-1992	5175212	Low temperature toughening of polycarbonates with a modified block copolymer	Michael J. MODIC

T3157/CN	China		28-Dec-1993	93121486-6	09-Aug-1997	37929	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/AT	Austria		28-Dec-1993	94903887-1	04-Mar-1998	E163668	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/BE	Belgium		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/CH	Switzerland		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/DE	Germany		28-Dec-1993	94903887-1	04-Mar-1998	69317307-6	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/ES	Spain		28-Dec-1993	94903887-1	04-Mar-1998	2113638	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/FR	France		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/GB	United Kingdom		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/IT	Italy		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/NL	Netherlands		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/EP/SE	Sweden		28-Dec-1993	94903887-1	04-Mar-1998	0677084	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T3157/TW	Taiwan		09-Dec-1993	82110447	03-Nov-1995	NI-072157	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3157/US	United States of America		30-Dec-1992	07/998206	05-Apr-1994	5300567	Low temperature toughening of polyesters with a modified block copolymer	Michael J. MODIC

T3188/US/2	United States of America		12-Oct-1993	08/134498	14-Jun-1994	5320899	Thermoplastic block copolymer films

T4004/AU	Australia		07-Jul-1987	75303/87	10-Jul-1990	593666	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/CA	Canada		30-Jun-1987	540906	27-Oct-1992	1309530	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/BE	Belgium		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/DE	Germany		07-Jul-1987	87201297-6	13-Jan-1993	3783527-0	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/ES	Spain		07-Jul-1987	87201297-6	13-Jan-1993	2053521	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/FR	France		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/GB	United Kingdom		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/IT	Italy		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/NL	Netherlands		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/EP/SE	Sweden		07-Jul-1987	87201297-6	13-Jan-1993	0254346	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4004/KR	Korea (South)		06-Jul-1987	10-1987-0007214	28-Jan-1997	111416	Styrene-Ethylene/Butylene Block Copolymer Blends with Improved Oil Absorption Resistance	Glenn R. HIMES, A SANDERS

T4043/AU	Australia		01-Sep-1988	21759/88	03-Jul-1991	605622	Polymeric composition	David R HANSEN, G HOLDEN

T4043/CA	Canada		22-Aug-1988	575363	01-Feb-1994	1326723	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/BE	Belgium		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/DE	Germany		02-Sep-1988	88201903-7	14-Jul-1993	3882313-6	Polymeric composition	David R HANSEN, G HOLDEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4043/EP/ES	Spain		02-Sep-1988	88201903-7	14-Jul-1993	2056903	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/FR	France		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/GB	United Kingdom		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/IT	Italy		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/NL	Netherlands		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/EP/SE	Sweden		02-Sep-1988	88201903-7	14-Jul-1993	0308001	Polymeric composition	David R HANSEN, G HOLDEN

T4043/JP	Japan		01-Sep-1988	88/219617	12-Jun-1998	2791045	Polymeric composition	David R HANSEN, G HOLDEN

T4054/CA	Canada		09- Jul-1987	541700	25-Apr-1995	1335390	Impact modification of nylon/ ppo blends	Richard GELLES, Michael J. MODIC

T4054/EP/DE	Germany		28- Jul-1987	87201448-5	29-Apr-1992	3778603-2	Impact modification of nylon/ ppo blends	Richard GELLES, Michael J. MODIC

T4054/EP/GB	United Kingdom		28- Jul-1987	87201448-5	29-Apr-1992	0255184	Impact modification of nylon/ ppo blends	Richard GELLES, Michael J. MODIC

T4054/EP/IT	Italy		28- Jul-1987	87201448-5	29-Apr-1992	0255184	Impact modification of nylon/ ppo blends	Richard GELLES, Michael J. MODIC

T4078/AU	Australia		23-Sep-1987	78904/87	11-Mar-1991	602725	Multiply grafted block copolymer process	Richard GELLES
T4078/CA	Canada		02-Sep-1987	545938	01-Apr-1997	1339040	Multiply grafted block copolymer process	Richard GELLES
T4078/DK	Denmark		23-Sep-1987	5001/87	04-Aug-1997	171897	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/AT	Austria		25-Sep-1987	87201842-9	26-Aug-1992	E79892	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/BE	Belgium		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/CH	Switzerland		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/DE	Germany		25-Sep-1987	87201842-9	26-Aug-1992	3781353-6	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/ES	Spain		25-Sep-1987	87201842-9	26-Aug-1992	2033809	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/FR	France		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/GB	United Kingdom		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/IT	Italy		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/EP/NL	Netherlands		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES

T4078/EP/SE	Sweden		25-Sep-1987	87201842-9	26-Aug-1992	0261748	Multiply grafted block copolymer process	Richard GELLES
T4078/JP	Japan		24-Sep-1987	87/237612	29-Jan-1997	2602664	Multiply grafted block copolymer process	Richard GELLES
T4078/JP/2	Japan		24-Sep-1987	95/325260	31-Oct-1997	2712016	Multiply grafted block copolymer process	Richard GELLES
T4078/KR	Korea (South)		23-Sep-1987	10-1987-0010547	04-Feb-1997	111732	Multiply grafted block copolymer process	Richard GELLES

T4078/KR/2	Korea (South)		08-Jul-1996	10-1996-0027445	05-Mar-1997	112727	Multiply grafted block copolymer process	Richard GELLES
T4078/NO	Norway		23-Sep-1987	19873977	24-Nov-1993	173283	Multiply grafted block copolymer process	Richard GELLES

T4078/NO/2	Norway		23-Sep-1987	19910117	15-Feb-1995	176182	Multiply grafted block copolymer process	Richard GELLES
T4078/TW	Taiwan		09-Sep-1987	76105330	01-Nov-1991	NI-048822	Multiply grafted block copolymer process	Richard GELLES
T4128/US	United States of America		24-Nov-1987	07/124644	22-Aug-1989	4859737	Polymeric composition	Richard GELLES, Michael J. MODIC

T4295/US	United States of America		08-Apr-1990	07/505373	08-Jun-1993	5218044	Polymer composition	A A M ARISMENDI, Richard GELLES, J E GORMAN, Carl Lesley WILLIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4295/US/3	United States of America		27-May-1994	08/248840	04-Feb-1997	5599879	Polymer composition	A A M ARISMENDI, Richard GELLES, J E GORMAN, Carl Lesley WILLIS

T4301/US	United States of America		05-Feb-1988	07/152706	19-Sep-1989	4868243	High impact resistant blends of thermoplastic polyesters and modified block copolymers	Richard GELLES, Michael J. MODIC, Carl Lesley WILLIS

T4304/US	United States of America		22-Dec-1988	07/288368	29-Jan-1991	4988765	High impact resistant blends of thermoplastic polyamides and modified diblock copolymers	L A POTTICK, Carl Lesley WILLIS

T4305/US	United States of America		22-Dec-1988	07/288353	0_-Jan-1991	4983673	High impact resistant blends of thermoplastic polyamides and modified diblock copolymers	L A POTTICK, Carl Lesley WILLIS

T4330/US	United States of America		30-Dec-1987	07/139549	08-Feb-1990	4898784	Tie layer composition and laminated structures containing same	Glenn R. HIMES, A SANDERS

T4330/US/3	United States of America		25-Jun-1990	07/542687	04-Jun-1991	5021113	Tie layer composition and laminated structures containing same	Glenn R. HIMES, A SANDERS

T4587/US	United States of America		22-Aug-1989	07/397072	11-Dec-1990	4977014	Thermoplastic block copolymer films	Lie K. DJIAUW, N F MITCHELL

T4620/US/2	United States of America		28-Oct-1991	07/783670	17-Nov-1992	5164253	Water repellent fabrics

T4629/US	United States of America		16-Aug-1989	07/394611	13-Nov-1990	4970259	Elastomeric film compositions	Lie K. DJIAUW, N F MITCHELL

T4629/US/2	United States of America		23-Jul-1990	07/556675	26-Nov-1991	5068138	Elastomeric film compositions	Lie K. DJIAUW, N F MITCHELL

T4664/US	United States of America		30-Mar-1990	07/503343	19-May-1992	5115019	Elastomer modified epoxy resin coating compositions.	E J MARX, M J WATKINS

T4725/AU	Australia		25-Jan-1991	70004/91	25-Oct-1993	638089	Rubber modified epoxy resin-curative system	E J MARX

T4725/CA	Canada		25-Jan-1991	2034968	04-Jun-2002	2034968	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/BE	Belgium		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/DE	Germany		25-Jan-1991	91200151-8	11-Sep-1996	69121926-5	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/ES	Spain		25-Jan-1991	91200151-8	11-Sep-1996	2091281	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/FR	France		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/GB	United Kingdom		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative systemn	E J MARX

T4725/EP/IT	Italy		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/NL	Netherlands		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative system	E J MARX

T4725/EP/SE	Sweden		25-Jan-1991	91200151-8	11-Sep-1996	0440292	Rubber modified epoxy resin-curative system	E J MARX

T4725/JP	Japan		25-Jan-1991	91/023863	09-Jul-1999	2949375	Rubber modified epoxy resin-curative system	E J MARX

T4725/KR	Korea (South)		24-Jan-1991	10-1991-0001210	09-Feb-1999	194540	Rubber modified epoxy resin-curative system	E J MARX

T4725/US	United States of America		29-Jan-1990	07/471456	23-Nov-1993	5264503	Rubber modified epoxy resin-curative system	E J MARX

T4770/IN	India		26-Feb-1991	159/DEL/91	27-Nov-1998	180325	Process to blend polyamides and functionalized elastomers and blends prepared by this method.	Michael J. MODIC

T4770/JP	Japan		18-Mar-1991	91/077064	01-Dec-2000	3135595	Process to blend polyamides and functionalized elastomers and blends prepared by this method.	Michael J. MODIC

T4770/KR	Korea (South)		18-Mar-1991	10-1991-0004249	24-Nov-1998	178526	Process to blend polyamides and functionalized elastomers and blends prepared by this method.	Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4770/TW	Taiwan		23-Apr-1991	80103154	03-Mar-1992	NI-052224	Process to blend polyamides and functionalized elastomers and blends prepared by this method.	Michael J. MODIC

T4770/US/2	United States of America		18-Jun-1992	07/887566	07-Sep-1993	5242975	Process to blend polyamides and functionalized elastomers and blends prepared by this method.	Michael J. MODIC

T4807/US	United States of America		23-Apr-1990	07/513417	03-Mar-1992	5093422	Low stress relaxation extrudable elastomeric composition	Glenn R. HIMES

T4807/US/2	United States of America		27-Sep-1991	07/766373	19-Apr-1994	5304599	Low stress relaxation extrudable elastomeric composition	Glenn R. HIMES

TH0144/US	United States of America		10-Nov-1993	08/150938	03-Jan-1995	5378760	Improved blends of polystyrene/polypropylene grafted polymers and elasteric block copolymers	Lie K. DJIAUW, Richard GELLES, Michael J. MODIC

TH0144/US/2	United States of America		31-Aug-1994	08/298628	24-Oct-1995	5461111	Improved blends of polystyrene/polypropylene grafted polymers and elasteric block copolymers	Lie K. DJIAUW, Richard GELLES, Michael J. MODIC

TH0262/US/2	United States of America		13-Sep-1994	08/304974	06-Feb-1996	H1518	Impact modification of polypropylene with styrene/isoprene triblock copolymers	Lie K. DJIAUW, Richard GELLES, Glenn R. HIMES, Michael J. MODIC

TH0263/US/2	United States of America		14-Sep-1994	08/305612	20-Feb-1996	5492967	Impact modification of polypropylene with styrene/isoprene triblock copolymers	Lie K. DJIAUW, Richard GELLES, Glenn R. HIMES, Michael J. MODIC

TH0329/US/2	United States of America		27-Apr-1999	09/300622	10-Jul-2001	6258892	Toughened blends of alpha polyamides and functionalized block copolymers	Michael J. MODIC

TH0559/EP/BE	Belgium		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/DE	Germany		14-Nov-1995	95203107-8	20-Mar-2002	69525900-8	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/ES	Spain		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/FR	France		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/GB	United Kingdom		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/IT	Italy		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0559/EP/NL	Netherlands		14-Nov-1995	95203107-8	20-Mar-2002	0712892	Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Ronald J. HOXMEIER, Rodney R. PEASE

TH0581/US/2	United States of America		18-Mar-1998	09/040987	26-Oct-1999	5973071	Polymeric composition	Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TH0735/NL	Netherlands		09-Apr-1998	1006862	26-Jan-1999	1008862	Polyphenylene ether/polystyrene blends with improved processability	Michael J. MODIC

TH0735/US/2	United States of America		08-Apr-1998	09/056923	02-May-2000	6057401	Polyphenylene ether/polystyrene blends with improved processability	Michael J. MODIC

TH0741/BR	Brazil		02-Jul-1997	PI9710192-3	18-Feb-2003	9710192-3	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/CN	China		02-Jul-1997	97196059-3	21-May-2003	97196059-3	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/BE	Belgium		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/DE	Germany		02-Jul-1997	97931790-6	08-Mar-2000	69701399-5	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/ES	Spain		02-Jul-1997	97931790-6	08-Mar-2000	2143317	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/FR	France		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/GB	United Kingdom		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/IT	Italy		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/NL	Netherlands		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/EP/SE	Sweden		02-Jul-1997	97931790-6	08-Mar-2000	0909294	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/MX	Mexico		02-Jul-1997	9900223	19-Jul-2001	203135	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/TR	Turkey		02-Jul-1997	1998/02764	21-Jun-1999	199802764B	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/TW	Taiwan		07-Jul-1997	86109540	01-Mar-2000	NI-108235	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741/US/2	United States of America		25-Jul-1997	08/898001	07-Jul-1998	5,777,031	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0741B/US	United States of America		25-Jul-1997	08/898001	07-Jul-1998	5777031	HIGH 1,2-CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TH0759/CN	China		24-Sep-1997	97121394-1	21-Mar-2003		Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/DE	Germany		23-Sep-1997	97202914-4	06-Dec-2001	69708815-4	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/ES	Spain		23-Sep-1997	97202914-4	06-Dec-2001	0832931	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/FR	France		23-Sep-1997	97202914-4	06-Dec-2001	0832931	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/GB	United Kingdom		23-Sep-1997	97202914-4	05-Dec-2001	0832931	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/IT	Italy		23-Sep-1997	97202914-4	05-Dec-2001	0832931	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/EP/SE	Sweden		23-Sep-1997	97202914-4	05-Dec-2001	0832931	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/TR	Turkey	KOR	26-Sep-1997	1997/01043	21-Dec-2001	TR199701043B	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0759/US	United States of America		26-Sep-1996	08/721644	19-Oct-1999	5969034	Block Copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0761/CN	China		02-Jul-1997	97196060-7	21-May-2003	97196060-7	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/BE	Belgium		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/DE	Germany		02-Jul-1997	97931791-4	15-Mar-2000	69701464-9	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/ES	Spain		02-Jul-1997	97931791-4	15-Mar-2000	2143318	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/FR	France		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/GB	United Kingdom		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/IT	Italy		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/NL	Netherlands		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/EP/SE	Sweden		02-Jul-1997	97931791-4	15-Mar-2000	0910610	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/MX	Mexico		02-Jul-1997	9900224	19-Jul-2001	203136	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0761/TR	Turkey		02-Jul-1997	1998/02763	21-Jun-1999	199802763B	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0761/TW	Taiwan		07-Jul-1997	86109541		NI-131740	LOW ARENE CONTENT THERMOPLASTIC ELASTOMER/OIL/POLYOLEFIN COMPOSITION	Lie K. DJIAUW, Michael J. MODIC

TH0793/US/2	United States of America		22-Oct-1996	08/731902	06-Jan-1998	5705556	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Rodney R. PEASE

TH0793B/US	United States of America		22-Oct-1996	08/731902	06-Jan-1998	5705556	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Rodney R. PEASE

TH0794/CN	China		14-Nov-1997	97199677-6	13-Dec-2002	97199677-6	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/BE	Belgium		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/DE	Germany		14-Nov-1997	97951231-6	05-Sep-2001	69706554-5	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/ES	Spain		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/FR	France		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/GB	United Kingdom		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/IT	Italy		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/NL	Netherlands		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/EP/SE	Sweden		14-Nov-1997	97951231-6	05-Sep-2001	0938524	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/TR	Turkey		14-Nov-1997	1999/01056	21-Dec-1999	199901056B	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0794/TW	Taiwan		19-Nov-1997	86117270	25-Jun-1999	NI-01301	Modified styrenic block copolymer compounds having improved elastic performance	Lie K. DJIAUW, Michael J. MODIC

TH0816/CN	China		24-Sep-1997	97121420-4	04-Apr-2003	97121420.4	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/EP/DE	Germany		23-Sep-1997	97202911-0	18-Apr-2001	69704597-8	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/EP/ES	Spain		23-Sep-1997	97202911-0	18-Apr-2001	2158444	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0816/EP/FR	France		23-Sep-1997	97202911-0	18-Apr-2001	0832930	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/EP/GB	United Kingdom		23-Sep-1997	97202911-0	18-Apr-2001	0832930	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/EP/IT	Italy		23-Sep-1997	97202911-0	18-Apr-2001	0832930	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/EP/SE	Sweden		23-Sep-1997	97202911-0	18-Apr-2001	0832930	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/TR	Turkey	KOR	26-Sep-1997	1997/01044	21-Jan-2002	TR199701044B	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/TW	Taiwan		26-Sep-1997	86114065		NI-141952	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0816/US	United States of America		26-Sep-1998	08/721128	03-Mar-1998	5723543	Block copolymers with improved overmoulding adhesion	Michael J. MODIC

TH0965/TW	Taiwan		14-May-1999	88107869	09-Mar-2001	NI-122078	Conversion of sticky elastomeric polymer crumb into pellets without polymer degradation	E M de GROOT, D R STEWART, B YANG

TH0965/US/2	United States of America		06-May-1999	09/306123	01-Oct-2002	6458300	Conversion of sticky elastomeric polymer crumb into pellets without polymer degradation	E M de GROOT, D R STEWART, B YANG

TH0965/ZA	South Africa		27-May-1999	00/06871	26-Nov-2001	00/06871	Conversion of sticky elastomeric polymer crumb into pellets without polymer degradation	E M de GROOT, D R STEWART, B YANG

TH1312/US/2	United States of America		24-May-1999	09/317009	26-Dec-2000	6166134	Polypropylene resin composition with lapered triblock copolymer	N MASUKO, Michael J. MODIC

TS6503/US	United States of America		20-Jun-1994	08/262191	23-Apr-1996	5510072	Gel-spinning high M.W. KRATON-G	T GRAAFLAND, J I R ROSENQVIST, H F VERMEIRE

TS6534/AU	Australia		28-Aug-1995	30297/95	25-Feb-1999	698959	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6534/BR	Brazil		28-Aug-1995	P19503819-1	15-May-2001	PI503819-1	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6534/KR	Korea (South)		28-Aug-1995	10-1995-002865 0	20-Nov-2002	363345	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6534/TW	Taiwan		10-Aug-1995	84108331	01-Mar-2000	NI-112197	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6534/US	United States of America		28-Aug-1995	08/519886	07-Jul-1998	5776589	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS6538/BR	Brazil		01-Nov-1995	P19505037-0	04-Sep-2001	P19505037-0	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/CN	China		01-Nov-1995	95118148-3	16-Jun-2001	95118148-3	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/DE	Germany		02-Nov-1995	95202953-6	22-Sep-1999	69512345-9	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/ES	Spain		02-Nov-1995	95202953-6	22-Sep-1999	2136242	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/FR	France		02-Nov-1995	95202953-6	22-Sep-1999	0710703	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/GB	United Kingdom		02-Nov-1995	95202953-6	22-Sep-1999	0710703	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/IT	Italy		02-Nov-1995	95202953-6	22-Sep-1999	0710703	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/EP/SE	Sweden		02-Nov-1995	95202953-6	22-Sep-1999	0710703	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/TW	Taiwan		18-Oct-1995	84110960	01-Sep-1998	NI-096485	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6538/US	United States of America		03-Nov-1995	08/552400	07-Jul-1998	5776566	Compositions for air-bag covers, comprising select hydrogen block copolymers, talc and propylene copolymer	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6543/EP/DE	Germany		14-Nov-1995	95203106-0	09-Jun-1999	69510162-5	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystallinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6543/EP/ES	Spain		14-Nov-1995	95203106-0	09-Jun-1999	2132519	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystallinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6543/EP/FR	France		14-Nov-1995	95203106-0	09-Jun-1999	0716124	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystallinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6543/EP/GB	United Kingdom		14-Nov-1995	95203106-0	09-Jun-1999	0716124	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystallinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS6543/EP/IT	Italy		14-Nov-1995	95203106-0	09-Jun-1999	0716124	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystalinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6543/EP/SE	Sweden		14-Nov-1995	95203106-0	09-Jun-1999	0716124	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystalinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6543/TW	Taiwan		04-Nov-1995	84111701	19-Nov-1998	NI-096014	Polymeric blends, compr. block copol cont hydrogen blocks ofconj. diene, showing different crystalinity showing resistance against arom ext oil and acids	N MARKS, H F VERMEIRE

TS6551/EP/DE	Germany		25-Oct-1996	96202977-3	16-Jan-2002	69618537-7	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/ES	Spain		25-Oct-1996	96202977-3	16-Jan-2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/FR	France		25-Oct-1996	96202977-3	16-Jan-2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/GB	United Kingdom		25-Oct-1996	96202977-3	16-Jan-2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/IT	Italy		25-Oct-1996	96202977-3	16-Jan-2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/NL	Netherlands		25-Oct-1996	96202977-3	16-Jan 2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/EP/SE	Sweden		25-Oct-1996	96202977-3	16-Jan-2002	0771846	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

TS6551/TW	Taiwan		26-Nov-1996	85114609	14-May-2001	NI-25580	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, N MARKS, Jaak Lodawijk MOERENHOUT

TS6551/US	United States of America		09-Oct-1996	08/731127	12-May-1998	5750268	Multilayer polymer system comprising at least one engineering thermoplast layer and at least one soft touch composition layer and composition to be used therefore.	Jean-Michel MACE, Jaak Lodawijk MOERENHOUT

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS6622/TR	Turkey		01-Sep-1999	2001/00655	21-Jan-2002	TR200100655B	Hydrogenated styrenic block copolymer/polybutylene foams	Itham KADRI

TS6622/US	United States of America		01-Sep-1999	09/388410	03-Oct-2000	6127444	Hydrogenated styrenic block copolymer/polybutylene foams	Itham KADRI

Footwear - Patent Listing

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K4790/US/2	United States of America		21-Jul-1988	07/222385	21-NOV-1889	4482378	High performance rubber compositions

KRATON LIQUID Polymers - Patent Listing

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3131/US	United States of America		03-Apr-1992	07/883580	07-Sep-1993	5242989	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them	Robert Charles BENING, David John St CLAIR, James Robert ERICKSON, C J STARK

T3131/US/2	United States of America		16-Apr-1993	08/049691	18-Nov-1993	5262496	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them	Robert Charles BENING, David John St CLAIR, James Robert ERICKSON, C J STARK

T3131/US/3	United States of America		16-Apr-1993	08/049687	08-Feb-1994	5284901	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them	Robert Charles BENING, David John St CLAlR, James Robert ERICKSON, C J STARK

T3131/US/4	United States of America		16-Apr-1993	08/049682	23-Nov-1993	5264480	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them	Robert Charles BENING, David John St CLAIR, James Robert ERICKSON, C J STARK

T3139/BR	Brazil		18-Nov-1994	PI9408115-8	28-May-2002	PI9408115-8	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/BE	Belgium		18-Nov-1994	95903266-5	31-May-2000	0730611	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/DE	Germany		18-Nov-1994	95903266-5	31-May-2000	69424798-7	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/ES	Spain		18-Nov-1994	95903266-5	31-May-2000	2147280	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/FR	France		18-Nov-1994	95903266-5	31-May-2000	0730611	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/GB	United Kingdom		18-Nov-1994	95903266-5	31-May-2000	0730611	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/IT	Italy		18-Nov-1994	95903266-5	31-May-2000	0730611	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/EP/NL	Netherlands		18-Nov-1994	95903266-5	31-May-2000	0730611	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3139/US	United States of America		23-Nov-1993	08/157785	21-Feb-1995	5391637	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3139/US/2	United States of America		06-Oct-1994	08/319398	23-May-1995	5418296	Capping of anionic polymers with oxetanes	Robert Charles BENING, DANIEL E. GOODWIN, Carl Lesley WILLIS

T3154/US/3	United States of America		01-Aug-1995	08/510022	14-Jan-1997	5594072	Liquid star polymers having terminal hydroxyl groups	DANIEL E. GOODWIN, Dale Lee. Jr. HANDLIN, CLAIR D J ST, Carl Lesley WILLIS

T3201/BR	Brazil		01-Apr-1993	PI9301405-8	11-Jul-2000	PI9301405-8	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/CN	China		01-Apr-1993	93103654-2	10-Jun-2000	59246	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/EP/DE	Germany		02-Apr-1993	93200947-5	24-Oct-2001	69330977-6	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/EP/ES	Spain		02-Apr-1993	93200947-5	24-Oct-2001	0564049	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/EP/FR	France		02-Apr-1993	93200947-5	24-Oct-2001	0564049	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/JP	Japan		01-Apr-1993	93/075594	06-Mar-2002	3285653	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/KR	Korea (South)		01-Apr-1993	10-1993-000554	31-Jul-2000	270298	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II)	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/RU	Russian Federation		01-Apr-1993	93004599-05	10-May-1999	2130032	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/TW	Taiwan		10-Mar-1993	82101788	12-Jul-1994	NI-065488	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/US	United States of America		03-Apr-1992	07/863648	05-Apr-1994	5300588	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T3201/US/2	United States of America		24-Mar-1994	08/217517	18-Oct-1994	5356975	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/US/3	United States of America		24-Mar-1994	08/217472	18-Oct-1994	5356974	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/US/4	United States of America		24Mar-1994	08/217470	18-Oct-1994	5358969	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3201/US/5	United States of America		24Mar-1994	08/217397	18-Oct-1994	5356970	Hydroxyl functional derivatives of epoxidized diene block copo-lymers and process for making them (II).	Robert Charles BENING, James Robert ERICKSON, J J FLORES, C J GIBLER, CLAIR D J ST

T3211/EP/BE	Belgium		01-Apr-1993	93200944-2	16-Jul-1997	0564048	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLAIR, James Robert ERICKSON

T3211/EP/DE	Germany		01-Apr-1993	93200944-2	16-Jul-1997	69312143-2	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3211/EP/ES	Spain		01-Apr-1993	93200944-2	16-Jul-1997	2105075	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3211/EP/FR	France		01Apr-1993	93200944-2	16-Jul-1997	0564048	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3211/EP/GB	United Kingdom		01-Apr-1993	93200944-2	16-Jul-1997	0564048	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3211/EP/IT	Italy		01-Apr-1993	93200944-2	16-Jul-1997	0564048	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3211/EP/NL	Netherlands		01-Apr-1993	93200944-2	16-Jul-1997	0564048	Method of chemically crosslinking sterically hindered epoxidized polymers	Robert Charles BENING, David John St CLA1R, James Robert ERICKSON

T3212/US	United States of America		18-Jun-1993	08/079478	16-Jul 1996	5536772	Radiation cured conjugated diene block copolymer compositions	S H DILLMAN, James Robert ERICKSON

T3224/US	United States of America		06-Apr-1993	08/043428	28-Feb-1995	5393818	Solvent-Free laminating adhesive composition	Robert Charles BENING, S H DILLMAN, James Robert ERICKSON, David R HANSEN, P A MANCINELLI, Michael Alan MASSE

T3224/US/2	United States of America		23-Jan-1995	08/337714	14-May-1996	5516824	Solvent-Free laminating adhesive composition	Robert Charles BENING, S H DILLMAN. James Robert ERICKSON. David R HANSEN, P A MANCINELLI. Michael Alan MASSE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T3224/US/3	United States of America		04-Jan-1996	06/582858	24-Jun-1997	5641823	Solvent-Free laminating adhesive composition	Robert Charles BENING, S H DILLMAN, James Robert ERICKSON, David R HANSEN, P A MANCINELLI, Michael Alan MASSE

T3229/US	United States of America		31-Aug-1992	07/938917	28-Feb-1995	5393843	Butadiene polymers having terminal functional groups	David John St CLAIR, DANIEL E. GOODWIN, Dale Lee, Jr. HANDLIN, Michael J MODIC, C A STEVENS, J D WILKEY, Carl Lesley WILLIS

T3229/US/2	United States of America		15-Sep-1994	08/306552	11-Apr-1995	5405911	Butadiene polymers having terminal functional groups	David John St CLAIR, DANIEL E. GOODWIN, Dale Lee, Jr. HANDLIN, Michael J MODIC, C A STEVENS, J D WILKEY, Carl Lesley WILLIS

T3250/EP/DE	Germany		18-Jun-1993	93913024-1	11-Apr-2001	69330127-9	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

T3250/EP/FR	France		18-Jun-1993	93913024-1	11-Apr-2001	0646138	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

T3250/EP/GB	United Kingdom		18-Jun-1993	93913024-1	11-Apr-2001	0646138	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

T350/EP/NL	Netherlands		18-Jun-1993	93913024-1	11-Apr-2001	0646138	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

T3250/JP	Japan		18-Jun-1993	94/502033	19-Oct-2001	3242110	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

T3250/US	United States of America		19- Jun-1992	07/901349	21-Sep-1993	5247028	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3250/US/3	United States of America		03-May-1994	08/237497	27-Jan-1995	5428114	Randomly epoxidized small star polymers	S H DILLMAN, James Robert ERICKSON, Dale Lee, Jr. HANDLIN, R J SUTHERLAND, Carl Lesley WILLIS,

T4797/EP/DE	Germany		24-Jan-2002	92201176.2		69232787.8	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives

T4797/US	United States of America		07-Oct-1991	07/772172	17-Jan-1995	5382604	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives	James Robert ERICKSON, CLAIR D J ST

T4797/US/3	United States of America		18-Jun-1993	08/080045	14-Feb-1995	5389701	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives	James Robert ERICKSON, CLAIR D J ST

T4797/US/4	United States of America		30-Sep-1993	08/130169	12-Sep-1995	5449718	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives	James Robert ERICKSON, CLAIR D J ST

T4797/US/5	United States of America		10-May-1994	08/241710	13-Feb-1996	5491193	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives	James Robert ERICKSON, CLAIR D J ST

T4797/US/6	United States of America		20-Dec-1996	08/770915	11-Nov-1997	5886535	Crosslinked epoxy functionalized polyd_ene block polymers and adhesives	James Robert ERICKSON, CLAIR D J ST

T4797B/BR	Brazil		27-Apr-1992	PI9201539-5	11-Jul-2000	PI9201539-5	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/CN	China		27-Apr-1992	92103093-2	07-Jul-2000	58186	Viscous conjugated d_ene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/EP/DE	Germany		27-Apr-1992	92201176-2	25-Sep-2002	69232787.8-08	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/EP/FR	France		27-Apr-1992	92201176-2	25-Sep-2002	0516203	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/EP/IT	Italy		27-Apr-1992	92201176-2	25-Sep-2002	0516203	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/JP	Japan		27-Apr-1992	92/108075	08-Jan-1999	2870622	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/KR	Korea (South)		25-Apr-1992	5-1992-000706	08-Aug-1999	227998	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/MX	Mexico		28-Apr-1992	9201967	08-Dec-1995	180359	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/RU	Russian Federation		28-Apr-1992	5011482-05	10-Jan-1998	2101295	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797B/US	United States of America		29-Apr-1991	07/692839	20-Jul-1993	5229464	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4797C/US	United States of America		29-Jun-1993	08/084683	21-Mar-1995	5399626	Viscous conjugated diene block copolymers	James Robert ERICKSON, CLAIR D J ST

T4912/US/4	United States of America		18-Apr-1995	08/423438	03-Apr-2001	6211292	Functionalized block copolymers cured with lsocyenates

T4917/BR	Brazil		09-Mar-1994	PI9405897-0	19-Mar-2002	PI9405897-0	Butadiene polymers having terminal silyl groups	D A DUBOIS

T4917/CN	China		09-Mar-1994	94191643-X	28-Jul-2000	59558	Butadiene polymers having terminal silyl groups	D A DUBOIS

T4917/EP/BE	Belgium		09-Mar-1994	94911174-4	11-Jun-1997	0688341	Butadiene polymers having terminal silyl groups	D A DUBOIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4917/EP/DE	Germany		09-Mar-1994	94911174-4	11-Jun-1997	69403784-2	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/EP/ES	Spain		09-Mar-1994	94911174-4	11-Jun-1997	2102850	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/EP/FR	France		09-Mar-1994	94911174-4	11-Jun-1997	0688341	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/EP/GB	United Kingdom		09-Mar-1994	94911174-4	11-Jun-1997	0688341	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/EP/IT	Italy		09-Mar-1994	94911174-4	11-Jun-1997	0688341	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/EP/NL	Netherlands		09-Mar-1994	94911174-4	11-Jun-1997	0688341	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/KR	Korea (South)		09-Mar-1994	10-1995-7003814	09-Oct-2001	312402	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/MX	Mexico		09-Mar-1994	9401741	02-Feb-1996	187941	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/TW	Taiwan		01-Mar-1994	83101745	12-Apr-1996	NI-075406	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4917/US	United States of America		11-Mar-1993	08/029868	09-Aug-1994	5336726	Butadiene polymers having terminal sityl groups	D A DUBOIS

T4941/EP/BE	Belgium		02-Apr-1993	93200949-1	18-Aug-1999	0564050	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/DE	Germany		02-Apr-1993	93200949-1	18-Aug-1999	69326032-7	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/ES	Spain		02-Apr-1993	93200949-1	18-Aug-1999	2137221	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/FR	France		02-Apr-1993	93200949-1	18-Aug-1999	0564050	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/GB	United Kingdom		02-Apr-1993	93200949-1	18-Aug-1999	0564050	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/IT	Italy		02-Apr-1993	93200949-1	18-Aug-1999	0564050	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/EP/NL	Netherlands		02-Apr-1993	93200949-1	18-Aug-1999	0564050	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

T4941/JP	Japan		01-Apr-1993	93/075806		75806/93	Epoxidized diene elastomers for exterior block crosslinking	James Robert ERICKSON

TH0010/US	United States of America		22-Nov-1993	08/155665	21-Feb-1995	5391663	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0010/US/3	United States of America		05-Oct-1995	08/539467	18-Mar-1997	5612435	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0139/US	United States of America		24-Jun-1993	08/082215	03-Jan-1995	5378761	Use of monohydroxylated polydienes in hydroxyl functional resins	David John St CLAIR

TH0139/US/2	United States of America		31-Aug-1994	08/298701	10-Sep-1996	5554691	Use of monohydroxylated polydienes in hydroxyl functional resins	David John St CLAIR

TH0152/BR	Brazil		23-Oct-1995	PI9509435-0	10-Dec-2002		Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/CN	China		23-Oct-1995	95195933-6			Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

Docket lD	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0152/EP/DE	Germany		23-Oct-1995	95937847-2	19-Jan-2000	69514677-7	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/EP/ES	Spain		23-Oct-1995	95937847-2	19-Jan-2000	2140718	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/EP/FR	France		23-Oct-1995	95937847-2	19-Jan-2000	0788517	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/MX	Mexico		23-Oct-1995	9703010	11-Jul-2000	197440	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/TW	Taiwan		03-Oct-1995	84110317	05-Aug-2000	NI-113753	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/US	United States of America		27-Oct-1994	08/330054	26-Dec-1995	5478899	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0152/US/2	United States of America		03-Aug-1995	08/510928	20-Aug-1996	5548025	Alkoxy sityl capping agents for making terminally functionalized polymers	Robert Charles BENING

TH0206/US	United States of America		12-Jul-1993	08/090855	18-Oct-1994	5356993	Coreactive conjugated diene polymer compositions which phase separate when cured	S H DILLMAN, James Robert ERICKSON, Dale Lee. Jr. HANDLIN, Michael Alan MASSE, Esther M. ZIMMERMANN

TH020_/US/2	United States of America		30-Dec-1996	08/775469	18-Nov-1997	5688858	Process for making submicron stable latexes of hydrogenated block copolymers

TH0210/CN	China		11-Jul-1994	94192756-3	04-Sep-1999	50039	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0210/EP/DE	Germany		11-Jul-1994	94921644-4	12-Nov-1997	69406791-1	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0210/EP/ES	Spain		11-Jul-1994	94921644-4	12-Nov-1997	2109711	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0210/EP/FR	France		11-Jul-1994	94921644-4	12-Nov-1997	0708791	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0210/KR	Korea (South)		11-Jul-1994	10-1996-7000130	10-Aug-2001	306560	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0210/US	United States of America		12-Jul-1993	08/090856	26-Jul-1994	5332783	Compatible blends of epoxy resins and epoxidized poly-dienes	S H DILLMAN, James Robert ERICKSON, Michael Alan MASSE

TH0211/US	United States of America		12-Jul-1993	08/090852	29-Aug-1995	5446104	Crosslinkable low viscosity star polymer blends	James Robert ERICKSON, Dale Lee. Jr. HANDLIN, D R STEWART

TH0259/BR	Brazil		30-Nov-1994	PI9408198-0	19-Mar-2002	PI9408196-0	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/BE	Belgium		30-Nov-1994	95903309-3	08-Jul-1998	0733076	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0259/EP/DE	Germany		30-Nov-1994	95903309-3	08-Jul-l996	69411587-8	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/ES	Spain		30-Nov-1994	95903309-3	08-Jul-1996	2118543	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/FR	France		30-Nov-1994	95903309-3	08-Jul-1996	0733076	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/GB	United Kingdom		30-Nov-1994	95903309-3	08-Jul-1996	0733076	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/IT	Italy		30-Nov-1994	95903309-3	08-Jul-1996	0733076	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/EP/NL	Netherlands		30-Nov-1994	95903309-3	08-Jul-1996	0733076	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/KR	Korea (South)		30-Nov-1994	10-1996-7002870	06-Mar-2002	329159	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0259/US	United States of America		01-Dec-1993	08/160341	27-Dec-1994	5376745	Low viscosity terminally functionalized isoprene polymers	Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS

TH0272/EP/DE	Germany		15-May-1996	96917383-0	10-Mar-1999	69601707-5	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/EP/ES	Spain		15-May-1996	96917383-0	10-Mar-1999	2128882	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/EP/FR	France		15-May-1996	96917383-0	10-Mar-1999	0826007	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/EP/NL	Netherlands		15-May-1996	96917383-0	10-Mar-1999	0826007	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/MX	Mexico		15-May-1996	9708759	26-Jan-2001	200703	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/TW	Taiwan		25-Jun-1996	85107650	06-Jul-2001	NI-128518	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0272/US	United States of America		16-May-1995	08/442520	06-Aug-1996	5543472	Concurrent epoxidation and catalyst residue extraction	James Robert ERICKSON, B P RAO, C A STEVENS, C A VEITH

TH0277/US	United States of America		20-Dec-1994	08/359805	23-Jan-1996	5486568	Protected functional initiated polymers capped with low surface energy fluorocarbons	Robert Charles BENING, CLAIR D J ST

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0277/US/2	United States of America		11-Oct-1995	08/540996	13-Aug-1996	5545691	Protected functional initiated polymers capped, with low surface energy fluorocarbons	Robert Charles BENING, CLAIR D J ST

TH0403/TW	Taiwan		10-Feb-1999	88102075	17-Jul-2001	NI-129113	GEL-FREE PROCESS FOR MAKING FUNCTIONALIZED ANIONICALLY POLYMERIZED POLYMERS.	Robert Charles BENING, Z DIAZ, C R DONAHO, DANIEL E. GOODWIN, Dale Lee, Jr. HANDLIN, J D WILKEY, Carl Lesley WILLIS

TH0403/US/2	United States of America		20-Jan-1999	09/234335	08-Oct-2002	6462143	GEL-FREE PROCESS FOR MAKING FUNCTIONALIZED ANIONICALLY POLYMERIZED POLYMERS.	Robert Charles BENING, DANIEL E. GOODWIN, Dale Lee, Jr. HANDLIN, J D WILKEY, Carl Lesley WILLIS

TH0404/CN	China		29-Mar-1995	95103792-7	03-Oct-2001	95103792-7	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/BE	Belgium		27-Mar-1995	95200765-6	09-Aug-2000	0875140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/DE	Germany		27-Mar-1995	95200765-6	09-Aug-2000	69518266-8	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/ES	Spain		27-Mar-1995	95200765-6	09-Aug-2000	0675140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/FR	France		27-Mar-1995	95200765-6	09-Aug-2000	0675140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/GB	United Kingdom		27-Mar-1995	95200765-6	09-Aug-2000	0675140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/IT	Italy		27-Mar-1995	95200765-6	09-Aug-2000	0675140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/EP/NL	Netherlands		27-Mar-1995	95200765-6	09-Aug-2000	0675140	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/KR	Korea (South)		30-Mar-1995	10-1995-0007639	26-Dec-2002	387571	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/MX	Mexico		29-Mar-1995	9501551	30-Nov-2000	199873	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/TW	Taiwan		09-Feb-1995	84101133	18-Mar-1998	NI-090804	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0404/US	United States of America		31-Mar-1994	08/220804	18-May-1995	5416168	Protected functional initiators for making terminally functionalized polymers	Robert Charles BENING, Carl Lesley WILLIS

TH0418/CN	China		12-Apr-1995	95193081-8	13-Mar-2002	82544	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/BE	Belgium		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/DE	Germany		12-Apr-1995	95917318-8	26-Jun-2002	69527197-0	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0418/EP/ES	Spain		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/FR	France		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/GB	United Kingdom		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/IT	Italy		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/EP/NL	Netherlands		12-Apr-1995	95917318-8	26-Jun-2002	0755415	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/US	United States of America		15-Apr-1994	08/228324	28-Dec-1995	5478885	Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0420/US/2	United States of America		03-Jul-1996	08/675746	24-Feb-1998	5721316	Process for incorporation of epoxidized polydienes into epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0420/US	United States of America		03-Jul-1996	08/675746	24-Feb-1998	5721316	PROCESS FOR INCORPORATION OF EPOXIDIZED POLYDIENES INTO EPOXY RESINS	James Robert ERICKSON, Michael Alan MASSE, K C B DANGAYACH

TH0435/US	United States of America		15-Apr-1994	08/228250	30-May-1995	5420202	Epoxidized low viscosity rubber toughening modifiers for cycloaliphatic epoxy resins	David John St CLAIR, James Robert ERICKSON

TH0442/EP/BE	Belgium		20-Jun-1995	95201670-7	24-Apr-2003	0688823	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/EP/DE	Germany		20-Jun-1995	95201670-7	24-Apr-2003	69530439.9	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/EP/DE/2	Germany		14-Jul-1995	95201947-9	28-Jan-1998	69501531-1	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	David John St CLAIR, James Robert ERICKSON, CLAIR D J ST

TH0442/EP/FR	France		20-Jun-1995	95201670-7	24-Apr-2003	0688823	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/EP/FR/2	France		14-Jul-1995	95201947-9	28-Jan-1998	0698638	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	David John St CLAIR, James Robert ERICKSON, CLAIR D J ST

TH0442/EP/GB	United Kingdom		20-Jun-1995	95201670-7	24-Apr-2003	0688823	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/EP/IT	Italy		20-Jun-1995	95201670-7	24-Apr-2003	0688823	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0442/EP/LU	Luxembourg		20-Jun-1995	95201670-7	24-Apr-2003	0688823	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/US/3	United States of America		16-Feb-1995	08/389520	19-Jun-2001	6248810	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/US/6	United States of America		12-Jul-1996	08/679164	24-Feb-1998	5721317	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/US/7	United States of America		02-Oct-1997	08/942514	29-Dec-1998	5854314	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0442/US/8	United States of America		16-Feb-1995	08/389521	03-Jul-2001	6255364	Crosslinkable waterborne dispersions of epoxidized polydieneblock copolymers and amino resins	James Robert ERICKSON, CLAIR D J ST

TH0449/EP/BE	Belgium		18-Dec-1996	96203599-4	04-Aug-1999	0781782	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/DE	Germany		18-Dec-1996	96203599-4	04-Aug-1999	69603571-5	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/ES	Spain		18-Dec-1996	96203599-4	04-Aug-1999	2134558	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/FR	France		18-Dec-1996	96203599-4	04-Aug-1999	0781782	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/GB	United Kingdom		18-Dec-1996	96203599-4	04-Aug-1999	0781782	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/IT	Italy		18-Dec-1996	96203599-4	04-Aug-1999	0781782	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0449/EP/NL	Netherlands		18-Dec-1996	96203599-4	04-Aug-1999	0781782	Removal of Lithium From Polymer Cements.	Z DIAZ, J D WILKEY
TH0454/CN	China		26-Dec-1996	96123977-8	09-May-2003		Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/BE	Belgium		18-Dec-1996	96203601-8	04-Aug-1999	0781784	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/DE	Germany		18-Dec-1996	96203601-8	04-Aug-1999	69603572-3	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/ES	Spain		18-Dec-1996	96203601-8	04-Aug-1999	2134559	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/FR	France		18-Dec-1996	96203601-8	04-Aug-1999	0781784	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/GB	United Kingdom		18-Dec-1996	96203601-8	04-Aug-1999	0781784	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/IT	Italy		18-Dec-1996	96203601-8	04-Aug-1999	0781784	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/EP/NL	Netherlands		18-Dec-1996	96203601-8	04-Aug-1999	0781784	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY
TH0454/US/2	United States of America		23-May-1996	08/652261	06-Dec-1998	5847072	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0454/ZA	South Africa		23-Dec-1996	96/10857	27-Aug-1997	96/10857	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/CN	China		27-Dec-1996	96116738-X		96116736-X	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/BE	Belgium		18-Dec-1996	96203600-0	12-May-1999	0781605	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/DE	Germany		18-Dec-1996	96203600-0	12-May-1999	69602418-7	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/ES	Spain		18-Dec-1996	96203600-0	12-May-1999	2131378	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/FR	France		18-Dec-1996	96203600-0	12-May-1999	0781605	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/GB	United Kingdom		18-Dec-1996	96203600-0	12-May-1999	0781605	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/IT	Italy		18-Dec-1996	96203600-0	12-May-1999	0781605	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/EP/NL	Netherlands		18-Dec-1996	96203600-0	12-May-1999	0781605	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/US/2	United States of America		23-May-1996	08/652260	12-May-1998	5750032	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0455/ZA	South Africa		20-Dec-1996	96/10782	27-Aug-1997	96/10782	Removal of Lithium From Polymer Cements	Z DIAZ, J D WILKEY

TH0483/EP/DE	Germany		11-Jul-1995	95926931-7	18-Oct-2000	69519168-3	Epoxidized low viscosity rubber toughening modifiers for cycloaliphatic epoxy resins (II)	David John St CLAIR

TH0483/EP/ES	Spain		11-Jul-1995	95926931-7	18-Oct-2000	0771334	Epoxidized low viscosity rubber toughening modifiers for cycloaliphatic epoxy resins (II)	David John St CLAIR

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0483/EP/FR	France		11-Jul-1995	95926931-7	18-Oct-2000	0771334	Epoxidized low viscosity rubber toughening modifiers for cycloaliphatic epoxy resins (II)	David John St CLAIR

TH0483/US	United States of America		18-Jul-1994	08/277379	19-Mar-1996	5499409	Epoxidized low viscosity rubber toughening modifiers for cycloaliphatic epoxy resins (II)	David John St CLAIR

TH0494/BR	Brazil		27-Sep-1995	PI9504194-0	24-Dec-2002	PI9504194.0	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/CN	China		27-Sep-1995	95117250-6	29-Mar-2001	95117250-6	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/EP/DE	Germany		26-Sep-1995	95202589-8	06-Jun-2001	69521183-8	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/EP/ES	Spain		26-Sep-1995	95202589-8	06-Jun-2001	0709416	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/EP/FR	France		26-Sep-1995	95202589-8	06-Jun-2001	0709416	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/KR	Korea (South)		28-Sep-1995	10-1995-0033797	01-Aug-2002		Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/MX	Mexico		27-Sep-1995	9504112	08-Apr-1996	188590	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0494/US	United States of America		29-Sep-1994	08/315168	23-Jan-1996	5486570	Polyurethane sealants and adhesives containing saturated hydrocarbon polyols	CLAIR D J ST

TH0504/BR	Brazil		09-Oct-1995	PI9509291-9	15-Apr-2003	9509291-9	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/CN	China		09-Oct-1995	95195580-2	13-Mar-2002	82603	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/EP/DE	Germany		09-Oct-1995	95936475-3	14-Apr-1999	69509108-5	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/EP/ES	Spain		09-Oct-1995	95936475-3	14-Apr-1999	2130668	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/EP/FR	France		09-Oct-1995	95936475-3	14-Apr-1999	0785953	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/EP/GB	United Kingdom		09-Oct-1995	95936475-3	14-Apr-1999	0785953	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0504/EP/IT	Italy		09-Oct-1995	95936475-3	14-April-1999	0785953	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/KR	Korea (South)		09-Oct-1995	10-1997-700233 5	12-Dec-2002	366152	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/MX	Mexico		09-Oct-1995	9702589	27-Jun-2000	197224	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE. CLAIR D J ST

TH0504/TW	Taiwan		27-Sep-1995	84110129	11-Aug-1999	Nl-102398	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0504/US/2	United States of America		07-Mar-1995	08/399864	25-Feb-2003	8525142	Monohydroxylated diene polymers and epoxidized derivatives thereof	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0522/CN	China		09-Oct-1995	95195566-7	19-Dec-2001	95195568-7	Curable binders for pressure sensitive adhesives and sealants	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0522/EP/DE	Germany		09-Oct-1995	95936476-1	10-Feb-1999	69507824-0	Curable binders for pressure sensitive adhesives and sealants	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0522/EP/ES	Spain		09-Oct-1995	95936476-1	10-Feb-1999	2127566	Curable binders for pressure sensitive adhesives and sealants	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0522/EP/FR	France		09-Oct-1995	95936476-1	10-Feb-1999	0785974	Curable binders for pressure sensitive adhesives and sealants	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0522/MX	Mexico		09-Oct-1995	9702583	02-Oct-2000	198890	Curable binders for pressure sensitive adhesives and sealants	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/CN	China		10-Oct-1995	95195579-9	12-Sep-2001	95195579-9	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/EP/DE	Germany		10-Oct-1995	95938486-0	10-Feb-1999	69507823-2	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/EP/ES	Spain		10-Oct-1995	95936486-0	10-Feb-1999	2127567	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/EP/FR	France		10-Oct-1995	95936486-0	10-Feb-1999	0785971	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/KR	Korea (South)		10-Oct-1995	10-1997-700233 9	27-Dec-2002		Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/MX	Mexico		10-Oct-1995	9702562	27-Jun-2000	197223	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0575/TW	Taiwan		27-Sep-1995	84110126	26-Mar-1999	NI-098628	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0575/US/3	United States of America		05-May-1995	08/437107	24-Oct-1995	5461112	Epoxidized monohydroxylated rubber toughening modifiers for epoxy resins	James Robert ERICKSON, Michael Alan MASSE, CLAIR D J ST

TH0580/EP/DE	Germany		09-Oct-1995	95935442-4	13-Jan-1999	69507320-6	Polyurethane coatings and adhesives containing monohydroxy - lated diene polymers and epoxidized derivatives thereof	CLAIR D J ST

TH0580/EP/ES	Spain		09-Oct-1995	95935442-4	13-Jan-1999	2126325	Polyurethane coatings and adhesives containing monohydroxy - lated diene polymers and epoxidized derivatives thereof	CLAIR D J ST

TH0580/EP/FR	France		09-Oct-1995	95935442-4	13-Jan-1999	0785960	Polyurethane coatings and adhesives containing monohydroxy - lated diene polymers and epoxidized derivatives thereof	CLAIR D J ST

TH0580/US	United States of America		11-Oct-1994	08/320802	17-Oct-1995	5459200	Polyurethane coatings and adhesives containing monohydroxy - lated diene polymers and epoxidized derivatives thereof	CLAIR D J ST

TH0582/EP/DE	Germany		09-Oct-1995	95935443-2	16-Jun-1999	69510362-8	Pressure sensitive structural adhesives and sealants based on telechelic/heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/2	United States of America		12-Apr-1996	08/631759	24-Feb-1996	5721318	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/3	United States of America		28-May-1996	08/654463	09-Mar-1999	5880217	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/4	United States of America		16-Sep-1997	08/932969	08-Jun-1999	5910541	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/5	United States of America		16-Aug-1996	08/654462	08-Sep-1998	5804657	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/6	United States of America		13-May-1998	09/078336	08-Jun-1999	5910542	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/7	United States of America		18-Sep-1997	08/932970	07-Sep-1999	5948863	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0582/US/8	United States of America		28-Aug-1995	08/519885	19-Nov-1998	5576388	Pressure sensitive structural adhesives and sealants based on telechelic/ heterotelechelic polymers with dual cure systems	James Robert ERICKSON, CLAIR D J ST

TH0616/EP/DE	Germany		21-Jun-1996	96923916-9	30-Aug-2000	69610093-2	Use of Polydiene Diols in Thermoplastic Polyurethanes.	J L R CENENS, H HERNANDEZ

TH0616/EP/ES	Spain		21-Jun-1996	96923916-9	30-Aug-2000	0833854	Use of Polydiene Diols in Thermoplastic Polyurethanes.	J L R CENENS, H HERNANDEZ

TH0616/EP/FR	France		21-Jun-1996	96923916-9	30-Aug-2000	0833854	Use of Polydiene Diols in Thermoplastic Polyurethanes.	J L R CENENS, H HERNANDEZ

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0616/US	United States of America		23-Jun-1995	08/494639	20-Jul-1999	5925724	Use of Polydiene Diols in Thermoplastic Polyurethanes.	J L R CENENS, H HERNANDEZ

TH0661/CN	China		12-Jun-1996	96196031-0	25-Jun-2003		Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers.	James Robert ERICKSON, K S KIIBLER, J G SOUTHWICK

TH0661/EP/DE	Germany		12-Jun-1996	96918694-9	11-Dec-2002	69625355.0-06	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers.	James Robert ERICKSON, K S KIIBLER, J G SOUTHWICK

TH0661/KR	Korea (South)		12-Jun-1996	10-1997-7009414	30-Apr-2003	709414/1997	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers.	James Robert ERICKSON, K S KIIBLER, J G SOUTHWICK

TH0661/MX	Mexico		12-Jun-1996	9710226	17-Oct-2000	199120	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers.	James Robert ERICKSON, K S KIIBLER, J G SOUTHWICK

TH0661/US/2	United States of America		26-Apr-1996	08/638476	07-Jul-1998	5776998	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers.	James Robert ERICKSON, K S KIIBLER, J G SOUTHWICK

TH0691/US	United States of America		17-May-1995	08/444080	19-Mar-1998	5500481	Crosslinkable compositions containing epoxidized monohydro- xylated diene polymers, amino resins, and reinforcement agents, and a method for preparing them	David John St CLAIR

TH0703/US/2	United States of America		05-May-1999	09/305491	15-Aug-2000	6103846	Process for making anionic polymeric Di-and polyfunctional polymers using protected functional initiators	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0707/CN	China		12-Jun-1996	96196032-9	25-Jun-2003		Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707/EP/DE	Germany		12-Jun-1996	96921990-6	10-Mar-1999	69601718-0	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707/EP/ES	Spain		12-Jun-1996	96921990-6	10-Mar-1999	2128868	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707/EP/FR	France		12-Jun-1996	96921990-6	10-Mar-1999	0832163	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707/MX	Mexico		12-Jun-1996	9710193	17-Oct-2000	199119	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707/US/2	United States of America		11-Jun-1996	08/665071	25-Nov-1997	5,691,414	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers (II)	K S KIIBLER, J G SOUTHWICK

TH0707B/US	United States of America		11-Jun-1996	08/665071	25-Nov-1997	5691414	Solvent free process for making UV curable adhesives and sealants from epoxidized monohydroxylated diene polymers

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0709/EP/BE	Belgium		05-Jun-1996	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/DE	Germany		05-Jun-1998	98934945-1	25-Sep-2002	69808289.3	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/ES	Spain		05-Jun-1998	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/FR	France		05-Jun-1998	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/GB	United Kingdom		05-Jun-1998	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/IT	Italy		05-Jun-1998	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/EP/NL	Netherlands		05-Jun-1998	98934945-1	25-Sep-2002	0986584	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0709/TW	Taiwan		26-May-1998	87108152		NI-130890	PROCESS FOR MAKING TERMINALLY FUNCTIONALIZED POLYMERS USING PROTECTED FUNCTIONAL INITIATOR	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0788/US/2	United States of America		10-Feb-1997	08/797155	21-Apr-1998	5741856	Improved Chemical Curing of Epoxidized diene polymers Using aromatic anhydride curing agents.	Michael Alan MASSE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0788/US/3	United States of America		20-Nov-1997	08/975417	03-Aug-1999	5932656	Improved Chemical Curing of Epoxidized diene polymers Using aromatic anhydride curing agents.	Michael Alan MASSE

TH0797/EP/BE	Belgium		03-Jun-1998	98934943-6	28-Aug-2002	0986582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/DE	Germany		03-Jun-1998	98934943-6	28-Aug-2002	69807472-8	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/ES	Spain		03-Jun-1998	98934943-6	28-Aug-2002	0986582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/FR	France		03-Jun-1998	98934943-6	28-Aug-2002	0986582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/GB	United Kingdom		03-Jun-1998	98934943-6	28-Aug-2002	0986582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/IT	Italy		03-Jun-1998	98934943-6	28-Aug-2002	0988582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/EP/NL	Netherlands		03-Jun-1998	98934943-6	28-Aug-2002	0986582	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0797/US/2	United States of America		19-May-1998	09/080999	13-Jun-2000	6075097	PROCESS FOR PRODUCING CONJUGATED DIENE DIOLS USING CARBON DIOXIDE	Robert Charles BENING, J D WILKEY

TH0799/EP/BE	Belgium		12-Nov-1996	96939053-3	07-Jun-2000	0861292	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/EP/DE	Germany		12-Nov-1996	96939053-3	07-Jun-2000	69608816-9	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/EP/ES	Spain		12-Nov-1996	96939053-3	07-Jun-2000	2147941	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/EP/FR	France		12-Nov-1996	96939053-3	07-Jun-2000	0861292	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/EP/GB	United Kingdom		12-Nov-1996	96939053-3	07-Jun-2000	0861292	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TH0799/EP/IT	Italy		12-Nov-1996	96939053-3	07-Jun-2000	0861292	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/EP/NL	Netherlands		12-Nov-1996	96939053-3	07-Jun-2000	0861292	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/MX	Mexico		12-Nov-1996	9803894	09-May-2001	201827	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/US/2	United States of America		09-Jan-1998	09/005238	28-Mar-2000	6043316	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/US/3	United States of America		09-Jan-1998	09/005237	05-Oct-1999	5962077	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/US/4	United States of America		09-Jan-1998	09/005412	29-Jun-1999	5916941	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/US/5	United States of America		13-Nov-1996	08/748291	12-May-1998	5750627	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799/ZA	South Africa		14-Nov-1996	96/09566	30-Jul-I997	96/09566	Crosslinkable Compositions Containing Hydroxyl Terminated Diene Polymers, Amino Resins, And reinforcing Agents, And a Process For Preparing Them.	David John St CLAIR

TH0799C/US	United States of America		13-Nov-1996	08/748291	12-May-1998	5750627	Crosslinkable hydroxyl terminated polydiene polymer coating composition for use on substrates and a process for preparing them	CLAIR D J ST

TH0814/US	United States of America		16-May-1996	08/648947	02-Sep-1997	5663250	DEPROTECTION WITH MOLTEN SALT	W C MALVEN, Michael W. POTTER, C A VElTH

TH0832/US/2	United States of America		23-May-1996	08/652084	16-Jun-1998	5767207	Removal of lithium from polymer cements	Z DIAZ, J D WILKEY

TH0866/US/3	United States of America		03-Mar-1999	08/598858	29-Aug-2000	6111049	Polyurethanes having improved moisture resistance

TH0907/CN	China		25-Apr-1997	97194120-3	13-Mar-2002	82551	NON-AQUEOUS SOLVENT FREE PROCESS FOR MAKING UV CURABLE ADHESIVES AND SEALANTS FROM EPOXIDIZED MONOHYDROXYLATED DIENE POLYMERS (III)	J V CRIVELLO, James Robert ERICKSON

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0907/US/2	United States of America		15-Apr-1997	08/839700	17-Nov-1998	5837749	NON-AQUEOUS SOLVENT FREE PROCESS FOR MAKING UV CURABLE ADHESIVES AND SEALANTS FROM EPOXIDIZED MONOHYDROXYLATED DIENE POLYMERS (III)	J V CRIVELLO, James Robert ERICKSON

TH0907/ZA	South Africa		24-Apr-1997	97/03547	31-Dec-1997	97/03547	NON-AQUEOUS SOLVENT FREE PROCESS FOR MAKING UV CURABLE ADHESIVES AND SEALANTS FROM EPOXIDIZED MONOHYDROXYLATED DIENE POLYMERS (III)	J V CRIVELLO, James Robert ERICKSON

TH0912/US/1	United States of America		20-Feb-2002	10/019626	25-Mar-2003	6537661	MELT PROCESSABLE BLEACH RESISTANT DURABLE FIBERS HAVING HIGH ELASTIC RECOVERY AND LOW STRESS RELAXATION FROM SOFT POLYURETHANE ELASTOMERS	Lie K. DJIAUW, Michael Alan MASSE

TH0939/US/2	United States of America		15-Sep-1998	09/153609	26-Jun-2001	6251982	Compounded Rubber Compositions	J L R CENENS, Michael Alan MASSE, Michael J MODIC

TH0949/US/2	United States of America		08-Sep-1997	08/929174	21-Sep-1999	5955559	Improved cast polyurethane elastomers containing low polarity amine curing agents	S S CHIN, K C FRISCH, Dale Lee. Jr. HANDLIN, A SENDIJAREVIC, V SENDIJAREVIC

TH0949/ZA	South Africa		15-Sep-1997	97/08289	24-Jun-1998	97/08289	Improved cast polyurethane elastomers containing low polarity amine curing agents	S S CHIN, K C FRISCH, Dale Lee. Jr. HANDLIN, A SENDIJAREVIC, V SENDIJAREVIC

TH09568/US	United States of America		02-Oct-1996	08/724940	20-Jan-1998	5710192	Polydiene diols in resilient polyurethane foams	H HERNANDEZ

TH0968/EP/DE	Germany		15-Oct-1997	97948765-9	03-May-2000	69701893-8	Polyrethanes made with polydiene diols, disocyanates and dimer diol chain extender	Dale Lee. Jr. HANDLIN, Michael Alan MASSE

TH0968/EP/ES	Spain		15-Oct-1997	97948765-9	03-May-2000	2147031	Polyrethanes made with polydiene diols, disocyanates and dimer diol chain extender	Dale Lee. Jr. HANDLIN, Michael Alan MASSE

TH0968/EP/FR	France		15-Oct-1997	97948765-9	03-May-2000	0932634	Polyrethanes made with polydiene diols, disocyanates and dimer diol chain extender	Dale Lee. Jr. HANDLIN, Michael Alan MASSE

TH0968/MX	Mexico		15-Oct-1997	9903439	27-Jul-2001	203329	Polyrethanes made with polydiene diols, disocyanates and dimer diol chain extender	Dale Lee. Jr. HANDLIN, Michael Alan MASSE

TH0968/US/2	United States of America		09-Oct-1997	08/947918	26-Jan-1999	5864001	Polyrethanes made with polydiene diols, disocyanates and dimer diol chain extender	Dale Lee. Jr. HANDLIN, Michael Alan MASSE

TH0977/CN	China		14-Oct-1997	97198785-8	01-Mar-2001	97198785-8	A method for costing crosslinkable epoxidized monohydrogenerated diene polymar coating compositions on primed substrates	David John St CLAIR

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0977/EP/DE	Germany		14-Oct-1997	97912200-9	12-Sep-2001	69706706-8	A method for coating crosslinkable epoxidized monohydrogenated diene polymer coating compositions on primed substraies	David John St CLAIR

TH0977/EP/ES	Spain		14-Oct-1997	97912200-9	12-Sep-2001	0948414	A method for coating crosslinkable epoxidized monohydrogenated diene polymer coating compositions on primed substrates	David John St CLAIR

TH0977/EP/FR	France		14-Oct-1997	97912200-9	12-Sep-2001	0948414	A method for coating crosslinkable epoxidized monohydrogenated diene polymer coating compositions on primed substrates	David John St CLAIR

TH0977/US/2	United States of America		26-Sep-1997	08/938289	13-Jul-1999	5922467	A method for coating crosslinkable epoxidized monohydrogenated diene polymer coating compositions on primed substrates	David John St CLAIR

TH1005/US/2	United States of America		24-Aug-1999	09/379843	17-Apr-2001	6218478	DEPROTECTION OF POLYMERS PREPARED WITH SILYLOXY PROTECTED FUNCTIONAL INITIATORS BY REACTION WITH HYDRIDE REDUCING AGENTS	Robert Charles BENING, Carl Lesley WILLIS

TH1012/US/2	United States of America		19-May-1998	09/081558	26-Oct-1999	5973016	Polyurethane foams of polydiene diols and oil	H HERNANDEZ, CLAIR D J ST

TH1023/US/2	United States of America		19-May-1998	09/080997	15-Dec-1998	5849806	Polyurethane adhesive foams of polydiene diols and tackfying resin	David John St CLAIR, H HERNANDEZ

TH1024/EP/DE	Germany		19-May-1998	98928309-8	24-Jul-2002	69806752-5	WEATHERABLE RESILIENT POLYURETHANE FOAMS	David John St CLAIR, H HERNANDEZ

TH1024/EP/ES	Spain		19-May-1998	98928309-8	24-Jul-2002	0983309	WEATHERABLE RESILIENT POLYURETHANE FOAMS	David John St CLAIR, H HERNANDEZ

TH1024/EP/FR	France		19-May-1998	98928309-8	24-Jul-2002	0983309	WEATHERABLE RESILIENT POLYURETHANE FOAMS	David John St CLAIR, H HERNANDEZ

TH1024/US/2	United States of America		19-May-1998	09/081559	13-Jul-1999	5922781	WEATHERABLE RESILIENT POLYURETHANE FOAMS	David John St CLAIR, H HERNANDEZ

TH1032/EP/DE	Germany		24-Feb-2000	00907625-8	12-Feb-2003	600 01 392.8-08	Deprotection of polymers prepared with silyloxy protected functional initiatiors by reaction with aqueous fluoroboric acid	David Karl SCHISLA

TH1032/US/2	United States of America		24-Jan-2000	09/490200	08-May-2001	6228947	Deprotection of polymers prepared with silyloxy protected functional initiatiors by reaction with aqueous fluoroboric acid	David Karl SCHISLA

TH1057/US/2	United States of America		06-May-1998	09/073666	09-May-2000	6060560	Novel polyurethane compositions made from hydroxy - terminated polydiene polymers	David John St CLAIR

TH1057/US/3	United States of America		25-Jan-2000	09/491017	14-May-2002	6388010	Novel polyurethane compositions made from hydroxy - terminated polydiene polymers	David John St CLAIR

TH1110/EP/BE	Belgium		02-Dec-1999	99958177-0	26-Feb-2003	1141064	A method for producing mixed polyol thermoplastic polyurethane compositions	David John St CLAIR, Dale Lee. Jr HANDLIN, Michael Alan MASSE, S MOHINDRA

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No.	Short Title	Inventors

TH1110/EP/DE	Germany		02-Dec-1999	99958177-0	28-Feb-2003	69905612.8	A method for producing mixed polyol thermoplastic polyurethane compositions	David John St CLAIR, Dale Lee. Jr. HANDLIN, Michael Alan MASSE, S MOHINDRA

TH1110/EP/ES	Spain		02-Dec-1999	99958177-0		1141064	A method for producing mixed polyol thermoplastic polyurethane compositions	David John St CLAIR, Dale Lee, Jr. HANDLIN, Michael Alan MASSE, S MOHINDRA

TH1110/US/2	United States of America		01-Dec-1999	09/451793	27-Nov-2001	6323299	A method for producing mixed polyol thermoplastic polyurethane compositions	David John St CLAIR. Dale Lee, Jr. HANDLIN, Michael Alan MASSE, S MOHINDRA

TH1550/JP	Japan		03-May-2001	PCT/US01/40660	01-Nov-2002	2001-580246	Formulation for strippable adhesive and costing films	James Robert ERICKSON

TS0169/EP/BE	Belgium		04-May-1995	95201159-1	16-Sep-1998	0682041	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0169/EP/OE	Germany		04-May-1995	95201159-1	16-Sep-1998	69504747-7	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0169/EP/ES	Spain		04-May-1995	95201159-1	16-Sep-1998	2121286	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0169/EP/FR	France		04-May-1995	95201159-1	16-Sep-1998	0682041	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0169/EP/IT	Italy		04-May-1995	95201159-1	16-Sep-1998	0682041	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0169/EP/NL	Netherlands		04-May-1995	95201159-1	16-Sep-1998	0682041	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0189/US	United States of America		09-May-1995	08/437738	10-Sep-1996	5554696	Process for prep. of alpha, o-mega-dilithiopolydienes as diinitiators	R M A FAYT, F H van der STEEN, P J TEYSSIE, J J B WALHOF, Y YU

TS0254/EP/DE	Germany		26-Jun-1995	95201735-8	06-May-1999	69509443-2	Process for the preparation of alpha. w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

TS0254/EP/ES	Spain		26-Jun-1995	95201735-8	06-May-1999	2130518	Process for the preparation of alpha, w-dilithiopoly (butadiene) oligomers with activating component with activating component	F H van der STEEN, J J B WALHOF

TS0254/EP/FR	France		26-Jun-1995	95201735-8	06-May-1999	0690075	Process for the preparation of alpha. w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

TS0254/EP/IT	Italy		26-Jun-1995	95201735-8	06-May-1999	0690075	Process for the preparation of alpha. w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

TS0254/EP/NL	Netherlands		26-Jun-1995	95201735-8	06-May-1999	0690075	Process for the preparation of alpha. w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0254/TW	Taiwan		07-Jun-1995	84105737	27-Mar-1998	NI/091168	Process for the preparation of alpha.w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

TS0254/US	United States of America		15-Jun-1995	08/491017	12-May-1996	5750055	Process for the preparation of alpha.w-dilithiopoly (butadiene) oligomers with activating component	F H van der STEEN, J J B WALHOF

TS0706/EP/DE	Germany		02-Dec-1999	99958178-8	31-Jul-2002	69902406-4	Process for preparing thermoplastic polyurethane elastomers	A M BATT, J P J BEEREPOOT, C C van de KAMP

TS0706/EP/ES	Spain		02-Dec-1999	99958178-8	31-Jul-2002	1137688	Process for preparing thermoplastic polyurethane elastomers	A M BATT, J P J BEEREPOOT, C C van de KAMP

TS0706/EP/FR	France		02-Dec-1999	99958178-8	31-Jul-2002	1137688	Process for preparing thermoplastic polyurethane elastomers	A M BATT, J P J BEEREPOOT, C C van de KAMP

TS0706/US/2	United States of America		22-Nov-1999	09/444902	18-Mar-2003	8534617	Process for preparing thermoplastic polyurethane elastomers	A M BATT, C C van de KAMP, Micheal Alan MASSE, Dale Lee. Jr. HANDLIN

TS6577/EP/BE	Belgium		25-Aug-1998	98946442-5	08-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/DE	Germany		25-Aug-1998	98946442-5	08-May-2002	69805310-9	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/ES	Spain		25-Aug-1998	98946442-5	08-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/FR	France		25-Aug-1998	98949442-5	08-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/GB/2	United Kingdom		25-Aug-1998	98948442-5	08-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/IT	Italy		25-Aug-1998	96946442-5	08-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/EP/NL	Netherlands		25-Aug-1998	98946442-5	06-May-2002	1012199	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6577/US	United States of America		25-Aug-1998	09/139696	20-Jun-2000	6077925	Polyurethane structural adhesives, prepared from inter alia a polydiene polyol	E-J GERARD

TS6578/EP/DE	Germany		29-Jan-1998	98905386-3	02-May-2002	69805162-9	Use of polyol mixtures comprising a polyolefin polyol in (semi-) rigid polyurethane foams	V M R DIRCKX, E-J GERARD, J K L SCHNEIDER, H F VERMEIRE

TS6578/EP/ES	Spain		29-Jan-1998	98906388-3	02-May-2002	0961798	Use of polyol mixtures comprising a polyolefin polyol in (semi-) rigid polyurethane foams	V M R DIRCKX, E-J GERARD, J K L SCHNEIDER, H F VERMEIRE

TS6578/EP/FR	France		29-Jan-1998	98905386-3	02-May-2002	0961798	Use of polyol mixtures comprising a polyolefin polyol in (semi-) rigid polyurethane foams	V M R DIRCKX, E-J GERARD, J K L SCHNEIDER, H F VERMEIRE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TS6578/US	United States of America		23-Oct-1997	08/956891	23-Feb-1999	5874484	Use of polyol mixtures comprising a polyolefin polyol in (semi-) rigid polyurethane foams	V M R DIRCKX, E-J GERARD, H F VERMEIRE

TS6579/CN	China		16-Feb-1998	98802591-4	21-May-2003	98802591-4	Polyolefin with modified surface properties	E-J GERARD, J K L SCHNEIDER, Freddy M. A. VERVOORT

TS6580/EP/DE	Germany		05-Jan-1998	98907939-7	04-Sep-2002	69807649-4	Adhesive comprising TPU derived from arom. diisocyanate, chain ext., and a mixt. of hydrog. polydiene diol and mono- ol.	E-J GERARD, Xavier MUYLDERMANS

TS6580/EP/ES	Spain		05-Jan-1998	98907939-7	04-Sep-2002	0950083	Adhesive comprising TPU derived from arom. diisocyanate, chain ext., and a mixt. of hydrog. polydiene diol and mono- ol.	E-J GERARD, Xavier MUYLDERMANS

TS6580/EP/FR	France		05-Jan-1998	98907939-7	04-Sep-2002	0950083	Adhesive comprising TPU derived from arom. diisocyanate, chain ext., and a mixt. of hydrog. polydiene diol and mono- ol.	E-J GERARD, Xavier MUYLDERMANS

TS6580/MX	Mexico		05-Jan-1998	9906049	08-Jan-2002	205824	Adhesive comprising TPU derived from arom. diisocyanate, chain ext., and a mixt. of hydrog. polydiene diol and mono- ol.	E-J GERARD, Xavier MUYLDERMANS

TS6580/US	United States of America		05-Jan-1998	09/002903	27-Jul-1999	5929167	Adhesive comprising TPU derived from arom. diisocyanate, chain ext., and a mixt. of hydrog. polydiene diol and mono- ol.	E-J GERARD, Xavier MUYLDERMANS

Process - Patent Listing

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K0545/US	United States of America		16-Jan-1984	06/571322	03-Sep-1985	4539136	Tri-phosphite type coupling agent

K0549/US	United States of America		17-Aug-1984	06/641637	23-Jul-1985	4530985	Novel structure modifiers for anionic polymerisation

K4645/CA	Canada		12-Nov-1985	495126	19-Dec-1989	1263988	Separating heavy metals from polymers

K4645/EP/BE	Belgium		30-Oct-1985	85201765-6	08-May-1991	0186918	Separating heavy metals from polymers

K4645/EP/BE/2	Belgium		30-Oct-1985	89202914-1	28-Sep-1994	0358283	Separating heavy metals from polymers

K4645/EP/DE	Germany		30-Oct-1985	85201765-6	08-May-1991	3582788-2	Separating heavy metals from polymers

K4645/EP/DE/2	Germany		30-Oct-1985	89202914-1	28-Sep-1994	3587932-7	Separating heavy metals from polymers

K4645/EP/FR	France		30-Oct-1985	85201765-6	08-May-1991	0186918	Separating heavy metals from polymers

K4645/EP/FR/2	France		30-Oct-1985	89202914-1	28-Sep-1994	0358263	Separating heavy metals from polymers

K4645/EP/GB	United Kingdom		30-Oct-1985	85201765-6	08-May-1991	0186918	Separating heavy metals from polymers

K4645/EP/GB/2	United Kingdom		30-Oct-1985	89202914-1	28-Sep-1994	0358283	Separating heavy metals from polymers

K4645/EP/IT	Italy		30-Oct-1985	85201765-6	08-May-1991	0186918	Separating heavy metals from polymers

K4645/EP/IT/2	Italy		30-Oct-1985	89202914-1	28-Sep-1994	0358283	Separating heavy metals from polymers

K4645/EP/NL	Netherlands		30-Oct-1985	852017656	08-May-1991	0186918	Separating heavy metals from polymers

K4645/EP/NL/2	Netherlands		30-Oct-1985	89202914-1	28-Sep-1994	0358283	Separating heavy metals from polymers

K4645/ES	Spain		21-Nov-1985	549127/4	23-Feb-1987	549127/4	Separating heavy metals from polymers

K4645/ES/2	Spain		15-Jan-1987	557336/X	31-Oct-1987	557336/X	Separating heavy metals from polymers

K4645/JP	Japan		21-Nov-1985	85/259943	07-Apr-1995	1922157	Separating heavy metals from polymers

K4656/US	United States of America		23-Nov-1984	06/673978	17-Jun-1988	4595749	Direct removal or NI catalyst	Ronald J. HOXMEIER

K4668/US/2	United States of America		24-Aug-1989	07/398298	02-Oct-1990	4960831	Block copolymer grafting process

K4777/US	United States of America		23-Jul-1985	06/758182	16-Aug-1988	4764572	Anionic polymerization process

K4818/BR	Brazil		27-Oct-1988	PI8805569-8	28-Nov-1995	PI8805569-8	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/CA	Canada		25-Oct-1988	581200	03-Oct-1995	1337227	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/BE	Belgium		28-Oct-1988	88202424-3	05-Aug-1992	0316982	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/DE	Germany		28-Oct-1988	88202424-3	05-Aug-1992	3873487-7	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/ES	Spain		28-Oct-1988	88202424-3	05-Aug-1992	2034170	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/FR	France		28-Oct-1988	88202424-3	05-Aug-1992	0316982	Method for separating metal contaminantsg from organic polymers	Ronald J. HOXMEIER

K4818/EP/GB	United Kingdom		28-Oct-1988	88202424-3	05-Aug-1992	0316982	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/IT	Italy		28-Oct-1988	88202424-3	05-Aug-1992	0316982	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/EP/NL	Netherlands		28-Oct-1988	88202424-3	06-Aug-1992	0316982	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

K4818/JP	Japan		27-Oct-1988	88/271925	11-Mar-1997	2615159	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

K4818/US	United States of America		29-Oct-1987	07/113978	12-Feb-1991	4992529	Method for separating metal contaminants from organic polymers	Ronald J. HOXMEIER

T1113/EP/BE	Belgium		15-Aug-1990	90202213-6	07-Jul-1999	0413403	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/EP/DE	Germany		15-Aug-1990	90202213-6	07-Jul-1999	69033196-7	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/EP/FR	France		15-Aug-1990	90202213-6	07-Jul-1999	0413403	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/EP/GB	United Kingdom		15 Aug-1990	90202213-6	07-Jul-1999	0413403	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/EP/IT	Italy		15-Aug-1990	90202213-6	07-Jul-1999	0413403	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/EP/NL	Netherlands		15-Aug-1990	90202213-6	07-Jul-1999	0413403	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/JP	Japan		14-Aug-1990	90/214886	22-Feb-2002	3281366	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1113/US	United States of America		15-Aug-1990	07/567843	09-Aug-1994	5336737	Preparation of random solution copolymers	H VAN BALLEGOOIJEN, J P M PETERS, J T APLUM

T1731/US	United States of America		28-May-1992	07/889346	07-Dec-1993	5268429	A process for the preparation of linear polymers which comprises	J A van DOORN, M J C M KOPPES, J J B WALHOF

T1732/US	United States of America		04-Jun-1992	07/894137	16-Mar-1993	5194535	Preparation of structure-modified conjugated based copolymers	J C M van der ARENO, M J C M KOPPES

T3058/US	United States of America		31-Oct-1991	07/785715	24-Nov-1992	5166277	Hydrogenation of unsaturation in low molecular weight diene polymers	DANIEL E GOODWIN, Carl Lesley WILLIS

T3106/JS	United States of America		19-Dec-1995	08/574795	30-Jun-1998	5773521	Coupling to Produce Inside-Out star Polymers With Expanded Cores.	A R BEAN, Ronald J. HOXMEIER

T3108/BR	Brazil		17-Dec-1992	PI9205044-1	11-Jul-2000	PI9205044-1	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, CJ OIBLER

T3108/CN	China		17-Dec-1992	92114489-X	30-Jul-1999	47260	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/BE	Belgium		17-Dec-1992	92203993-8	06-Dec-1995	0549063	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/DE	Germany		17-Dec-1992	92203993-8	06-Dec-1995	69206590-3	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/ES	Spain		17-Dec-1992	92203993-8	06-Dec-1995	2080435	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/FR	France		17-Dec-1992	92203993-8	06-Dec-1995	0549063	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/GB	Untied Kingdom		17-Dec-1992	92203993-8	06-Dec-1995	0549063	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/IT	Italy		17-Dec-1992	92203993-8	06-Dec-1995	0549063	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/EP/NL	Netherlands		17-Dec-1992	92203993-8	06-Dec-1995	0549063	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T3108/JP	Japan		17-Dec-1992	92/337447	29-Jun-2001	3204763	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/KR	Korea (South)		16-Dec-1992	10-1992-0024474	31-Jul-2000	270296	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/MX	Mexico		17-Dec-1992	9207381	15-May-1996	181648	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/TW	Taiwan		26-Nov-1992	81109486	04-Mar-1994	NI-064296	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3108/US	United States of America		20-Dec-1991	07/811219	22-Dec-1992	5173537	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T3118/US	United States of America		16-Jun-1993	08/08004-4	03-Jan-1995	5378767	Fixed bed hydrogenation of low molecular weight polydiene polymers	S N MASSIE

T3125/EP/BE	Belgium		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/DE	Germany		17-Mar-1997	97200791-8	16-Feb-2000	69701296-4	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/ES	Spain		17-Mar-1997	97200791-8	16-Feb-2000	2142131	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/FR	France		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/GB	United Kingdom		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/IT	Italy		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/NL	Netherlands		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/EP/RO	Romania		17-Mar-1997	97200791-8	16-Feb-2000	0796871	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/MX	Mexico		13-Mar-1997	9701913	27-Oct-2000	199310	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/TW	Taiwan		26-May-1997	86107205	09-Jul-2001	NI-128627	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/US/2	United States of America		12-Mar-1997	08/820404	18-Aug-1998	5795944	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3125/ZA	South Africa		14-Mar-1997	97/02227	26-NOV-1997	97/02227	Programmed Addition Heavy Ethers For Microstructure Control of Diene Polymers.	A R BEAN, T GRAAFLAND

T3142/US	United States of America		07-Dec-1992	07/986200	14-Sep-1993	5244980	Selective hydrogenation of conjugated diolefin polymers with tebbe’s reagent	C J GIBLER, S E WILSON

T3142/US/2	United States of America		18-Apr-1993	08/049689	02-Aug-1994	5334566	Selective hydrogenation of conjugated diolefin polymers with tebbe’s reagent	C J GIBLER, S E WILSON

T3147/US	United States of America		21-Mar-1996	08/620112	25-Feb-1997	5605991	Multifunctional Initiator From Devinyisllane.	L R CHAMBERLAIN, P A DEFRIEND, Ronald J. HOXMEIER

T3242/US	United States of America		10-Nov-1993	08/150929	29-Aug-1995	5446093	Method for producing statistically coupled asymmetric radial polymers	S S CHIN, Ronald J. HOXMEIER, Michael Alan MASSE,B A SPENCE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3244/US	United States of America		09-Nov-1993	08/149598	29-Nov-1994	5369175	Method for preparing asymmetric radial copolymers	S S CHIN, Ronald J. HOXMEIER, B A SPENCE

T3249/US	United States of America		06-Jul-1993	08/087646	16-Aug-1994	5338824	Removal of alkali metal methoxide catalyst residue from hydroxy-terminated conjugated d_ene polymers	Z DIAZ, R C C TSIANG

T3280/CN	China		26-May-1995	95105503-8	03-Feb-2001	95105503-8	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/BE	Belgium		22-May-1995	95201338-1	17-Feb-1999	0684267	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/DE	Germany		22-May-1995	95201338-1	17-Feb-1999	69507852-6	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/ES	Spain		22-May-1995	9520133_-1	17-Feb-1999	2127462	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/FR	France		22-May-1995	95201338-1	17-Feb-1999	0684267	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/IT	Italy		22-May-1995	95201338-1	17-Feb-1999	0684267	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/EP/NL	Netherlands		22-May-1995	95201338-1	17-Feb-1999	0684267	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/KR	Korea (South)		25-May-1995	10-1995-0013468	20-Aug-2002	351031	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/MX	Mexico		25-May-1995	952343	02-Feb-1998	187960	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/TW	Taiwan		03-May-1995	84104435	12-Dec-1996	NI-080276	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3280/US	United States of America		27-May-1994	06/260409	06-Sep-1995	5447995	A method for producing asymmetric radial polymers	Ronald J. HOXMEIER, B A SPENCE

T3309/ES	Spain		11-May-1995	9500909/4	29-Feb-2000	9500909/4	Improved heterogeneous hydrogenation catalysts with reduced olefin isomerization	Kimberly Ann JOHNSON

T3309/IT	Italy		10-May-1995	TO95A000369	04-Dec-1997	1279197	Improved heterogeneous hydrogenation catalysts with reduced olefin isomerization	Kimberly Ann JOHNSON

T4195/US	United States of America		05-Nov-1987	07/116981	07-Nov-1989	4879349	Selective hydrogenation process	Ronald J. HOXMEIER

T4195B/US	United States of America		20-Oct-1989	07/424798	19-Mar-1991	5001199	Selective hydrogenation process

T4673/US	United States of America		23-Nov-1990	07/617224	14-Apr-1992	5104972	Removal of hydrogenation catalyst from polymer solutions by contact with silicates	D W DAUM, C J GIBLER, A M MADGAVKAR

T4720/JP	Japan		12-Jun-1991	91/140383	17-Dec-1999	3013943	Removal of hydrogenation catalyst from polymer solutions buy catalyzed precipitation	D W DAUM, Z DIAZ, C J GIBLER, A M MADGAVKAR

T4720/US	United States of America		14-Jun-1990	07/537738	18-May-1993	5212285	Removal of hydrogenation catalyst from polymer solutions buy catalyzed precipitation	D W DAUM, Z DIAZ, C J GIBLER, A M MADGAVKAR

T4720B/US	United States of America		23-Nov-1990	07/617225	18-Feb-1992	5089541	Removal of hydrogenation catalyst from polymer solutions by contact with activated carbon

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T4802/BR	Brazil		13-May-1991	PI9106462-7	30-May-2000	PI9106462-7	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/CA	Canada		13-May-1991	2080595	28-Dec-1999	2080595	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/CN	China		13-May-1991	91103050-6	02-Dec-1995	32902	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/BE	Belgium		13-May-1991	91909479-7	31-Aug-1994	0528919	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/DE	Germany		13-May-1991	91909479-7	31-Aug-1994	69103751-5	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/ES	Spain		13-May-1991	91909479-7	31-Aug-1994	2059138	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/FR	France		13-May-1991	91909479-7	31-Aug-1994	0528919	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/GB	United Kingdom		13-May-1991	91909479-7	31-Aug-1994	0528919	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/IT	Italy		13-May-1991	91909479-7	31-Aug-1994	0528919	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/EP/NL	Netherlands		13-May-1991	91909479-7	31-Aug-1994	0528919	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/JP	Japan		13-May-1991	91/509257	01-Oct-1999	2988212	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/US	United States of America		14-May-1990	07/522693	01-Sep-1992	5143990	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/US/2	United States of America		17-Aug-1992	07/929747	16-Mar-1993	5194530	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802/US/3	United States of America		15-Apr-1991	07/685111	29-Sep-1992	5151475	Termination of anionic polymerization using hydrogen gas	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, C A STEVENS

T4802B/US	United States of America		15 Apr-1991	07/685111	29-Sep-1992	5151475	Termination of anionic polymerization

T4802C/US	United States of America		17-Aug-1992	07/929747	16-Mar-1993	5194530	Termination of anionic polymerization using hydrogen gas

T4816/BR	Brazil		13-May-1991	PI9101957-5	22-Aug-2000	PI9101957-5	Selective hydrogenation of conjugated diofelin polymers	L R CHAMBERLAIN, C J GIBLER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T4816/CA	Canada		13-May-1991	2042438	09-Jul-2002	2042438	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/CN	China		13-May-1991	91103051-4	10-Dec-1997	91103051-4	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/BE	Belgium		13-May-1991	91201154-1	26-Jul-1995	0460725	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/DE	Germany		13-May-1991	91201154-1	26-Jul-1995	69111519-2	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/ES	Spain		13-May-1991	91201154-1	26-Jul-1995	2074647	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/FR	France		13-May-1991	91201154-1	26-Jul-1995	0460725	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/GB	United Kingdom		13-May-1991	91201154-1	26-Jul-1995	0460725	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/IT	Italy		13-May-1991	91201154-1	26-Jul-1995	0460725	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/EP/NL	Netherlands		13-May-1991	91201154-1	26-Jul-1995	0460725	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/JP	Japan		13-May-1991	91/137282	23-Feb-2001	3162103	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/KR	Korea (South)		13-May-1991	10-1991-000769 5	28-Dec-1998	185670	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/TW	Taiwan		23-May-1991	80103703	28-Jan-1993	NI-058700	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4816/US	United States of America		29-May-1990	07/529807	13-Aug-1991	5039755	Selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4867/BR	Brazil		26-May-1993	PI9302069-4	25-Jul-2000	PI9302069-4	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/CN	China		26-May-1993	93106468-6	24-Jun-2000	59894	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/BE	Belgium		26-May-1993	93201520-9	27-Sep-1995	0572094	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/DE	Germany		26-May-1993	93201520-9	27-Sep-1995	69300540-8	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/ES	Spain		26-May-1993	93201520-9	27-Sep-1995	2077466	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/FR	France		26-May-1993	93201520-9	27-Sep-1995	0572094	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/GB	United Kingdom		26-May-1993	93201520-9	27-Sep-1995	0572094	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/IT	Italy		26-May-1993	93201520-9	27-Sep-1995	0572094	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/EP/NL	Netherlands		26-May-1993	93201520-9	27-Sep-1995	0572094	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/KR	Korea (South)		25-May-1993	10-1993-000924 8	29-Jan-2001	287523	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/TW	Taiwan		05-May-1993	82103516	03-Aug-1995	NI-070899	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

Docket ID	County	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T4867/US	United States of America		28-May-1992	07/889349	07-Sep-1993	5242961	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/US/2	United States of America		16-Apr-1993	08/049685	18-Jan-1994	5280058	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4867/US/3	United States of America		16-Apr-1993	08/049690	18-Jan-1994	5280059	Color prevention in titanium catalyzed hydrogenated diene polymers	L R CHAMBERLAIN, C J GIBLER, M PRADO

T4872/EP/BE	Belgium		09-Aug-1993	93202349-2	26-May-1999	0584860	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/EP/DE	Germany		09-Aug-1993	93202349-2	26-May-1999	69325059-3	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/EP/FR	France		09-Aug-1993	93202349-2	26-May-1999	0584860	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/EP/GB	United Kingdom		09-Aug-1993	93202349-2	26-May-1999	0584860	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/EP/IT	Italy		09-Aug-1993	93202349-2	26-May-1999	0584860	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/EP/NL	Netherlands		09-Aug-1993	93202349-2	26-May-1999	0584860	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/JP	Japan		09-Aug-1993	93/197205	11-Oct-2002	3359387	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4872/US	United States of America		10-Aug-1992	07/927904	07-Sep-1993	5242986	Selective partial hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER, Ronald J. HOXMEIER

T4873/US	United States of America		13-May-1991	07/699028	05-Jan-1993	5177155	Selective hydrogenation of conjugated diolefin polymers with rare earth catalysts	T F BROWNSCOMBE, L R CHAMBERLAIN, C J GIBLER, R A KEMP, SE WILSON

T4961/EP/BE	Belgium		26-Jul-1993	93202223-9	29-Oct-1997	0581388	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/EP/DE	Germany		26-Jul-1993	93202223-9	29-Oct-1997	69314869-1	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/EP/FR	France		26-Jul-1993	93202223-9	29-Oct-1997	0581386	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/EP/GB	United Kingdom		26-Jul-1993	93202223-9	29-Oct-1997	0581386	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/EP/IT	Italy		26-Jul-1993	93202223-9	29-Oct-1997	0581386	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/EP/NL	Netherlands		26-Jul-1993	93202223-9	29-Oct-1997	0581386	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4961/JP	Japan		26-Jul-1993	93/184078	27-May-2003		Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T4961/US	United States of America		28-Jul-1992	07/920694	15-Jun-1993	5220100	Method of removing lithium compounds from a polymer	J G BALAS, L A LOGAN, S N MASSIE

T4965/EP/BE	Belgium		28-Oct-1992	92203327-9	03-Jan-1996	0540121	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/DE	Germany		28-Oct-1992	92203327-9	03-Jan-1996	69207349-3	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/ES	Spain		28-Oct-1992	92203327-9	03-Jan-1996	2081038	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/FR	France		28-Oct-1992	92203327-9	03-Jan-1996	0540121	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/GB	United Kingdom		28-Oct-1992	92203327-9	03-Jan-1996	0540121	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/IT	Italy		28-Oct-1992	92203327-9	03-Jan-1996	0540121	Method for removing a polymerization catalyst	C J GIBLER

T4965/EP/NL	Netherlands		28-Oct-1992	92203327-9	03-Jan-1996	0540121	Method for removing a polymerization catalyst	C J GIBLER

T4965/JP	Japan		28-Oct-1992	92/290026	26-Jan-2001	3153650	Method for removing a polymerization catalyst	C J GIBLER

T4965/US	United States of America		30-Oct-1991	07/785579	05-Jan-1993	5177297	Method for removing a polymerization catalyst	C J GIBLER

T4998/BR	Brazil		04-Sep-1992	PI9203462-4	16-May-2000	PI9203462-4	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/CN	China		07-Sep-1992	92110490-1	30-Oct-1999	51791	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/BE	Belgium		07-Sep-1992	92202700-8	10-Jan-1996	0532099	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/DE	Germany		07-Sep-1992	92202700-8	10-Jan-1996	69207524-0	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/ES	Spain		07-Sep-1992	92202700-8	10-Jan-1996	2082349	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/FR	France		07-Sep-1992	92202700-8	10-Jan-1996	0532099	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/GB	United Kingdom		07-Sep-1992	92202700-8	10-Jan-1996	0532099	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/IT	Italy		07-Sep-1992	92202700-8	10-Jan-1996	0532099	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/EP/NL	Netherlands		07-Sep-1992	92202700-8	10-Jan-1996	0532099	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/JP	Japan		07-Sep-1992	92/238428	26-Jan-2001	3152513	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/KR	Korea (South)		07-Sep-1992	10-1992-001632 0	24-Jan-2000	253471	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/TW	Taiwan		19-Aug-1992	81106553	14-Jan-1994	NI-063724	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998/US	United States of America		09-Sep-1991	07/756392	21-Jul-1992	5132372	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, CJ GIBLER

T4998/US/2	United States of America		01-Jul-1992	07/907349	27-Apr-1993	5206307	Improved process for selective hydrogenation of conjugated diolefin polymers	L R CHAMBERLAIN, C J GIBLER

T4998B/US	United States of America		01-Jul-1992	07/907349	27-Apr-1993	5206307	Improved process for selective hydrogenation of conjugated diolefin polymers

TH0141/US	United States of America		29-Jul-1993	08/099022	11-Apr-1995	5405914	A process for improving the color of selectively M PRADO hydroge-nated block copolymers modified with add compounds or derivatives	M PRADO

TH0366/US	United States of America		17-Nov-1994	08/340966	23-Jan-2001	6177521	Hydrogenation of polymers	D M JR AUSTGEN, C J GIBLER, R A PARKER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TH0612/US/2	United States of America		08-Aug-1998	09/130248	13-Feb-2001	6187873	Increased throughput in the manufacture of block copolymers by reduction in polymer cement viscosity through the addition of polar solvents	Dale Lee. Jr. HANDLIN. D R STEWART, J D WILKEY

TH0615/CN	China		17-Apr-1996	96194003-4	11-Oct-2002		Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/BE	Belgium		17-Apr-1996	96914950-9	10-Mar-1999	0821699	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/DE	Germany		17-Apr-1996	96914950-9	10-Mar-1999	69601704-0	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/ES	Spain		17-Apr-1996	96814950-9	10-Mar-1999	2128858	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/FR	France		17-Apr-1996	96914950-9	10-Mar-1999	0821699	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/GB	United Kingdom		17-Apr-1996	96914950-9	10-Mar-1999	0821699	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/IT	Italy		17-Apr-1996	96914950-9	10-Mar-1999	0821699	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/EP/NL	Netherlands		17-Apr-1996	96914950-9	10-Mar-1999	0821699	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/TW	Taiwan		14-May-1996	85105692	21-May-2000	NI-114822	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/US/2	United States of America		29-Aug-1996	08/705032	28-Oct-1997	5881895	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0615/ZA	South Africa		17-Apr-1996	96/03049	25-Sep-1996	96/03049	Coupling of anionic polymers with trialkoxysilanes having silicon-hydrogen bonds	Robert Charles BENING, Ronald J. HOXMEIER

TH0893/US/2	United States of America		10-Aug-1999	09/371303	27-Mar-2001	6207795	REMOVAL OF HYDROGENATION CATALYST FROM POLYMER SOLUTIONS BY TREATMENT WITH AMMONIA AND CARBON DIOXIDE	J D WILKEY

TH0893/ZA	South Africa		31-Aug-1999	01/01658	29-May-2003	01/01658	REMOVAL OF HYDROGENATION CATALYST FROM POLYMER SOLUTIONS BY TREATMENT WITH AMMONIA AND CARBON DIOXIDE	J D WILKEY

TW0946/EP/BE	Belgium		20-Jul-1998	98946295-7	26-Feb-2003	0998502	ENHANCED HYDROGENATION CATALYST FROM BLOCK COPOLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY BY INCREASING THE VINYL CONTENT OF THE BLOCK COPOLYMERS	E M de GROOT, Michael J. MODIC, David Karl SCHISLA

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TH0946/EP/DE	Germany		20-Jul-1998	98946295-7	26-Feb-2003	69811670.4-08	ENHANCED HYDROGENATION CATALYST FROM BLOCK COPOLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY BY INCREASING THE VINYL CONTENT OF THE BLOCK COPOLYMERS	E M de GROOT, Michael J. MODIC, David Karl SCHISLA

TH0946/EP/ES	Spain		20-Jun-1998	98946295-7	26-Feb-2003	0998502	ENHANCED HYDROGENATION CATALYST FROM BLOCK COPOLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY BY INCREASING THE VINYL CONTENT OF THE BLOCK COPOLYMERS	E M de GROOT, Michael J. MODIC, David Karl SCHISLA

TH0946/EP/GB	United Kingdom		28-Jul-1998	98946295-7	26-Feb-2003	0998502	ENHANCED HYDROGENATION CATALYST FROM BLOCK COPOLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY BY INCREASING THE VINYL CONTENT OF THE BLOCK COPOLYMERS	E M de GROOT, Michael J. MODIC, David Karl SCHISLA

TH0986/TW	Taiwan		04-Sep-1998	87114716		NI-140185	EXTRACTION OF METAL RESIDUES FROM POLYMER CEMENTS	Z DIAZ, J D WILKEY

TH0986/US/2	United States of America		18-Aug-1998	09/135725	28-Nov-2000	6153727	EXTRACTION OF METAL RESIDUES FROM POLYMER CEMENTS	Z DIAZ, J D WILKEY

TH1056/EP/DE	Germany		29-Jan-1999	99907462-8		69908300.1	Minimum residence time hydrogenation process for polyisoprene-polybutadiene block copolymers	David Karl SCHISLA

TH1056/US/2	United States of America		20-Jan-1999	09/234336	06-Feb-2001	6184307	Minimum residence time hydrogenation process for polyisoprene-polybutadiene block copolymers	David Karl SCHISLA

TH1145/US/2	United States of America		02-Mar-1999	09/260239	05-Jun-2001	6242537	A gel-free process for making hydrogenated fuctionalized anionically polymerized polymers	Robert Charles BENING, Z DIAZ, C R DONAHO, DANIEL E. GOODWIN, J D WILKEY, Carl Lesley WILLIS

TH1154/US/2	United States of America		04-May-1999	09/304915	05-Jun-2001	6242538	Process for making hydrogenated gel-free functionalized anionically polymerized polymers

TH1173/TW	Taiwan		20-Oct-1999	88118092	19-May-2003	088778092	METHOD FOR SYNTHESIS OF A DILITHIUM DIISOPROPENYLBENZENE-BASED DIINITIATOR	Grant W. HADDIX, David Karl SCHISLA, Carl Lesley WILLIS

TH1173/US/2	United States of America		30-Sep-1999	09/409924	17-Apr-2001	6217798	METHOD FOR SYNTHESIS OF A DILITHIUM DIISOPROPENYLBENZENE-BASED DIINITIATOR	Grant W. HADDIX, David Karl SCHISLA, Carl Lesley WILLIS

TH1173/ZA	South Africa		07-Oct-1999	01/02901	30-Jan-2002	01/02901	METHOD FOR SYNTHESIS OF A DILITHIUM DIISOPROPENYLBENZENE-BASED DIINITIATOR	Grant W. HADDIX, David Karl SCHISLA, Carl Lesley WILLIS

TH1251/US	United States of America		19-Apr-2000	09/959241	02-Jul-2002	6414042	PRODUCTION OF POROUS DIENE POLYMER PELLETS BY MECHANICAL DRYING	E M de GROOT, B YANG

Docket ID	Country	Attorneys	Appliction	Appliction No	Grant Date	Grant No	Short Title	Inventors
TH1431/US/2	United States of America		14-Mar-2000	09/525137	24-Sep-2002	6455651	Uniform Initiation of anionic polymerization using organo-substituted alkalimetal initiators

TH1498/BR	Brazil		12-Apr-200l	PI0110125-0	16-Oct-2002	PI0110125-0	High coupling efficiency of styrenic block coploymers using vinyl cyclohexene dioxide	Robert Charles BENING, Carl Lesley WILLIS

TH1511/US/2	United States of America		02-Mar-2000	09/518437	24-Apr-2001	6222008	REMOVAL OF HYDROGENATION CATALYST FROM POLYMER SOLUTIONA BY TREATMENT WITH ACID AND AMMONIA	Richard GELLES

TH1512/US/2	United States of America		29-Mar-2000	09/537500	21-May-2002	6391981	INCREASED THROUGHPUT IN THE MANUFACTURE OF ANIONIC POLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY THROUGH THE ADDITION OF METAL ALKYLS THROUGH THE ADDITION OF METAL ALKYLS	Robert Charles BENING, Dale Lee. Jr. HANDLIN, P T MURANY, S J WEDDLE, Carl Lesley WILLIS

TH1512/US/3	United States of America		26-Mar-2002	10/106265	10-Dec-2002	6492469	INCREASED THROUGHPUT IN THE MANUFACTURE OF ANIONIC POLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY THROUGH THE ADDITION OF METAL ALKYLS	Robert Charles BENING, Dale Lee. Jr. HANDLIN, P T MURANY, S J WEDDLE, Carl Lesley WILLIS

TH1512/US/4	United States of America		26-Mar-2002	10/106737	10-Dec-2002	6492466	INCREASED THROUGHPUT IN THE MANUFACTURE OF ANIONIC POLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY THROUGH THE ADDITION OF METAL ALKYLS	Robert Charles BENING, Dale Lee. Jr HANDLIN, P T MURANY, S J WEDDLE, Carl Lesley WILLIS

TS0130/BR	Brazil		16-Nov-1994	PI9406075-5	02-Oct-2001	PI9408075-5	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/CN	China		16-Nov-1994	94194205-8	12-Sep-2001	94194205-8	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/BE	Belgium		16-Nov-1994	95901406-9	01-Oct-1997	0729482	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/DE	Germany		16-Nov-1994	95901406-9	01-Oct-1997	69406014-3	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/ES	Spain		16-Nov-1994	95901406-9	01-Oct-1997	2107295	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/FR	France		16-Nov-1994	95901406-9	01-Oct-1997	0729482	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/GB	United Kingdom		16-Nov-1994	95901406-9	01-Oct-1997	0729482	Styrenic block copolymers having imporved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS0130/EP/IT	Italy		16-Nov-1994	95901406-9	01-Oct-1997	0729482	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/EP/NL	Netherlands		16-Nov-1994	95901406-9	01-Oct-1997	0729482	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/JP	Japan		16-Nov-1994	95/514230	06-Dec-2002	3378582	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/KR	Korea (South)		16-Nov-1994	10-1996-7002621	01-Aug-2002		Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/MX	Mexico		16-Nov-1994	948885	10-Aug-1999	192950	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/RU	Russian Federation		16-Nov-1994	96113057	20-Jan-2001	2162093	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/TW	Taiwan		15-Nov-1994	83110566	27-Nov-1996	NI-079855	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT, K H LEFFELAAR, J M VEURINK, James van WESTRENEN

TS0130/US	United States of America		06-Nov-1995	08/553947	02-Dec-1997	5693718	Styrenic block copolymers having improved combination of properties such as tensile strength abr. resist. colourstab.	Hendrik de GROOT K H LEFFELAAR, J M VEURINK. James van WESTRENEN

TS0167/US	United States of America		22-Sep-1995	08/532121	02-Dec-1997	5693726	Product for purification of starting materials for anionic polymerization processes.	C M van DIJK, P A M GROTENHUIS, M S SONDERMAN

TS0255/US	United States of America		15-Dec-1995	08/572974	25-Nov-1997	5691420	Process for the manufacture of tailor made six armed asymmetrical radical polymers, having two different block copolymer segment arms.	K H LEFFELAAR, James van WESTRENEN

TS0304/BR	Brazil		28-Nov-1995	PI9509838-0	04-Sep-2001	PI9509838-0	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/CN	China		28-Nov-1995	95196509-3	21-Mar-2003		Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/BE	Belgium		28-Nov-1995	95941057-2	18-Aug-1999	0794968	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/DE	Germany		28-Nov-1995	95941057-2	18-Aug-1999	69511576-6	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/ES	Spain		28-Nov-1995	95941057-2	18-Aug-1999	2137557	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/FR	France		28-Nov-1995	95941057-2	18-Aug-1999	0794968	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T50304/EP/GB	United Kingdom		28-Nov-1995	95941057-2	18-Aug-1999	0794968	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/IT	Italy		28-Nov-1995	95941057-2	18-Aug-1999	0794968	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/EP/NL	Netherlands		28-Nov-1995	95941057-2	18-Aug-1999	0794968	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/KR	Korea (South)		28-Nov-1995	10-1997-7003613	28-Mar-2003	1997703613	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS034/TW	Taiwan		18-Nov-1995	84112267	20-Jun-2001	NI-127795	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0304/US	United States of America		29-Nov-1995	08/564686	09-Sep-1997	5665858	Process for coagulation finishing of polymers.	C M van DIJK, P A M GROTENHUIS

TS0607/EP/DE	Germany		19-Dec-1997	97310322.9	23-Apr-2003	69813882.1	Process for hydrogenation of organic substrates	Wouter de JONG, J P LANGE, L SCHOON, A VILLENA

TS0607/EP/ES	Spain		18-Dec-1998	98966920-5	23-Apr-2003	1040137	Process for hydrogenation of organic substrates	Wouter de JONG, J P LANGE, L SCHOON, A VILLENA

TS0607/EP/IT	Italy		18-Dec-1998	98966920-5	23-Apr-2003	1040137	Process for hydrogenation of organic substrates	Wouter de JONG, J P LANGE, L SCHOON, A VILLENA

TS0607/US	United States of America		17-Dec-1998	09/213785	11-Jul-2000	6087455	Process for hydrogenation of organic substrates	J P LANGE, L SCHOON

TS9067/BR	Brazil		22-Jan-1996	PI9600177-1	17-Sep-2002	PI9600177-1	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/CN	China		24-Jan-1996	96104392-X	22-Dec-2000	96104392-X	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/BE	Belgium		22-Jan-1996	96200150-9	09-Dec-1998	0723981	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/DE	Germany		22-Jan-1996	96200150-9	09-Dec-1998	69601092-5	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/ES	Spain		22-Jan-1996	96200150-9	09-Dec-1998	2125697	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/FR	France		22-Jan-1996	96200150-9	09-Dec-1998	0723961	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/GB	United Kingdom		22-Jan-1996	96200150-9	09-Dec-1998	0723961	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/EP/IT	Italy		22-Jan-1996	96200150-9	09-Dec-1998	0723961	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
TS9067/EP/NL	Netherlands		22-Jan-1998	96200150-9	09-Dec-1998	0723981	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/TW	Taiwan		28-Jan-1995	84100837	21-Sep-1999	NI-107202	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/US	United States of America		19-Aug-1998	08/590712	07-Apr-1998	5736812	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

TS9067/ZA	South Africa		22-Jan-1996	96/00470	27-Nov-1996	96/00470	Manufacturing of styrene isoprene block copolymers from sodium treated isoprene concentrate	A van DONGEN, H EINBERGER, James van WESTRENEN

Other - Patent Listing

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K4676/US/2	United States of America		27-Mar-1989	07/329059	13-Nov-1990	4970265	Functionalized polymers and process for modifying unsaturated polymers

K4845/AU	Australia		14-Aug-1988	61153/88	20-Aug-1990	595538	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/CA	Canada		10-Jul-1986	513448	27-Nov-1990	1277056	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/DK	Denmark		14-Aug-1986	3882/86	11-Aug-1997	171918	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/AT	Austria		04-Aug-1986	86201375-2	25-Sep-1991	E6777O	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/BE	Belgium		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/CH	Switzerland		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/DE	Germany		04-Aug-1986	88201375-2	25-Sep-1991	3681670-1	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/FR	France		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/GB	United Kingdom		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/IT	Italy		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/NL	Netherlands		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/EP/SE	Sweden		04-Aug-1986	86201375-2	25-Sep-1991	0215501	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/ES	Spain		14-Aug-1986	8601113/8	12-Feb-1988	8601113/8	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/KR	Korea (South)		14-Aug-1986	10-1986-0006697	22-Aug-1994	76585	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
K4845/TW	Taiwan		06-Aug-1986	75103641		NI-028942	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/US/2	United States of America		16-May-1988	07/194670	08-Feb-1990	4898914	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845/ZA	South Africa		14-Aug-1986	86/06120		86/06120	Modified block polymers	L R CHAMBERLAIN, W P GERGEN, R G LUTZ, Carl Lesley WILLIS

K4845D/US	United States of America		30-Jul-1987	07/079380	19-Sep-1989	4888245	Modified block polymers

K4892/US	United States of America		23-Dec-1985	06/812423	02-Feb-1988	4722974	Novel block copolymers containing benzocyclobutene units	P K WONG

K4893/US	United States of America		23-Dec-1985	06/812424	18-Aug-1987	4687815	Hydrogenated block copolymers	P K WONG

K4900/US/2	United States of America		27-Jul-1990	07/558369	29-Jan-1991	4988770	Benzocyclobutenealkyl functionalized elastomers	P K WONG

T0465/EP/DE	Germany		07-Mar-1990	90200547-9	28-Sep-1994	69012859-2	Hydrogenated triblock copolymers having crystallium and blocks.	Adrie A van der HUIZEN

T0465/EP/ES	Spain		07-Mar-1990	90200547-9	28-Sep-1994	2059987	Hydrogenated triblock copolymers having crystallium and blocks.	Adrie A van der HUIZEN

T0465/EP/FR	France		07-Mar-1990	90200547-9	28-Sep-1994	0387947	Hydrogenated triblock copolymers having crystallium and blocks.	Adrie A van der HUIZEN

T0465/EP/IT	Italy		07-Mar-1990	90200547-9	28-Sep-1994	0387947	Hydrogenated triblock copolymers having crystallium and blocks.	Adrie A van der HUIZEN

T0465/JP	Japan		06-Mar-1990	90/054801	13-Nov-1998	2852094	Hydrogenated triblock copolymers having crystallium and blocks.	Adrie A van der HUIZEN

T0869/EP/DE	Germany		11-Feb-1993	93200384-1	23-Jul-1997	69312342-7	Styrenic block copolymer formulation extended with high molecular weight polyalkenes for floor-covering.	P VOSTERS

T0869/JP	Japan		10-Feb-1993	93/022795	13-Sep-2002	3349745	Styrenic block copolymer formulation extended with high molecular weight polyalkenes for floor-covering.	P VOSTERS

T0869/US	United States of America		26-Sep-1997	08/938434	26-Jan-1999	5863978	Styrenic block copolymer formulation extended with high molecular weight polyalkenes for floor-covering.	P VOSTERS

T0884/CN	China		03-Jun-1993	93106686-7	28-Jul-2000	59252	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/EP/BE	Belgium		03-Jun-1993	93912880-7	03-Sep-1997	0643740	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/EP/DE	Germany		03-Jun-1993	93912880-7	03-Sep-1997	69313634-0	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/EP/DK	Denmark		03-Jun-1993	93912880-7	03-Sep-1997	0643740	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/EP/FR	France		03-Jun-1993	93912880-7	03-Sep-1997	0643740	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/EP/SE	Sweden		03-Jun-1993	93912880-7	03-Sep-1997	0643740	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T0884/JP	Japan		03-Jun-1993	94/501090	06-Jul-2001	3207425	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/TW	Taiwan		24-May-1993	82104080	14-Nov-1994	NI-066954	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T0884/US	United States of America		04-Jun-1993	08/072210	04-May-1999	5900455	Elastosols comprising block copolymer and liquid plasticizer	O K BREUER, Caroline R N MAES, H F VERMEIRE

T3174/BR	Brazil		22-Dec-1993	PI9307703-3	30-Apr-2002	PI9307703-3	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/CN	China		21-Dec-1993	93112996-2	17-Dec-1999	51904	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/AT	Austria		22-Dec-1993	94904185-9	16-Apr-1997	E151793	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/BE	Belgium		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/CH	Switzerland		22-Dec-1993	94904185-9	16-Apr-1997	0676916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/DE	Germany		22-Dec-1993	94904185-9	16-Apr-1997	69309961-5	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/DK	Denmark		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/ES	Spain		22-Dec-1993	94904185-9	16-Apr-1997	2100687	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/FR	France		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/GB	United Kingdom		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/GR	Greece		22-Dec-1993	94904185-9	16-Apr-1997	3023844	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/IE	Ireland		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/IT	Italy		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/NL	Netherlands		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3174/EP/PT	Portugal		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/EP/SE	Sweden		22-Dec-1993	94904185-9	16-Apr-1997	0675916	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/KR	Korea (South)		22-Jun-1995	10-1995-7002635	08-May-2001	296248	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/MX	Mexico		17-Dec-1993	9308132	04-Apr-2000	195838	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/TW	Taiwan		29-Nov-1993	82110051	13-Jun-1997	NI-084445	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3174/US	United States of America		23-Dec-1992	07/996285	04-Jan-1994	5276095	Star block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane and method of synthesis	Ronald J. HOXMEIER

T3175/BR	Brazil		13-Dec-1993	PI9307638-0	25-Jul-2000	PI9307638-0	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/CN	China		14-Dec-1993	93112841-2	13-Sep-1997	38349	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/BE	Belgium		13-Dec-1993	94903789-9	30-Jul-1997	0674676	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/DE	Germany		13-Dec-1993	94903789-9	30-Jul-1997	69312737-6	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/ES	Spain		13-Dec-1993	94903789-9	30-Jul-1997	2105620	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/FR	France		13-Dec-1993	94903789-9	30-Jul-1997	0674676	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/GB	United Kingdom		13-Dec-1993	94903789-9	30-Jul-1997	0674676	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/IT	Italy		13-Dec-1993	94903789-9	30-Jul-1997	0674676	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/EP/NL	Netherlands		13-Dec-1993	94903789-9	30-Jul-1997	0674676	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/KR	Korea (South)		14-Jun-1995	10-1995-7002427	31-Oct-2000	279347	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors
T3175/MX	Mexico		13-Dec-1993	9307887	09-Jan-1996	187705	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/TW	Taiwan		30-Nov-1993	82110088	05-Mar-1996	NI-074640	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3175/US	United States of America		15-Dec-1992	07/990587	22-Mar-1994	5296574	Method of synthesis of block copolymers of vinyl aromatic hydrocarbons and polydimethylsiloxane	Ronald J. HOXMEIER

T3177/US	United States of America		15-Dec-1992	07/990913	25-Jan-1994	5281668	Improved process for making block copolymers of vinyl aromatic hydrocarbons and/or conjugated dienes and polydi-methylsiloxane	Ronald J. HOXMEIER

T4081/US	United States of America		30-Jul-1987	07/079380	19-Sep-1989	4868245	Modified block copolymers	W P GERGEN, R G LUTZ, L A POTTICK, Carl Lesley WILLIS

T4098/US	United States of America		01-Feb-1988	07/150579	21-Nov-1989	4882384	Modified block copolymers	S S CHIN, Carl Lesley WILLIS

T4221/US	United States of America		22-Sep-1988	07/247835	13-Nov-1990	4970254	Method for hydrogenating functionalized polymer and products thereof	DANIEL E. GOODWIN, L A POTTICK, Carl Lesley WILLIS

T4239/US	United States of America		22-Dec-1987	07/136622	18-Apr-1989	4822857	Method of grafting saline compounds to block copolymers	J E GORMAN, J A MORRIS

T4286/US/2	United States of America		25-Nov-1991	07/796881	06-Jun-1993	5218033	Functionalized vinyl aromatic/conjugated diolefin block copolymer and salt of fatty acid compositions

T4297/US/2	United States of America		10-Oct-1995	08/541570	14-May-1996	5516831	Selectively sulfonated block copolymer/extender oils

T4533/US	United States of America		30-Mar-1990	07/503412	27-Apr-1993	5206300	Functionalized elastomeric polymers	L R CHAMBERLAIN

T4792/US	United States of America		21-May-1990	07/525812	16-Mar-1993	5194510	Thermoplastic elastomers	D A DUBOIS, Carl Lesley WILLIS

T4792/US/2	United States of America		07-Oct-1992	07/957494	11-Jan-1994	5278245	Thermoplastic elastomers	D A DUBOIS, Carl Lesley WILLIS

T4813/EP/DE	Germany		22-Aug-1991	91202161-5	05-Jul-1995	69110998-2	Melt metalation of block copolymers	L R CHAMBERLAIN, P A DEFRIEND

T4813/JP	Japan		21-Aug-1991	91/209289	15-Oct-1999	2991825	Melt metalation of block copolymers	L R CHAMBERLAIN, P A DEFRIEND

T4813/US/2	United States of America		10-Apr-1992	07/866281	04-Jan-1994	5276101	Melt metalation of block copolymers	L R CHAMBERLAIN, P A DEFRIEND

T4813B/US	United States of America		10-Apr-1992	07/866281	04-Jan-1994	5276101	Melt metalation of block copolymers

T4840/US/2	United States of America		05-Dec-1994	08/349705	17-Jun-1997	5639830	Block copolymer of polyalkylene and halogenated poly(vinyl aromatic)

T4840/US/3	United States of America		17-Feb-1995	08/394528	20-Aug-1996	5548030	Block copolymer of polyalkylene and halogenated poly(vinyl aromatic)

T4840/US/4	United States of America		17-Feb-1995	08/394529	27-May-1997	5633324	Block copolymer of polyalkylene and halogenated poly(vinyl aromatic)

Docket 1D	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

T4885/US	United States of America		30-Oct-1991	07/785114	10-Nov-1992	5162446	Depolymerization of conjugated diene polymers	L R CHAMBERLAIN. C J GIBLER, R A KEMP, S E WILSON

T4893/US	United States of America		27-Sep-1991	07/766252	30-Nov-1993	5266648	One phase melt radial polymer	Michael Alan MASSE

T4916/US	United States of America		06-May-1992	07/880280	06-Jun-1993	5218053	Polymers having stable anhydride rings	D A DUBOIS

TH0087/US	United States of America		29-Jun-1993	08/084685	04-Jun-2002	H2030 H	Process for the preparation of random copolymers of conjuga-ted dienes and vinyl aromatic compounds	Ronald J. HOXMEIER

TH0280/US/2	United States of America		21-Aug-2000	09/643019	17-Sep-2002	6451913	Radial hydrogenated block copolymers showing one phase melt behaviour

TH0422/US/2	United States of America		24-Nov-1999	09/448664	16-Jul-2002	6420490	Novel telechelic polymers are produced by ozonatlon degradation of diene polymers	D A DUBOIS

TH0544/EP/DE	Germany		05-Jun-1996	96920804-0	13-Jan-1999	69601367-3	Anionically polymerized block copolymers of ethylene and cyclicsiloxene monomers	D A DUBOIS, Ronald. J. HOXMEIER, JG SOUTHWICX

TH0544/EP/FR	France		05-Jun-1996	96920804-0	13-Jan-1999	0830411	Anionically polymerized block copolymers of ethylene and cyclicsiloxene monomers	D A DUBOIS. Ronald J. HOXMEIER. J G SOUTHWICK

TH0544/EP/IT	Italy		05-Jun-1996	96920804-0	13-Jan-1999	0830411	Anionically polymerized block copolymers of ethylene and cyclicsiloxene monomers	D A DUBOIS, Ronald J. HOXMEIER, J G SOUTHWICK

TH0544/US/2	United States of America		17-Apr-1996	08/634078	08-Apr-1997	5618903	Anionically polymerized block copolymers of ethylene and cyclicsiloxene monomers	D A DUBOIS, Ronald J. HOXMEIER. J G SOUTHWICK

TH05448/US	United States of America		17-Apr-1996	08/634078	08-Apr-1997	5618903	Anionically polymerized block copolymers of ethylene and cyclicsiloxene monomers

TH0674/US/2	United States of America		17-Nov-1999	09/442221	13-Nov-2001	6316112	Fluoro-functional polyethylene-polysiloxene block copolymers

TH0809/US/2	United States of America		17-Nov-1999	09/442220	18-Dec-2001	6331589	Organic polymers containing polyethelene or polystyrene polysiloxene diblock copolymers as melt processing aids

TH1048/CN	China		18-Dec-1998	98812432-7	16-May-2003	98812432.7	Thermofusible elastomer compositions	Peter MIGCHELS, M. A.B. CLAWSON

TH1048/EP/DE	Germany		18-Dec-1998	98966868-0	30-Jan-2003	69812173.2	Thermofusible elastomer compositions	Peter MIGCHELS, M.A.B CLAWSON

TH1048/EP/GB	United Kingdom		11-Oct-2000	1042403	12-Mar-2003		Thermofusible elastomer compositions	Peter MIGCHELS, M.A.B. CLAWSON

TH1048/TR	Turkey		18-Dec-1998	2000/01775	21-Mar-2001	2000017758	Thermofusible elastomer compositions	Peter MIGCHELS, M.A.B. CLAWSON

TH1048/US/2	United States of America		25-Nov-1998	09/199304	06-Jun-2000	6072004	Thermofusible elastomer compositions	Peter MIGCHELS, M.A.B. CLAWSON

TH1102/US/2	United States of America		07-May-1999	09/307284	12-Dec-2000	6160045	Oil gel formulations containing polyethylene-polydimethylsiloxane block copolymers dissolved in polydimethylsiloxane

Docket ID	Country	Attorneys	Application	Application No	Grant Date	Grant No	Short Title	Inventors

TH1103/US/2	United States of America		07-May-1999	09/307285	01-May-2001	6225390	Oil gel formulations containing polystyrene-polydimethylsiloxane or polyethylene -polysiloxane block copolymers dissolved in siloxane	Ronald J. HOXMEIER

TH1106/US/2	United States of America		24-Aug-1999	09/379842	16-Jan-2001	6174968	Oil gel formulations containing polysiloxane block copolymers dissolved in hydrogenated silicone oils

TH1107/US/2	United States of America		17-Nov-1999	09/441759	22-May-2001	6235863	Production of saturated siloxane polymers from aromatic monomers and/or other aromatic monomers

TH1217/US/2	United States of America		16-Nov-1999	09/442158	10-Jul-2001	6258891	Solventless process for making polysiloxane monomers

TH1220/US/2	United States of America		16-Nov-1999	09/442159	24-Oct-2000	6136872	Freeze-dried polysterene-polysiloxane foams

TS6524/EP/DE	Germany		20-Mar-1995	95200672-4	02-Jun-1999	69509958-2	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS, H F VERMEIRE

TS6524/EP/FR	France		20-Mar-1995	95200672-4	02-Jun-1999	0673970	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS. H F VERMEIRE

TS6524/EP/GB	United Kingdom		20-Mar-1995	95200672-4	02-Jun-1999	0673970	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS. H F VERMEIRE

TS6524/EP/IT	Italy		20-Mar-1995	95200672-4	02-Jun-1999	0673970	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS. H F VERMEIRE

TS6524/EP/NL	Netherlands		20-Mar-1995	95200672-4	02-Jun-1999	0673970	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS, H F VERMEIRE

TS6524/EP/SE	Sweden		20-Mar-1995	95200672-4	02-Jun-1999	0673970	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Peter MIGCHELS, H F VERMEIRE

TS6524/US	United States of America		01-Aug-1995	08/509807	30-Jul-1996	5540983	Block copolymer compositions for manufacture of recyclable conveyor belts	Catherine Augusta Louis MARIS. Pater MIGCHELS. H F VERMEIRE

TS6528/US	United States of America		08-Sep-1995	08/525048	24-Jun-1997	5641602	Wax/KRATON G toner composition	Catherine Augusta Louis MARIS. O ROUMACHE, H F VERMEIRE

TS6549/TW	Taiwan		11-May-1996	85105595	16-Sep-2000	NI-115039	Block copol. composition for microgranules to be further processed in rotational moulding	Caroline R N MAES, Peter MIGCHELS

TS6549/US	United States of America		22-May-1996	08/620778	10-Mar-1998	5726239	Block copol composition for microgranules to be further processed in rotational moulding	Caroline R N MAES. Peter MIGCHELS

TS6552/US	United States of America		19-Jun-1996	08/666766	11-Jan-2000	6013717	KRATON G/PP/oil blend useful as wide cap sealant	Catherine Augusta Louis MARIS. O ROUMACHE

Schedule 3.12(a) – Part II (Pending Patents)

Adhesives, Sealants and Coatings – Pending Patent Listing

Docket ID	Country	Related Granted Patent	Application	Application No	Publication Number	Short Title	Inventors
L0003/EP	EPO		23-Jan-2002	02075368.7		Adhesive composition	Noël R M DE KEYZER. Xavier MUYLDERMANS

L0007/EP	EPO		21-Feb-2003	03100428.6		Pressure sensitive adhesive composition for low temperature applications	Noël R M DE KEYZER

L0008/EP	EPO		29-Apr-2003	03076253.8		New polymer for flexographic printing plate	Xavier MUYLDERMANS

TH0448/US	United States of America		17-Dec-2002	10/321257		Die Cuttable Label Adhesive Formulations	David Romme HANSEN

TH0662/US	United States of America	US 5993990	24-Jun-1996	08/669014		FUNCTIONALIZED HYDROGENATED ELASTOMER/ENOBLOCK RESIN PRIMER FORMULATION	David Romme HANSEN, L A SALAZAR

TH0742/US	United States of America	US 5932648	15-Sep-1995	07/003851		Low voc, high solids fumigation adhesive composition	W B DANCES, Larry M KEGLEY, J L TROSKA

TH0821/US	United States of America	US 5750622	22-Mar-1996	08/013949		High Temperature, Low Viscosity Thermoplastic Elastomer Block Copolymer Compositions.	Glenn R. HIMES

TH0913/EP	EPO	US 5925707	29-Jul-1997	97202332-9	EP 0822227 A1	OIL GEL FORMULATIONS CONTAINING HIGH VINYL CONTENT HYDROGENATED STYRENE-BUTADIENE-STYRENE BLOCK COPOLYMERS	Glenn R. HIMES, Michael J. MODIC, David L. SHAFER

TH1009/US/2	United States of America	US 5777043	19-Jun-1998	09/100655	WO 00/12645	Sealant formulations containing high vinyl content hydrogenated styrene-butadiene-styrene block copolymers	Glenn R. HIMES, L J OLIVERI, David L. SHAFER

TH1221/EP	EPO		27-Aug-1999	99968244-6		HIGH PEEL STRENGTH HIGH HOLDING POWER HOT MELT DISPOSABLES ADHESIVE COMPOSITION	Larry M KEGLEY, S SUGIYAMA, N TSUKAKOSHI

TH1325/EP	EPO	US 6221968	14-Jan-2000	00909073-9	WO 00/42086	PROCESS FOR PRODUCING SPECIFIC TAPERED BLOCK COPOLYMER	Harvey E. ATWOOD, C M CHRISTIAN, Michael J. MODIC, B C MOORE, J L SCHEVE

TH1429B/EP	EPO	US 6465557	23-Jun-2000	00940403-9	WO 01/00256	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE (11)	Noël R M DE KEYZER, Carolyn A. STONER,

TH1429C/US	United States of America	US 6465557	22-Jun-2000	09/599131		Hot melt pressure sensitive positioning adhesive

TH1429D/US	United States of America	US 6465557	22-Jun-2000	09/599755		Hot melt pressure sensitive positioning adhesive(II)

TH1471/EP	EPO		23-Jun-2000	00942135-5	WO 01/00257	HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE (III)	Noël R M DE KEYZER, Carolyn A. STONER

TH1471/US/2	United States of America		20-Jun-2000	09/597,207		HOT MELT PRESSURE SENSITIVE POSITIONING ADHESIVE (III)	Noël R M DE KEYZER, Carolyn A. STONER

TH1471B/EP	EPO		21-Aug-2000	00964030-1	WO 01/14487	Hot melt pressure senstive positioning and diaper construction adhesive	Noël R M DE KEYZER, Carolyn A. STONER

TH1471C/US	United States of America		20-Jun-2000	09/597207		Hot melt pressure sensitive positioning and diaper construction adhesives

Docket ID	Country	Related Granted Patent	Application	Application No	Publication Number	Short Title	Inventors
TH1551/EP	EPO	US 6541553	17-Oct-2000	00974417-8	WO 01/29134	Formulation for strippable adhesive and coating films and high performance adhesives	James Robert ERICKSON

TH1685/EP	EPO		31-May-2001	01944197-1	WO 01/92344	Compositions based on maleated block copolymers crosslinked with aluminum acetylacetonate	David John St CLAIR

TH1685/US	United States of America		21-Nov-2002	10/301,366		Compositions based on maleated block copolymers crosslinked with aluminum acetylacetonate	David John St CLAIR

TH1768B/PCT	PCT		07-Feb-2003	PCT/NL03/0009 5		Adhesives and sealants from controlled distribution block copolymer	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, David John St CLAIR

TH1768B/US	United States of America		08-Feb-2003	10/359927		Adhesives and Sealants from Controlled Distribution Block Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, David John ST. CLAIR

TH1768F/PCT	PCT		07-Feb-2003	PCT/NL03/0009 9		The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers	Robert DOSSETT. Jr., S J WEDDLE, Carl Lesley WILLIS, Larry Lee STERNA, Dale Lee. Jr. HANDLIN, Keith Edward EIDEN, P T MURANY

TH1768F/US	United States of America		08-Feb-2003	10/359462		Gels from Controlled Distribution Block Copolymers	Carl Lesley WILLIS, Dale Lee, Jr. HANDLIN, David John ST. CLAIR

TS6512/US	United Stales of America		22-Dec-1994	08/363438		Releasable pressure sensitive adhesive composition.	Noël R M DE KEYZER, Geert E A VERMUNICHT

TS6587/EP	EPO		19-Dec-2002	02028484.2		SlSl block copolymers for use in packaging tape adhesives	K H LEFFELAAR, Geert E A VERMUNICHT, Birgitte M L C van de VLIET

TS6607/EP	EPO		17-Oct-2002	02079312.1		Packaging tape adhesive containing block copolymer blend	Geert E A VERMUNICHT, Birgitte M L C van de VLIET

TS6813/EP/2	EPO		08-Oct-1999	99952572-8	WO 00/22062	Radiation-curable adhesive containing a high vinyl block copolymer	M J DUPONT, C MAYENEZ

TS6614/EP	EPO		22-May-2001	01940532-3	EP 1311906	Water-washable printing plate	Karin M-L R MORREN, Xavier MUYLDERMANS

TS6617/EP/2	EPO	US 6326127	29-Dec-1999	99965587-1	WO 00/41036	Photo-curable composition for use in flexographic printing plates	Karin M-L R MORREN, Xavier MUYLDERMANS

TS6618/EP	EPO		09-Jun-2000	00935203-0	WO 00/77118	Adhesive composition and protective film containing the adhesive composition	J M M A de CLIPPELEIR, R GROPP, Geert E A VERMUNICHT, Birgitte M L C van da VLIET

TS6632/PCT	PCT		26-Mar-2003	PCT/EP03/031 72		Packaging tape adhesive containing vinyl modified SBS	Jeffrey George SOUTHWICK, Geert E A VERMUNICHT, Birgitte M L C van de VLIET

TS6671/PCT	PCT		17-Jan-2002	PCT/EP02/005 25	WO 02/057386	Adhesive Composition	C M van DIJK, Noël R M DE KEYZER, Jeffrey George SOUTHWICK

Docket ID	Country	Related Granted Patent	Application	Application No	Publication Number	Short Title	Inventors
TS9163/EP	EPO	US 6506541	23-Jun-1999	99939973-6	EP 1091996	PHOTO-CURABLE POLYMER COMPOSITION AND FLEXOGRAPHIC PRINTING PLATES CONTAINING THE SAME	Larry M KEGLEY, Xavier MUYLDERMANS, S SUGIYAMA, N TSUKAKOSHI

W0002C/US	United States of America		04-Jun-2003	10/453998		Gels from Silane-Coupled Block Copolymers	Dale Lee, Jr. HANDLIN, Carl Lesley WILLIS, David John ST. CLAIR

Bitumen Modification – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
A0002/EP	EPO		01-May-2003	03076391.6		Colored roofing compound	Erik A. T. TROMMELEN

A0002A/EP	EPO		02-Jun-2003	03076726.3		Colored roofing compound	Erik A. T. TROMMELEN

A0005/EP	EPO		20-Dec-2002			SIBS in bitumen	Erik A. T. TROMMELEN, Duco BODT, Jan KORENSTRA, Johan PLANTINGA

A0008/EP	EPO		16-Dec-2002	02028216.6		Block copolymer modified bitumen felts	Erik A. T. TROMMELEN, Jacques W M DAMEN, Jeffrey R van HEK

A0008/EP	EPO		29-Apr-2003	03076281 9		PMB with improved fracture toughness	Jan KORENSTRA, Jeffrey R van HEK

L0004A/PCT	PCT		13-Jan-2003	PCT/EP03/002 77		Modified styrenic block copolymer and compounds thereof having improved mechanical properties and processability	Gert JOLY, Jaak Lodewijk MOERENHOUT, Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

L0004B/PCT	PCT		13-Jan-2003	PCT/EP 03 00278		Block copolymer compositions having improved mechanical properties and processability	Gert JOLY, Jaak Lodewijk MOERENHOUT, Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

T4663/US/3	United States of America		29-Jan-1992	07/827528		Asphalt-block copolymer-roofing composition	M. A. BERGGREN, M G BOULDIN, J H COLLINS, Richard GELLES

T4663D/US	United States of America		06-Jun-1991	07/711428		Bituminous paving composition	Richard GELLES, J H COLLINS, M G BOULDIN

TH1768D/PCT	PCT		07-Feb-2003	PCT/NL03/0009 7		The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Keith Edward STEPHENS, Robert Quillin KLUTTZ

TH1768D/US	United States of America		06-Feb-2003	10/359906		Polymer Modified Bituman Compositions	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Robert Quillin KLUTTZ, Keith Edward STEPHENS

TS0777/EP	EPO		28-Mar-2002	02076278.7		Bituminuous composition comprising SISI	C M van DIJK, Erik A. T. TROMMELEN

TS0777/PCT	PCT		24-Mar-2003	PCT/EP03/031 73		Bituminuous composition	C M van DIJK, Erik A. T. TROMMELEN

TS0931/EP	EPO	WO 02/26889	15-May-2003	01983516.4		Bituminous composition with improved ‘walk-on-ability’	Gerard W. J. HEIMERIKX, Erik A. T. TROMMELEN

TS0931/US	United States of America		26-Mar-2003			Bituminous composition with improved ‘walk-on-ability’ and its use in roofing applications	Gerard W. J. HEIMERIKX, Erik A. T. TROMMELEN

TS1028/EP/3	EPO		29-Nov-2001	01990488.7		Partial hydrogenated IPD polymers - improved resistance to gelation in bituminous blend

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
TS1028B/EP	EPO					Partial hydrogenated IPD polymers - improved resistance to gelation in bituminous blend	Duco BODT, Wouter de JONG, Erik A. T. TROMMELEN

Compounds and Polymer Systems – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
L0004A/PCT	PCT		13-Jan-2003	PCT/EP03/002 77		Modified styrenic block copolymer and compounds thereof having improved mechanical properties and processability	Gert JOLY, Jaak Lodewijk MOERENHOUT, Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

L0004B/PCT	PCT		13-Jan-2003	PCT/EP 03 00278		Block copolymer compositions having improved mechanical properties and processability	Gert JOLY, Jaak Lodewijk MOERENHOUT, Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

L0006/EP	EPO		06-Dec-2002	02027269.6		SIBS in film applications	Gert JOLY, Jaak Lodewijk MOERENHOUT,

TH0232/EP	EPO		02-Apr-1997	97200971-6	EP 0799857	HIGH IMPACT POLYPHENYLENE ETHER/STYRENE RESIN/ELASTOMER COMPOSITION	Michael J. MODIC

TH0559/US/4	United States of America	EP 0712892 B1	26-Nov-1996	08/7563574		Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Rodney R. PEASE

TH0559/US/5	United States of America	EP 0712892 B1	26-Nov-1996	08/758354		Styrenic block copolymer/metallocene polyolefin blends	Lie K. DJIAUW, Rodney R. PEASE

TH0965/EP	EPO	US 6458300	27-May-1999	99926469-0	WO 99/61214	Conversion of sticky elastomeric polymer crumb into pellets without polymer degradation	E M de GROOT, D R STEWART, B YANG

TH1528/EP	EPO		04-Oct-2001	01986310.9	EP 1322707	High performance improved flow behavior elastomeric film and fiber compositions based on highly vinyl block copolymers	Lie K. DJIAUW, Dale Lee. Jr. HANDLIN, Michael J. MODIC

TH1568/EP	EPO		14-Sep-2000	00966024-2	WO 01/19919	Modified styrenic block copolymer compounds having improved elastic performance	Keith Edward EIDEN

TH1568/US/2	United States of America		07-Sep-2000	09/657015		Modified styrenic block copolymer compounds having improved elastic performance	Keith Edward EIDEN

TH1768/US/2	United States of America		06-Feb-2003	10/359981		Novel Block Copolymers and Method for Making Same	Carl Lesley WILLIS, Larry Lee STERNA, Dale Lee. Jr. HANDLIN, Robert Charles BENING

TH1768A/PCT	PCT		07-Feb-2003	PCT/NL03/0009 4		The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers Articles Prepared from Hydrogenated Controlled Distribution Block Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Keith Edward EIDEN, Margaret Ann Bums CLAWSON, Hendrik de GROOT

TH1768A/US	United States of America		06-Feb-2003	10/359907		Articles Prepared from Hydrogenated Controlled Distribution Block Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Keith Edward EIDEN, Margaret Ann Bums CLAWSON, Handrik de GROOT

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
TH1768C/PCT	PCT		07-Feb-2003	PCT/NL03/0009 6		Articles prepared from controlled distribution block copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Keith Edward EIDEN, Huan YANG, Kathryn Janelle WRIGHT, Hendrik de GROOT, Margaret Ann Burns CLAWSON

TH1768C/US	United States of America		08-Feb-2003	10/359953		Articles Prepared from Controlled Distribution Block Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Keith Edward EIDEN, M.A.B. CLAWSON, Hendrik de GROOT, Kathryn Janelle WRIGHT, Huan YANG

TS6534/EP/2	EPO	US 5776589	28-Aug-1995	95202324-0	EP 0699519	Co-moulded layers of compositions comprising (hydrog) block copol and different amounts of extended oil with retained different physical properties	Jean-Michel MACE, Jaak Lodewijk MOERENHOUT

TS6622/EP/2	EPO	US 6127444	01-Sep-1999	99968240-4	WO 00/12592	Hydrogenated styrenic block copolymer/polybutylene foams	Ilham KADRI

TS6648/EP	EPO		04-Jul-2000	00949264-6	WO 01/02283	KRATON based compounds for wine corks stoppers	Emmanuelle COIGNOUL, Ilham KADRI

TS6648/US	United States of America		10-Jun-2002	10/030438		KRATON based compounds for wine corks stoppers	Emmanuelle COIGNOUL, Ilham KADRI

TS6668/EP	EPO		26-Nov-2002	01945262.2	EP 1307509	Kink resistant blends of random polypropylene and soft Kraton G type block copolymers and kink resistant medical tubes made thereof	Hendrik de GROOT, Freddy A.VERVOORT

TS6668/US	United States of America		17-May-2002	10/130371		Kink resistant blends of random polypropylene and soft Kraton G type block copolymers and kink resistant medical tubes made thereof	Hendrik de GROOT, Freddy A.VERVOORT

TS6680/PCT	PCT		14-Oct-2002	PCT/EP02/115 13		Reactive solvent blend for block copolymers	Xavier MUYLDERMANS, O ROUMACHE

W0003/PCT	PCT		24-Mar-2003	PCT/US03/091 44		Novel Tetrablock Copolymer and Compositions Containing Same	Lie DIJAUW, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS, H HERNANDEZ, Robert DOSSETT, Jr.

W0003/US/2	United States of America		24-Mar-2003	10/395403		Novel Tetrablock Copolymer and Compositions Containing Same	Lie DIJAUW, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS, H HERNANDEZ, Robert DOSSETT, Jr.

Footwear – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
L0002/EP	EPO		26-Jul-2002	02016728.4		Solvent free hot metal adhesive, its use in bonding a polar leather layer to a non-polar substate and leather articles so produced	E VERHEYDEN, P VOSTERS, Catherine Augusta Louis MARIS

TH1768E/PCT	PCT		07-Feb-2003			The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers	Carl Lesley WILLIS, Dale Lee. Jr. HANDLIN, Caroline R N MAES

KRATON LIQUID Polymers – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
T4797D/US	United States of America	US 5382604	13-Dec-1994	07/354704		Viscous conjugated diene block copolymers	James Robert ERICKSON, David John ST. CLAIR

TH0403/EP	EPO	US 6462143	03-Feb-1999	99907478-4		GEL-FREE PROCESS FOR MAKING FUNCTIONALIZED ANIONICALLY POLYMERIZED POLYMERS.	Robert Charles BENING, Z DIAZ, C R DONAHO, DANIEL E. GOODWIN. Dale Lee. Jr. HANDLIN, J D WILKEY, Carl Lesley WILLIS

TH0418/US/10	United States of America	US5478885	29-Mar-2001	09/821696		Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/US/2	United States of America	US5478885	07-Mar-1995	07/399865		Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/US/4	United States of America	US5478885	18-Apr-1995	07/423436		Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0418/US/5	United States of America	US 5478885	18-Apr-1995	07/423435		Epoxidized low viscosity rubber toughening modifiers for epoxy resins	K C B DANGAYACH, James Robert ERICKSON, Michael Alan MASSE

TH0579/US/3	United States of America		29-Mar-2001	09/821702		Crosslinkable compositons containing epoxidized monohydroxylated diene polymers and amino resins	James Robert ERICKSON, David John ST. CLAIR

TH0703/EP	EPO	US 6103846	07-May-1999	99952094-3	WO 99/60031	Process for making anionic polymeric DI-and polyfuntional polymers using protected functional initiators	Robert Charles BENING, DANIEL E. GOODWIN, Grant W. HADDIX, Michael W. POTTER, David Karl SCHISLA, T C SEMPLE, Carl Lesley WILLIS

TH0731/EP	EPO		08-Jul-1998	98942676-2	WO99/02603	Polyolefin/thermoplastic polyurethane compositions made from hydroxy-terminated polydiene polymers.	J L R CENENS

TH0788/EP	EPO	US 5741856	13-Feb-1997	97904449-2	WO 97/30101	Improved Chemical Curing of Epoxidized diene polymers Using aromatic anhydride curing agents.	Michael Alan MASSE

TH0907/EP	EPO	US5837749	25-Apr-1997	97922932-5	WO 97/41170	NON-AQUEOUS SOLVENT FREE PROCESS FOR MAKING UV CURABLE ADHESIVES AND SEALANTS FROM EPOXIDIZED MONOHYDROXYLATED DIENE POLYMERS (III)	J V CRIVELLO, James Robert ERICKSON

TH0912/EP	EPO	US 6537661	28-Jun-2000	00945848-0	WO 01/02630	MELT PROCESSABLE BLEACH RESISTANT DURABLE FIBERS HAVING HIGH ELASTIC RECOVERY AND LOW STRESS RELAXATION FROM SOFT POLYURETHANE ELASTOMERS	Lie K. DJIAVW, Michael Alan MASSE

Docket ID	Country	Related Granted Applications	Application	Application No	Publication Number	Short Title	Inventors
TH0912/US/2	United States of America	US 6537661	21-Jan-2003	10/347910		MELT PROCESSABLE BLEACH RESISTANT DURABLE FIBERS HAVING HIGH ELASTIC RECOVERY AND LOW STRESS RELAXATION FROM SOFT POLYURETHANE ELASTOMERS	Lie K. DJIAUW, Michael Alan MASSE

TH0939/EP	EPO	US 6251982	22-Sep-1998	98203207-0	EP 0903361 A1	Compounded Rubber Compositions	J L R CENENS, Emmanuelle COIGNOUL, Ilham KADRI, Michael Alan MASSE, Michael J. MODIC

TH0949/EP	EPO	US 5955559	16-Sep-1997	97202834-4	EP 0829497 A1	Improved cast polyurethane elastomers containing low polarity amine curing agents	S S CHIN, K C FRISCH, Dale Lee. Jr. HANDLIN, A SENDIJAREVIC, V SENDIJAREVIC

TH1005/EP	EPO	US 6218478	31-Aug-1999	99968674-4	WO 00/14121	DEPROTECTION OF POLYMERS PREPARED WITH SILYLOXY PROTECTED FUNCTIONAL INITIATORS BY REACTION WITH HYDRIDE REDUCING AGENTS	Robert Charles BENING, Carl Lesley WILLIS

TH1023/EP	EPO	US 5849806	19-May-1998	98929350-0	WO 98/52986	Polyurethane adhesive foams of polydiene diots and tackifying resin	David John St CLAIR, H HERNANDEZ

TH1057/EP	EPO	US 6388010	19-May-1998	98934896-6	WO 98/52989	Novel polyurethane compositions made from hydroxy- terminated polydiene polymers	David John St CLAIR

TH1109/US/3	United States of America		09-May-2000	09/568319		A method for producing polyurethane compositions which exhibit a high flexural resistance

TH1550/EP	EPO	WO 01/83634 A2	03-May-2001	01931172-9	WO 01/83834 A2	Formulation for strippable adhesive and coating films	James Robert ERICKSON

TH1550/US	United States of America	WO 01/83634 A2	04-Nov-2002	10/275353	WO 01/83634 A2	Formulation for strippable adhesive and coating films	James Robert ERICKSON

TH1652/EP	EPO		27-Apr-2001	01930794.1	WO 01/81494	Non-aqueous solvent-free process for making uv curable adhesives and sealants from epoxidized monohydroxylated diene polymers(iv)	James Robert ERICKSON, Esther M. ZIMMERMANN

TH1652/US	United States of America		28-Oct-2002	10/258923		Non-aqueous solvent-free process for making uv curable adhesives and sealants from epoxidized monohydroxylated diene polymers(iv)	James Robert ERICKSON, Esther M. ZIMMERMANN

TS6579/EP/2	EPO	WO 98/36025	16-Feb-1998	98906955-4	WO 98/36025	Polyolefin with modified surface properties	E-J GERARD, J K L SCHNEIDER, Freddy M. A. VERVOORT

TS6579/US	United States of America		20-Aug-1997	08/914872		Polyolefin with modified surface properties	E-J GERARD, J K L SCHNEIDER, Freddy M. A. VERVOORT

Process – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
T3309/US/2	United States of America	ES 2133020	06-Feb-1996	07/597373		Improved heterogeneous hydrogenation catalysts with reduced olefin isomerization	Kimberly Ann JOHNSON

TH0893/EP	EPO	US 6207795	31-Aug-1999	99944576-0	WO 00/12570	REMOVAL OF HYDROGENATION CATALYST FROM POLYMER SOLUTIONS BY TREATMENT WITH AMMONIA AND CARBON DIOXIDE	J D WILKEY

TH0908/EP	EPO		24-Aug-2001	01966220.4	EP 1325042 A1	Improved method for hydrogenation of ethylenic unsaturation using cobalt castalyst and alcohol termination

TH0908/US/2	United States of America		24-Aug-2001			Method for Making Selectively Hydrogenated Block Copolymers of Vinyl Aromatic Hydrocarbons and Conjugated Dienes	Kimberly Ann JOHNSON, Wouter de JONG, David Karl SCHISLA

TH0931/US	United States of America		12-Sep-2002	10/242209		Process for Removal of Silicon Compounds from Solvent by Selective Adsorption	Z DIAZ, Grant W. HADDIX

TH0943/US	United States of America		28-Aug-2002	10/229876		Process for Removing Residual Species from Hydrocarbon Solvents	Robert Charles BENING, Z DIAZ

TH0966/EP	EPO	US 6153727	21-Aug-1996	98202813-6	EP 0897932 A1	EXTRACTION Of METAL RESIDUES FROM POLYMER CEMENTS	Z DIAZ, J D WILKEY

TH1173/EP	EPO	US 6217798	07-Oct-1999	99948993-3	WO 00/22004	METHOD FOR SYNTHESIS OF A DILITHIUM DISOPROPENYLBENZENE-BASED DIINITIATOR	Grant W. HADDIX, David Karl SCHISLA Carl Lesley WILLIS

TH1251/EP	EPO	US 6414042	19-Apr-2000	00918894-7	WO 00/64949	PRODUCTION OF POROUS DIENE POLYMER PELLETS BY MECHANICAL DRYING	E M de GROOT, B YANG

TH1251/US/2	United States of America	US 6414042				PRODUCTION OF POROUS DIENE POLYMER PELLETS BY MECHANICAL DRYING	E M de GROOT, B YANG

TH1296/US	United States of America		10-Jul-2002	60/394962		Low Cost Cost Cleanup of Cobalt Hydrogenated KRATON Rubber	Richard GELLES

TH1402/EP	EPO		31-May-2001	01946017.9		Apparatus and method for forming polymer crumb	J J FLORES, R H JEAN, C-Y G MA

TH1402/US	United States of America		18-Nov-2002	10/298886	WO 01/91877	Apparatus and method for forming polymer crumb	J J FLORES, R H JEAN, C-Y G MA

TH1431/US/3	United States of America	US 6455651	07-Aug-2002	10/213,789		Uniform initiation of anionic polymerization using organo-substituted alkalimetal initaitors

TH1498/EP	EPO	WO 01/79319		01924992.9	WO 01/79319	High coupling efficiency of styrenic block coploymers using vinyl cyclohexene dioxide	Robert Charles BENING, Carl Lesley WILLIS

TH1498/US	United States of America		17-Oct-2002	10/257881		High coupling efficiency of styrenic block coploymers using vinyl cyclohexene dioxide	Robert Charles BENING, Carl Lesley WILLIS

TH1511/EP	EPO	US 6222006	04-May-2000	00925280-0	WO 00/68278	REMOVAL OF HYDROGENATION CATALYST FROM POLYMER SOLUTIONA BY TREATMENT WITH ACID AND AMMONIA	Richard GELLES

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
TH1512/EP	EPO	US 6391981	20-Apr-2000	00927055-4	WO 00/64948	INCREASED THROUGHPUT IN THE MANUFACTURE OF ANIONIC POLYMERS BY REDUCTION IN POLYMER CEMENT VISCOSITY THROUGH THE ADDITION OF METAL ALKYLS	Robert Charles BENING, Dale Lee. Jr. HANDLIN, P T MURANY, S J WEDDLE, Carl Lesley WILLIS

TH1552/US	United States of America		31-Dec-2002	60/437411		Conjugated Diene Polymers and Copolymer Blocks and Process for Preparing Same	Carl Lesley WILLIS

TS0736/US	United States of America		06-Aug-2002	10/203142		Washing with week acid/weak base in KRATON production	A H HOFMAN. H J A de SMET, A VILLENA, Anne G C WIRTZ

TS0990/EP	EPO			01964738.3	EP 1311561	Process for preparing partially hydrogenated butadiene polymers	Wouler de JONG

TS0990/US	United States of America		16-Apr-2002	10/110921		Process for preparing partially hydrogenated butadiene polymers

W0002/US	United States of America		04-Jun-2002	60/385663		Process for Preparing Block Copolymer and Resulting Composition	Harvey E. ATWOOD, Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS, Kimberly Ann JOHNSON

W0002A/US	United States of America		04-Jun-2003	10/454237		Process for Preparing Block Copolymer and Resulting Composition	Harvey E. ATWOOD, Robert Charles BENING, Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS, Kimberly Ann JOHNSON, Mark Hageman, Adrie A van der HUIZEN

W0002B/US	United States of America		04-Jun-2003	10/453993		Articles Prepared from Hydrogenated Block Copolymers	Dale Lee. Jr. HANDLIN, Carl Lesley WILLIS, Hendrick de GROOT, Margaret Ann Burns CLAWSON, Gert JOLY, Catherine Augusta Louis MARIS, Lie K. DJIAUW

W0006/US	United States of America		11-Jul-2002	60/395139		Coupled Styrenic Block Copolymers and Process for Preparing Same	Marinus van DIJK. Adriana ROS, Nikolaas van DIJK, Harvey E. ATWOOD, Robert Charles BENING, Carl Lesley WILLIS

W0011/US	United States of America		31-Dec-2002	60/437718		Improved Polymerization Process	Kimberly Ann JOHNSON

Other – Pending Patent Listing

Docket ID	Country	Related Granted Patents	Application	Application No	Publication Number	Short Title	Inventors
TH0687/EP	EPO		25-Jun-2001	01948708-1	WO 02/02663	Block copolymers containing both polystyrene and low vinyl content polydiene hard blocks	Ronald J. HOXMEIER, Michael Alan MASSE

TH0687/US	United States of America		20-Dec-2002	10/325199		Block copolymers containing both polystyrene and low vinyl content polydiene hard blocks	Ronald J. HOXMEIER, Michael Alan MASSE

TH1756/US	United States of America		07-Nov-2002	10/289833		Novel Block Copolymer	David WILLIAMSON, Carl Lesley WILLIS, Dale Lee, Jr HANDLIN

TH1768/PCT	PCT		07-Feb-2003	PCT/NL03/0009 3		The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers	Larry Lee STERNA. Carl Lesley WILLIS, Dale Lee, Jr. HANDLIN, Robert Charles BENING

TH1768X/US	United States of America		31-Jul-2002	10/209,285		The Use of Diethyl Ether as a Randomizer for S-S/Bd-s Copolymers	Robert DOSSETT, Jr., S J WEDDLE, Dale Lee, Jr. HANDLIN, Larry Lee STERNA. Keith Edward EIDEN, P T MURANY

TS6549/EP/2	EPO	US 5726239	22-Mar-1996	96200794-4	EP 0733677	Block copol, composition for microgranules to be further processed in rotational moulding	Caroline R N MAES, Peter MIGCHELS

TS6646/EP	EPO		06-Dec-2000	00993322-7	EP 1242535	Use of S-S/B-S in fusible powder compounds	Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

TS6646/US	United States of America		30-Mar-2002	10/148442		Use of S-S/B-S in fusible powder compounds	Catherine Augusta Louis MARIS, Sonja M. OOSTERBOSCH

Schedule 3.12(a) – Part III (Trademarks)

U.S. Trademarks

MARK	APPLN/REG. NO.	APPLN/REG. DATE	INT’L CLASS	STATUS	RENEWAL
CARIFLEX	865,547	4-Mar-l969	17	Registered	4-Mar-2009
KRATON	794,983	31-Aug-1965	1	Registered	31-Aug-2005
KRATON	898,505	15-Sep-1970	1,17	Registered	7-Dec-2010
KRATON	2,065,795	27-May-1997	1	Registered	27-May-2007
LIQUID
KRATON	2,331,579	21-Mar-2000	1	Registered	21-Mar-2010
DESIGN
ELEXAR	1,710,040	25-Aug-1992	17	Registered	25-Aug-2012
IPD	75/375,145	25-Feb-2002	1	Pending/Allowed
VERSACLEAR	75/746,613	9-Jul-1999	1	Pending

III-1

Non-U.S. Trademarks

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
CARIFLEX	Greece		1, 17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	30022	24-Jun-1960	30022	24-Jun-1960	Registered
CARIFLEX	Guatemala		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	13024	17-Aug-1961	13024	17-Aug-1961	Registered
CARIFLEX	Guatemala		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	13021	17-Aug-1961	13021	17-Aug-1961	Registered
CARIFLEX	Hong Kong		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	611/1957	21-Mar-1957	611/1957	21-Mar-1957	Registered
CARIFLEX	Hong Kong		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	610/1957	21-Mar-1957	610/1957	21-Mar-1957	Registered
CARIFLEX	Hong Kong		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	322/1959	02-Sep-1958	322/1959	02-Sep-1958	Registered
CARIFLEX	Hungary		1, 17, 20		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	114453	17-Oct-1961	114453	04-Nov-1961	Registered
CARIFLEX	India		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			178671	27-Feb-1957	Registered
CARIFLEX	India		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			186036	22-Jul-1958	Registered
CARIFLEX	Indonesia		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			385754	19-Jul-1966	Registered
CARIFLEX	Ireland		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			59675	25-Sep-1957	Registered
CARIFLEX	Ireland		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			60810	05-Aug-1958	Registered
CARIFLEX	Israel		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			15892	01-Mar-1957	Registered
CARIFLEX	Israel		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			15893	01-Mar-1957	Registered
CARIFLEX	Italy		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			780068	25-Feb-1957	Registered
CARIFLEX	Italy		1, 17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	RM98C004337		844443	13-Sep-1958	Registered
CARIFLEX	Italy		1, 17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			145389	13-Sep-1958	Inactive
CARIFLEX	Italy		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			358080	13-Sep-1958	Inactive
CARIFLEX	Japan		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			512986	30-Jan-1958	Registered
CARIFLEX	Japan			16	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			523059	05-Jul-1958	Registered
CARIFLEX	Japan		1, 17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2328722	30-Aug-1991	Registered
CARIFLEX	Jordan		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	6996	16-Jul-1963	6996	16-Jul-1963	Registered
CARIFLEX	Jordan		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	7053	16-Jul-1963	7053	16-Jul-1963	Registered

III-2

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
CARIFLEX	Korea (South)		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			154573	20-May-1988	Registered
CARIFLEX	Korea (South)			10	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			148015	03-Dec-1987	Registered
CARIFLEX	Kuwait		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			24453/22642	31-May-1990	Registered
CARIFLEX	Kuwait		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			24454/22643	31-May-1990	Registered
CARIFLEX	Lebanon		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			60170	28-May-1963	Registered
CARIFLEX	Lesotho		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	LSM/91/00677	27-Feb-2001	LSM/91/00677	17-May-2002	Registered
CARIFLEX	Lesotho		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	LSM/91/00660	27-Feb-2001	LSM/91/00660	17-May-2002	Registered
CARIFLEX	Malaysia		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			SAR/3631	28-Mar-1961	Inactive
CARIFLEX	Malaysia		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			M/34189	07-Sep-1960	Registered
CARIFLEX	Malaysia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			SAR/3632	28-Mar-1961	Registered
CARIFLEX	Malaysia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			M/34195	07-Sep-1960	Registered
CARIFLEX	New Zealand		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			59604	01-Mar-1957	Registered
CARIFLEX	New Zealand		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			62487	20-Aug-1958	Registered
CARIFLEX	Nigeria		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	15273	07-Jul-1992	15273	06-Jun-2002	Registered
CARIFLEX	Norway		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			51884	28-Feb-1957	Registered
CARIFLEX	Norway		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			52697	02-Sep-1958	Registered
CARIFLEX	Oman		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3930	26-Feb-1990	Registered
CARIFLEX	Oman		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3931	26-Feb-1990	Registered
CARIFLEX	Paraguay		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			199471	15-Jun-1957	Registered
CARIFLEX	Paraguay		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			199330	04-Feb-1959	Registered
CARIFLEX	Poland		10, 14, 16		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.	43142	27-Feb-1962	43142	27-Feb-1992	Registered
CARIFLEX	Portugal		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	144652		144652	18-Sep-1957	Registered
CARIFLEX	Portugal		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	144792		144792	24-Sep-1957	Registered

III-3

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
CARIFLEX	Portugal		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	154094		154094	20-Mar-1959	Registered
CARIFLEX	Romania		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			R1629	20-May-1963	Registered
CARIFLEX	Russian Federation		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			30861	17-Aug-1965	Registered
CARIFLEX	Serbia- Montenegro		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			15073	03-May-1961	Registered
CARIFLEX	Singapore		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			27270	02-Sep-1960	Registered
CARIFLEX	Singapore		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			27279	02-Sep-1960	Registered
CARIFLEX	Slovakia			0	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			154643	30-Mar-1961	Registered
CARIFLEX	Slovakia			0	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			154644	30-Mar-1961	Registered
CARIFLEX	South Africa		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	3012-58	17-Sep-1958	3012-58	17-Sep-1958	Registered
CARIFLEX	South Africa		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			625/57	27-Feb-1957	Registered
CARIFLEX	South Africa		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			622/57	27-Feb-1957	Registered
CARIFLEX	Spain		1,2		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	318673	27-Mar-1957	318873	25-Sep-1957	Registered
CARIFLEX	Sweden		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			86786	20-Mar-1959	Registered
CARIFLEX	Switzerland			0	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			287205	23-Feb-1957	Registered
CARIFLEX	Syria		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			14276	16-Jul-1963	Inactive
CARIFLEX	Taiwan			61	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			665874	01-Jan-1995	Registered
CARIFLEX	Thailand		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			41035/32613	28-Dec-1960	Registered
CARIFLEX	Thailand			50	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			41037/27010	28-Dec-1960	Registered
CARIFLEX	Thailand		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			41036/26928	28-Dec-1960	Registered
CARIFLEX	Turkey			0	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			82675	23-Sep-1959	Registered
CARIFLEX	Ukraine		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	98062405	18-Jun-1996			Pending
CARIFLEX	United Arab Emirates		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			2489	02-Sep-1993	Registered
CARIFLEX	United Arab Emirates		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			2484	02-Sep-1993	Registered
CARIFLEX	United Kingdom		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			762612	19-Feb-1957	Registered
CARIFLEX	United Kingdom		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			779608	09-Jul-1958	Registered

III-4

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
CARIFLEX	United Kingdom		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			762613	19-Feb-1957	Registered
CARIFLEX	Uruguay		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			311764	10-Oct-1957	Registered
CARIFLEX	Venezuela		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			35368F	22-Sep-1958	Registered
CARIFLEX	Venezuela			35	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			36606F	27-Apr-1959	Registered
CARIFLEX	Venezuela			6	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			35369F	22-Sep-1958	Registered
CARIFLEX	Vietnam		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			30167	30-Oct-1997	Registered
CARIFLEX (Arabic and English)	Egypt		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			38676	30-May-1961	Registered
CARIFLEX (Arabic and English)	Egypt		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			38677	30-May-1961	Registered
CARIFLEX (Arabic and English)	Morocco		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			30837	02-Feb-1961	Registered
CARIFLEX (Arabic and English)	Qatar		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			7872	18-Feb-1990	Registered
CARIFLEX (Arabic and English)	Qatar		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			7873	18-Feb-1990	Registered
CARIFLEX (Japanese)	Japan		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			512987	30-Jan-1958	Registered
CARIFLEX (Japanese)	Japan			34	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2328723	30-Aug-1991	Registered
CARIFLEX (Japanese)	Japan			16	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			523060	05-Jul-1958	Registered
ELEXAR	Argentina		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1685955	05-Aug-1975	Registered
ELEXAR	Australia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			285343	24-Feb-1975	Registered
ELEXAR	Austria		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			79984	02-Jun-1975	Registered
ELEXAR	Benelux		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	607515	25-Feb-1975	331143	11-Aug-1995	Registered
ELEXAR	Brazil		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			006371841	25-Jun-1976	Registered
ELEXAR	Bulgaria		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			10004	02-Jul-1975	Registered
ELEXAR	Canada			0	Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			220037	15-Apr-1977	Registered
ELEXAR	Chile		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			463855	08-Jul-1996	Registered
ELEXAR	Colombia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			137945	12-Dec-1991	Registered
ELEXAR	Czech Republic		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V			162645	25-Feb-1975	Registered

III-5

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
ELEXAR	Denmark		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3681/75	12-Sep-1975	Registered

ELEXAR	Dominican Republic			3	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			45951	20-Jan-1989	Registered

ELEXAR	Dominican Republic			70	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			46141	20-Jan-1989	Registered

ELEXAR	Finland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	T197500891	18 Feb-1975	71347	20-Dec-1979	Registered

ELEXAR	France		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1300949	19-Mar-1975	Registered

ELEXAR	Germany			9	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			OO641061	24-Feb-1975	Registered

ELEXAR	Greece		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			66666	23-Mar-1976	Registered

ELEXAR	HongKong		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			629/1976	04-Mar-1975	Registered

ELEXAR	Hungary		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			117672	14-Mar-1975	Registered

ELEXAR	Ireland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B V.			B87456	26-Feb-1975	Registered

ELEXAR	Italy		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			712845	11-Mar-1975	Registered

ELEXAR	Japan			7	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2325354	31-Jul-1991	Registered

ELEXAR	Mexico		1		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			405189	19-Jul-1991	Inactive

ELEXAR	Mexico		17		Shell International Petroleum Company Limited	KRATON Polymers Research B.V.			405190	19-Jul-1991	Inactive

ELEXAR	New Zealand		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			185147	29-Jun-1988	Registered

ELEXAR	Norway		17		KRATON Polymers Research B V.	KRATON Polymers Research B.V.			97211	23-Sep-1976	Registered

ELEXAR	Poland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			101776	24-Apr-1995	Registered

ELEXAR	Portugal		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	188936		188936	23-Apr-1982	Registered

ELEXAR	Portugal		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	188937		188937	23-Apr-1982	Registered

ELEXAR	Romania		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			R8839	10-Mar-1975	Registered

ELEXAR	Serbia-Montenegro		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			23812	15-Jun-1979	Registered

ELEXAR	Slovakia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			162645	25-Feb-1975	Registered

ELEXAR	South Africa		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			75/1485	26-Mar-1975	Registered

ELEXAR	Spain		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			781371	24-Jan-1977	Registered

ELEXAR	Sweden		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			156545	27-Aug-1976	Registered

ELEXAR	Switzerland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			275844	24-Feb-1975	Registered

ELEXAR	United Kingdom		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			B1042084	11-Feb-1975	Registered

ELEXAR	Venezuela			35	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			83618-F	21-Dec-1976	Registered

III-6

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
ELEXAR	Venezuela			50	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			83766-F	06-Jan-1977	Registered

IPD	United Kingdom		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	2248974	16-Oct-2000			Pending

KRATON	Argentina		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1685957	06-Jun-1975	Registered

KRATON	Australia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			285344	24-Feb-1975	Registered

KRATON	Austria		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			85753	13-Jun-1977	Registered

KRATON	Banelux		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	617501	04-Feb-1977	343590	02-Oct-1977	Registered

KRATON	Bosnia-Herzegovina		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	BAZR983112A	29-May-1998	BAZR963112	14-Feb-2002	Registered

KRATON	Brazil		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			007138342	25-May-1980	Registered

KRATON	Bulgaria		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			31827	26-Sep-1996	Registered

KRATON	Canada			0	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			151960	07-Jul-1967	Registered

KRATON	Chile		1,17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	677986	14-Aug-2002			Pending

KRATON	China		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	3526590	15-Apr-2003			Pending

KRATON	China		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			176292	30-Apr-1983	Registered

KRATON	Colombia		17		KRATON Polymers Research B V.	KRATON Polymers Research B.V.			87714	06-Sep-1976	Registered

KRATON	Costa Rica		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			53237/20627	16-Dec-1977	Registered

KRATON	Croatia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			Z941995	06-Jul-1990	Registered

KRATON	Czech Republic			11	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			183762	20-Jul-1993	Registered

KRATON	Czech Republic			11	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			177236	20-Jul-1993	Inactive

KRATON	Denmark		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2587/77	22-Jul-1977	Registered

KRATON	Dominican Republic			11	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			24152	16-May-1975	Registered

KRATON	Dominican Republic			3	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			24141	08-May-1975	Registered

KRATON	Finland		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	T199703959	14-Oct-1997	211297	30-Sep-1998	Registered

KRATON	France		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1387783	01-Feb-1977	Registered

KRATON	Germany		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			967641	01-Feb-1977	Registered

KRATON	Greece		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			58262	01-Mar-1978	Registered

KRATON	Guatemala		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			29429	06-Jul-1975	Registered

KRATON	HongKong		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			852/1975	04-Mar-1975	Registered

KRATON	Hungary		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			151045	05-Mar-1997	Registered

KRATON	India		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			314762	11-May-1976	Registered

III-7

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
KRATON	Indonesia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			396395	31-Aug-1977	Registered
KRATON	Ireland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			096503	31-Jan-1977	Registered
KRATON	Italy		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			780066	15-Feb-1977	Registered
KRATON	Japan		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2116203	21-Feb-1989	Registered
KRATON	Japan			34	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2076568	30-Sep-1988	Registered
KRATON	Japan			15	KRATON Polymers Research B.V.	KRATON Polymers Research B.V			2167489	29-Sep-1989	Registered
KRATON	Japan			22	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2240183	28-Jun-1990	Registered
KRATON	Jordan		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	14329	06-Nov-1976	14329	06-Nov-1976	Registered
KRATON	Kazakhstan		1,17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	21278	19-Aug-2002			Pending
KRATON	Korea (South)		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			157684	29-Jul-1988	Registered
KRATON	Korea (South)			27	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			213701	14-May-1991	Registered
KRATON	Kuwait		17		KRATON Polymers Research B.V	KRATON Polymers Research B.V.			24455/22644	31-May-1990	Registered
KRATON	Lebanon		1,17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	91982	26-Aug-2002			Pending
KRATON	Malaysia		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			M/71595	06-May-1976	Registered
KRATON	Mexico		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			405188	19-Jul-1991	Registered
KRATON	Mexico		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			406767	19-Jul-1991	Registered
KRATON	New Zealand		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			111097	21-Feb-1975	Registered
KRATON	Norway		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			101819	22-Mar-1979	Registered
KRATON	Oman		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3932	26-Feb-1990	Registered
KRATON	Oman		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3933	26-Feb-1990	Registered
KRATON	Paraguay		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			194342	05-Aug-1976	Registered
KRATON	Poland		1,17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	Z-254042	13-Aug-2002			Pending
KRATON	Portugal		1,17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	366249	22-Aug-2002			Pending
KRATON	Romania		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			24044	04-Aug-1995	Registered
KRATON	Russian Federation		1,		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			161175	23-Sep-1996	Registered
KRATON	Serbia-Monlenegro		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			34585	06-Jul-1990	Registered
KRATON	Singapore		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			67700	04-May-1976	Registered
KRATON	Slovakia		11		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			177238	20-Jul-1993	Registered
KRATON	Slovenia		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			9871504	21-Oct-1998	Registered

III-8

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application No.	Application Date	Registration No.	Registration Date	Status
KRATON	South Africa		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			75/1484	26-Mar-1975	Registered
KRATON	Spain		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	839006	11-Feb-1977	839006	13-Apr-1978	Registered
KRATON	Sweden		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			162639	17-Mar-1978	Registered
KRATON	Switzerland		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			287259	07-Feb-1977	Registered
KRATON	Taiwan			68	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			355686	01-Feb-1987	Registered
KRATON	Thailand		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			Kor45658	26-May-1976	Registered
KRATON	Turkey			0	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			92106	21-Jun-1976	Registered
KRATON	Ukraine		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			16020	15-Jul-1996	Registered
KRATON	United Arab Emirates		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2485	04-Sep-1993	Registered
KRATON	United Arab Emirates		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			2497	04-Sep-1993	Registered
KRATON	United Kingdom		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1424319	09-Apr-1990	Registered
KRATON	United Kingdom		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			1424320	09-Apr-1990	Registered
KRATON	Uruguay		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			286588	30-Oct-1975	Registered
KRATON	Venezuela			35	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			83616-F	21-Dec-1976	Registered
KRATON	Venezuela			50	KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			83617-F	21-Dec-1976	Registered
KRATON	Vietnam		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			30307	11-Nov-1997	Registered
KRATON (Arabic and English)	Egypt		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.		23-May-1976	51822	23-May-1976	Registered
KRATON (Arabic and English)	Morocco		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			56323	15-Apr-1975	Registered
KRATON (Arabic and English)	Qatar		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			7874	18-Feb-1990	Registered
KRATON (Arabic and English)	Qatar		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			7875	18-Feb-1990	Registered
KRATON (Chinese)	China		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	2000080022	07-Jun-2000	1616100	14-Aug-2001	Registered
KRATON (Chinese)	China		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	2000080023	07-Jun-2000	1692019	07-Jan-2002	Registered
KRATON (Chinese)	Hong Kong		1		KRATON Polymers Research B.V	KRATON Polymers Research B.V.	12784/2000	08-Jun-2000			Pending
KRATON (Chinese)	Hong Kong		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	12785/2000	08-Jun-2000			Pending
KRATON (Chinese)	Taiwan		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	89030782	25-May-2000	964650	16-Oct-2001	Registered
KRATON (Chinese)	Taiwan		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	89030783	25-May-2000	968205	01-Nov-2001	Registered
KRATON (Katakana)	Japan		1		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3227938	29-Nov-1996	Registered

III-9

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
KRATON (Katakana)	Japan		17		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.			3272557	12-Mar-1997	Registered

KRATON AND DESIGN in colours	Austria	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Benelux	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Denmark	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	European Union		1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Finland	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	France	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Germany	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Greece	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Ireland	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Italy	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Jersey	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Portugal	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Spain	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

KRATON AND DESIGN in colours	Sweden	CTM	1,17,19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

III-10

Trademark	Country	Origin	International Classes	National Classes	Registered Owner	Effective Owner	Application Number	Application Date	Registration No.	Registration Date	Status
KRATON AND DESIGN in colours	United Kingdom	CTM	1, 17, 19		KRATON Polymers Research B.V.	KRATON Polymers Research B.V.	002822443	08-Aug-2002			Pending

III-11

Schedules 3.12(a) – Part IV (Copyrights)

Copyrights

KRATON Polymers holds no formal copyright registrations in the US Library of Congress, Copyright Office. It does hold the copyright to the technical brochures that are in use by the R&TS organization and it does hold the copyright to the sales brochures and similar material. It also holds the copyright to the KRATON Polymer molecule symbol.

IV-1

Schedule 3.12(a) – Part V (Domain Name Information)

Domain Name Information

Name	Domain Registered with	Expiry Date of Domain	Information
Kraton.com		23rd April 2008	Registered Directly by Shell

Kraton.org	INS/Cable & Wireless	26th January 2004	Registered for Kraton by Cavendish

Kratonliquid.com	INS/Cable & Wireless	30th November 2003	Registered for Kraton by Cavendish

Kratonir.com	INS/Cable & Wireless	30th November 2003	Registered for Kraton by Cavendish

Kratong.com	INS/Cable & Wireless	30th November 2003	Registered for Kraton by Cavendish

Kratond.com	INS/Cable & Wireless	30th November 2003	Registered for Kraton by Cavendish

Kratonpolymers.com	INS/Cable & Wireless	30th November 2003	Registered for Kraton by Cavendish

Mykraton.com	Star Internet	3rd September 2011	Registered for Kraton by Cavendish

Kraton.biz	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Kraton.info	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Kraton.org.uk	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Kratonpolymers.co.uk	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Krayton.co.uk	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Krayton.org	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Kratonpolymers.biz	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Name	Domain Registered with	Expiry Date of Domain	Information
Kratonpolymers.info	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Krayton.biz	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Krayton.info	Net Benefit	4th September 2004	Registered for Kraton by Cavendish

Kratoncompounds.com	Network Solutions	18th February 2008	Registered directly by Kraton

Kratonrubber.com	Network Solutions	18th February 2008	Registered directly by Kraton

Kratonpolymers.net	Network Solutions	18th February 2008	Registered directly by Kraton

Kratonpolymers.org	Network Solutions	18th February 2008	Registered directly by Kraton

Kraton.nl	Net Names	4th September 2003	Registered for Kraton by Cavendish

Kraton.fr	Net Names	4th September 2003	Registered for Kraton by Cavendish

Kraton.it	Net Names	4th September 2003	Registered for Kraton by Cavendish

Kraton.jp	Net Names	4th September 2003	Registered for Kraton by Cavendish

Kraton.be	Net Names	4th September 2003	Registered for Kraton by Cavendish

Kraton.us	Net Names	4th September 2004	Registered for Kraton by Cavendish

Kratonelastomers.com	Network Solutions	18th February 2008	Registered directly by Kraton

Krayton.net	Net Names	6th May 2005	Registered for Kraton by Cavendish

Kratonpolymers.us		15th May 2007	Registered directly by Kraton

Krayton.us	Net Names	5th September 2004	Registered for Kraton by Cavendish

V-2

Schedule 3.12(a) – Part VI (Licenses)

Patent Licenses

Agreement #	Shell/Kraton Signature Party	Other Party	Effective Date	Field	Territory	Description

AG 0184	KP Res. BV	Asahi Kasei Corp.	22-Aug-02	Bitumod	Japan	Non-exclusive license from Asahi under Japanese Patent No. 2140602 to make certain styrenic Elastomers

AG 0186	KP Res. BV	Japan Elastomer Co., Ltd.	22-Aug-02	Manuf.	Japan	Non-exclusive, royalty-bearing license from Asahi under certain Japanese patents to produce certain styrenic Elastomers

AG 0296	KP LLC	Dow Chemical Co. Shell Oil Co.	31-Mar-03	CAPS	Worldwide	License from KP to Dow under two KP patent series related to blends of SBC’s with metallocene polymers

HU 1003	Shell Oil Co.	SIRM, SICC	l4-Feb-92	CAPS	Worldwide	Cross-license of rights relating to Joint Development Agreement between SOC and General Electric on PPO blends

HU 1009	Shell Oil Co.	E.P.I.C. Software Group	l-Dec-92	ASC	Worldwide	Software development agreement for predicting performance in adhesive formulations

HU 1014	Shell Chem. Co.	Mobil Oil Corporation	31-Jan-95	KLP	Worldwide	Non-exclusive royalty-bearing license under Mobil patents to make epoxidized copolymers for use in adhesives, coatings, sealants and as modifiers for bulk parts

HU 1022	Shell Chem. Co.	Applied Elastomerics Inc.	l-Jan-95	CAPS	USA, Taiwan	Royalty-bearing license from AEI to sell off-spec KRATON G polymers to Taiwan for use in making gelatinous Elastomer compositions which are imported into the USA.

HU 1031	Shell Chem. Co.	Avery Dennison Corp.	11-Oct-95	KLP	Worldwide	Royalty-bearing license under Avery patents relating to pressure sensitive adhesives comprising acrylated macromers

HU 5045	Shell Chem. Co.	Ralf Korpman Associates	12-May-94	ASC/ CAPS	USA	Royalty-bearing license under Korpman US 5,274,036 relating to pressure sensitive adhesives containing liquid polymers

HU 1005	Shell Oil Co.	Dow Chemical Co. Exxon Chemical Company	l-Nov-93	ASC/CAPS	USA	Cross-license of rights relating to linear SIS block copolymers used in adhesives/articles containing such block copolymers

HU 1001	Shell Oil Co.	Findley Adhesives, Inc.	8-Jun-94	ASC	USA	Royalty-bearing license from Findley under US 5,149,741 related to adhesives containing styrene/isoprene radial polymers

HU 958	Shell Oil Co.	General Electric Company	7-Oct-91	CAPS	Worldwide	Joint Development Agreement related to SBC’s for polyphenylene ether polymer compositions

HU 970	Shell Oil Co.	SWK Pavement Engineering Ltd.	l-Mar-93	Bitumod	USA	SOC grants to SWK an exclusive license in the USA to distribute a structural pavement analysis program

HU 991	Shell Oil Co.	Avery Dennison Corp.	28-Mar-94	ASC	Worldwide	Avery grants to Shell a royalty-bearing exclusive license to sell branched SBC’s for use by Shell’s customers to make products covered by the Avery patents

LO 1185	Shell Int. Res. Maat.	Exxon Chemical Company Dow Chemical Co. Dexco Polymers	18-Mar-94	ASC/CAPS	World OUS	Cross-license of rights relating to linear SIS block copolymers adhesives/articles containing such block copolymers. Related to HU 1005

LO 1193	Shell Int. Res. Maat.	Asahi Chemical Industry Co. Ltd	6-Oct-94	Manuf.	Worldwide	Cross-licensing of rights relating to maleated SBCs. Includes royalty payments to Asahi.

LO 743	Shell Int. Res. Maat.	Asahi Chemical Industry Co. Ltd	7-Nov-97	Manuf.	Worldwide	Cross license of Asahi patent rights and SIRM patent rights

LO 5921	Shell Int. Res. Maat.	Kuraray Co., Ltd.	19-Jul-00		Worldwide	Royalty-free, non-exclusive license under Kuraray patents related to EP 073111 as a result of opposition settlement

Compounder License Agreements

LICENSOR	LICENSEE	AGMT. DATE	DESCRIPTION OF AGREEMENT	ROYALTY OR NON-ROYALTY	TERRITORY COVERED	AGREEMENT NUMBER
Shell Chemical Company	GLS Corporation	4-1-96	GLS appointed the exclusive marketing specialist/distributor (“MS”) of KRATON polymers and compounds into the molded and extruded goods (durables and disposables), medical and transportation markets, and non-exclusive MS of KRATON polymers and compounds into polymer blending applications.	No on-going royalties and all deferred royalties from prior periods have been paid in full prior to 9/30/03	United States	HU 2107
GLS grants to Shell a non-exclusive, non-transferable, worldwide license to make, use and sell products based upon GLS confidential information.
Shell Oil Company	GLS Corporation	4-1-93; Amended 9/5/96	A non-exclusive, non-transferable license to use the MARK (KRATON) in connection with the compounding, manufacture, advertisement, sale and use of said MARK on all compounded products areas except extruded wire and cable products and non-woven fabrics.	Royalty-free	United States	HU 956
Amended to include the trademark - VERSAFLEX®.

LICENSOR	LICENSEE	AGMT. DATE	DESCRIPTION OF AGREEMENT	ROYALTY OR NON-ROYALTY	TERRITORY COVERED	AGREEMENT NUMBER
Shell Oil Company	Multibase Incorporated	1-1-94; Amended 1-1-96

A non-exclusive, non-transferable, non-extendible license to make, use, and sell compounded products using the MARK (KRATON) in automotive products and potentially in non-automotive product areas other than wire and cable and non-woven products.

Amended to extend the license to use the MARK to non-automotive product areas other than medical, wire and cable and non-woven products.

				Royalty-free	United States	HU 1000

Shell Oil Company	Teknor Apex Company	7-1-93; Amended 7/19/95	A non-exclusive, non-transferable, non-extendible license to use the MARK (KRATON) in connection with the compounding, manufacture, advertisement, sale and use of said MARK on compounded products other than wire and cable and non-woven products.	Royalty-free	United States	HU 1002

Shell Oil Company	Teknor Apex Company	12-19-91	A non-exclusive, non-transferable, non-extendible license to use the MARK (ELEXAR) to manufacture, advertise, sell and use on compounded products in the wire and cable industry.	Royalty-bearing	To manufacture in U.S.; to use and sell in Canada, Mexico and the U.S., its territories and possessions	HU 962

Shell Research Limited	A.P.I. Applicazioni Plastiche	6-17-85; Amended 10/8/85	Evaluate KRATON G compounding Know-How, with the view of using such Know-How in A.P.I.’s commercial operation. Amended to allow A.P.I. to use KRATON G Compounding Know-How.	None stated	None stated	LO 1254

LICENSOR	LICENSEE	AGMT. DATE	DESCRIPTION OF AGREEMENT	ROYALTY OR NON-ROYALTY	TERRITORY COVERED	AGREEMENT NUMBER
Shell International Chemicals B.V.	Bada Plast GmbH & Company	7-17-00	A non-exclusive, non-transferable license to make compounded polymers, and to use, offer for sale and sell such compounded polymers.	Royalty-bearing	Germany	LO 5652

Shell Research Limited	LePorte Alphagary Limited	8-12-98	A non-exclusive and non-transferable license to use KRATON information and to operate under the Shell patents to manufacture in the United Kingdom and sell the compounds outside the USA, and to extend to customers a sub-license under the Patents to use the compounds in the manufacture of carpet backing.	Royalty-bearing	United Kingdom	LO 1245

Shell Int. Chemicals B.V.	DS-Chemie GmbH	1-19-00	A non-exclusive and non-transferable license to use Shell info to manufacture in Germany and sell the compounds.	Royalty-bearing	Germany	LO 5282

Shell International Chemicals B.V.	Valerio Franceschetti Elastomeri S.P.A.	7-27-00	A non-exclusive, non-transferable license to make compounded polymers in Italy, and to use, offer for sale and sell such compounded polymers.	Royalty bearing	Italy	LO 5653

Shell International Chemicals B.V.	Industrie Generali S.P.A.	8-4-00	A non-exclusive and non-transferable license under Shell information and/or licensed patents to make compounded polymers, and to use, offer for sale and sell such compounded polymers in medical tubing & medical film applications (for outside the body) and wire & cable applications.	Royalty-bearing	Italy	LO 5673

LICENSOR	LICENSEE	AGMT. DATE	DESCRIPTION OF AGREEMENT	ROYALTY OR NON-ROYALTY	TERRITORY COVERED	AGREEMENT NUMBER
Shell International Chemicals B.V.	Horst Muller Kunststoffe KG	8-4-00	A non-exclusive and non-transferable license under Shell information and/or licensed patents to make compounded polymers in Germany, and to use, offer for sale and sell such compounded polymers.	Royalty-bearing	Germany	LO 5674

Shell International Chemicals B.V.	Thermoplasti ques Cousin- Tessier S.A.	10-3-00	A non-exclusive and non-transferable license under Shell information and/or licensed patents to make compounded polymers in France, and to use, offer for sale and sell such compounded polymers.	Royalty-bearing	France	LO 5766

Joint Development Agreements

KRATON ID	2nd Party	Effective Date	Disclosure End Date	Confidentiality End Date
HU920	Kimberly-Clark	1/1/1987	1/1/1992	1/1/2007
HU923	3M	4/26/1988	4/26/1991
HU937	Avery International Corporation	1/1/1990	1/1/2000
LO 1280	Du Pont de Nemours	1/6/1997
LO 1282	Fasson Nederland BV	9/15/1997

Other Intellectual Property Agreements

1.	Contribution Agreement dated February 28,2001 between Shell Oil Company and Shell Elastomers LLC.

2.	Contribution Agreement dated February 28,2001 between Shell International Research Maatschappij B.V. and KRATON Polymers Research B.V.

Schedule 3.12(b) – Exceptions and Encumbrances to Intellectual Property

None.

36

Schedule 3.12(c) – Exceptions to Use of Intellectual Property

1.	In 2003 Dow Chemical approached KRATON regarding a possible violation of two secrecy agreements originally entered into between Shell and Dow relating to the disclosure by Shell of experimental metallocene ethylene polymers in patent applications filed by Shell in respect of patents WO 02/28965 Al, filed October 4, 2001, and European Patent EP 0 712 892 B2. filed November 14, 1995. Without admitting fault, KRATON Polymers and Shell entered into a non-exclusive, royalty- free license with Dow Chemical granting them rights under these patents and applications, in exchange for Dow forgiving any possible claim against KRATON Polymers or Shell. This Settlement Agreement is listed on page 109 of Schedule 3.12(a).

2.	In 2002 KRATON resolved a lawsuit with Asahi in Japan concerning KX 412 and KX 419 polymers in bitumen compositions through an amicable settlement. The settlement included a settlement fee which was paid in full before September 30,2003, an immunity from suit on products stabilized with Irgaphos 168, a limited immunity from suit with respect to Epon 825 coupled products, and an improved royalty rate on KRATON functionalized polymer. These settlement agreements are listed on page 109 of Schedule 3.12(a).

37

Schedule 3.13 – Exceptions to Tax Filings

1.	Shell/KRATON Tax Settlement Agreement, dated September 23, 2002.

2.	KRATON Polymers Italy S.r.l. and KRATON Polymers UK Limited are currently being audited by Inland Revenue, United Kingdom, for the tax year 2000. The audit is in the information gathering stage. At the present time, no liability is expected. The tax loss for the year 2000 was approximately US$326,000 which is expected to be enough to cover any deficiency.

3.	In May 2003, KRATON filed a $600,000 refund request from the State of Texas regarding overpayment of Sales Taxes. Pursuant to this refund request the State is auditing the periods under this request (March 2001 to December 2002). It is expected that the audit and settlement will be completed within the next year.

4.	The Company is under audit by the State of Texas for Franchise Taxes for the years 2000-2003 (calendar years 1999-2002). The Company is responsible as the filing party for 2002 and 2003. The 2001 year will be a coordinated audit with Shell. The opening meeting with the State of Texas is scheduled for November 10, 2003. It is anticipated that any deficiencies found on the Franchise Tax audit can be off-set with the Sales Tax refund (see Item #3 above). As of the date hereof, the Company does not anticipate any assessment in respect of this issue and no liability is expected as a result of this audit.

38

Schedule 3.14(a) – Labor Controversies

None.

39

Schedule 3.14(b) – Employee Benefit Plans

1.	Employment Agreement with Stephen Wood and Supplemental Retirement Plan for Stephen Wood pursuant thereto.

2.	Employment Agreement with Gary Spitz.

3.	Letter agreements with certain other senior managers:

a)	Garret A. Davies

b)	Roger Morgan

c)	Richard A. Ott

d)	Robert D. Roesch

e)	Robert A. Newman

4.	Confidential Information Letter for KRATON employees.

5.	The KRATON Bonus Plan

6.	Works Council Agreements:

a)	The Netherlands – Reglement Ondememingsraad KRATON Polymers Nederland B.V.

b)	Germany –

(i)	Betriebsvereinbarung zwischen dem Betriebsrat der KRATON Polymers GmbH und der KRATON Polymers GmbH.

(ii)	Betriebsvereinbarung zwischen der Deutschen Shell Chemie GmbH und dem Betriebsrat Deutschen Shell Chemie GmbH.

(iii)	Betriebsordnung – Deutsche Shell GmbH.

7.	United States Employee Benefit Plans:

A	Health and Welfare Plans:

a)	CIGNA HealthCare PPA Incentive PPO Plan

b)	CIGNA HealthCare PPA Non-Incentive PPO Plan

c)	United Healthcare Select Option

d)	United Healthcare Select Option United Healthcare Select Plus Option

e)	United Healthcare Out of Area Option

f)	CIGNA Dental Insurance

g)	CIGNA Income Protection Insurance (IPI)

h)	CIGNA Long Term Disability Insurance (LTD)

i)	Prudential Survivor Benefit (Group Life)

j)	Prudential Survivor Work Related Accidental Death (AD)

k)	Prudential Voluntary Personal Accident

l)	Metropolitan Life Dependent Group Life Insurance

m)	KRATON Polymers Short Term Disability Plan

n)	Business Travel Accident Insurance

o)	Health Care Cost Reduction plan

p)	Vision Services Plan

q)	United Healthcare Flexible Spending (FSA)

40

B.	Other Benefit Plans:

a)	Hyatt Group Legal Plan

b)	Metropolitan Home and Auto

c)	Adoption Assistance Plan

d)	Vacation Purchase Plan

e)	Educational Assistance Plan

f)	Learning Account

g)	Paid Vacation/Holiday

h)	Severance Plan

i)	Gainsharing Program

j)	Trust Agreement between KRATON Polymers US, LLC and Fidelity Management Trust Company, dated March 1, 2003.

C.	Retirement Plans:

a)	KRATON Polymers US LLC Pension Plan

b)	KRATON Polymers US LLC Benefit Restoration Plan (Pension)

c)	KRATON Polymers US LLC Savings Plan

d)	KRATON Polymers US LLC Benefit Restoration Plan (Savings)

8.	France Employee Benefit Plans

A.	Health and Welfare:

a)	Death: CNP (Caisse Nationale de Prévoyance)

b)	Income Protection Plan – CNP (Caisse Nationale de Prévoyance)

B.	Other Benefit Plans:

a)	Medical Insurance: MIP

b)	Company Car Plan for designated Staff

c)	Lunch Allowance (with Shell Staff Council)

d)	Savings: FONGEPAR

e)	Bonus: Interessement Plan

C.	Retirement Plans:

a)	Group Personal Pension Plan for Ex Shell Employees – La Mondiale

9.	Belgium Employee Benefit Plans

A.	Health and Welfare:

a)	Death in Service Plan – Fortis

b)	Obligatory work-related accident insurance – Fortis

c)	See appropriate chapter of Axa Pension Plan

B.	Other Benefit Plans:

a)	Hospitalization Insurance – Swiss Life

b)	Company Car Plan for designated Staff

c)	Lunch Allowance for Ex Shell Staff – provision of MCIL restaurant facilities

d)	Medical Screening Policy for both mandatory and optional staff

41

C.	Retirement Plans:

a)	Group Personal Pension Plan including invalidity plan – Axa Royale Belge

D.	Miscellaneous:

a)	PC intervention, children holidays, subsidized sports activities

10.	The Netherlands Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death in Service Plan

b)	Disability Plan

c)	Medical Insurance Plan – Zilveren Kruis

B.	Other Benefit Plans:

a)	Long Service Award Payments

b)	Severance Plan

c)	Buying Leave policy

d)	ADV Days

e)	Staff Association for Sport/Relaxation

f)	Child Care Policy

g)	PC Purchase Policy

h)	Commuting Allowance/Season Tickets

i)	Company assistance for Glasses and Contact lenses

C.	Retirement Plans:

a)	DB Plan for Ex Shell Employees – Centraal Beheer.

b)	DB Plan for hires since March 2001 – Centraal Beheer.

c)	DC Flexible Savings Plan for Shell transferees who were under the age of 35 on divestment.

11.	Germany Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death in Service Commitment for EX Shell Employees.

b)	Emergency Medical Assistance and Travel Advice – AIG Europe.

B.	Other Benefit Plans:

a)	Medical Advisor (contracted) no Screening Policy.

b)	Company Car Policy for designated Staff is still in process, not yet finalized.

c)	Lunch Allowance (3,— Euro meal).

d)	Job Fit Massage: Costs by Kraton compensated via Extra Working Hours.

C.	Retirement Plans:

a)	Shell Pension Plan for Ex Shell Employees.

b)	Standard or Individual Allowance for all remaining employees.

12.	United Kingdom Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death in Service Plan – Swiss Life

B.	Other Benefit Plans:

a)	Medical Screening Policy

42

b)	Company Car Plan for designated Staff

c)	Lunch Allowance for Ex Shell Staff

d)	Executive Loans for Ex Shell Staff

13.	Italy Employee Benefit Plans

A.	Other Benefit Plans:

a)	‘Dirigenti’ have a medical check-up once a year paid for by Kraton.

b)	Employee’s have a limited check-up once a year paid for by Kraton.

c)	Meal Allowance which is 7 Euros per day

d)	Have a Seniority Scheme for ‘Dirgenti’ and Employee’s Company car to JG2 and above and sales staff.

14.	Spain Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death: (1.5 times salary) with Winterthur

B.	Other Benefit Plans:

a)	Medical Insurance with Sanitas

b)	Children grant

C.	Retirement Plans:

a)	Group Personal Pension Plan – with Santander Central Hispano (possible change to Caja Madrid).

15.	Poland Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death Insurance with Gerlang

B.	Other Benefit Plans:

a)	Medical Insurance: with Centrum Medyczne Sp.z.o.o

C.	Retirement Plans:

a)	None – State Only

16.	Estonia Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Death: None

b)	Income Protection Plan – None

B.	Retirement Plans:

a)	Employer contributes to the state pension plan

17.	Brazil Employee Benefit Plans

A.	Health and Welfare Plans:

a)	UNIMED Health Plan

b)	ODONTOPREV Dental Plan

c)	UNIBANCO AIG Life Insurance Plan

43

B.	Other Benefit Plans:

a)	Auto and Insurance

b)	Educational Assistant Program

c)	Profit Sharing

d)	Performance Bonus

C.	Retirement Plans:

a)	PGBL, a plan designed and provided by the Brazilian legislature which allows 100% of the return of investment to be returned to the plan participants (no guarantee on returns).

18.	Australia Employee Benefit Plans

A.	Retirement Plans:

a)	Superannuation Plan in accordance with defined (statutory) contribution levels.

19.	India Employee Benefit Plans

A.	Health and Welfare Plans:

a)	Life Insurance from the Life Insurance Company of India – 2x Salary.

B.	Other Benefit Plans:

a)	Kraton will provide a in-patient Medical Insurance with National Insurance Company and for up to one month’s salary per annum for out-patient.

b)	Accident Insurance with National Insurance Company.

20.	Turkey Employee Benefit Plans

A.	Retirement Plans:

a)	None – Only Gratuity Plan.

21.	Hong Kong Employee Benefit Plans

A.	Other Benefit Plans:

a)	Company Car Plan for designated Staff

B.	Retirement Plans:

a)	Group Personal Pension Plan – Mandatory Provident Fund – Manulife

22.	Taiwan Employee Benefit Plans

A.	Other Benefit Plans:

a)	Kraton pays NT 1,000 for the occasions of the Lantern Festival, the Dragon Boat Festival and the Chinese New Year.

b)	Annual Budget for social activities for the Taiwan office is NT 20,000p/a.

c)	Meal Allowance of NT 1,800 per month.

d)	Payment in lieu of pension 8.3% of base salary.

B.	Retirement Plans:

a)	None as of yet.

44

23.	Japan Employee Benefit Plans

A.	Other Benefit Plans:

a)	Special Leave (marriage, birth of a child, moving house, etc.).

b)	Company House Plan for designated Staff.

c)	Educational Assistance Plan.

B.	Retirement Plans:

a)	Retirement Benefit Payment Plan – Gratuity – Internal.

45

Schedule 3.14(b)(v) – Pension Funding Obligations

None.

46

Schedule 3.14(b)(vi) – Exceptions to Triggered Entitlement or Acceleration of Benefits

1.	Employment Agreement with Stephen Wood and Supplemental Retirement Plan for Stephen Wood pursuant thereto.

2.	Employment Agreement with Gary Spitz.

3.	Letter Agreement with Garret Davies.

4.	Letter Agreement with Richard Ott.

5.	Letter Agreement with Robert Roesch.

6.	Management Equity Program, for which the Company shall have no liability for any payments with respect thereto.

7.	Kraton Polymers U.S. LLC Pension Benefit Restoration Plan.

8.	Kraton Polymers U.S. LLC Deferred Compensation and Restoration Plan.

47

Schedule 3.14(b)(vii) – Employee Loans

1.	Loans to certain employees by the Company in connection with the Management Equity Program. The aggregate outstanding principal amount of all such loans is $1,249,950 all of which will be repaid in full at the Closing Date.

2.	Loans to certain employees by the Company in connection with the UK Executive Loan Program carried over from Shell. The aggregate outstanding principal amount of all such loans is £66,965. The anticipated repayment date for all such loans is February 28, 2004.

48

Schedule 3.15 – Exceptions to Environmental Compliance, Licenses and Permits

1.	See Item #2 on Schedule 3.10.

2.	See all Items listed in Schedule 3.11.

49

Schedule 3.16 – Guarantees

1.	Senior Subordinated Equity Issuer Guarantee, dated as of February 28, 2001, by Ripplewood Chemical Holding LLC, for the benefit of the noteholders.

2.	Parent Guarantee Agreement, dated as of February 28, 2001, between Ripplewood Chemical Holdings LLC, as guarantor, and The Chase Manhattan Bank, as administrative agent for the lenders to the Credit Agreement, dated as of February 28, 2001, among KRATON Polymers LLC (formerly named RK Polymers LLC), Ripplewood Chemical Holdings LLC, the lenders party thereto, and The Chase Manhattan Bank.

50

Schedule 3.17 – Finders; Brokers

Morgan Stanley & Co. Incorporated and Credit Suisse First Boston pursuant to an engagement letter, dated May 1, 2003, a copy of which has been provided to Buyer.

51

3.18 – Material Customers

A. KRATON D:

[***]  [Confidential Treatment Required]

B. KRATON G:

[***]  [Confidential Treatment Required]

52

Schedule 3.19 – Exceptions to Related Party Transactions

1.	Payments pursuant to the Management Agreement by and between Ripplewood Holdings L.L.C. and KRATON Polymers LLC, dated as of February 28, 2001, as set forth below:

Related Party	Date	Amount
Ripplewood Holdings, L.L.C.	October 10, 2003	$312,500
Ripplewood Holdings, L.L.C.	January 12, 2004	312,500
Greenwich Chemical Partners LLC	October 2, 2003	62,500
Greenwich Chemical Partners LLC	November 3, 2003	62,500
Greenwich Chemical Partners LLC	December 3, 2003	62,500
Greenwich Chemical Partners LLC	January 5, 2004	62,500
Greenwich Chemical Partners LLC	February 4, 2004	62,500
Greenwich Chemical Partners LLC	March 3, 2004	62,500
Reimbursable Expenses to above parties	Monthly	(approximately) 25,000

In the event that the Closing Date occurs between two scheduled payment dates of Greenwich Capital Partners LLC, the Company shall pay to Greenwich Chemical Partners LLC the pro rata portion of the next scheduled payment.

2.	The tax distributions required by the terms of the Class A Preferred of Ripplewood Chemical Holding LLC, as set forth below:

Related Party	Date	Amount
Preferred Units – Tax Distributions	October 10, 2003	$965,158
Preferred Units – Tax Distributions	January 9, 2004	998,939

3.	Any arms-length agreements and transactions of a commercial nature in the ordinary course of business, between the Company and any equity investor in Seller (other than employees of the Company who indirectly hold equity in Seller) or any Related Party thereof.

53

Schedule 3.20 – Material Insurance Policies

Please see attached.

54

KRATON POLYMERS, LLC

Schedule of Insurance

February 28, 2003-2004

Note:	The following is intended to provide an overview of coverages in place for Kraton Polymers. Policies must be consulted to determine actual coverage limits, deductibles, terms and conditions.
Note:	All Limits, Deductibles/Retentions and Premiums are in $US Dollars.

Coverage	Policy Number		Insurance Carrier	Limits of Liability
Workers’ Compensation & Employers Liability	720-68-98	All Other States	American Home Assurance (AIG)	$ $ $	Statutory 1,000,000 1,000,000 1,000,000	Workers’ Compensation BI by Accident -Per Accident BI by Disease -Policy Limits BI by Disease -Per Employee

Workers’ Compensation & Employers Liability		Ohio Only	Ohio Monopolistic State Fund	$ $ $	2,000,000 2,000,000 2,000,000	BI by Accident - Per Accident BI by Disease - Policy Limits BI by Disease - Per Employee

Primary General Liability Including Products/Completed Operations	2495047	All States	Lexington	$ $ $ $ $ $ $	4,000,000 4,000,000 2,000,000 2,000,000 50,000 2,000,000 4,000,000	General Aggregate Products/Completed Ops Aggregate Personal & Advertising Injury Each Occurrence Fire Damage (any one fire) EBL per employee claim (claims made) EBL aggregate (claims made)

Business Automobile Liability United States Only	720-33-03 720-33-04 720-69-98	All Other States Texas Only Mass Only	American Home Assurance American Home Assurance American Home Assurance	$ $ $	2,000,000 10,000 2,000,000 Statutory	Liability Medical Payments Uninsured/Underinsured Motorists CSL Personal Injury Protection

Foreign GL/AL/WC/EL	CXC 069261 CXV 069261	GL & AUTO FWC	ACE	$ $ $ $ $	2,000,000 2,000,000 2,000,000 2,000,000 2,000,000 Statutory	Per Occurrence Employee Benefits Liability Per Occurrence - Auto Liability Employers Liability Workers Compensation

Excess Liability	7410082 3000110 7410083 U91120202 6393920		AISLIC AWAC Lexington OCIL Starr		Primary 25M 25M xs 25M 25M xs 50M 150M xs 75M 125M xs 225M

Property/Boiler and Machinery	CLP 3002961 PCA4551225 MMIB71076512013 OPG 2694 21-F39000037 42-HHP 12787 00 HG437202 HG437202 HG437202 01768 CP 003 80 64 02 MZY2X66861 HG444302 HG444302 HG444302 HG444302 KP00518P HG444303 HG444303 HG444303 HG444303	Allianz Zurich Liberty Commonwealth Scor Re Arch Partner Re SR International AXA AWAC XL America Montpelier Re Minich Re Hiscox ACE Axis ACE Houston Casualty Ascot Atrium Caitlin	$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $	550,000,000
300,000,000
125,000,000
125,000,000
100,000,000
100,000,000
5,000,000
100,000,000
2,500,000
10,000,000
10,000,000
30,000,000
5,000,000
10,000,000
25,000,000
25,000,000
5,000,000
20,000,000
10,000,000
10,000,000
10,000,000
10,000,000
5,000,000
500,000
500,000
5,000,000
10,000,000
5,000,000
5,000,000
1,000,000
25,000,000
5,000,000
10,000,000
100,000
25,000,000
30 days
30 days

Blanket All Risk Belpre OH

Berre France

Pernis Netherlands

Wesseling Germany

All other Locations

Flood except;

FEMA Zones A or V and Netherlands Flood Earthquake except;

Japan Earthquake

DIC Japan

DIC Brazil

Contingent Time Element Named Suppliers Contingent Time Element Unnamed Suppliers

Extra Expense

Newly Acquired locations

Off-premises service interruption

Unnamed Locations

Offsite Storage

Valuable Papers and Records

Accounts Receivable

Electronic Media

Inland Transit

Expediting Expense

Decontamination Expense

Pollution Clean-up and removal

Fine Arts

or 25 % of the loss debris removal

Leasehold Interest

Tenants and Neighbors

Royalties

demolition and increased cost of construction unintentional errors and omissions

Rental Value

Claims Preparation

Property in Course of Construction

Civil Authority

Ingress/Egress

Coverage	Retention			Effective	Expiration	Premium		Notes
Workers’ Compensation & Employers Liability		Nil deductible	Guaranteed Cost	2/28/2003	2/28/2004		$157,926	Provides statutory Workers’ Compensation coverage in all states for which Kraton Polymers has operations. For the United States only (exc monopolistic states).
Workers’ Compensation & Employers Liability		Nil deductible	Guaranteed Cost	1/1/2003	6/30/2003		TBA	Provides statutory Workers’ Compensation coverage for Ohio only via the Ohio State Fund program.
Primary General Liability Including Products/Completed Operations	$ $	250,000 250,000	Self Insured Retention EBL Deductible	2/28/2003	2/28/2004		$205,000

Provides General Liability coverage for the United States and its territories only. Occurrence Form excludes terrorism Products Liabilty is covered in US territory only Coverage includes liability for 1972 Jon Boat

EBL is claims made form

Business Automobile Liability United States Only		Nil deductible	Guaranteed Cost	2/28/2003	2/28/2004		$52,422	Provides third party liability coverage for owned, hired and non-owned autos for the United States only. Does not provide coverage for comp or collision No UM/UIM coverage for Mich or Ohio
Foreign GL/AL/WC/EL	$	Nil deductible 1,000 Nil deductible	For General Liability Employee Benefits Liability For Employers Liability	2/28/2003	2/28/2004		$140,042

Provides General (Premises) Liability, Auto Liability, Workers’ Compensation and Employers, Products Liability EXCESS of local statutory Auto Liability requirements.

WC applies only to US Nat’l (Expats) and 3rd Country Nat’ls

Local policies in Estonia, France, Germany, Italy, The Netherlands, Russia and Taiwan

Excess Liability		$25,000 Nil Nil Nil Nil	Excess Follow Form Excess Follow Form Excess Follow Form Excess Follow Form Excess Follow Form	2/28/2003	2/28/2004	$ $ $ $ $	551,000 265,000 150,000 710,000 450,000	Provides worldwide umbrella coverage over General Liability, Products Liability, Auto Liability, Employers Liability, Foreign Liability
Property/Boiler and Machinery	$ $ $	PD 5,000,000 1,000,000 250,000 BI Belpre All Others	Belpre, Ohio Other Plants All Non-Mfg 60 days with $2,500,000 min except $5,000,000 minimum as respects K1 & G2 45 days with $2,500,000 min	12/31/2002	2/28/2004		$5,938,300 plus $110,00 fee for engineering all for 14 month term	Provides worldwide coverage for physical damage, business interruption, including boiler/machinery Excludes coverage for terrorism

Confidential	Page 1 of 2

KRATON POLYMERS, LLC

Schedule of Insurance

February 28, 2003-2004

Note:	The following is intended to provide an overview of coverages in place for Kraton Polymers. Policies must be consulted to determine actual coverage limits, deductibles, terms and conditions.
Note:	All Limits, Deductibles/Retentions and Premiums are in $US Dollars.

Coverage	Policy Number		Insurance Carrier	Limits of Liability
Ocean/Marine Cargo & Stock Throughput	SM4-1227	Worldwide	Gulf (37.5%) Lloyd’s (62.5%)	$ $ $	40,000,000 50,000 10,000,000	Any One Vessel Any One Package UPS/FedEx/Mail/Parcel Post Any One Aircraft/ Barge in Tow/ Land Conveyance
				$ $ $ $	Storage within USA 40,000,000 36,000,000 26,500,000 15,000,000	at Peoples Services, 4301 Camden Ave, Parkersburg, WV at Transdistribution warehouse, 5316 Rosemar Rd, Parkersburg, WV at Belpre, Ohio at Curry Transfer & Storage, Rte 47 East, Parkersburg, WV
				$ $	Storage outside the USA 20,000,000 14,000,000	at Berre, France Frechen, German

Fidelity (Crime) Insurance	396-97-22	Worldwide	AIG		$5,000,000	Single Loss

Fiduciary (Pension Trust) Liability	396-97-21	Worldwide	AIG		$5,000,000	Aggregate Limit (Including Defense Cost)
Directors & Officers Liability/EPLI	396-97-17	Worldwide	AIG		$10,000,000	Per Occurrence/Aggregate
Special Risk Insurance	647-41-82	Worldwide	AIG		$5,000,000	Per Occurrence
Environmental Impairment Liability/ Pollution Legal Liability	4763343	Worldwide	American International Specialty Lines Insurance Company (AISLIC)	$ $ $	100,000,000 100,000,000 100,000,000 Inception	Per Loss Coverage Section Aggregate Limit Total For All Losses Retro Date
Underground Storage Tank Liability	ST5299034	Belpre, OH	Commerce and Industry Insurance Company	$ $	1,000,000 2,000,000 Inception	Per Loss Limit Aggregate Limit Retro Date
Business Travel Accident	GTP8062197	Worldwide	AIG Europe	£ £ £ £ £	25,000.00 25,000.00 25,000.00 5,000,000.00 5,000,000.00	Death Loss of Eye or Limb Loss of Both Eyes or Two Limbs Medical & Emergency Travel Expense Rescue Expense
Group Travel Accident	TBA	Worldwide	AIG		$250,000	Class I - Executives
					$100,000	Class II - All other employees
Wharfingers Liability (Marine)	24948ML503	Worldwide	New York Marine & Gen
					$5,000,000	each occurrence

Coverage	Retention			Effective	Expiration	Premium		Notes
Ocean/Marine Cargo & Stock Throughput		$5,000,000	Per Occurrence	12/23/2002	2/28/2004	$337,979 (deposit	)	* Provides worldwide (except countries contrary to US law) coverage for ocean/marine cargo shipments. Ultimate premium will be determined on gross sales (not less than $615,000,000) against rate(s)

Fidelity (Crime) Insurance		$25,000	Single Loss	2/28/2003	3/31/2004	$26,112		* Provides employee crime, theft, embezzlement, etc.

Fiduciary (Pension Trust) Liability		$10,000	Each Loss	2/28/2003	3/31/2004	$9,997		* Provides coverage for suits arising from employee period or applicable retroactive date.
Directors & Officers Liability/EPLI	$ $	250,000 100,000	Each Loss (D&O) Each Loss (EPLI)	2/28/2003	3/31/2004	$142,733

* Provides partners, directors, officers liability

coverage on a worldwide basis.

* Provides Employment Related Practices Liability coverage on a worldwide basis.

* This is a claims made coverage form whereby the claim must be reported within the policy period or applicable retroactive date.

Special Risk Insurance		Nil	No Deductible	2/28/2003	3/31/2004	$8,672		* Provides Special Crime coverage for Kraton Polymers employees on a worldwide basis.
Environmental Impairment Liability/ Pollution Legal Liability		$500,000	Each Incident	2/28/2001	2/28/2006	$1,950,000

* Provides worldwide bodily injury, property damage

and clean-up cost coverage on and off sites for third party claims for unknown pollution conditions

* This is a claims made coverage form whereby the claim must be reported within the policy period or applicable retroactive date.

Underground Storage Tank Liability		$5,000	Each Incident	2/28/2003	3/31/2004	$513

* Provides underground storage tank coverage

for sudden and gradual pollution conditions.

* This is a claims made coverage form whereby the claim must be reported within the policy period or applicable retroactive date.

Business Travel Accident		Nil	First Dollar Coverage	2/28/2003	2/28/2004	$7,158		* Provides worldwide Group Travel Accident coverage for all Kraton Polymers LLC employees. * Coverage is provided only when traveling on business outside your country of permanent residence
Group Travel Accident		Nil		10/18/2001	10/18/2002			Provides travel coverage for in/oustide country
								of residence
Wharfingers Liability (Marine)		$10,000	each occurrence	2/28/2003	3/31/2004	$12,500		Provides coverage for dock in Belpre

Please note: D&O Coverage does not include XS D&O Coverage purchased by Ripplewood

Confidential	Page 2 of 2

Schedule 3.21(b) – Material Shell Claims

1.	See Item #2 on Schedule 3.9.

2.	See Item #3 on Schedule 3.9.

3.	See Item #2 on Schedule 3.11.

4.	See Item #2 on Schedule 3.13.

5.	In late 2001 and early 2002, the Company developed a plan for construction of an effluent treatment unit (Biotreater) at the Paulinia, Brazil site. The Company subsequently received a report from Shell Chemical indicating that the area designated for the Biotreater was contaminated with aromatic hydrocarbons in the soil and 1,2 Dichloroethane in the ground water. The Company determined to construct the Biotreater in another area, notified Shell of the contamination to the initial location and requested Shell to accept responsibility for any remediation. Subsequently, the Company received a report from Shell in May 2003 stating that the original report had falsely detected 1,2 Dichloroethane in the initial location. Shell acknowledged the new report and informed the Company that no remediation was necessary.

6.	Settlement and Release Agreement dated as of July 11, 2003 by and between Shell Oil Company, Shell Petroleum N.V. and KRATON Polymers LLC.

55

Schedule 3.22(a) – Exceptions to Tangible Assets

None.

56

Schedule 4.3 – Buyer Contractual Consents

None.

57

Schedule 4.4 – Buver Governmental Consents

Consents of the following Governmental Antitrust Authorities:

1.	Brazil

2.	France

3.	Germany

4.	South Korea

5.	Ukraine

6.	Japan

58

Schedule 4.5 – Litigation

None.

59

Schedule 5.1 – Exceptions to Interim Operation of the Business

1.	KRATON JSR Elastomers K.K. and Societal S.A. may incur non-recourse debt in the ordinary course of business.

2.	Establishment of a trading company in Shanghai Waigaoquiao Free Trading Zone (China) which will hold inventory, employ staff and conduct trade in local currency. The Company expects that this will require a capital investment of approximately $200,000.

3.	Medical plan provisions for U.S. employees - The medical inflation rate for health care costs in the United States has been very high, necessitating changes in premiums and coverage to avoid very high increases in health care costs to the employees and the Company, as it is a shared premium. The Company recognizes that we may have to continue to review such premiums and coverage and make additional changes should these circumstances continue.

4.	The Chemical Union of Brazil has opened negotiations with the Brazilian Chemical Companies Representatives seeking to reach an agreement regarding the Annual Statutory Salary Adjustment, minimum industry wage, minimum profit sharing, business social responsibility and contractors participation, among other issues. The main focus of the negotiations, however, is on the salary adjustment percentage. The results of this negotiation must be followed by the entire Brazilian chemicals industry, including KRATON Polymers do Brasil S.A. In the event of a deadlock in the negotiations, a court will make a final determination, which determination will be binding throughout the industry, including KRATON Polymers do Brasil S.A. Given the small number of employees of KRATON Polymers do Brasil S.A., however, the Company does not expect any wage increases to have a substantial impact.

5.	Entering into by the Company of the amendments to the isoprene agreements for Pernis and Belpre in all respects in the form of the drafts which are attached hereto.

6.	See Item # 1 on Schedule B.

7.	Payments made in accordance with the tables provided in each of Items # 1 and #2 on Schedule 3.19.

60

Schedule 5.1(e) – Capital Expenditure Projections

Month	Budget
November 2003	$2,900,000
December 2003	2,800,000
January 2004	2,000,000
February 2004	3,100,000
March 2004	3,100,000

61

Schedule 5.1(t) – Payments of Principal and Interest

Type	Scheduled Payment Date	Amount
Interest (Term Loan)	October 9, 2003	$1,745,634.80
Interest (Term Loan)	December 10, 2003	1,349,784.15
Amortization (Term Loan)	December 31, 2003	5,649,829.32
Commitment Fees (Revolver)	December 31, 2003	63,888.89
Interest (Term Loan)	January 9, 2004	1,745,634.80
Amortization (Term Loan)	March 31, 2004	5,649,829.32
Commitment Fees (Revolver)	March 31, 2004	63,888.89
Interest (Term Loan) – Estimated	April 1,2004	3,127,000.00	*
Tax Distributions detailed in Item #2 on Schedule 3.19.
Related Party payments on Schedule 3.19.

*	Reflects aggregate estimate of multiple interest payment dates following January 9, 2004 not yet scheduled.

For purposes of this Schedule 5.1(t), “Term Loan” and “Revolver” shall mean the term loan and revolving loan facilities pursuant to the Credit Agreement, dated as of February 28, 2001, among KRATON Polymers LLC (formerly named RK Polymers LLC), Ripplewood Chemical Holding LLC, the lenders party thereto and The Chase Manhattan Bank (the “Credit Agreement”).

Any prepayment required by the terms of the Term Loans for “Excess Cash Flow” under the Credit Agreement and any payment of interest on the Mezzanine Notes shall be permitted under Section 5.1(t) and shall reduce the Merger Consideration accordingly.

62

Schedule 5.3(a) – Landlord Estoppels

1. Houston Headquarters Office	See Schedule 3.8(c) for a description of the lease.

2. Westhollow Technology Center	See Schedule 3.8(c) for a description of the lease.

3. Pernis	See Schedule 3.8(c) for a description of the lease.

4. Berre (both the lease in which KRATON Polymers France is tenant and the lease in which Kravis is tenant)	See Schedule 3.8(c) for a description of the lease.

5. Louvain-La-Neuve	See Schedule 3.8(c) for a description of the lease.

6. Amsterdam – Research and Technology Center	Sec Schedule 3.8(c) for a description of the lease.

63

Schedule 5.6 – Exceptions to Continuing Benefits

1.	The Netherlands Employee Pension Plan.

2.	Benefit Plans applicable to German employees.

3.	Medical plan provisions for current and former U.S. employees.

64

Schedule 5.7 – Affiliate Arrangements Remaining After Closing

1.	Any arms-length agreements and transactions of a commercial nature in the ordinary course of business, between the Company and any equity investor in Seller (other than employees of the Company who indirectly hold equity in Seller) or any Affiliate thereof.

65

Schedule 5.9(a) – Financing Cooperation

•	Audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2001 and 2002, audited consolidated statements of operations, statements of cash flows and statements of changes in members’ equity and comprehensive income/(loss) of the predecessor Company and its Subsidiaries for the fiscal year ended December 31, 2000 and the two months ended February 28, 2001 and audited consolidated statements of operations, statements of cash flows and statements of changes in members’ equity and comprehensive income/(loss) of the Company and its Subsidiaries for the 10 months ended December 31, 2001 and the fiscal year ended December 31, 2002, which shall (i) present in all material respects the financial position and results of operations of the Company and its Subsidiaries or the predecessor company, as applicable, in accordance with generally accepted accounting principles in the United States, consistently applied, and (ii) meet the requirements of Regulation S-X for Form S-1 registration statements (as modified by any waiver of such requirements obtained from the Securities and Exchange Commission), subject to review and comment by the Securities and Exchange Commission;

•	Unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2003 and 2002 and unaudited consolidated statements of operations, statements of cash flows and statements of changes in members’ equity and comprehensive income/(loss) of the Company and its Subsidiaries for the nine-month periods ended September 30, 2003 and 2002, which shall (i) present in all material respects the financial position and results of operation of the Company and its Subsidiaries in accordance with generally accepted accounting principles in the United States, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) meet the requirements of Regulation S-X for Form S-1 registration statements (as modified by any waiver of such requirements obtained from the Securities and Exchange Commission), subject to review and comment by the Securities and Exchange Commission and (iii) have been reviewed by the independent accountants for the Company and its Subsidiaries as provided in Statement on Auditing Standards No. 71 or No. 100, as applicable;

•	Unaudited consolidated balance sheet, statements of operations, statements of cash flows and statements of changes in members’ equity and comprehensive income/(loss) of the Company and its Subsidiaries as of and for the month ended October 31, 2003, which shall present in all material respects the financial position and results of operation of the Company and its Subsidiaries in accordance with generally accepted accounting principles in the United States, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

•	All appropriate pro forma financial information that meets the requirements of Regulation S-X for Form S-1 registration statements (as modified by waiver thereof obtained from the Securities and Exchange Commission) (subject to review and comment by the Securities and Exchange Commission); and

•	All other data that the Securities and Exchange Commission would require in a registered offering of debt securities by the Company and any related guarantees by the Company’s Subsidiaries (including supplemental financial information, selected financial data (it being acknowledged that selected financial data with respect to the fiscal years prior to fiscal year 2000 may be unaudited or unavailable) and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for each of the periods referred to herein) or that would be necessary for an underwriter of such offering to receive customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with such an offering.

66

Schedule 6.1(b) – Primary Governmental Consents

Consents of the following Governmental Antitrust Authorities:

1.	France

2.	Germany

67

Schedule 6.3(e) – Closing Condition Consents

1.	See Item #1 on Schedule 3.3.

2.	See Item #2 on Schedule 3.3.

68